                                                                Exhibit (10)(a)

                AGREEMENT OF LIMITED PARTNERSHIP

                             OF

                        MAJORCO, L.P.,

                 A DELAWARE LIMITED PARTNERSHIP

                   dated as of March 28, 1995

                           among

                     SPRINT SPECTRUM, L.P.

                     TCI NETWORK SERVICES

                  COMCAST TELEPHONY SERVICES

                            and

                  COX TELEPHONY PARTNERSHIP


                        TABLE OF CONTENTS


SECTION 1.  THE PARTNERSHIP                                                   1

     1.1 Formation.........................................................   1
     1.2 Name..............................................................   1
     1.3 Purpose...........................................................   1
     1.4 Principal Executive Office........................................   2
     1.5 Term..............................................................   2
     1.6 Filings; Agent for Service of Process.............................   2
     1.7 Title to Property. ...............................................   3
     1.8 Payments of Individual Obligations................................   3
     1.9 Independent Activities............................................   3
     1.10 Definitions......................................................   3
     1.11 Additional Definitions...........................................  32
     1.12 Terms Generally..................................................  35

SECTION 2.  PARTNERS' CAPITAL CONTRIBUTIONS................................  35

     2.1 Percentage Interests; Preservation of
           Percentages of Interests Held as General
           Partners and as Limited Partners................................  35
     2.2 Partners' Original Capital Contributions..........................  36
     2.3 Additional Capital Contributions..................................  36
     2.4 Failure to Contribute Capital.....................................  47
     2.5 Other Additional Capital Contributions............................  53
     2.6 Partnership Funds.................................................  53
     2.7 Partner Loans; Other Borrowings...................................  53
     2.8 Obligations Under Contribution Agreement..........................  56
     2.9 Other Matters.....................................................  56

SECTION 3.  ALLOCATIONS....................................................  57

     3.1 Profits...........................................................  57
     3.2 Losses............................................................  58
     3.3 Special Allocations...............................................  58
     3.4 Curative Allocations..............................................  61
     3.5 Loss Limitation...................................................  61
     3.6 Other Allocation Rules............................................  62
     3.7 Tax Allocations:  Code Section 704(c).............................  62

SECTION 4.  DISTRIBUTIONS..................................................  63

     4.1 Available Cash....................................................  63
     4.2 Tax Distributions.................................................  64
     4.3 Amounts Withheld..................................................  64



SECTION 5.  MANAGEMENT.....................................................  64

     5.1 Authority of the Management Committee.............................  64
     5.2 Business Plan and Annual Budget...................................  70
     5.3 Employees.........................................................  74
     5.4 Limitation of Agency..............................................  74
     5.5 Liability of Partners, Representatives and
         Partnership Employees.............................................  75
     5.6 Indemnification...................................................  76
     5.7 Temporary Investments.............................................  77
     5.8 Deadlocks.........................................................  77
     5.9 Conversion to Corporate Form......................................  79

SECTION 6.  PARTNERSHIP OPPORTUNITIES;
                    CONFIDENTIALITY........................................  81

     6.1 Competitive Activities............................................  81
     6.2 Enforceability and Enforcement....................................  84
     6.3 General Exceptions to Section 6.1.................................  84
     6.4 Comcast Exceptions................................................  89
     6.5 Overlaps..........................................................  93
     6.6 Freedom of Action.................................................  98
     6.7 Confidentiality...................................................  98

SECTION 7.  LOCAL OPERATOR AGREEMENT....................................... 101

SECTION 8.  ROLE OF EXCLUSIVE LIMITED PARTNERS............................. 101

     8.1 Rights or Powers.................................................. 101
     8.2 Voting Rights..................................................... 102

SECTION 9.  TRANSACTIONS WITH PARTNERS;
                    OTHER AGREEMENTS....................................... 102

     9.1 Sprint Cellular................................................... 102
     9.2 Sprint Brand Licensing Agreement.................................. 103
     9.3 Joint Marketing Agreement......................................... 103
     9.4 Services Agreement................................................ 103
     9.5 Preferred Provider................................................ 104
     9.6 MFJ............................................................... 104
     9.7 Interested Party Transactions..................................... 105
     9.8 Access to Technical Information................................... 105
     9.9 Parent Undertaking................................................ 106
     9.10 Certain Additional Covenants..................................... 106
     9.11 PioneerCo Preemptive Rights...................................... 107
     9.12 Foreign Ownership................................................ 107
     9.13 Advertising Fund................................................. 109
     9.14 Provision of Services............................................ 111
     9.15 Comcast Representative........................................... 111
     9.16 Purchasing....................................................... 112



SECTION 10.  REPRESENTATIONS AND WARRANTIES................................ 112

     10.1 Representations and Warranties by Partners....................... 112
     10.2 Representation and Warranty of Sprint............................ 114

SECTION 11.  ACCOUNTING, BOOKS AND RECORDS................................. 114

     11.1 Accounting, Books and Records.................................... 114
     11.2 Reports.......................................................... 115
     11.3 Tax Returns and Information...................................... 117
     11.4 Proprietary Information.......................................... 118

SECTION 12.  ADVERSE ACT................................................... 119

     12.1 Remedies......................................................... 119
     12.2 Adverse Act Purchase............................................. 121
     12.3 Net Equity....................................................... 124
     12.4 Gross Appraised Value............................................ 125
     12.5 Extension of Time................................................ 126

SECTION 13.  DISPOSITIONS OF INTERESTS..................................... 126

     13.1 Restriction on Dispositions...................................... 126
     13.2 Permitted Transfers.............................................. 127
     13.3 Conditions to Permitted Transfers................................ 127
     13.4 Right of First Refusal........................................... 130
     13.5 Tagalong Rights.................................................. 134
     13.6 Partner Put Rights............................................... 136
     13.7 Put/Call of Preferred Interests.................................. 139
     13.8 Prohibited Dispositions.......................................... 140
     13.9 Representations Regarding Transfers.............................. 140
     13.10 Distributions and Allocations in Respect of..................... 140

SECTION 14.  CONVERSION OF INTERESTS....................................... 141

     14.1 Termination of Status as General Partner......................... 141
     14.2 Restoration of Status as General Partner......................... 142

SECTION 15.  DISSOLUTION AND WINDING UP.................................... 142

     15.1 Liquidating Events............................................... 142
     15.2 Winding Up....................................................... 143
     15.3 Compliance With Certain Requirements of
          Regulations;   Deficit Capital Accounts.......................... 144
     15.4 Deemed Distribution and Recontribution........................... 145
     15.5 Rights of Partners............................................... 145
     15.6 Notice of Dissolution............................................ 146
     15.7 Buy/Sell Arrangements............................................ 146



SECTION 16.  MISCELLANEOUS................................................. 148

     16.1 Notices.......................................................... 148
     16.2 Binding Effect................................................... 149
     16.3 Construction..................................................... 149
     16.4 Time............................................................. 149
     16.5 Table of Contents; Headings...................................... 149
     16.6 Severability..................................................... 150
     16.7 Incorporation by Reference....................................... 150
     16.8 Further Action................................................... 150
     16.9 Governing Law.................................................... 150
     16.10 Waiver of Action for Partition; No Bill For
           Partnership Accounting.......................................... 150
     16.11 Counterpart Execution........................................... 151
     16.12 Sole and Absolute Discretion.................................... 151
     16.13 Specific Performance............................................ 151
     16.14 Entire Agreement................................................ 151
     16.15 Limitation on Rights of Others.................................. 151
     16.16 Waivers; Remedies............................................... 151
     16.17 Jurisdiction; Consent to Service of Process..................... 152
     16.18 Waiver of Jury Trial............................................ 152
     16.19 No Right of Set-Off............................................. 152



                                   SCHEDULES

SCHEDULES                                                                NUMBER


Current Sprint LEC Territories........................................  1.10(a)

Excluded Businesses; Exclusive and Non-Exclusive
Services; 75 Mile Plus Calls .........................................  1.10(b)

Other CAP Businesses..................................................  1.10(c)

Sprint Cellular Service Area..........................................  1.10(d)

Initial Percentage Interests..........................................  2.1

Original Capital Contributions; Notice Addresses......................  2.2

Special Sprint Contributions..........................................  2.3(c)

Simple Majority Vote..................................................  5.1(i)

Required Majority Vote................................................  5.1(j)

Unanimous Vote........................................................  5.1(k)

Unanimous Partner Vote................................................  5.1(l)

Temporary Investments Guidelines......................................  5.7

Existing Overlap Territories..........................................  6.5(a)

Permitted Additional Sprint LEC MSAs................................... 6.5(f)



                                        EXHIBITS

EXHIBIT                                                                  NUMBER


Form of Parent Undertaking.........................................  1.10(a)

Form of Default Loan Promissory Note...............................  2.4(c)(ii)

Form of Partner Loan Promissory Note...............................  2.7

Form of Assignment and Acceptance Agreement........................  9.2(a)(i)

Form of Sprint Trademark License Agreement.........................  9.2(a)(ii)

Form of Sprint Teleport Trademark License Agreement................  9.2(b)

Key Principles of Joint Marketing Agreement........................  9.3

Key Principles of Services Agreement...............................  9.4


                   AGREEMENT OF LIMITED PARTNERSHIP
                                 OF
                            MAJORCO, L.P.,
                    A DELAWARE LIMITED PARTNERSHIP



      This AGREEMENT OF LIMITED PARTNERSHIP is entered into as of the 28th day of March, 1995, by and among Sprint Spectrum, L.P., a Delaware limited partnership ("Sprint"), TCI Network Services, a Delaware general partnership ("TCI"), Comcast Telephony Services, a Delaware general partnership ("Comcast"), and Cox Telephony Partnership, a Delaware general partnership ("Cox"), each as a General Partner and a Limited Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions:


                                   1    .  THE PARTNERSHIP

      1.1   Formation.

      The Partners hereby form the Partnership as a limited partnership pursuant to the provisions of the Act for the purposes and upon the terms and conditions set forth in this Agreement.

      1.2   Name.

      The name of the Partnership shall be MajorCo, L.P, and all business of the Partnership shall be conducted in such name or, in the discretion of the Management Committee, under any other names (but excluding a name that includes the name of a Partner unless such Partner has consented thereto).

      1.3   Purpose.

            (a) Subject to, and upon the terms and conditions of this Agreement, the purposes of the Partnership shall be to engage in the Wireless Business and the Wireline Business and in the provision of Non-Exclusive Services, either directly or through one or more Subsidiaries, and to perform such activities in the furtherance of such Wireless Business and Wireline Business and provision of Non-Exclusive Services as may be approved from time to time by the Management Committee. Without a Unanimous Partner Vote, the Partnership shall not engage in any other business, including any of the Excluded Businesses.

            (b) The Partnership shall have all the powers now or hereafter conferred by the laws of the State of Delaware on limited partnerships formed under the Act and, subject to the limitations of this Agreement, may do any and all lawful acts or things that are necessary, appropriate, incidental or convenient for the furtherance and accomplishment of the purposes of the Partnership. Without limiting the generality of the foregoing, and subject to the terms of this Agreement, the Partnership may enter into, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may be necessary or appropriate to carry out its purposes and conduct its business.

      1.4   Principal Executive Office.

      The principal executive office of the Partnership shall be located in such place as determined by the Management Committee, and the Management Committee may change the location of the principal executive office of the Partnership to any other place within or without the State of Delaware upon ten (10) Business Days prior notice to each of the Partners, provided that such principal executive office shall be located in the United States. The Management Committee may establish and maintain such additional offices and places of business of the Partnership, within or without the State of Delaware, as it deems appropriate.

      1.5   Term.

      The term of the Partnership shall commence on the date the certificate of limited partnership described in Section 17-201 of the Act (the "Certificate") is filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section 15.

      1.6   Filings; Agent for Service of Process.

            (a) Promptly following the execution of this Agreement, the General Partners shall cause the Certificate to be filed in the office of the Secretary of State of Delaware in accordance with the Act. The
Management Committee shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Delaware. The General Partners shall cause amendments to the Certificate to be filed whenever required by the Act. The Partners shall be provided with copies of each document filed or recorded as contemplated by this Section 1.6 promptly following the filing or recording thereof.

            (b) The General Partners shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

            (c) The registered agent for service of process on the Partnership shall be The Corporation Trust Company or any successor as appointed by the Management Committee in accordance with the Act. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      1.7   Title to Property.

      No Partner shall have any ownership interest in its individual name or right in any real or personal property owned, directly or indirectly, by the Partnership, and each Partner's Interest and Preferred Interest (if any) shall be personal property for all purposes. The Partnership shall hold all of its real and personal property in the name of the Partnership or its nominee and not in the name of any Partner.

      1.8   Payments of Individual Obligations.

      The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be Transferred or encumbered for, or in payment of, any individual obligation of any Partner.

      1.9   Independent Activities.

            Each Partner and any of its Affiliates shall be required to devote only such time to the affairs of the Partnership as such Partner determines in its sole discretion may be necessary to manage and operate the Partnership to the extent contemplated by this Agreement, and each such Person, except as expressly provided herein, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its discretion.

      1.10  Definitions.

      Capitalized words and phrases used in this Agreement have the following meanings:

            "Accountants" means, as of any time, such firm of nationally recognized independent certified public accountants that, as of such time, has been appointed by the Management Committee as the accountants for the Partnership.

            "Act" means the Delaware Revised Uniform Limited
Partnership Act, as set forth in Del. Code Ann. tit. 6,  17-101 to
17-1109.

            "Additional Capital Contributions" means, with respect to each Partner, the Capital Contributions made by such Partner pursuant to Sections 2.3 (except as otherwise provided in Section 2.3(a)(i)), 2.4, 2.5 and 9.11, but excluding Special Contributions, Special Sprint Contributions, and that portion of the Cox Teleport Assets contributed by Cox having an Agreed Value equal to the Excess Value, reduced in each case by the amount of any liabilities of such Partner assumed by the Partnership in connection with such Capital Contribution or any Nonrecourse Liabilities of such Partner that are secured by any property contributed by such Partner as a part of such Capital Contribution; provided, however, that no such reduction shall be made in the case of the contribution of Property pursuant to Section 2.3(a)(ii) or (iii) or the contribution of any other Property having an Agreed Value if (in the case of such other Property only) such liabilities already have been taken into account in arriving at such Agreed Value. In the event all or a portion of an Interest or Preferred Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Additional Capital Contributions of the transferor to the extent they relate to the Transferred Interest or Preferred Interest.

            "Additional Contribution Agreement" means a contribution agreement the terms of which have been approved by the Unanimous Vote of the Management Committee pursuant to which a Partner makes an Additional Capital Contribution to the Partnership pursuant to
Section 2.5.

            "Additional Contribution Notice" means a written notice given to all Partners, which shall (i) state the Additional Contribution Amount being requested of all Partners and each Partner's proportionate share thereof determined as provided in Section 2.3(b)(i) (or, in the case of a required Additional Capital Contribution in respect of a Declined Accelerated Contribution, as provided in Section 2.3(b)(iii)(B)), (ii) if applicable, state that the Additional Capital Contribution being requested is a Second Tranche Call, (iii) specify in reasonable detail the purposes for which the Additional Contribution Amount is required, (iv) identify a date (the "Contribution Date"), not more than forty-five (45) days nor less than thirty (30) days after the date of such notice, upon which the Additional Capital Contributions are to be made and (v) specify the account of the Partnership to which the contribution is to be made; provided that any Additional Contribution Notice with respect to any portion of the Auction Commitment of the Partners may require the Additional Capital Contribution to be made on a date that is less than thirty (30) days, but not less than two (2) days, after the date of such notice.

            "Additional Markets" means, as of any relevant date, those geographic areas that are reserved for eventual roll-out by NewTelco but that are not scheduled for roll-out during the period covered by the Master Roll-Out Schedule then in effect. The initial list of geographic areas to be reserved as Additional Markets shall be adopted by Unanimous Partner Vote in connection with the adoption of the Initial Business Plan. Such list may be amended from time to time by the vote of the Management Committee required at such time pursuant to Schedules 5.1(j) and 5.1(k) for the adoption of the Annual Budget and Approved Business Plan.

            "Adjusted Capital Account Deficit" means, with respect to any Exclusive Limited Partner, the deficit balance, if any, in such Exclusive Limited Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

                   (i) Credit to such Capital Account any amounts which such Exclusive Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-
2(i)(5); and

                   (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

            "Adverse Act" means, with respect to any Partner, any of the following:

                (i)   Such Partner becomes a Defaulting Partner;

               (ii) Such Partner Disposes of all or any part of its Interest or Preferred Interest except as required or permitted by this Agreement; provided, however, that no Adverse Act shall be considered to have occurred until thirty (30) days following the involuntary encumbrance of all or any part of such Interest or Preferred Interest if during such thirty (30) day period the affected Partner acts diligently to, and prior to the end of such thirty (30) day period does, remove any such encumbrance, including effecting the posting of a bond to prevent foreclosure where necessary;

              (iii) Such Partner has committed a material breach of any material covenant contained in this Agreement (other than as otherwise expressly enumerated in this definition) or a material default on any material obligation provided for in this Agreement (other than as otherwise expressly enumerated in this definition) and such breach or default continues for thirty (30) days after the date written notice thereof has been given to such Partner by any General Partner (with a copy to the Management Committee and each other Partner); provided that if such breach or default is not a failure to pay money and is of such a nature that it cannot reasonably be cured within such thirty (30) day period, but is curable and such Partner in good faith begins efforts to cure it within such thirty (30) day period and continues diligently to do so, such Partner shall have a reasonable additional period thereafter to effect the cure (which shall not exceed an additional ninety (90) days unless otherwise approved by the Management Committee by Required Majority Vote); and provided further that if, within thirty (30) days after the date written notice of such breach or default has been given to such Partner, such Partner delivers written notice (the "Contest Notice") to the Management Committee and all other Partners that it contests such notice of breach or default, such breach or default shall not constitute an Adverse Act unless and until (and assuming that such breach or default has not theretofore been cured in full and that any applicable cure period has expired) (A) the disinterested Representatives determine in good faith by Required Majority Vote that such Partner has committed such a breach or default or (B) there is a Final Determination that such Partner's actions or failures to act constituted such a breach or default; and provided further that this clause (iii) shall not apply in the event of a breach of Section 9.6 hereof, which breach shall constitute an Adverse Act (if at all) pursuant to clause (vii) below;

               (iv) The Bankruptcy of such Partner or the occurrence of any other event which would permit a trustee or receiver to acquire control of the affairs or assets of such Partner;

                (v) The occurrence of a Change in Control of such Partner without the unanimous written consent of the other General Partners;

               (vi) An IXC Transaction has occurred with respect to such Partner;

              (vii) The occurrence of any event with respect to such Partner (A) that causes such Partner or the Partnership or any of its Subsidiaries to become a BOC or (B) that causes the Partnership or any of its Subsidiaries to become a BOC Affiliated Enterprise or an entity subject to any restriction or limitation under Section II of the MFJ, provided, however, that 1(d) in the case of an event specified in clause (B) above, such event must have a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of the Partnership and its Subsidiaries and (b) no Adverse Act shall be considered to have occurred if such Partner has taken actions which have cured the event that would otherwise have constituted an Adverse Act under clause (A) or (B), as applicable, of this clause (vii) within ninety (90) days following the date written notice of the occurrence of such event has been given to such Partner by any General Partner (with a copy to the Management Committee and each other Partner); and provided further that if, within ninety (90) days after the date written notice of such occurrence has been given to such Partner, such Partner delivers a Contest Notice to the Management Committee and all other Partners that it contests such occurrence (or contests whether such occurrence constitutes an Adverse
Act under this clause (vii)), such occurrence shall not constitute an Adverse Act unless and until (and assuming that such event has not theretofore been cured in full and that the applicable cure period has expired) (A) the disinterested Representatives determine in good faith by Required Majority Vote that such occurrence constitutes an Adverse Act under this clause (vii) or (B) there is a Final Determination that such occurrence constitutes an Adverse Act under this clause (vii);

             (viii) Such Partner otherwise causes a dissolution of the Partnership in contravention of the terms of this Agreement (other than solely by reason of the Bankruptcy of such Partner); or

               (ix) In the case of any Cable Partner, such Cable Partner fails to make any payment to the Partnership required to be made by such Cable Partner pursuant to Section 11.4 of the Teleport Contribution Agreement within ten (10) days following its receipt of written notice from any other General Partner that it has failed to satisfy its obligations under such Section.

            An "Adverse Partner" is any Partner with respect to which an Adverse Act has occurred.

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) neither the Partnership nor MinorCo, nor any Person controlled by the Partnership or MinorCo (including WirelessCo and NewTelco), shall be deemed to be an Affiliate of any Partner or of any Affiliate of any Partner and
(ii) no Partner or any Affiliate thereof shall be deemed to be an Affiliate of any other Partner or any Affiliate thereof solely by virtue of the ownership by such Partner or any of its Affiliates of any equity interest in the Partnership, MinorCo, PhillieCo or OverlapCo.

            "Agreed Value" means the agreed upon value of a Capital Contribution by a Partner of the Property identified below, determined as provided below:

                (i)   with respect to the Original Capital
Contributions, the amount set forth next to such Partner's name on
Schedule 2.2;

               (ii)   with respect to the Additional Capital
Contributions by Sprint referred to in Sections 2.3(a)(iv)(A) and (B), $0 and $14,000,000, respectively;

              (iii)   with respect to the Additional Capital
Contribution by a Cable Partner of any Comcast Teleport Assets, Cox Teleport Assets or TCI Teleport Assets, as the case may be, the amount determined in accordance with Section 2.5(b) of the

Teleport Contribution Agreement, provided that the Agreed Value of any such Property shall be subject to adjustment as provided in Section 2.8;

               (iv)   with respect to the Additional Capital
Contribution by a Cable Partner of any of its Other CAP Businesses, the amount determined in accordance with the applicable Other CAP
Business Contribution Agreement; and

                (v) with respect to the License Contribution by Cox, $17,647,059.

            "Agreement" or "Partnership Agreement" means this Agreement of Limited Partnership, including all Schedules hereto, as amended from time to time.

            "Allocation Year" means (i) the period commencing on the date of this Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to Section 3.

            "Auction Commitment" of any Partner means an amount equal to the product of (i) such Partner's initial Percentage Interest as of the date of this Agreement and (ii) the aggregate maximum amount of the Additional Capital Contributions specified in the WirelessCo
Management Committee Resolution (whether or not specified in the WirelessCo Management Committee Resolution as required to be immediately available or to be secured by the Letters of Credit) to be used for (a) WirelessCo's maximum budgeted expenditure in the PCS
Auction for the payment of the purchase price for PCS Licenses awarded to it, (b) capital contributions to be paid in cash by WirelessCo to PioneerCo under the partnership agreement of PioneerCo during the Auction Period in connection with the formation of PioneerCo and the contribution of the Cox Pioneer Preference License to PioneerCo and capital contributions to be paid in cash during the Auction Period to other partnerships formed to hold pioneer preference licenses in connection with the formation of such partnerships and the payment of the purchase price for such licenses, (c) capital contributions to be paid in cash by WirelessCo during the Auction Period for investments in or with entities that are eligible to bid for PCS licenses in frequency blocks "C" and "F" in connection with the formation of such entities and the payment of the purchase price for such licenses and (d) incidental expenses relating to the foregoing; provided, that the amount specified in this clause (ii) shall be increased if and to the extent that the Management Committee by Unanimous Vote approves an increase in the aggregate amount of such Additional Capital Contributions, and shall be reduced following the PCS Auction as and to the extent contemplated by the Wireless Strategic Plan to reflect the results of the PCS Auction. In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Auction Commitment of the transferor to the extent it relates to the Transferred Interest and has not been called in full.

            "Auction Period" means the period from October 24, 1994 to the effective date of the Initial Business Plan.

            "Available Cash" means as of any date the cash of the Partnership as of such date less such portion thereof as the Management Committee determines to reserve for Partnership expenses, debt payments, capital improvements, replacements, and contingencies.

            "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due (other than any obligation of such Person to make capital contributions under this Agreement), or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property; or corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

            "BOC" means a "BOC" or one of the "Bell Operating
Companies" as defined in Section IV.C of the MFJ.

            "BOC Affiliated Enterprise" has the same meaning as the term "affiliated enterprise" as used with respect to "BOC" or "Bell Operating Companies" in Section II.D of the MFJ.

            "BTA" means a Basic Trading Area, as defined in the FCC rules to be codified at 47 C.F.R. 24.13.

            "Business Day" means a day of the year on which banks are not required or authorized to close in the State of New York.

            "Cable Affiliate" means, with respect to any Partner, any Affiliate of such Partner (other than a Cable Subsidiary) that owns a cable television system.

            "Cable Partners" means Comcast, Cox and/or TCI, as the context may require.

            "Cable Subsidiary" means, with respect to any Partner, (i) any Controlled Affiliate of such Partner that owns a cable television system and (ii) any Person that such Partner or its Controlled Affiliates has a unilateral right to cause to enter into a Local Operator Agreement with respect to cable television systems owned by such Person.

            "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 or Section 3.4, and the amount of any Partnership liabilities which are assumed by such Partner or secured by any Property distributed to such Partner as permitted by this Agreement.

               (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed or deemed to be distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 or Section 3.4, and the amount of any liabilities of such Partner assumed by the Partnership or any Nonrecourse Liabilities of such Partner that are secured by any Property contributed by such Partner to the Partnership (including Property contributed pursuant to Sections 2.3(a)(ii) and (iii)); provided that the debit for liabilities in connection with the contribution of Property pursuant to such Sections shall not exceed the amount added to the Agreed Value of such Property to derive the Gross Asset Value thereof pursuant to clause (i)(A) of the definition of such term.

              (iii) In the event all or a portion of an Interest or a Preferred Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest or Preferred Interest.

               (iv) In determining the amount of any liability for purposes of the definitions of "Additional Capital Contributions" and "Original Capital Contribution" and subparagraphs (i) and (ii) of this definition of "Capital Account," there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Management Committee determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the Management Committee may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 15 upon the dissolution and winding up of the Partnership. The Management Committee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations
Section 1.704-1(b). Any such decision or action permitted to be taken by the Management Committee under this paragraph shall require the Unanimous Vote of the Management Committee.

            "Capital Commitment" of any Partner means with respect to any Fiscal Year included in the Initial Three-Year Period, an amount equal to the excess, if any, of (i) the product of (A) such Partner's initial Percentage Interest and (B) the sum of (1) the excess of (x) the Planned Capital Amount for such Fiscal Year (including, with respect to the first Fiscal Year in the Initial Three-Year Period, the Post-Auction Requirements) over (y) the aggregate amount of Equalizing Contributions requested pursuant to Section 2.3(a)(v) to be made by the Partners in such Fiscal Year (and/or in a prior Fiscal Year included in the Initial Three-Year Period to the extent not previously applied pursuant to this clause (y) to reduce the Capital Commitments of the Partners for any prior Fiscal Year) plus (2) the Prior Years' Carryforward, over (ii) that portion of the cumulative Accelerated Contribution Amounts requested of and made by such Partner in all prior Fiscal Years that the Management Committee has determined pursuant to Section 2.3(b) shall be applied to reduce the Planned Capital Amount for such Fiscal Year. In the event all or a portion of an Interest is Transferred in accordance with this Agreement, the transferee shall succeed to the Capital Commitment of the transferor to the extent it relates to the Transferred Interest and has not been called in full.

            "Capital Contribution" means, with respect to any Partner, the amount of money and the Gross Asset Value at the time of contribution of any Property (other than money) contributed to the Partnership with respect to the Interest and Preferred Interest (if any) held by such Partner (including any contribution expressly excluded from the definition of Additional Capital Contribution). The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Partner related to the maker of the note within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

            "Carrier" has the meaning set forth in the definition of "IXC" below.

            "Certified Facilities" has the meaning ascribed to such term in Exhibit 2 to the Joint Venture Formation Agreement.

            "Certified Households Passed" means Households Passed by Certified Facilities.

            "Change in Control" means, with respect to any Partner that has a Parent other than itself, such Partner's ceasing to be a Subsidiary of its Parent other than in connection with a Permitted Transaction.

            "Chief Executive Officer" means the chief executive officer of the Partnership, including any interim chief executive officer.

            "Code" means the Internal Revenue Code of 1986.

            "Comcast Parent" means Comcast Corporation, a Pennsylvania corporation and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

            "Comcast Teleport Assets" has the meaning ascribed to such term in the Teleport Contribution Agreement.

            "Committed Serving Areas" means, with respect to any Partner, those of the Scheduled Serving Areas of such Partner that are scheduled in the Initial Master Roll-out Schedule to be certified for service prior to December 31, 1997. The Committed Serving Areas of all Partners in the aggregate shall include at least ten million (10,000,000) Households Passed.

            "Consumer Price Index" means the Consumer Price Index "All Urban Consumers: U.S. city average, all items" (1982-1984 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any equivalent successor or substitute index selected by the Management Committee and published by the Bureau of Labor Statistics or a successor or substitute governmental agency selected by the Management Committee.

            "Contest Notice" has the meaning set forth in clause
(iii) of the definition of "Adverse Act."

            "Contribution Date" has the meaning set forth in the definition of "Additional Contribution Notice."

            "Controlled Affiliate" of any Person means the Parent of such Person and each Subsidiary of such Parent. As used in Sections 6, 9.6, 9.10 and 9.12 the term "Controlled Affiliate" shall also include any Affiliate of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise. As used in Sections 2.4, 5.1(c), 12.2, 13.4, 13.5 and 13.6, the term "Controlled Affiliate" shall also include any Affiliate of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any action regarding the Partnership, whether through ownership of voting securities, contractually or otherwise.

            "Cox Parent" means Cox Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

            "Cox Pioneer Preference License" means the 30 MHz "A" block PCS license granted to Cox Parent on December 14, 1994, for the MTA encompassing Los Angeles and San Diego, California, which MTA is identified in the FCC Public Notice regarding the PCS Auction as Market No. M-2 (Report No. AUC-94-04, Auction No. 4).

            "Cox Teleport Assets" has the meaning ascribed to such term in the Teleport Contribution Agreement.

            "Current Sprint LEC Territories" means the service areas of the Incumbent Sprint LECs as of October 24, 1994, as set forth in
Schedule 1.10(a) hereto.

            "Cut-Off Time" means the earlier to occur of (i) the end of the last Fiscal Year covered by the Initial Business Plan and (ii) such time as the aggregate amount of Original Capital Contributions and Additional Capital Contributions made or requested to be made plus the remaining balance (if any) in the Excess Value Account first equals or exceeds the Total Mandatory Contributions.

            "Debt" means (i) any indebtedness for borrowed money or deferred purchase price of property whether or not evidenced by a note, bond, or other debt instrument, (ii) obligations to pay money as lessee under capital leases, (iii) obligations to pay money secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Partnership whether or not the Partnership has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement (the principal amount of such obligation shall be deemed to be the notional principal amount on which such swap is based), and (v) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii) and (iv) above, provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Partnership's business and are not delinquent or are being contested in good faith by appropriate proceedings.

            "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee; and provided, further, that, consistent with
Section 3.7, Depreciation with respect to Subsidiary Partnership Property shall not be determined with regard to the distributive share of depreciation expense directly or indirectly allocated to the Partnership by the Subsidiary Partnership, but shall be computed with respect to the initial Gross Asset Value of the Subsidiary Partnership interest contributed to the Partnership as if such Subsidiary Partnership Property (or the equivalent percentage thereof) were owned directly by the Partnership and were contributed by the Partners who contributed the Subsidiary Partnership interests.

            "Dispose" (including its correlative meanings, "Disposed of", "Disposition" and "Disposed"), with respect to any Interest or Preferred Interest means to Transfer, pledge, hypothecate or otherwise dispose of such Interest or Preferred Interest, in whole or in part, voluntarily or involuntarily, except by operation of law in connection with a merger, consolidation or other business combination of the Partnership and except that such term shall not include any pledge or hypothecation of, or granting of a security interest in, an Interest or Preferred Interest that is approved by the Management Committee in connection with any financing obtained on behalf of the Partnership.

            "Excess Value" means the excess, if any, of (i) the sum of
(A) the Agreed Value of the Cox Teleport Assets contributed pursuant to Section 2.3(a)(ii) on the First Closing Date, plus (B) the aggregate amount of the Original Capital Contribution and all other Additional Capital Contributions made by Cox prior to and on the First Closing Date, over (ii) the product of (A) 15/85ths times (B) the aggregate amount of the Original Capital Contributions and Additional Capital Contributions made by the Partners other than Cox prior to and on the First Closing Date
(including all Additional Capital Contributions made, or deemed made o n the First Closing Date after giving effect to Section 2.3(a)(v)(F), by the Partners other than Cox pursuant to Section 2.3(a)(v)).

            "Excess Value Account" means, with respect to any Preferred Interest as of any date of determination, an amount equal to the excess, if any, of (i) the portion of the Excess Value relating to such Preferred Interest over (ii) the sum of (A) the cumulative amount of such Excess Value that has been satisfied by the contribution of a portion of such Preferred Interest pursuant to Section 2.3(b)(iv), (B) the cumulative amount of distributions with respect to such Preferred Interest pursuant to Section 4.1(b) through such date and (C) the cumulative amount of consideration paid by the Partnership in exchange for a portion of such Preferred Interest pursuant to Section 13.7 that is considered to be attributable to the Excess Value Account. In the event all or a portion of a Preferred Interest is Transferred in accordance with this Agreement, the transferee shall succeed to the Excess Value Account of the transferor to the extent it relates to the Transferred Preferred Interest.

            "Excluded Businesses" has the meaning set forth in
Schedule 1.10(b) hereto.

            "Exclusive Limited Partner" means any Limited Partner that is not also a General Partner.

            "Exclusive Services" means the Wireline Exclusive Services and the Wireless Exclusive Services.

            "FCC" means the Federal Communications Commission.

            "Final Determination" means (i) a determination set forth in a binding settlement agreement between the Partnership and the Partner alleged to have committed the Adverse Act, which has been approved by a Required Majority Vote of the Management

Committee pursuant to Section 9.7 or (ii) a final judicial determination, not subject to further appeal, by a court of competent jurisdiction.

            "First Closing Date" has the meaning ascribed to such term in the Teleport Contribution Agreement.

            "Fiscal Year" means (i) the period commencing on the date of this Agreement and ending on December 31, 1995, (ii) any subsequent twelve (12) month period commencing on January 1, and ending on December 31, or (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Partners pursuant to Section 15.2. When used in connection with the Initial Business Plan or the Initial Three-Year Period, "Fiscal Year" also means the period commencing on the effective date of the Initial Business Plan and ending on December 31, 1995.

            "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

            "General Partner" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement, and (ii) has not, at any given time, ceased to be a General Partner pursuant to the terms of this Agreement. "General Partners" means all such Persons.

            "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Management Committee in accordance with Section 9.7, provided that the initial Gross Asset Value of:

                      (A) the Property contributed by the Partners pursuant to Section 2.2 or any of clauses (i) through (iv) of Section 2.3(a) shall be the sum of (1) the Agreed Value of such Property plus
(2) the amount of any liabilities of the contributing Partner assumed by the Partnership in connection with such contribution or any Nonrecourse Liabilities of such Partner that are secured by the contributed Property;

                      (B) a Sprint/TCI Loan contributed by Sprint or TCI shall be determined as provided in Section 2.3(b)(v); and

                      (C) a Preferred Interest contributed pursuant to Section 2.3(b)(iv) shall be determined as provided in Section
2.3(b)(iv).

               (ii) The Gross Asset Value of all Partnership assets shall be adjusted to equal their gross fair market value, as determined by the Management Committee, as of the following times:
(A) the acquisition of an Interest by any new Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an Interest; (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (D) the conversion of a General Partner to an Exclusive Limited Partner if, and only if, in the judgment of the Management Committee, such adjustment would either cause the Person who is being converted to an Exclusive Limited Partner to have a deficit balance in its Capital Account or increase the amount of such a deficit balance;

              (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Management Committee in accordance with
Section 9.7.

               (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code
Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation
Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" and Section 3.3(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph
(iv) to the extent that an adjustment pursuant to subparagraph (ii) hereof is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

                (v)   If Gross Asset Value is required to be
determined for the purpose of Section 12.2 or 15.7, Gross Asset Value shall be determined in the manner set forth in such Sections.

            If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            "Households" means, with respect to any area, the aggregate number of residential dwelling units (whether or not occupied) in such area, it being understood that each residential unit (whether or not occupied) in a multiple dwelling unit shall be counted as one Household.

            "Households Passed" means, with respect to any geographic area, the aggregate number of Households in such area that either (i) are capable, as of the time of such determination, of receiving CATV Service by means of an existing Customer Drop or other similar connection or (ii) could legally (assuming the owner consented to receipt of CATV Service) receive CATV Service subject only to the installation of a Customer Drop no more than two hundred (200) feet in length. For purposes of this definition, the terms "Customer Drop" and "CATV Services" will have the respective meanings ascribed to such terms in the form of Local Operator Agreement adopted prior to or in connection with the adoption of the Initial Business Plan.

            "Hypothetical Federal Income Tax Amount" means for any Fiscal Year the product of (A) the daily weighted average highest marginal federal income tax rate applicable to domestic corporations in effect for such Fiscal Year expressed as a percentage and (B) the excess, if any, of (i) the cumulative amount of taxable income and gain reported by the Partnership on its Internal Revenue Service
Forms 1065 over its life determined as of the end of such Fiscal Year, over (ii) the larger of zero (0) or the cumulative amount of taxable income and gain reported by the Partnership on its Internal Revenue Service Forms 1065 over its life determined as of the beginning of such Fiscal Year.

            "Incumbent Cable Partner Cable Systems" means those cable television systems owned by a Cable Partner or an Affiliate of a Cable Partner as of October 24, 1994 or that have been or will be acquired by a Cable Partner or an Affiliate of a Cable Partner subsequent to October 24, 1994 in a transaction that was disclosed in a press release or similar public announcement prior to October 24, 1994.

            "Incumbent Sprint LECs" means those LECs owned by an Affiliate of Sprint as of October 24, 1994.

            "Initial Markets" means, as of any relevant date, those geographic areas (as identified in the Master Roll-Out Schedule) (i) in which roll-out has occurred or (ii) that are scheduled for roll-out by NewTelco during the period covered by the Master Roll-Out Schedule then in effect.

            "Initial Master Roll-Out Schedule" means the Master
Roll-Out Schedule that is adopted by a Unanimous Partner Vote as part of the Initial Business Plan and covers the period from the effective date of the Initial Business Plan through December 31, 1999.

            "Initial Three-Year Period" means the period from the effective date of the Initial Business Plan through December 31, 1997.

            "Intermediate Subsidiary" means, with respect to any Parent of a Partner, a Subsidiary of such Parent that holds a direct or indirect equity interest in such Partner.

            "Interest" means, as to any Partner, all of the interests (other than any Preferred Interest) of such Partner in the Partnership, including any and all benefits to which the holder of an interest in the Partnership may be entitled as provided in this Agreement and under the Act, together with all obligations of such Partner to comply with the terms and provisions of this Agreement.

            "IXC" means each of AT&T Corp., MCI Communications
Corporation and British Telecommunications plc (each, a "Carrier") and each of their respective Affiliates.

            "IXC Transaction" means, with respect to any Partner, that
(i) an IXC has become the beneficial owner of an equity interest in such Partner or an equity interest in any Intermediate Subsidiary (other than a Publicly Held Intermediate Subsidiary) of the Parent of such Partner, (ii) an IXC has become the beneficial owner of securities representing fifteen percent (15%) or more of the voting power of the outstanding voting securities of the Parent of such Partner or any Publicly Held Intermediate Subsidiary of such Parent, and, if such Parent or Publicly Held Intermediate Subsidiary is subject to a State Statute or has a shareholder rights plan, such Parent or Publicly Held Intermediate Subsidiary or the board of directors or other governing body of such Parent or Publicly Held Intermediate Subsidiary has approved such beneficial ownership or otherwise has taken action to waive any applicable restrictions with respect to such ownership or the exercise by the IXC of its rights arising from such ownership under such State Statute or shareholder rights plan, (iii) an IXC has become the beneficial owner of securities representing twenty-five percent (25%) or more of the voting power of the outstanding voting securities of any such Parent or Publicly Held Intermediate Subsidiary, provided that, if such IXC is an Affiliate of a Carrier, such Affiliate has identified a Carrier as a Person controlling such Affiliate either (a) pursuant to General Instruction C to Schedule 13D, in a Schedule 13D (filed with the Securities and Exchange Commission in accordance with Section 13(d) of the Securities Exchange Act of 1934) or (b) pursuant to General Instruction C to Schedule 14D-1, in a Schedule 14D-1 (filed with the Securities and Exchange Commission in accordance with Section 14(d) of the Securities Exchange Act of 1934), (iv) any such Parent or Publicly Held Intermediate Subsidiary has sold or issued beneficial ownership in any equity interest in such Parent or Publicly Held Intermediate Subsidiary to an IXC or granted to an IXC any rights with respect to the governance of such Parent or Publicly Held Intermediate Subsidiary that are not possessed generally by the owners of outstanding equity interests in such Parent or Publicly Held Intermediate Subsidiary; or
(v) such Partner has otherwise become an Affiliate of an IXC. Solely for the purposes of this definition the terms "beneficial owner" and "beneficial ownership" shall have the same meaning as in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            "Joint Venture Formation Agreement" means the Amended and Restated Joint Venture Formation Agreement of even date herewith among each of the Parents providing for the formation of PioneerCo and certain other actions.

            "LEC" means a local exchange carrier.

            "Limited Partner" means any Person (i) who is referred to as such in the first paragraph of this Agreement or who has become a Limited Partner pursuant to the terms of this Agreement, and (ii) who, at any given time, holds an Interest or Preferred Interest. "Limited Partners" means all such Persons.

            "Local Operator" means, with respect to any relevant geographic area, a Person (including any Cable Subsidiary or Cable Affiliate) that owns a cable television system in such geographic area.

            "Local Operator Agreement" means, with respect to Cable Subsidiaries, the form of agreement to be entered into by NewTelco and Cable Subsidiaries that is adopted by a Unanimous Partner Vote prior to or in connection with the adoption of the Initial Business Plan as provided in Section 5.2(a), and with respect to all other Local Operators, an agreement between NewTelco and a Local Operator in the form approved by a Required Majority Vote of the Management Committee (together with any changes to such form that are approved by the Chief Executive Officer pursuant to authority delegated by the Management Committee), in each case setting forth the terms of the relationship between NewTelco and such Local Operator (including a Cable Subsidiary) with respect to NewTelco's use of the Local Operator Facilities of such Local Operator.

            "Local Operator Facilities" has the meaning ascribed to such term in Exhibit 2 to the Joint Venture Formation Agreement.

            "Management Committee" means the committee that will have the authority and powers set forth in Section 5.1.

            "Mandatory Contribution" of any Partner means an amount equal to the product of (i) such Partner's initial Percentage Interest times (ii) the Total Mandatory Contributions.

            "Master Roll-Out Schedule" means, as of any relevant date, the schedule included in the Approved Business Plan then in effect for the roll-out of Wireline Exclusive Services by NewTelco in the geographic areas identified in such schedule during the five-year period covered by such schedule, as such schedule may be amended from time to time by the vote of the Management Committee required at such time pursuant to Schedules 5.1(j) and 5.1(k) for the adoption of the Annual Budget and Approved Business Plan; provided that no such amendment shall affect the rights or obligations of a Local Operator under a Local Operator Agreement in effect at the time of such amendment without the consent of such Local Operator, unless otherwise provided in such Local Operator Agreement.

            "MFJ" means the Modification of Final Judgment agreed to by the American Telephone and Telegraph Company and the U.S. Department of Justice and approved by the U.S. District Court for the District of Columbia on August 24, 1982, as reported in United States
v. Western Electric Company, Inc., et al., 552 F. Supp. 131 (D.D.C.
1982), aff'd sub nom Maryland v. United States, 460 U.S. 1001 (1983) and any subsequent orders or amendments issued in connection therewith. Any reference in this Agreement to Section II of the MFJ shall also include any subsequent statute, rule, regulation, order or decree which modifies or supersedes Section II of the MFJ (or any material portion thereof) and imposes any restriction(s) substantially similar to any of the material restrictions imposed by Section II of the MFJ.

            "Minimum Ownership Requirement" means, with respect to (i) any Original Partner, as of any date, that the ratio (expressed as a percentage) of such Original Partner's Percentage Interest to the aggregate Percentage Interests of all Original Partners is at least eight percent (8%) or (ii) any Partner not an Original Partner, as of any date, that such Partner's Percentage Interest is at least eight percent (8%).

            "MinorCo" means MinorCo, L.P., the Delaware limited partnership formed simultaneously herewith by the Partners for the purpose of holding a limited partnership interest in NewTelco, WirelessCo and one or more other Subsidiaries of the Partnership.

            "MinorCo Interest" means, as to any Partner, all of the interests of such Partner in MinorCo, including any and all benefits to which the holder of an interest in MinorCo may be entitled as provided in the partnership agreement of MinorCo and under the Act, together with all obligations of such Partner to comply with the terms and provisions of the partnership agreement of MinorCo.

            "MSA" means a Metropolitan Statistical Area, as determined by the U.S. Department of Commerce.

            "MTA" means a Major Trading Area as defined in FCC rules to be codified at 47 C.F.R. 24.13.

            "NewTelco" means NewTelco, L.P., a Delaware limited partnership formed by the Partnership and MinorCo simultaneously with the execution hereof to conduct the Wireline Business of the Partnership.

            "Non-Exclusive Services" has the meaning set forth in
Schedule 1.10(b) hereto.

            "Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(b)(1) of the Regulations.

            "Nonrecourse Liability" has the meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

            "Original Capital Contribution" means, with respect to each Partner, the Capital Contribution to be made by such Partner pursuant to Section 2.2. In the event all or a portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Original Capital Contribution of the transferor to the extent it relates to the Transferred Interest.

            "Original Partners" means collectively Cox, Comcast, TCI and Sprint and any successors or transferees thereof to the extent such successors or transferees acquired their Interest in accordance with this Agreement.

            "Other CAP Businesses" means the alternative access businesses in which any of the Cable Partners or their respective Controlled Affiliates owns an interest (other than through TCG Inc., TCG Partners and their respective Affiliates), as specifically identified with respect to each Cable Partner on Schedule 1.10(c) hereto.

            "Other CAP Business Contribution Agreements" means the agreements to be negotiated in good faith and entered into among each Cable Partner, the Partnership and NewTelco, pursuant to which each such Cable Partner will contribute to the Partnership the Other CAP Businesses owned by such Cable Partner and its Controlled Affiliates.

            "Parent" menas, except as otherwise provided below with respect to a Permitted Transaction, (i) with respect to Cox (and its Controlled Affiliates), Cox Parent, (ii) with respect to Comcast (and its Controlled Affiliates), Comcast Parent, (iii) with respect to TCI (and its Controlled Affiliates), TCI Parent and (iv) with respect to Sprint (and its Controlled Affiliates), Sprint Parent. With respect to any other
Person hereafter admitted to the Partnership as a Partner, the Parent with respect to such Partner shall be the Person identified as such in a Schedule to be attached to this Agreement in connection with the admission of such Partner. In the event of a Permitted Transaction, the new Parent of the applicable Partner immediately following such Permitted Transaction will be the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust
Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act")) of such Partner (or such Partner if it is its own ultimate parent entity); provided that if such ultimate parent entity is not a Publicly Held Person then the next highest corporate entity in the ownership chain from such ultimate parent entity to and including such Partner which is a Publicly Held Person shall be deemed to be the new Parent. If there is no intermediate Publicly Held
Person, the Parent shall be
the highest entity in the ownership chain from the ultimate parent entity to and including such Partner which is not an individual. For purposes of the definition of Controlled Affiliate, the Parent of a Person that is neither a Partner nor a Controlled Affiliate of a Partner is the ultimate parent entity (as determined in accordance with the HSR Act) of such Person.

            "Parents' Undertaking" means a written instrument in substantially the form of Exhibit 1.10(a) executed simultaneously with the execution of this Agreement by each Parent of a Partner.

            "Partner Nonrecourse Debt" has the meaning set forth in
Section 1.704-2(b)(4) of the Regulations.

            "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

            "Partner Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

            "Partners" means all General Partners and all Limited
Partners.  "Partner" means any one of the Partners.

            "Partnership" means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

            "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

            "PCS" means a radio communications system authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

            "PCS Auction" means the series of simultaneous multiple round auctions for broadband PCS licenses to be conducted by the FCC under the authority of Section 309(j) of the Communications Act of 1934, 47 U.S.C. 309(j) (1993), in accordance with the rules promulgated thereunder by the FCC.

            "Percentage Interest" means, with respect to any Partner as of any relevant date, the ratio (expressed as a percentage) of the sum of such Partner's Original Capital Contribution and aggregate Additional Capital Contributions as of such date to the sum of the aggregate Original Capital Contributions and Additional Capital Contributions of all Partners as of such date. Additional Capital Contributions of Premium Dollars pursuant to Section

2.4(a)(v) shall be valued at their Premium Dollar value for purposes of calculating Percentage Interests. Such Capital Contributions will be determined after giving effect to all Capital Contributions made prior to and on the date as of which the determination of Percentage Interests is made, subject to the provisions regarding the adjustment of Percentage Interests set forth in Section 2.4(d). In the event all or any portion of an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Percentage
Interest of the transferor to the extent it relates to the Transferred
Interest.

            "Permitted Transaction" with respect to a Partner means a transaction or series of related transactions in which (i) such Partner ceases to be a Subsidiary of its Parent or such Partner Transfers its Interest to a Person that is not a Controlled Affiliate of such Partner and (ii) the new Parent of such Partner (or such Partner if it is its own Parent) or the Parent of the transferee of the Interest after giving effect to such transaction, or the last transaction in a series of related transactions, owns, directly and indirectly through its Controlled Affiliates, all or a Substantial Portion of the cable television system assets (in the case of a Cable Partner) or long distance telecommunications business assets (in the case of Sprint) owned by the Parent of such Partner, directly and indirectly through its Controlled Affiliates, immediately prior to the commencement of such transaction or series of transactions. As used herein, "Substantial Portion" means (x) in the case of a Cable Partner, cable television systems serving 75% or more of the aggregate number of basic subscribers served by cable television systems in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of such Cable Partner, directly and indirectly through its Controlled Affiliates, and (y) in the case of Sprint, long distance telecommunications business assets serving 75% or more of the aggregate number of customers served by the long distance telecommunications business in the United States of America (including its territories and possessions other than Puerto
Rico) owned by the Parent of Sprint, directly and indirectly through its Controlled Affiliates.

            "Person" means any individual, partnership, corporation, trust, or other entity.

            "PioneerCo" means the Delaware limited partnership to be formed between WirelessCo and an Affiliate of Cox to own the Cox
Pioneer Preference License and to operate a Wireless Business in connection therewith.

            "PioneerCo Partnership Agreement" means the Agreement of Limited Partnership of PioneerCo to be entered into between WirelessCo and an Affiliate of Cox.

            "Planned Capital Amount" means for any Fiscal Year during the Initial Three-Year Period the aggregate amount of Additional Capital Contributions (other than Capital Contributions of Property pursuant to Section 2.3(a)(i), (ii), (iii) or (iv)) contemplated to be required of the Partners during such Fiscal Year as set forth in the Initial Business Plan, as such amount may be revised by the Unanimous Vote of the Management Committee or reduced pursuant to Section 2.3(b)(i)(B).

            "Preferred Interest" means the interest (and any portion thereof) as a Limited Partner to be received by Cox pursuant to
Section 2.3(a)(ii) in exchange for its Capital Contribution of that portion of the Cox Teleport Assets contributed on the First Closing Date having an Agreed Value equal to the Excess Value, and with respect to which each holder thereof is entitled to the preferential and other rights specified in this Agreement until such time as the Preferred Return Account and Excess Value Account relating to the Preferred Interest held by such holder are reduced to zero, at which time such Preferred Interest will, without further action by the parties, be extinguished.

            "Preferred Return" means, with respect to each Preferred Interest as of any date of determination, a sum equal to six percent (6%) per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed in the period for which such Preferred Return is being determined, cumulative and compounded quarterly as of the end of each calendar quarter to the extent not (i) distributed with respect to such Preferred Interest pursuant to Section 4.1(a), (ii) treated as satisfied by the contribution of all or a portion of such Preferred Interest pursuant to Section 2.3(b)(iv), or (iii) considered as received in exchange for all or a portion of such Preferred Interest pursuant to Section 13.7, of the average daily balance of the Excess Value Account relating to such Preferred Interest from time to time during the period to which such Preferred Return relates, commencing on the First Closing Date.

            "Preferred Return Account" means, with respect to each Preferred Interest as of any date of determination, an amount equal to the excess, if any, of (i) the cumulative amount of Preferred Return accrued with respect to such Preferred Interest through such date minus (ii) the sum of (A) the cumulative amount of distributions made with respect to such Preferred Interest pursuant to Section 4.1(a) through such date, (B) the cumulative amount of the Preferred Return with respect to such Preferred Interest that has been satisfied through such date by the contribution of all or a portion of such Preferred Interest pursuant to Section 2.3(b)(iv) and (C) the cumulative amount of consideration paid by the Partnership through such date in exchange for all or a portion of such Preferred Interest pursuant to Section 13.7 that is considered to be attributable to such Preferred Return. In the event all or a portion of a Preferred Interest is Transferred in accordance with this Agreement, the transferee will succeed to the Preferred Return Account of the transferor to the extent it relates to the Transferred Preferred Interest.

            "Premium Call" means a Second Tranche Call that has been converted by a Simple Majority Vote of the Management Committee to a Premium Call pursuant to Section 2.4(a)(v).

            "Premium Call Contribution Date" has the meaning set forth in the definition of "Premium Call Notice."

            "Premium Call Notice" means a written notice given to all Partners, which shall state (i) the amount of the Second Tranche Call originally requested in the corresponding Additional Contribution Notice, (ii) that such Second Tranche Call has been converted to a Premium Call, (iii) the Premium Dollar amount for each dollar to be contributed in response to the Premium Call Notice, (iv) the date upon which the Premium Call contributions are to be made (the "Premium Call Contribution Date"), which date shall not be more than forty-five (45) days nor less than thirty (30) days after the date of such notice and
(v) the account of the Partnership to which such contribution is to be made.

            "Premium Dollar" means, except as otherwise provided in
Section 2.4(a)(v), each dollar contributed (whether in cash or by contribution of a Preferred Interest or the Sprint/TCI Loans) by a Partner in response to a Premium Call Notice or a Premium Call Shortfall Notice, each of which dollars will be valued for the purposes of calculating Percentage Interests at an amount equal to
(i) one dollar ($1.00) divided by (ii) the quotient of (x) the fair market value of the Partnership (which fair market value shall be reduced by the sum of the balances of the Excess Value Account and the Preferred Return Account at that time) as determined by a Simple Majority Vote of the Management Committee in connection with the giving of a Premium Call Notice divided by (y) the aggregate amount of the Original Capital Contributions, Additional Capital Contributions and Special Sprint Contributions made to the Partnership prior to the date of the Premium Call Notice.

            "Prime Rate" means the rate announced from time to time by Citibank, N.A. as its prime rate.

            "Prior Years' Carryforward", with respect to any Fiscal Year, means the amount by which the aggregate amount of Additional Capital Contributions actually requested of the Partners pursuant to
Section 2.3(b) with Contribution Dates during the Fiscal Year(s) in the Initial Three-Year Period prior to such Fiscal Year (disregarding for such purposes any Additional Capital Contribution representing an Excess Contribution Amount during such prior Fiscal Year(s) (other than an Accelerated Contribution Amount from one such prior Fiscal Year to another such prior Fiscal Year)) was less than the Planned Capital Amount during such prior Fiscal Year(s).

            "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

               (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses," shall be subtracted from such taxable income or loss;

              (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or
(iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

               (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

              (vii) Notwithstanding any other provision of this definition of "Profits" or "Losses," any items which are specially allocated pursuant to Section 3.3 or Section 3.4 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 shall be determined by applying rules analogous to those set forth in this definition of "Profits" and "Losses."

            "Property" means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

            "Publicly Held" means, with respect to any Person, that such Person has a class of equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

            "Publicly Held Intermediate Subsidiary" means, with respect to any Parent of a Partner, an Intermediate Subsidiary of such Parent that is Publicly Held.

            "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code.

            "Representative" means an individual designated by a General Partner as a member of the Management Committee.

            "Roll-out" or "roll-out" means, with respect to any particular geographic area, the commencement of the offering by NewTelco of Wireline Exclusive Services in such area following the performance by NewTelco and the applicable Local Operator of their respective obligations under the applicable Local Operator Agreement (including the purchase and installation of switches and certain other network transmission equipment and the upgrading of Local Operator Facilities) as are necessary to permit NewTelco to commence the provision of Wireline Exclusive Services in such area.

            "Scheduled Serving Areas" means, with respect to any Partner, those geographic areas served by cable television systems owned by Cable Subsidiaries of such Partner, which areas are located in the Initial Markets and scheduled in the Initial Master Roll-Out Schedule to be certified for service prior to December 31, 1999.

            "Second Tranche Call" means the first Two Billion Dollars ($2,000,000,000) of Additional Capital Contributions requested in accordance with Section 2.3(a) or 2.3(b) after the Cut-Off Time; provided that in no event may a Second Tranche Call be made after December 31, 2002.

            "Serving Area" has the meaning ascribed to such term in
Exhibit 2 to the Joint Venture Formation Agreement.

            "75 Mile Plus Calls" has the meaning set forth in Schedule 1.10(b) hereto.

            "Specifications and Standards" means the technical specifications, service quality standards, capacity requirements and other technical standards for the Wireline Business of the Partnership and its Subsidiaries as are adopted by a Unanimous Partner Vote prior to or in connection with the adoption of the Initial Business Plan as provided in Section 5.2(a), as such may be amended from time-to-time by the vote of the Management Committee required at such time pursuant to Schedules 5.1(j) and 5.1(k) for the adoption of the Annual Budget and Approved Business Plan; provided that no such amendment shall affect the rights or obligations of a Local Operator under a Local Operator Agreement in effect at the time of such amendment without the consent of such Local Operator, unless otherwise provided in such Local Operator Agreement.

            "Sprint Brand" means the trademark "Sprint" together with the related "Diamond" logo.

            "Sprint Cellular Service Area" means the areas serviced as of October 24, 1994 by the cellular operations of Controlled
Affiliates of Sprint, as listed in Schedule 1.10(d).

            "Sprint Communications" means Sprint Communications
Company, L.P., a Delaware limited partnership.

            "Sprint Parent" means Sprint Corporation, a Kansas corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

            "State Statutes" means any business combination statute, anti-takeover statute, fair price statute, control share acquisition statute or any other state statute or regulation that contains any similar prohibition, limitation, obligation, restriction or other provision adopted and in effect in the jurisdiction of organization of a Person that affects the rights of any other Person that acquires a specified percentage ownership interest in such Person without the consent or approval of the board of directors or other governing body of such other Person, and, includes (i) with respect to Cox Parent and TCI Parent, Section 203 of the Delaware General Corporation Law; (ii) with respect to Comcast Parent, Subchapters E, F and G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988; and (iii) with respect to Sprint Parent, Sections 17-12,100 and 17-1286 through 1298, et seq. of the Kansas Corporations Statute.

            "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

            "Subsidiary Partnership Property" means all property, other than interests in other Subsidiary Partnerships, held by any Subsidiary Partnership on the date on which the interests in such Subsidiary Partnership are contributed to the Partnership.

            "TCG Inc." means Teleport Communications Group Inc., a Delaware corporation.

            "TCG Partners" means TCG Partners, a New York general partnership.

            "TCI Parent" means Tele-Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business and assets.

            "TCI Teleport Assets" has the meaning ascribed to such term in the Teleport Contribution Agreement.

            "Technical Information" means all technical information, regardless of form and however transmitted and shall include, among other forms, computer software, including computer program code, and system and user documentation, drawings, illustrations, diagrams, reports, designs, specifications, formulae, know-how, procedural protocols and methods and manuals.

            "Technical Information Rights" means all intellectual property rights which protect or cover Technical Information.

            "Teleport Contribution Agreement" means that certain Contribution Agreement among Comcast, Cox, TCI, the Partnership and NewTelco entered into as of the date hereof with respect to the contribution of the Comcast Teleport Assets, Cox Teleport Assets and TCI Teleport Assets to the Partnership.

            "Total Mandatory Contributions" of the Partners means an amount equal to the sum of $4.39 billion, plus the Agreed Value of the Additional Capital Contributions of Property required to be made pursuant to clauses (i), (ii), (iii) and (iv) of Section 2.3(a), plus the Excess Value; provided that unless and until the First Closing Date occurs, the Total Mandatory Contributions of the Partners shall be $3.99 billion plus the Agreed Value of the License Contribution.

            "Transfer" means, as a noun, any sale, exchange assignment or transfer and, as a verb, to sell, exchange, assign or transfer.

            "Voluntary Bankruptcy" has the meaning set forth in the definition of "Bankruptcy".

            "Voting Percentage Interest" means, as of any date and with respect to any Partner that as of such date is entitled to designate one or more members of the Management Committee, the ratio (expressed as a percentage) of such Partner's Percentage Interest to the aggregate Percentage Interests of all Partners that are entitled to designate one or more members of the Management Committee.

            "Wireless Business" means the business of providing
Wireless Exclusive Services.

            "WirelessCo" means WirelessCo, L.P., the Delaware limited partnership formed by the Partners pursuant to that certain Agreement of Limited Partnership dated as of October 24, 1994, as amended and restated as of the date hereof to cause WirelessCo to become a Subsidiary of the Partnership.

            "WirelessCo Management Committee Resolution" means the resolution of the management committee of WirelessCo adopted by written consent on October 24, 1994 that approved (among other things) the aggregate Auction Commitment.

            "Wireless Exclusive Services" has the meaning set forth in
Schedule 1.10(b) hereto.

            "Wireless Strategic Plan" means the strategic plan adopted by the Partners prior to the date hereof for the development and operation of the Wireless Business of the Partnership, including the bidding strategy of WirelessCo in the PCS Auction.

            "Wireline Business" means the business of providing
Wireline Exclusive Services.

            "Wireline Exclusive Services" has the meaning set forth in
Schedule 1.10(b) hereto.


       1.11   Additional Definitions.

            Defined Term                                      Defined in

       "1933 Act"                                        Section 5.9(a)
       "Accelerated Contribution Amount"                 Section 2.3(b)(i)
       "Accepting Offerees"                              Section 13.4(d)
       "Additional Benchmarks"                           Section 5.2(d)
       "Additional Contribution Amount"                  Section 2.3(b)(i)
       "Additional Purchase Commitment"                  Section 13.6(c)(i)
       "Adjusted Percentage Interest"                    Section 2.4(a)(iv)
       "Affiliate Territories"                           Section 6.5(g)
       "Affiliation Agreement"                           Section 6.1(d)
       "Agents"                                          Section 6.7(a)
       "Annual Budget"                                   Section 5.2(e)
       "Applicable Federal Rate"                         Section 4.1(a)
       "Approved Business Plan"                          Section 5.2(e)
       "Attribution Cap"                                 Section 9.12(a)(v)
       "Benchmarks"                                      Section 5.2(a)
       "Bidding Partner"                                 Section 15.7(e)
       "Blocking Limited Partner"                        Section 5.1(l)(ii)
       "Brief"                                           Section 5.8(a)(ii)
       "Business Plan"                                   Section 5.2(a)
       "Buying Partner"                                  Section 13.6(c)(i)
       "Buy-Sell Price"                                  Section 12.2(a)
       "Cable Buying Partner"                            Section 13.6(c)(ii)
       "Certificate"                                     Section 1.5
       "Comcast Area"                                    Section 6.4(g)
       "Competitive Activity"                            Section 6.1(a)
       "Confidential Information"                        Section 6.7(a)
       "Contributing Partner"                            Section 2.4(a)(ii)
       "Control Notice"                                  Section 13.5(b)
       "Control Offer"                                   Section 13.5(b)
       "Control Offer Period"                            Section 13.5(b)
       "Controlling Partner"                             Section 13.5(b)
       "Covered Licensee"                                Section 9.12(a)(ii)
       "Cure Date"                                       Section 2.4(c)(iii)
       "Damages"                                         Section 12.1(a)
       "Deadlock Event"                                  Section 5.8(b)
       "Declining Partner"                               Section 2.4(a)(i)
       "Declined Accelerated Contribution"               Section 2.3(b)(iii)(B)
       "Default Budget"                                  Section 5.2(f)
       "Default Loan"                                    Section 2.4(c)(ii)
       "Default Loan Notice"                             Section 2.4(c)(ii)
       "Defaulting Partner"                              Section 2.4(c)(i)
       "Delinquent Partner"                              Section 2.4(b)
       "Designated Matters"                              Section 9.15
       "Determination Date"                              Section 5.2(a)
       "Election Notice"                                 Section 12.2(a)
       "Election Period"                                 Section 12.2(b)
       "Equalizing Contribution"                         Section 2.3(a)(v)
       "Equalizing Contribution Adjustment
          Date"                                          Section 2.3(a)(v)(F)



       "Equalizing Contribution Adjustment
          Notice"                                        Section 2.3(a)(v)(F)
       "Equalizing Contribution Date"                    Section 2.3(a)(v)
       "Equalizing Contribution Notice"                  Section 2.3(a)(v)
       "Estimated Equalizing Contribution"               Section 2.3(a)(v)(F)
       "Estimated Gross Contribution Amount"             Section 2.3(a)(v)(D)
       "Excess Contribution Amount"                      Section 2.3(b)(i)
       "Existing Overlap Territory"                      Section 6.5(a)
       "Firm Offer"                                      Section 13.4(b)
       "First Appraiser"                                 Section 12.4
       "Floating Rate"                                   Section 2.4(f)
       "Foreign Ownership Restriction"                   Section 9.12(a)(i)
       "Foreign Ownership Safe Harbor"                   Section 9.12(a)(iv)
       "Foreign Ownership Threshold"                     Section 9.12(a)(iii)
       "Free to Sell Period"                             Section 13.4(f)
       "Funding Commitment"                              Section 2.4(a)(ii)
       "General Partner Percentage Interests"            Section 2.1
       "Grace Period"                                    Section 2.4(b)
       "Gross Appraised Value"                           Section 12.4
       "Gross Contribution Amount"                       Section 2.3(a)(v)
       "Grossed-Up Contribution"                         Section 2.3(a)(v)
       "In-Territory Customers"                          Section 6.4(e)
       "In-Territory Distributors"                       Section 6.4(e)
       "Incidental Acquisition                           Section 6.5(g)
       "Initial Business Plan"                           Section 5.2(a)
       "Initial Offer"                                   Section 15.7(e)
       "Interested Person"                               Section 9.7
       "Issuance Items"                                  Section 3.3(h)
       "Lending Commitment"                              Section 2.4(c)(ii)
       "Lending Partner"                                 Section 2.4(c)(ii)
       "Letter of Credit"                                Section 2.3(b)(ii)(B)
       "License Contribution"                            Section 2.3(a)(i)
       "Liquidating Events"                              Section 15.1(a)
       "Limited Partner Percentage Interests"            Section 2.1
       "Loan Date"                                       Section 2.4(c)(ii)
       "Local Joint Ventures"                            Section 6.3(o)
       "Lock-out Period"                                 Section 6.1(c)
       "Make-up Amount"                                  Section 2.4(c)(iii)
       "Mediator"                                        Section 5.8(a)(ii)
       "MFS"                                             Section 6.4(j)
       "MFS Lease"                                       Section 6.4(j)
       "MHL"                                             Section 6.3(o)
       "Net Equity"                                      Section 12.3
       "Net Equity Notice"                               Section 12.3
       "Nextel"                                          Section 6.4(f)
       "Nextel Purchase Agreement"                       Section 6.4(f)
       "Non-Adverse Partners"                            Section 12.1(a)
       "Offer"                                           Section 6.1(c)
       "Offered Interest"                                Section 13.4
       "Offerees"                                        Section 13.4(b)
       "Offer Notice"                                    Section 13.4(b)
       "Offer Period"                                    Section 13.4(c)
       "Offer Price"                                     Section 13.4(a)
       "Offer Statement"                                 Section 15.7(b)
       "Other Pennsylvania Company"                      Section 6.4(g)



       "Ownership Restrictions"                          Section 9.12
       "Overlap Cellular Area"                           Section 9.1(b)
       "OverlapCo"                                       Section 6.5(d)
       "Partner Loan"                                    Section 2.7
       "Partnership's Businesses"                        Section 6.4(b)
       "Paying Partner"                                  Section 2.4(a)(ii)
       "Payment Default"                                 Section 2.4(c)(i)
       "Penalty Amount"                                  Section 2.4(b)
       "Permitted Transfer"                              Section 13.2
       "PhillieCo"                                       Section 6.3(e)
       "Post-Auction Requirements"                       Section 2.3(b)(i)
       "Preferred Buyout Notice"                         Section 13.7
       "Premium Call Shortfall Notice"                   Section 2.4(a)(v)
       "Premium Call Paying Partner"                     Section 2.4(a)(v)
       "Proposed Budget"                                 Section 5.2(e)
       "Proposed Business Plan"                          Section 5.2(e)
       "purchase commitment"                             Section 12.2(b)
                                                            and 13.4(d)
       "Public Offering"                                 Section 5.9(c)
       "Purchase Notice"                                 Section 12.2(b)
       "Purchase Offer"                                  Section 13.4(a)
       "Purchaser"                                       Section 13.4(a)
       "Purchasing Partner"                              Section 12.2(b)
       "Put Notice"                                      Section 13.6(b)(i)
       "Receiving Party"                                 Section 6.7(a)
       "Regulatory Allocations"                          Section 3.4
       "Related Group"                                   Section 5.1(c)
       "Representative"                                  Section 5.1(c)
       "Requested Contribution"                          Section 2.3(b)(i)
       "Requested Premium Call Contribution"             Section 2.4(a)(v)
       "Required Majority Vote"                          Section 5.1(j)
       "Restricted Area"                                 Section 9.15
       "Restricted Time"                                 Section 9.15
       "Restricted Party"                                Section 6.7(a)
       "Sale Notice"                                     Section 13.4(e)
       "Second Appraiser"                                Section 12.4
       "Section 5.1 Election Period"                     Section 5.1(l)(ii)
       "Seller"                                          Section 13.4
       "Selling Partners"                                Section 13.6(c)(i)
       "Senior Credit Agreement"                         Section 2.7
       "Shortfall"                                       Section 2.4(a)(ii)
       "Shortfall Notice"                                Section 2.4(a)(ii)
       "Simple Majority Vote                             Section 5.1(i)
       "Special Contribution"                            Section 2.4(b)
       "Special Sprint Contribution"                     Section 2.3(c)
       "Sprint Cellular Business"                        Section 9.1(b)
       "Sprint Obligation"                               Section 13.6(c)(ii)
       "Sprint/TCI Loans"                                Section 2.7(d)
       "Subsidiary Partnership"                          Section 3.7
       "Substantial Portion"                             Section 1.10
       "Tagalong Notice"                                 Section 13.5(a)
       "Tagalong Offer"                                  Section 13.5(a)
       "Tagalong Period"                                 Section 13.5(a)
       "Tagalong Purchaser"                              Section 13.5(a)



       "Tagalong Transaction"                            Section 13.5(a)
       "Tax Matters Partner"                             Section 11.3(a)
       "Teleport Trademark License"                      Section 9.2(b)
       "Third Appraiser"                                 Section 13.4
       "Third Party Provider"                            Section 9.15
       "Timely Partner"                                  Section 2.4(b)
       "Trademark License"                               Section 9.2(a)
       "Transferring Partner"                            Section 13.5(a)
       "Unanimous Partner Vote"                          Section 5.1(l)(i)
       "Unanimous Vote"                                  Section 5.1(k)
       "Unfunded Shortfall"                              Section 2.3(b)(iii)(B)
       "Unpaid Amount"                                   Section 2.4(b)
       "Unreturned Capital"                              Section 12.2(a)
       "UTLD"                                            Section 9.4

       1.12   Terms Generally.

       The definitions in Section 1.10 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


                                  2    .  PARTNERS' CAPITAL CONTRIBUTIONS

       2.1  Percentage Interests; Preservation of Percentages of Interests
            Held as General Partners and as Limited Partners.

       The initial Percentage Interest (which relates solely to Interests and not to the Preferred Interests) of each Partner as of the date of this Agreement is set forth on Schedule 2.1 and represents the sum of the "General Partner Percentage Interest" and "Limited Partner Percentage Interest" of such Partner as set forth in such Schedule 2.1. Except as expressly provided in this Agreement, or as may result from a Transfer of Interests required or permitted by this Agreement, the Percentage Interest of a Partner shall not be subject to increase or decrease without such Partner's prior consent.
For purposes of this Agreement, each Partner is treated as though it holds a single Interest, even though such Partner (unless and until it becomes an Exclusive Limited Partner) holds ninety-nine percent
(99.0%) of its Interest as a General Partner and one percent (1.0%) of its Interest as a Limited Partner. Each Partner, unless and until it becomes an Exclusive Limited Partner, will hold ninety-nine percent (99.0%) of its Interest as a General Partner and one percent
(1.0%) of its Interest as a Limited Partner and the amount of any Capital Contributions made by a Partner pursuant to Section 2 and any allocations and distributions to a Partner pursuant to Section 3 or
Section 4 shall, except as otherwise provided therein, be allocated ninety-nine percent (99.0%) to the Interest held by the Partner as a General Partner and one percent (1.0%) to the Interest held by the Partner as a Limited Partner. In the event that a Partner Transfers all or any portion of its Interest pursuant to this Agreement, ninety-nine percent (99.0%) of the aggregate Interest so acquired by any Person shall be treated as attributable to the Interest held by the transferring Partner as a General Partner and one percent (1.0%) of the aggregate Interest so acquired shall be treated as attributable to the Interest held by the transferring Partner as a Limited Partner. In the event that the Interest of a Partner is otherwise increased or decreased pursuant to this Agreement, the amount of the increase or decrease, as the case may be, shall be allocated ninety-nine percent (99.0%) to the Interest held by such Partner as a General Partner and one percent (1.0%) to the Interest held by such Partner as a Limited Partner.

       2.2    Partners' Original Capital Contributions.

       Simultaneously with the execution and delivery of this Agreement, the Partners shall make their respective Original Capital
Contributions by each contributing to the Partnership that portion of their respective interests in WirelessCo equal to a fraction
(expressed as a percentage), the numerator of which is the remainder of (A) the total contributions made by such Partner to WirelessCo minus (B) such Partner's initial Percentage Interest times $5 million, and the denominator of which is the total contributions made by such Partner to WirelessCo. The name, address and Agreed Value of the Original Capital Contribution of each of the Partners are set forth on Schedule 2.2.

       2.3    Additional Capital Contributions.

            (a)    Additional Capital Contributions of Property; Equalizing
Contributions.  The Partners shall make the Additional Capital
Contributions of Property set forth in clauses (i) through (iv) of this Section 2.3(a) and the Equalizing Contributions required by clause (v) of this Section 2.3(a).


                   (i) Contribution of Certain Property by Cox. Cox shall contribute to the Partnership an undivided fractional interest in the Cox
Pioneer Preference License and certain associated assets (the "License
Contribution"), which the Partnership in turn shall contribute through its Subsidiaries to the capital of PioneerCo. Such contribution shall be made concurrently with the contribution by Cox Communications
Pioneer, Inc. to PioneerCo of the remaining undivided fractional interest in the Cox Pioneer Preference License and such associated assets, which shall be made at the date and time provided in, and in accordance with, the PioneerCo Partnership Agreement. For purposes hereof, such contributions to the Partnership and then to PioneerCo may be effected through the direct conveyance by Cox Parent of the Cox
Pioneer Preference License to PioneerCo.  The Agreed Value of the
License Contribution shall be credited against the next Additional
Capital Contribution to be made in cash by Cox under this Agreement to the same extent as if Cox had contributed cash in the amount of such Agreed Value, and until so credited the License Contribution shall not constitute an Additional Capital Contribution for purposes of this Agreement.

                   (ii) Contribution of Teleport Assets. Subject to the terms and conditions of the Teleport Contribution Agreement, Comcast, Cox and TCI shall contribute the Comcast Teleport Assets, Cox Teleport Assets and TCI Teleport Assets, respectively, to the Partnership, which Assets the Partnership in turn shall contribute to the capital of NewTelco. For purposes hereof, such contributions to the Partnership and then to NewTelco may be effected through the direct conveyance by Comcast, Cox and TCI of the Comcast Teleport Assets, Cox Teleport
Assets and TCI Teleport Assets, respectively, to NewTelco. If the contribution of the Cox Teleport Assets on the First Closing Date (or such portion thereof that is contributed on such date) gives rise to any Excess Value, Cox will receive a Preferred Interest in exchange for such Excess Value. Excess Value, if any, shall be finally determined as of the First Closing Date in accordance with
Section 2.3(a)(v)(F) without regard to any Additional Capital
Contributions pursuant to this Section 2.3(a)(ii) that are made subsequent to the First Closing Date and any adjustments to Agreed
Value or any amounts that subsequently are contributed pursuant to
Section 2.8(a). For purposes of this Agreement, that portion of the Cox Teleport Assets contributed by Cox on the First Closing Date having an Agreed Value equal to the Excess Value shall not be treated as an Additional Capital Contribution by Cox.

                   (iii)       Contribution of Other CAP Businesses.  Each
Cable Partner holding an interest in an Other CAP Business (directly or through a Controlled Affiliate) and the Partnership shall negotiate in good faith the price (which the Partners intend to be fair market value) and other terms pursuant to which such Other CAP Business shall be contributed to NewTelco. If such Cable Partner and the Partnership are unable to agree upon the price at which such Other CAP Business shall be contributed to NewTelco, such price shall be equal to the product of (A) such


Cable Partner's ownership interest (expressed as a percentage) in such Other
CAP Business times (b) the "Gross Appraised Value" of such Other CAP
Business determined as provided in Section 12.4 as if all references therein to the Partnership were deemed references to such Other CAP Business. In such event, the Cable Partner holding an interest in such Other CAP Business shall appoint the First Appraiser and the Representatives of the other
Partners shall appoint the Second Appraiser by Required Majority Vote pursuant to Section 9.7. The Other CAP Business Contribution
Agreements relating to the Other CAP Businesses owned by Cox and its Controlled Affiliates shall provide that, until such time as NewTelco has commenced providing Wireline Exclusive Services in the geographic area serviced by any such Other CAP Business, Cox and its Controlled
Affiliates will continue to manage the business of such Other CAP
Business in exchange for a management fee and other payments to be mutually agreed upon by Cox and the Partnership. Subject to the execution of an Other CAP Business Contribution Agreement and upon the terms and conditions set forth therein, each Cable Partner shall contribute to NewTelco the Other CAP Businesses owned by such Cable
Partner and its Controlled Affiliates.

                   (iv)   Contribution of Certain Property by Sprint.

                      (A)  Trademark License.  Simultaneously with
the execution and delivery of this Agreement, Sprint shall contribute to the Partnership certain property associated with the Trademark
License.

                      (B)  Teleport Trademark License.  On the First
Closing Date, Sprint shall contribute to the Partnership certain additional property associated with the Teleport Trademark License.

                   (v)    Equalizing Contributions.

                      (A)    Equalizing Contribution Notice.  At least five (5)
Business Days prior to the closing date for a contribution of Property pursuant to Section 2.3(a)(ii) or (iii) (the "Equalizing Contribution Date"), the Chief Executive Officer shall give written notice (an "Equalizing
Contribution Notice") to each Partner, which notice shall (I) set forth the Equalizing Contribution Date, (II) set forth the Estimated
Gross Contribution Amount of the Additional Capital Contributions to be made on the Equalizing Contribution Date determined as provided below and each Partner's proportionate share thereof determined as provided in this Section 2.3(a)(v), (III) state with respect to each Partner, as applicable, the portion of the Additional Capital
Contribution to be made by such Partner with respect to such Equalizing Contribution Date in Property pursuant to clause (ii),
(iii) or (iv) of this Section 2.3(a) and the portion to be made in cash or other Property determined as provided in this clause (v) of
Section 2.3(a), and (IV) specify the account of the Partnership to which any Equalizing Contributions in cash are to be made.


                      (B) Form of Equalizing Contributions. With respect to each Equalizing Contribution Date, each Partner shall be obligated to make an Additional Capital Contribution in an amount equal to the product of the initial Percentage Interest of such Partner as set forth in
Schedule 2.1 times the Gross Contribution Amount for such Equalizing
Contribution Date, which contribution shall be made (I) if such Partner was scheduled to contribute Property pursuant to clauses (ii) or (iii) of this Section 2.3(a) on such Equalizing Contribution Date, through the contribution of such Property to the extent of the Agreed
Value thereof (which, in the case of Cox, shall not include the Excess
Value), (II) in the case of Sprint, if such Equalizing Contribution
Date is the First Closing Date, through the contribution of the Property referred to in Section 2.3(a)(iv)(B) to the extent of the Agreed Value thereof, and (III) otherwise through the contribution of cash, the crediting of the License Contribution as contemplated by the last sentence of Section 2.3(a)(i) or the contribution of the Preferred Interest or Sprint/TCI Loans, as permitted or required by Sections 2.3(b)(iv) and (v), respectively (the amounts contributed pursuant to this clause (III), as adjusted in the manner provided in
Section 2.3(a)(v)(F), being referred to as the "Equalizing
Contributions"). Any Partner that fails to make all or any part of the Equalizing Contribution so requested of it in accordance with
Section 2.3(a)(v)(F) shall be deemed a Delinquent Partner and, if applicable, a Defaulting Partner under Section 2.4(b) and 2.4(c) and otherwise under this Agreement.

                      (C)    Gross Contribution Amount.  The "Gross
Contribution Amount" shall be:

                           (I)  with respect to the Equalizing
Contribution Date that is the First Closing Date, the greater of the Grossed-Up Contribution of TCI for such Equalizing Contribution Date or the Grossed-Up Contribution of Comcast for such Equalizing
Contribution Date; and

                           (II) with respect to any other Equalizing
Contribution Date, the greatest of the Grossed-Up Contribution of TCI for such Equalizing Contribution Date, the Grossed-Up Contribution of
Comcast for such Equalizing Contribution Date, or the Grossed-Up
Contribution of Cox for such Equalizing Contribution Date.

                      (D)    Estimated Gross Contribution Amount.  The
"Estimated Gross Contribution Amount" with respect to any Equalizing
Contribution Date shall be equal to an estimate of the Gross Contribution
Amount for such Equalizing Contribution Date determined by substituting for the Agreed Value of any Property to be contributed by any Partner on such Equalizing Contribution Date pursuant to Section 2.3(a)(ii) or (iii) the estimate of the Agreed Value of such Property set forth in the notice delivered to the


Partnership pursuant to Section 2.6 of the Teleport Contribution Agreement or any comparable provision of an Other CAP Business Contribution Agreement.

                      (E)    Grossed-Up Contribution.  The "Grossed-Up
Contribution" of any Partner for any Equalizing Contribution Date shall equal the Agreed Value of all Property scheduled to be contributed by such Partner on such Equalizing Contribution Date pursuant to clauses (ii) and (iii) of this Section 2.3(a) divided by the initial Percentage Interest of such Partner as set forth in Schedule 2.1.

                      (F)    Contribution of Equalizing Contribution Amount.
On the Equalizing Contribution Date, each Partner shall contribute cash or other Property to the Partnership equal to the amount of the Equalizing Contribution that such Partner would be required to make in accordance with clause (III) of Section 2.3(a)(v)(B) if the Gross
Contribution Amount for such Equalizing Contribution Date were equal to the Estimated Gross Contribution Amount (the "Estimated Equalizing
Contribution"). As soon as the Agreed Values of all Property contributed on an Equalizing Contribution Date pursuant to clauses
(ii) and (iii) of this Section 2.3(a) are fully determined pursuant to
Section 2.6 of the Teleport Contribution Agreement or any comparable provision of an Other CAP Business Contribution Agreement, the Chief
Executive Officer promptly shall cause the Gross Contribution Amount to be calculated using such Agreed Values and shall determine the amount of Additional Capital Contributions to be made by the Partners with respect to such Equalizing Contribution Date pursuant to clause
(III) of Section 2.3(a)(v)(B). Within ten (10) Business Days following the date that such Agreed Values are finally determined, the Chief Executive Officer shall give written notice (an "Equalizing
Contribution Adjustment Notice") to each Partner, which notice shall
(I) set forth the date on which the Additional Capital Contributions, cash reimbursements to the Partners or adjustment to Excess Value necessary to give effect to the Gross Contribution Amount shall be made pursuant to this Section 2.3(a)(v)(F) (the "Equalizing
Contribution Adjustment Date") and (II) set forth the Gross
Contribution Amount and each Partner's proportionate share thereof determined as provided in this Section 2.3(a)(v). On the Equalizing
Contribution Adjustment Date, (x) with respect to any Partner whose Estimated Equalizing Contribution exceeds its Equalizing Contribution, the Partnership shall make a cash reimbursement to such Partner in an amount equal to such excess, (y) with respect to any Partner whose Equalizing Contribution exceeds its Estimated Equalizing
Contribution, such Partner shall make an Additional Capital Contribution
(in cash or other Property as permitted with respect to an Equalizing
Contribution Date pursuant to Section 2.3(a)(v)(B)) in an amount equal to such excess, and (z) with respect to Cox, the Excess Value shall be finally determined taking into account any difference between the Gross Contribution Amount and the Estimated Gross Contribution
Amount.  Any Additional Capital Contributions,


cash reimbursements to Partners, or adjustments to the Excess Value made pursuant to this Section 2.3(a)(v)(F) shall be deemed to have occurred as of the Equalizing Contribution Date.

            (b)    Additional Capital Contributions of Cash and Preferred
Interests.

                   (i) Additional Cash Contributions Generally. In addition to the authority to request Equalizing Contributions pursuant to Section
2.3(a)(v), but subject to the limitations of this Agreement, the Management Committee (or the Chief Executive Officer pursuant to (x) the express provisions of Section 2.3(b)(ii)(C), (y) the authority to be granted in each Annual Budget to make requests for Additional
Capital Contributions in the amounts, during the periods and subject to the limitations set forth therein, and (z) such authority as may be delegated to the Chief Executive Officer from time to time by the Management Committee (which delegation may occur only by a vote of the members of the Management Committee required to take the action so delegated)) may in accordance with the following procedures request the Partners to make Additional Capital Contributions to the Partnership in cash from time to time to fund (i) in the case of Additional Capital Contributions requested during the Auction Period, the expenditures described in the definition of Auction Commitment in
Section 1.10 and the cash needs of the Partnership for operating expenses as determined by the Required Majority Vote of the Management
Committee (subject to the limitation set forth in clause (A) of this Section 2.3(b)(i)) and (ii) in the case of Additional Capital
Contributions requested following the Auction Period, the cash needs of the Partnership in conformity with the Annual Budget then in effect, as it may be modified from time to time in accordance with this Agreement; provided that the Planned Capital Amount reflected in the Annual Budget for the first Fiscal Year of the Initial Three-Year
Period shall include that portion of the Auction Commitment that has not been contributed to the Partnership as of the end of the Auction
Period and that the Management Committee determines will be required during such first Fiscal Year for the purposes specified in the definition of Auction Commitment (the "Post-Auction Requirements").
The aggregate amount of the Additional Capital Contributions requested pursuant to this Section 2.3(b) to be made as of any Contribution Date
(the "Additional Contribution Amount") shall be set forth in an Additional Contribution Notice given to each Partner, shall not exceed the amount reasonably anticipated by the Management Committee to be required to fund the cash needs of the Partnership for the ensuing six
(6) months or such shorter period as may be determined by the Management Committee, and

                      (A)    during the Auction Period, the Additional
Contribution Amount, when added to the aggregate amount of the Original Capital Contributions of the Partners and the Additional
Contribution Amounts stated in all prior Additional Contribution
Notices, shall not exceed the cumulative amount of Additional
Capital Contributions contemplated to be required of the Partners pursuant to the WirelessCo Management Committee Resolution, unless otherwise approved by the Unanimous Vote of the Management Committee, and

                      (B)    during each Fiscal Year commencing with the first
Fiscal Year in the Initial Three-Year Period, the Additional Contribution
Amount, when added to the Additional Contribution Amounts stated in all prior Additional Contribution Notices with Contribution Dates in the then-current Fiscal Year, (x) shall not exceed the cumulative amount of Additional Capital Contributions contemplated to be required of the Partners during such Fiscal Year as set forth in the Annual Budget for such Fiscal Year (including, with respect to the first Fiscal Year in the Initial Three-Year Period, any Post-Auction Requirements) unless otherwise approved by the Required Majority Vote of the Management
Committee and (y) if such Fiscal Year falls within the Initial
Three-Year Period, also shall not exceed, unless otherwise approved by the Unanimous Vote of the Management Committee, the sum of (A) the product of (1) 150% times (2) the Planned Capital Amount for such Fiscal Year minus (for the first Fiscal Year of the Initial Three-Year
Period) any Post-Auction Requirements; provided, that the amount determined in accordance with this clause (2) will be decreased by any portion thereof the payment of which the Management Committee has previously determined as provided below to accelerate into any prior
Fiscal Year, (B) 100% of the Prior Years' Carryforward and (C) for the first Fiscal Year of the Initial Three-Year Period, any Post-Auction
Requirements; provided, that for the last Fiscal Year of the Initial
Three-Year Period Additional Contribution Notices for Additional
Capital Contributions in excess of the maximum amount established by clause (y) above may be approved by a Required Majority Vote of the Management Committee to the extent that the aggregate amount of the Original Capital Contributions and Additional Capital Contributions made or requested to be made by the Partners prior to the Contribution
Date set forth in any such Additional Contribution Notice do not exceed the Total Mandatory Contributions.

            To the extent that the cumulative Additional Contribution
Amounts stated in Additional Contribution Notices pursuant to this
Section 2.3(b) with Contribution Dates in any given Fiscal Year within the Initial Three-Year Period exceed the sum of the Planned
Capital Amount for such Fiscal Year plus the Prior Years'
Carryforward (minus any portion of such Planned Capital Amount that was accelerated to a prior Fiscal Year), such excess shall constitute an "Excess Contribution Amount" and, if determined by a Required Majority Vote of the Management Committee, an
"Accelerated Contribution Amount".  The amount of any Excess
Contribution Amount that the Management Committee may designate as an Accelerated Contribution Amount pursuant to the preceding sentence shall not exceed the sum of the Planned Capital Amounts for each Fiscal Year in the Initial Three-Year Period after the Fiscal
Year in which the Contribution Date stated in the Additional Contribution
Notice for such Excess Contribution Amount


occurs (after giving effect to any reduction to such Planned Capital
Amounts pursuant to the following sentence with respect to any prior
Excess Contribution Amount). The Accelerated Contribution Amount in any Fiscal Year will be applied to reduce the Planned Capital Amount set forth in the Initial Business Plan for subsequent Fiscal Years in the Initial
Three-Year Period in such order of priority as the Management Committee may determine in connection with its determination that an Excess
Contribution Amount shall constitute an Accelerated Contribution Amount.

            The amount of the Additional Capital Contribution requested of any Partner pursuant to this Section 2.3(b) in an Additional Contribution Notice (the "Requested Contribution") shall be equal to (i) with respect to Requested Contributions with Contribution Dates during the Auction Period or during any Fiscal
Year in the Initial Three-Year Period, that amount which represents the same percentage of the Additional Contribution Amount specified in such Additional Contribution Notice as such Partner's initial
Percentage Interest and (ii) with respect to Requested Contributions with Contribution Dates during any Fiscal Year after the end of the Initial Three-Year Period, that amount which represents the same percentage of the Additional Contribution Amount specified in such Additional Contribution Notice as such Partner's Percentage Interest as of the date of such Additional Contribution Notice; provided that if the aggregate amount of the Original Capital Contributions and Additional Capital Contributions made or requested to be made
(including pursuant to Section 2.3(a)) prior to the end of the Initial Three-Year Period is less than the Total Mandatory
Contributions, then the Requested Contributions of each Partner shall continue to be the same percentage of the Additional Contribution
Amounts as such Partner's initial Percentage Interest until the Cut-Off Time.

                   (ii)   Mandatory Additional Capital Contributions During the
Auction Period.

                      (A) A Partner may not decline to make any of its Requested Contributions with Contribution Dates in the Auction Period.

                      (B) Prior to the date hereof, each Partner or a Controlled Affiliate thereof provided WirelessCo with irrevocable letters of credit (collectively, "Letter of Credit") in the amount of a specified portion of the Auction Commitment, which may be drawn by the Chief Executive Officer on behalf of the Partnership to fund such Partner's Auction Commitment solely in accordance with Section 2.3(b)(ii)(C). Within two (2) Business Days after a Partner makes a Requested Contribution in accordance with Section
2.3(b)(ii)(C), the Chief Executive Officer shall notify the issuing bank or banks of such Partner's Letter of Credit of the payment of the Requested
Contribution and shall instruct such bank or banks to reduce the amount of the Letter of Credit by an amount equal to the Requested Contribution made by such Partner. In addition, the Chief Executive Officer shall, as directed by the Management Committee, instruct the issuing bank or banks of each Partner's Letter of Credit to reduce the amount thereof as may be appropriate to reflect the results of the PCS Auction. If the Auction
Commitment has not been fully contributed prior to August 31, 1995
(the Original Capital Contributions constituting contributions of the Auction
Commitment for purposes of this Agreement), each Partner shall by September
15, 1995, extend the term of its Letter of Credit in the amount of such Partner's Auction Commitment (as reduced pursuant to the second and third sentences of this paragraph) until December 31, 1995, unless otherwise determined by a Required Majority Vote of the Management Committee.

                      (C) To the extent necessary to satisfy on a timely basis in accordance with the FCC's rules all (1) obligations of WirelessCo with respect to the payment of the purchase price for PCS licenses for frequency blocks "A" and "B" awarded to it in the PCS Auction or
(2) obligations of WirelessCo to make capital contributions under the PioneerCo Partnership Agreement during the Auction Period in connection with the formation of PioneerCo and the contribution of the Cox Pioneer Preference License to PioneerCo and obligations of
WirelessCo pursuant to partnership agreements or related agreements to make capital contributions to other entities that are awarded pioneer preference licenses in connection with the formation of such entities and the payment of the purchase price for such licenses, in either case as contemplated by and in accordance with the Wireless Strategic
Plan, the Chief Executive Officer is expressly authorized, without any requirement of action by the Management Committee, to give an Additional Contribution Notice to the Partners with respect to the Additional Capital Contributions required to be made by the Partnership to WirelessCo to enable WirelessCo to fund such payment obligations and commitments subject, however, to the limitations of
Section 2.3(b)(i).  If any Partner (i) fails to make its Requested
Contribution as set forth in such Additional Contribution Notice or
(ii) gives written authorization to the Chief Executive Officer to draw on its Letter of Credit in connection with such Additional
Contribution Notice and the applicable Letter of Credit permits a draw to be made in such circumstances, in either case on or before the Contribution Date, the Chief Executive Officer is expressly authorized to draw on such Partner's Letter of Credit to the extent of such failure or written authorization.

                   (iii) Mandatory Additional Capital Contributions After the Auction Period.

                      (A)   No Partner may decline to make any of its Requested
Contributions with Contribution Dates after the Auction Period unless, and then only to the extent that, (1) with respect to Requested Contributions with Contribution Dates during any Fiscal Year in the Initial Three-Year
Period, the amount of the Requested Contribution of such Partner, when added to the cumulative amount of all Requested Contributions theretofore requested of and made by such Partner during the same Fiscal Year, would exceed the sum of (x) such Partner's Capital Commitment with respect to such Fiscal Year and (y) the product of such Partner's initial Percentage Interest times any Excess Contribution Amount for such Fiscal Year if and to the extent that such Partner's Representative(s) voted for approval of the Annual
Budget pursuant to which the Excess Contribution Amount is being requested or voted in favor of requesting (or delegating to the Chief
Executive Officer the authority to request) such Excess Contribution
Amount, and (2) with respect to Requested Contributions with Contribution Dates during any Fiscal Year after the Initial Three-Year
Period, none of such Partner's Representative(s) voted for approval of the Annual Budget that provides for the Additional Contribution Amount being requested and none of such Partner's Representatives voted in favor of requesting (or delegating to the Chief Executive Officer the authority to request) such Additional Contribution Amount or such Partner was an Exclusive Limited Partner at the time of such vote.
Notwithstanding the preceding sentence, a Partner will not be entitled to decline to make any Requested Contribution with a Contribution Date during the last Fiscal Year of the Initial Three-Year Period or in any Fiscal Year thereafter covered by the Initial Business Plan except to the extent such Requested Contribution, when added to the aggregate amount of Original Capital Contributions and Additional Capital
Contributions made or requested to be made by such Partner prior to the Contribution Date of such Requested Contribution, exceeds such Partner's Mandatory Contribution.

                      (B) Subject to Section 2.3(b)(iii)(A), if a Partner was a Declining Partner with respect to an Accelerated Contribution Amount with a Contribution Date during a Fiscal Year in the Initial Three-Year
Period (with respect to any such Partner, its "Declined Accelerated
Contribution"), then, to the extent that there is a Shortfall in connection with a Requested Contribution with a Contribution Date during a subsequent Fiscal Year in the Initial Three-Year Period that is not fully allocated to one or more Contributing Partners pursuant to Section 2.4(a) (an "Unfunded Shortfall"), such Partner shall be required to make an Additional Capital Contribution to the Partnership up to an amount equal to such Partner's initial Percentage Interest of the portion of the Planned Capital Amount set forth in the Initial
Business Plan for such subsequent Fiscal Year that was accelerated to a prior Fiscal Year (but only to the extent of such Declined
Accelerated Contribution and, if there is more than one such Partner, pro rata in proportion to the aggregate amounts of the previously unfunded Declined Accelerated Contributions of each such Partner).
Any such required Additional Capital Contribution shall be contributed by such Partner within ten (10) days of notice to such Partner by the Chief Executive Officer that there exists an Unfunded Shortfall with respect to which such Partner is required to make an Additional
Capital Contribution pursuant to the preceding sentence, which notice shall set forth the amount of the Additional Capital Contribution required of such Partner and the applicable Contribution Date and shall otherwise constitute an Additional
Contribution Notice for purposes of this Agreement.

                   (iv) Contribution of Preferred Interest. Cox may elect to satisfy any request for Additional Capital Contributions pursuant to an Additional Contribution Notice or Equalizing Contribution Notice by contributing all or a portion of the Preferred Interest to the Partnership. The Management Committee also may require Cox to make the election provided for in the preceding sentence by stating in the Additional Contribution Notice or Equalizing Contribution Notice given to Cox that its Requested Contribution or Equalizing Contribution shall be satisfied, in whole or in part, as the case may be, by the contribution of all or a portion of the Preferred Interest to the Partnership; provided that the Management Committee may not require
Cox to make such election until the License Contribution has been credited in its entirety pursuant to the last sentence of Section
2.3(a)(i) against Additional Capital Contributions to be made by Cox.
Any contribution of all or any portion of the Preferred Interest made pursuant to this Section 2.3(b)(iv) shall constitute an Additional
Capital Contribution. The value of the Preferred Interest as of any relevant date for purposes of this Agreement shall be equal to the sum of the then outstanding balance of (A) the Preferred Return Account and (B) the Excess Value Account; provided that the value of any portion of a Preferred Interest shall be increased as provided in
Section 2.4(a)(v) for purposes of calculating Percentage Interests to the extent such portion of the Preferred Interest is treated as a contribution of Premium Dollars. If less than the full value of the Preferred Interest is being contributed as of any date, then the amount contributed shall be applied, first, to reduce the then outstanding balance of the Preferred Return Account until such Account equals zero and, next, to reduce the then outstanding balance of the Excess Value Account.

                   (v)    Contribution of Sprint/TCI Loans.  On the First
Closing Date, and on each Contribution Date and Equalizing Contribution Date after (i) the First Closing Date or (ii) the termination of the Teleport
Contribution Agreement, Sprint and TCI each shall be required to contribute to the Partnership Sprint/TCI Loans having a value equal to the lesser of (A) the amount of the Equalizing Contribution or Requested Contribution required to be made by Sprint or TCI, respectively, on such date and (B) the total value of the Sprint/TCI
Loans then held by Sprint or TCI, respectively. Any contribution of all or a portion of the Sprint/TCI Loans made pursuant to this Section
2.3(b)(v) shall constitute an Additional Capital Contribution in an amount equal to the value of the Sprint/TCI Loans so contributed. The value of a Sprint/TCI Loan as of any relevant date for purposes of this Agreement shall be equal to the principal balance thereof and the accrued and unpaid interest thereon as of such date; provided that the value of any portion of a Sprint/TCI Loan shall be increased as provided in Section 2.4(a)(v) for purposes of calculating Percentage


Interests to the extent that such portion of a Sprint/TCI Loan is treated as a contribution of Premium Dollars. If less than the full value of a Sprint/TCI Loan is being contributed as of any date, then the amount contributed shall be applied first to reduce the accrued and unpaid interest on such Sprint/TCI Loan and then to reduce the principal balance thereof.

            (c)    Special Sprint Contribution.  Sprint shall make a Capital
Contribution of cash to the Partnership (each a "Special Sprint
Contribution") on the last Business Day of each month (which shall constitute the Contribution Date for the Special Sprint Contribution) in an amount and in the manner provided in Schedule 2.3(c) hereto.
Sprint will be deemed a Delinquent Partner and (if applicable) a Defaulting Partner under Sections 2.4(b) and 2.4(c) and otherwise under this Agreement if it fails to make any Special Sprint
Contribution within the time period described or in the manner contemplated in Schedule 2.3(c). The amount of the Special Sprint
Contribution shall be in addition to (and shall not be applied against or reduce) Sprint's Capital Commitment, Mandatory Contribution or any of the other obligations of Sprint to make Additional Capital
Contributions pursuant to Sections 2.3(a) and (b).

            (d)    Additional Contributions Related to PioneerCo Preemptive
Rights.  Each of the Partners (other than Cox) may make Additional
Capital Contributions to the Partnership as and to the extent permitted by Section 9.11.

       2.4    Failure to Contribute Capital.

            (a)    Declining Partners.

                   (i) Any Partner that is entitled to decline to make a Requested Contribution as provided in Section 2.3(b)(iii) may do so by notice given to the Chief Executive Officer (with a copy to the Management Committee) within fifteen (15) days of the date the applicable Additional Contribution Notice was given (any such Partner that timely exercises such right is herein referred to as a "Declining
       Partner").

                   (ii) If any Partner is a Declining Partner with respect to an Additional Contribution Notice and the Management Committee does not give a Premium Call Notice pursuant to Section 2.4(a)(v), the Chief
       Executive Officer shall, within five (5) days after the date notice was required to be received under Section 2.4(a)(i), give a notice (a
       "Shortfall Notice") to each Partner that made its Requested
       Contribution in full (each a "Paying Partner") requesting the Paying
       Partners to make Additional Capital Contributions in an aggregate amount equal to the amount not contributed by the Declining Partner(s) in response to such Additional Contribution Notice (the "Shortfall").
       Each Paying Partner that is willing to commit to fund all or any portion of the Shortfall (each a "Contributing Partner") shall so notify the Chief Executive Officer and each other Paying Partner within ten (10) days after the date the Shortfall Notice was given, setting forth the maximum amount of the Shortfall, up to one hundred percent (100%) thereof, that such Contributing Partner is willing to fund (the "Funding Commitment"). Except as otherwise provided in
       Section 2.4(a)(iii), if the aggregate Funding Commitments are less than or equal to one hundred percent (100%) of the Shortfall, each Contributing Partner shall be entitled to make an Additional Capital
       Contribution to the Partnership in response to a Shortfall Notice in an amount equal to its Funding Commitment. If the aggregate Funding
       Commitments made by the Contributing Partners exceed one hundred percent (100%) of the Shortfall, then except as otherwise provided in
       Section 2.4(a)(iii), each Contributing Partner shall be entitled to contribute an amount equal to the same percentage of the Shortfall as such Contributing Partner's Percentage Interest represents of the total Percentage Interests of the Contributing Partners (in each case before giving effect to any adjustments to the Percentage Interests to be made in connection with the Additional Contribution Notice with respect to which the Shortfall occurred), provided that, if any Contributing Partner's Funding Commitment was for an amount less than its proportionate share of the Shortfall as so determined, the portion of the Shortfall not so committed to be funded shall, except as otherwise provided in Section 2.4(a)(iii), continue to be allocated proportionally, in the manner provided above in this sentence, among the other Contributing Partners until each has been allocated by such process of apportionment an amount equal to its Funding Commitment or until the entire Shortfall has been allocated among the Contributing
       Partners. The amount of the Additional Capital Contribution to be made by each Contributing Partner in response to the Shortfall Notice as determined in accordance with this Section 2.4(a)(ii) shall be specified in a notice delivered by the Chief Executive Officer to the Contributing Partners and shall, within ten (10) days after the date of such notice, be paid to the account of the Partnership designated in the Shortfall Notice.

                   (iii)       Except as otherwise provided in Section
       2.4(a)(iv), if the Declining Partner is a Cable Partner and no Cable
       Partner's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, is equal to or greater than Sprint's Percentage Interest, when added to the Percentage
       Interests of all Controlled Affiliates of Sprint (in each case determined without regard to any Additional Capital Contribution made by any Partner pursuant to the Additional Contribution Notice with respect to which the Shortfall occurred), the Shortfall shall be allocated first among those of the Contributing Partners that are Cable
       Partners in the manner provided in Section 2.4(a)(ii) as though Sprint were not a Contributing Partner, and if and to the extent that the aggregate Funding Commitments made by such Cable Partners are less than one hundred percent (100%) of the Shortfall, the balance of the Shortfall up to Sprint's Funding Commitment shall be allocated to Sprint.


                   (iv)   The Shortfall shall be allocated among the Cable
       Partners in the manner set forth in Section 2.4(a)(iii) until any Cable
       Partner would have a Percentage Interest, when added to the Percentage
       Interests of all Controlled Affiliates of such Partner, that is equal to Sprint's Percentage Interest, when added to the Percentage
       Interests of all Controlled Affiliates of Sprint, calculated in each case after giving effect to the adjustments to the Percentage
       Interests to be made in connection with the Additional Contribution
       Notice with respect to which the Shortfall occurred assuming that the Additional Capital Contributions to be made pursuant to this Section
       2.4(a) were made up to the aggregate amount that would yield such result (as to each Partner, its "Adjusted Percentage Interest"). Any portion of the Shortfall not yet allocated shall continue to be allocated proportionately among all of the Contributing Partners
       (including Sprint, if applicable) in the manner provided in Section
       2.4(a)(ii) without regard to Section 2.4(a)(iii), but substituting the Adjusted Percentage Interests of the Contributing Partners for the
       Percentage Interests that would otherwise be used to determine such allocation, until each has been allocated by such process an amount equal to its Funding Commitment or until the entire Shortfall has been allocated among the Contributing Partners.

                   (v) Notwithstanding the foregoing, if (A) any Partner is a Declining Partner with respect to an Additional Contribution Notice that requests a Second Tranche Call and (B) the Management Committee determines by Simple Majority Vote that the fair market value (which fair market value shall be reduced by the sum of the balances of the Excess Value Account and the Preferred Return Account at such time) of the Partnership is less than the aggregate amount of Original Capital
       Contributions, Additional Capital Contributions and Special Sprint
       Contributions made to the Partnership through the date of the applicable Additional Contribution Notice (but excluding the amount set forth in the Additional Contribution Notice), the Management
       Committee may elect to convert such Second Tranche Call to a Premium
       Call by giving a Premium Call Notice (which shall supercede such Additional Contribution Notice) to each Partner within five (5) days after the date notice was required to be received from the Declining
       Partner under Section 2.4(a)(i).  Each Partner, including the
       Declining Partner, shall have the right to make an Additional Capital
       Contribution in response to a Premium Call in an amount which represents the same percentage of the amount of the Second Tranche
       Call requested in the Premium Call Notice as such Partner's Percentage
       Interest as of the date of such Premium Call Notice (the "Requested
       Premium Call Contribution").  If each Partner makes its Requested
       Premium Call Contribution, the amounts so contributed will not be treated as Premium Dollars. If any Partner fails to make its Requested Premium Call Contribution, then all amounts contributed pursuant to this Section 2.4(a)(v) with respect to such Premium Call shall be treated as Premium Dollars. In addition, if any Partner fails to make its Requested Premium Call Contribution, the Chief
       Executive Officer shall, within five (5) days after the Premium Call
       Contribution Date,


       give a notice (a "Premium Call Shortfall Notice") to each Partner that made its Requested Premium Call Contribution in full (each a "Premium Call Paying Partner") requesting the Premium
       Call Paying Partners to make Additional Capital Contributions in an aggregate amount equal to the amount not contributed by the Declining
       Partner (the "Premium Call Shortfall").  The amount of the Premium
       Call Shortfall that each Premium Call Paying Partner shall be entitled to make to the Partnership in response to a Premium Call Shortfall
       Notice shall be determined in the same manner as provided in Sections
       2.4(a)(ii), (iii) and (iv) for the determination of the amount of the Additional Capital Contribution that each Contributing Partner is entitled to make in response to a Shortfall Notice. The amount of the Premium Call Shortfall to be made by each Premium Call Paying Partner in response to the Premium Call Shortfall Notice as so determined shall be specified in a notice delivered by the Chief Executive
       Officer to the Premium Call Paying Partners and shall, within ten (10) days after the date of such notice, be paid to the account of the Partnership designated in the Premium Call Shortfall Notice and all amounts so paid shall be treated as Premium Dollars. Any Partner that fails to make a contribution in response to a Premium Call Notice shall not be treated as a Delinquent Partner or a Defaulting Partner.

            (b) Delinquent Partners. In the event that any Partner other than a Declining Partner (a "Delinquent Partner") fails to make all or any portion of its Requested Contribution, Special Sprint Contribution or
Equalizing Contribution on or before the related Contribution Date or Equalizing Contribution Date, an additional amount shall accrue as a penalty with respect to such unpaid amount (the "Unpaid Amount") at the applicable Floating Rate from and including the Contribution Date or Equalizing Contribution Date until the Unpaid Amount and the full amount of the penalty accrued thereon (as of any date of determination, the "Penalty Amount") are paid as provided in this
Section 2.4 or the failure to pay the same results in such Partner becoming a Defaulting Partner. If the Delinquent Partner pays the Unpaid Amount to the Partnership at any time during the period ending at the close of business on the tenth (10th) day following the related
Contribution Date or Equalizing Contribution Date (the "Grace
Period"), the Delinquent Partner shall, at the time of such payment, in the case of a Delinquent Partner with respect to a Requested Contribution, pay to each other Partner, if any, that made its Requested Contribution in full on or before the related
Contribution Date and has no uncured Payment Defaults (each a "Timely
Partner"), a pro rata portion of the Penalty Amount (based on the percentage that the amount of each Timely Partners' Requested Contribution represents of the total amount of the Timely Partner's Requested Contributions), but in no event more than the amount that such Timely Partner would have earned as interest on the amount of its Requested Contribution, from and including the Contribution Date to the date the Delinquent
Partner pays the Unpaid Amount to the Partnership, if the Timely
Partner had made a loan in such amount to the Partnership with interest at the Floating Rate applicable during the Grace Period. The balance of the Penalty Amount, if any, in the case of a Delinquent
Partner with respect to a Requested Contribution, and all of the Penalty Amount in the case of any other Delinquent Partner, shall be paid by the Delinquent Partner to the Partnership and the amount so paid shall be deemed to be a "Special Contribution" by the Delinquent
Partner to the capital of the Partnership.  The portion of the Penalty
Amount paid to the Timely Partners shall not, for any purpose, be deemed to be a Capital Contribution.

            (c)    Defaulting Partners.

                   (i)    If a Delinquent Partner fails to pay the Unpaid
       Amount together with the Penalty Amount to the Partnership or the Timely Partners as provided in Section 2.4(b) on or before the expiration of the Grace Period, such failure shall constitute a "Payment Default" and, if such Payment Default is not thereafter cured in full as provided in Section 2.4(c)(iii), the Delinquent Partner shall for all purposes hereof be considered a "Defaulting Partner" with the effect described herein.

                   (ii)   If a Payment Default occurs, the Chief Executive
       Officer shall, within five (5) days after the expiration of the related
       Grace Period, give a notice (a "Default Loan Notice") to each Partner that, in the case of a Payment Default with respect to a Requested
       Contribution, was a Paying Partner with respect to such Additional
       Contribution Notice and, in the case of any other Payment Default, to all Partners other than the Delinquent Partner and any Exclusive Limited
       Partner, requesting such Partners to make loans (each a "Default Loan") to the Partnership in an aggregate amount equal to the Unpaid Amount.
       Each such Partner that is willing to commit to make a Default Loan (each a "Lending Partner") shall so notify the Chief Executive Officer and each other such Partner within ten (10) days after the date the Default Loan Notice was given, setting forth the maximum portion of the Unpaid Amount, up to one hundred percent (100%) thereof, that such Lending Partner is willing to lend to the Partnership (the "Lending
       Commitment").  The amount of the Default Loan that each Lending
       Partner shall be entitled to make to the Partnership in response to a Default Loan Notice shall be determined in the same manner as provided in Section 2.4(a) for the determination of the amount of the Additional Capital Contribution that each Contributing Partner is entitled to make in response to a Shortfall Notice. The amount of the Default Loan to be made by each Lending Partner in response to the Default Loan Notice as so determined shall be specified in a notice delivered by the Chief Executive Officer to the Lending Partners and within ten (10) days of the date of such notice shall be paid to the account of the Partnership designated in the Default Loan Notice.
       Each Default Loan shall bear interest from the date made (the "Loan
       Date") until paid in full or contributed to the Partnership as provided in this Section 2.4 at the Floating Rate applicable following the Grace Period and shall be evidenced by a promissory note of the Partnership in the form of Exhibit 2.4(c)(ii) hereto


       (with any changes thereto requested by any lender under any Senior
       Credit Agreement and consented to by the Lending Partner, which consent shall not be unreasonably withheld).

                   (iii)       A Delinquent Partner may cure its Payment
       Default at any time prior to the close of business on the ninetieth
       (90th) day following the Loan Date (the "Cure Date") by transferring to an account of the Partnership designated by the Chief Executive Officer cash in an amount equal to the sum of the Unpaid Amount and the Penalty Amount accrued thereon to the date of such transfer (the
       "Make-up Amount"). The portion of the Make-up Amount equal to the Penalty Amount shall be deemed to be a Special Contribution by the Delinquent Partner to the Partnership and the balance thereof shall constitute an Additional Capital Contribution or Special Sprint
       Contribution, as applicable, by the Delinquent Partner to the Partnership. The Chief Executive Officer shall cause the Partnership to apply the funds so received from the Delinquent Partner to the payment in full of the unpaid principal of and accrued interest on each Default Loan in accordance with the terms of the note evidencing the same.

                   (iv) If a Delinquent Partner has not timely cured its Payment Default in full in accordance with Section 2.4(c)(iii), then the Lending Partners shall contribute their respective Default Loans to the Partnership effective as of the day following the Cure Date and surrender the notes evidencing the same to the Partnership for cancellation. The unpaid principal amount of a Lending Partner's
       Default Loan through the Cure Date shall constitute an Additional
       Capital Contribution (and the accrued interest on such Default Loan shall constitute a Special Contribution) by the Lending Partner to the Partnership as of the effective date of such contribution.

            (d)    Adjustments to Percentage Interests.  The Percentage
Interests of the Partners shall be adjusted in accordance with the definition of "Percentage Interest" to give effect to Additional Capital
Contributions made pursuant to Section 2.3, Section 2.5 (if applicable) and this Section 2.4, provided that if there are any Declining Partners or Delinquent Partners with respect to any Additional Contribution Notice or Equalizing Contribution Notice, the determination of the amount of the adjustment of the Percentage
Interests for Additional Capital Contributions made in response to such notice will be deferred until the later of the last day for the making of Additional Capital Contributions in connection with any Shortfall and the expiration of the Grace Period, provided, however, that such adjustment, whenever determined, shall be effective as of the Contribution Date or Equalizing Contribution Date. The Percentage
Interests of the Partners will be further adjusted as and when
Additional Capital Contributions, if any, are made as contemplated by clause (iii) or (iv), as applicable, of Section 2.4(c). The
Management Committee shall provide notice of each adjustment to all Partners and Schedule 2.1 shall be revised to reflect such adjustment.


            (e)    Paying Partners.  A Paying Partner that declines to make a
Funding Commitment or Lending Commitment as contemplated by this
Section 2.4 shall not be deemed to be a Delinquent Partner or Defaulting Partner as a result thereof, nor shall the failure to make such a commitment constitute a Payment Default with respect to such Partner.

            (f)    Floating Rate.  Subject to the last two sentences of Section
2.7(b), the term "Floating Rate" means the rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable), compounded monthly, equal to the greater of (i) the Prime Rate (adjusted as and when changes in the Prime Rate occur) plus (x) during the Grace Period, two percent (2%) and (y) following the Grace Period, five percent (5%), and (ii) the rate per annum applicable to borrowings by the Partnership under its principal credit facility, if any, or, if a choice of rates is then available to the Partnership, the highest such rate (in either case adjusted as and when changes in such applicable rate occur) plus, following the Grace
Period, two percent (2%).

       2.5    Other Additional Capital Contributions.

       Each Partner may contribute from time to time such additional cash or other Property as the Management Committee may approve by Unanimous Vote or as may be expressly contemplated by this Agreement, provided that any Capital Contribution of Property (other than cash) made pursuant to this Section 2.5 shall be subject to the terms and provisions of an Additional Contribution Agreement.

       2.6    Partnership Funds.

       The funds of the Partnership shall be deposited in such bank accounts or invested in such investments as shall be designated by the Management Committee. Partnership funds shall not be commingled with those of any Person other than any Subsidiary of the Partnership in which the Partnership and MinorCo own, in the aggregate, directly or indirectly, one hundred percent (100%) of the outstanding equity interests, without a Unanimous Vote of the Management Committee. The
Partnership shall not lend or advance funds to, or guarantee any obligation of, a Partner or any Affiliate thereof without the prior written consent of all Partners.

       2.7    Partner Loans; Other Borrowings.

            (a) Partner Loans. In order to satisfy the Partnership's financial needs, the Partnership may, if so approved by the requisite vote of the Management Committee, borrow from (i) banks, lending institutions or other unrelated third parties, and may pledge Partnership properties or the production of income therefrom to secure and provide for the repayment of such loans and (ii) any Partner or an Affiliate of a Partner. Loans made by a Partner or an Affiliate of a Partner (a "Partner Loan") shall be evidenced by a promissory note of the Partnership in the form attached hereto as Exhibit
2.7 and, subject to the last two sentences of Section 2.7(b), shall bear interest payable quarterly from the date made until paid in full at a rate per annum to be determined by the Management Committee that is no less favorable to the Partnership than if the loan had been made by an independent third party. Unless a Partner declines to make such loan or is a Defaulting
Partner or a Partner subject to Bankruptcy, Partner Loans shall be made pro rata in accordance with the respective Percentage Interests of the Partners (or in such other proportion as the Management
Committee may approve by Unanimous Vote).

            (b) Terms of Partner Loans. Unless otherwise determined by the Management Committee, all Partner Loans and Default Loans shall be unsecured and the promissory notes evidencing the same shall be non-negotiable and, except as otherwise provided in this Section 2.7 or Section 13.3(c), nontransferable. Repayment of the principal amount of and accrued interest on all Partner Loans and Default Loans shall be subordinated to the repayment of the principal of and accrued interest on any indebtedness of the Partnership to third party lenders to the extent required by the applicable provisions of the instruments creating such indebtedness to third party lenders ("Senior Credit
Agreements"). All amounts required to be paid in accordance with the terms of such notes and all amounts permitted to be prepaid shall be applied to the notes held by the Partners in accordance with the order of payment contemplated by Section 15.2(b)(ii) and (iii). Subject to the terms of applicable Senior Credit Agreements, Partner Loans shall be repaid to the Partners at such times as the Partnership has sufficient funds to permit such repayment without jeopardizing the Partnership's ability to meet its other obligations on a timely basis.
Nothing contained in this Agreement or in any promissory note issued by the Partnership hereunder shall require the Partnership or any Partner to pay interest or any amount as a penalty at a rate exceeding the maximum amount of interest permitted to be collected from time to time under applicable usury laws. If the amount of interest or of such penalty payable by the Partnership or any Partner on any date would exceed the maximum permissible amount, it shall be automatically reduced to such amount, and interest or the amount of the penalty for any subsequent period, to the extent less than that permitted by applicable usury laws, shall, to that extent, be increased by the amount of such reduction.

            (c) Purchase of Partner Loans. An election by a Partner to purchase all or any portion of another Partner's Interest pursuant to Sections 5.1, 6.4(f), 12, 13.4, 13.5, 13.6 or 15.7 shall also constitute an election to purchase an equivalent portion of any outstanding Partner
Loans held by such selling Partner, and each purchasing Partner shall be obligated to purchase a percentage of such Partner Loans equal to the percentage of the selling Partner's Interest such purchasing


Partner is obligated to purchase for a price equal to the same percentage of the outstanding principal and accrued and unpaid interest on such Partner Loans through the date of the closing of such purchase (except in the case of a Transfer pursuant to Section 13.4, in which case the terms of the Purchase Offer shall apply).

            (d) Sprint/TCI Loans. Sprint will make loans to the Partnership in an aggregate principal amount not exceeding $250 million and TCI will make loans to the Partnership in an aggregate principal amount not exceeding $50 million (the "Sprint/TCI Loans"), in each case to be used by the Partnership and its Subsidiaries to finance the transactions described in the definition of "Auction Commitment." The
Sprint/TCI Loans shall be in addition to the Auction Commitment of Sprint and TCI. The Sprint/TCI Loans will be advanced by Sprint and TCI to the Partnership within ten (10) days following receipt of notice from the Chief Executive Officer instructing Sprint and TCI to advance the Sprint/TCI Loans; provided that no such notice may be delivered by the Chief Executive Officer prior to the date on which the aggregate amount of the Original Capital Contributions and Additional Capital Contributions (other than contributions of Property pursuant to clauses (i), (ii), (iii) or (iv) of Section 2.3(a)) previously requested to be made by the Partners exceeds the aggregate amount of the Letters of Credit of all Partners. Each such advance shall be made pro rata by Sprint and TCI based on their respective aggregate commitments with respect to the Sprint/TCI Loans. Simple interest shall accrue on the Sprint/TCI Loans at the rate of ten percent (10%) per annum, and accrued interest shall be payable by the Partnership to Sprint and TCI on the last Business Day of each calendar quarter.

            Upon any termination of the Teleport Contribution
Agreement, the Sprint/TCI Loans shall be converted to demand loans as of such date. The Sprint/TCI Loans (and the accrued and unpaid interest thereon) shall be payable in full by the Partnership on the thirtieth (30th) day following notice by Sprint or TCI, as the case may be, to the Partnership and the Management Committee of a demand for payment. The Partners agree to cause their Representatives on the Management Committee to vote in favor of requesting Additional
Capital Contributions pursuant to Section 2.3(b) in such amounts and at such times as are necessary to permit the Partnership to satisfy its obligations under this paragraph.

            Except to the extent that the terms of the Sprint/TCI
Loans described in this Section 2.7(d) expressly vary from the other provisions of this Section 2.7 with respect to Partner Loans, the Sprint/TCI Loans shall for all purposes be treated as Partner Loans under this Agreement, and all references to Sprint or TCI relating to the Sprint/TCI Loans in this Section 2 shall include any permitted transferee of their respective Interests under Section 13.2.


       2.8    Obligations Under Contribution Agreement.

            (a) Any payment required to be made by a Cable Partner to the Partnership pursuant to Section 11.4 of the Teleport Contribution
Agreement shall be treated for income tax purposes and for all purposes of this Agreement as an Additional Capital Contribution to the Partnership by such Cable Partner so long as such Cable Partner or an Affiliate thereof is a Partner in the Partnership at the time of payment. The Agreed Value of the Property with respect to which such payment was made (i.e., the Comcast Teleport Assets, the Cox Teleport
Assets or the TCI Teleport Assets, as the case may be) shall be deemed to have been simultaneously reduced in the amount of such payment.

            (b)    In the event that the stock of TCG Inc. owned by Continental
Teleport, Inc. remains outstanding after the First Closing Date,
(i) the Agreed Value of each share of the stock of TCG Inc. that is included in each of the Comcast Teleport Assets, the Cox Teleport
Assets and the TCI Teleport Assets shall be increased by the quotient of (A) $4,200,000 divided by (B) the aggregate number of shares of TCG
Inc. stock included in the Comcast Teleport Assets, the Cox Teleport
Assets and the TCI Teleport Assets as of the First Closing Date, and
(ii) the Aggregate Base Value (as defined in the Teleport Contribution
Agreement) shall be increased by $4,200,000.

       2.9    Other Matters.

            (a) No Partner shall have the right to demand or, except as otherwise provided in Sections 4.1 and 15.2, receive a return of all or any part of its Capital Account or its Capital Contributions or withdraw from the Partnership without the consent of all Partners.
Under circumstances requiring a return of all or any part of its Capital Account or Capital Contributions, no Partner shall have the right to receive Property other than cash.

            (b)    Subject to Sections 5.4 and 15.3, the Exclusive Limited
Partners shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided by any other agreements among the Partners or mandatory provisions of applicable state law, an Exclusive Limited Partner shall be liable only to make Capital Contributions to the extent required by Sections 2.2, 2.3, 2.5 and 15.3 and shall not be required to lend any funds to the Partnership or, after such Capital Contributions have been made, to make any additional Capital Contributions to the Partnership.

            (c) No Partner shall have any personal liability for the repayment of any Capital Contributions of any other Partner.

            (d) No Partner shall be entitled to receive interest on its Capital Contributions or Capital Account except as otherwise specifically provided in this Agreement.


                                  3    .  ALLOCATIONS

       3.1    Profits.

       After giving effect to the special allocations set forth in Sections 3.3 and 3.4, Profits for any Allocation Year shall be allocated in the following order and priority:

            (a)    First, to the Partners holding the Preferred Interests
(whether or not such Preferred Interests have been contributed to the Partnership in whole or in part pursuant to Section 2.3(b)(iv) prior to the end of such Allocation Year) in proportion to their respective
Preferred Interests, up to an amount equal to the excess, if any, of
(i) the cumulative Losses allocated with respect to such Preferred
Interests pursuant to Section 3.2(d) for all prior Allocation Years, over (ii) the cumulative Profits allocated with respect to such Preferred Interests pursuant to this Section 3.1(a) for all prior
Allocation Years;

            (b)    Second, to the Partners holding the Preferred Interests
(whether or not such Preferred Interests have been contributed to the Partnership in whole or in part pursuant to Section 2.3(b)(iv) prior to the end of such Allocation Year) in proportion to their respective
Preferred Interests, up to an amount equal to the excess, if any, of
(i) the cumulative Preferred Return attributable to such Preferred
Interests through the last day of such Allocation Year over (ii) the cumulative Profits allocated with respect to such Preferred Interests pursuant to this Section 3.1(b) for all prior Allocation Years;

            (c) Third, one hundred percent (100%) to the Partners, in proportion to, and to the extent of, an amount equal to the excess, if any, of (i) the cumulative Losses allocated to each such Partner pursuant to Section 3.5 for all prior Allocation Years, over (ii) the cumulative Profits allocated to such Partner pursuant to this Section
3.1(c) for all prior Allocation Years;

            (d) Fourth, one hundred percent (100%) to the Partners, in proportion to, and to the extent of, an amount equal to the excess, if any, of (i) the cumulative Losses allocated to each such Partner pursuant to Section 3.2(e) for all prior Allocation Years, over
(ii) the cumulative Profits allocated to such Partner pursuant to this
Section 3.1(d) for all prior Allocation Years;

            (e) Fifth, to the extent such Profits arise during or after the Allocation Year in which all or substantially all of the Partnership's assets are disposed of, to the Partners in such ratios and amounts as may be necessary to cause the balances in their Capital Accounts to be as nearly as practicable in the same ratio as their respective
Percentage Interests; provided, however, that for purposes of this allocation the balance in the Capital Account of each Partner holding a Preferred Interest shall be deemed to be reduced by the sum of the then outstanding balance of the Excess Value Account and the Preferred Return Account with respect to such Preferred Interest; and

            (f) The balance, if any, among the Partners in proportion to their Percentage Interests.

       3.2    Losses.

       After giving effect to the special allocations set forth in Sections 3.3 and 3.4, and subject to Section 3.5, Losses for any Allocation Year shall be allocated in the following order and priority:

            (a) First, one hundred percent (100%) to the Partners, in proportion to, and to the extent of, the excess, if any, of (i) the cumulative Profits allocated to each such Partner pursuant to
Section 3.1(f) for all prior Allocation Years, over (ii) the cumulative Losses allocated to such Partner pursuant to this Section
3.2(a) for all prior Allocation Years;

            (b) Second, to the extent such Losses arise during or after the Allocation Year in which all or substantially all of the Partnership's assets are disposed of, to the Partners in such ratio and amounts as may be necessary to cause the balances in their Capital Accounts to be as nearly as practicable in the same ratio as their respective
Percentage Interests; provided, however, that for purposes of this allocation the balance in the Capital Account of each Partner holding a Preferred Interest shall be deemed to be reduced by the sum of the then outstanding balance of the Excess Value Account and the Preferred
Return Account with respect to such Preferred Interest;

            (c) Third, to the Partners in proportion to and to the extent of the positive balances in their respective Capital Accounts; provided, however, that for purposes of this allocation the balance in the Capital Account of each Partner holding a Preferred Interest shall be deemed to be reduced by the sum of the then outstanding balances of the Excess Value Account and the Preferred Return Account with respect to such Preferred Interest;

            (d) Fourth, to the Partners holding the Preferred Interests in proportion to their respective Preferred Interests, until their respective Capital Accounts are equal to zero; and

            (e) The balance, if any, among the Partners in proportion to their Percentage Interests.

       3.3    Special Allocations.

       The following special allocations shall be made in the following order:


            (a)    Minimum Gain Chargeback.  Except as otherwise provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partnership
Minimum Gain during any Allocation Year, each Partner shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-
2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

            (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Partner
Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse
Debt during any Allocation Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner
Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

            (c)    Qualified Income Offset.  In the event any Exclusive Limited
Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Regulations,
items of Partnership income and gain shall be specially allocated to each such Exclusive Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted
Capital Account Deficit of such Exclusive Limited Partner as quickly as possible, provided that an allocation pursuant to this Section
3.3(c) shall be made only if and to the extent that such Exclusive
Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

            (d)    Gross Income Allocation.  In the event any Exclusive Limited
Partner has a deficit Capital Account at the end of any Allocation
Year which is in excess of the sum of (i) the amount such Exclusive
Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Exclusive Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Exclusive Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Exclusive Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in the Agreement.

            (e)    Nonrecourse Deductions.  Nonrecourse Deductions for any
Allocation Year shall be specially allocated among the Partners in proportion to their Percentage Interests.

            (f)    Partner Nonrecourse Deductions.  Any Partner Nonrecourse
Deductions for any Allocation Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

            (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section
734(b) or Code Section 743(b) is required pursuant to Regulations
Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section
1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section
1.704-1(b)(2)(iv)(m)(4) applies.

            (h)    Special Interest Allocation.  In the event that the
Partnership makes any payment in respect of interest accrued on any Default
Loan in any Allocation Year, the deduction attributable to such payment shall be specially allocated to the Delinquent Partner with respect to which such Default Loan was made.


            (i) Special Gross Deduction Allocation. In each Allocation Year gross deductions shall be specially allocated to Sprint in an amount equal to the excess, if any, of (i) the cumulative amount of Special
Sprint Contributions made by Sprint to the Partnership during the current and all prior Allocation Years (other than any such Special
Sprint Contributions that are reimbursed to Sprint), over (ii) the cumulative amount of gross deductions specially allocated to Sprint for all prior Allocation Years.

            (j) Special Income Allocation. In each Allocation Year, gross income shall be specially allocated to Sprint in an amount equal to the excess of (i) the cumulative amount of interest payments distributed pursuant to Schedule 2.3(c) to Sprint during the current and all prior Allocation Years over (ii) the cumulative amount of gross income specially allocated to Sprint pursuant to this
Section 3.3(j) for all prior Allocation Years.

       3.4    Curative Allocations.

       The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c),
3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations.
It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory
Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 3.4.
Therefore, notwithstanding any other provision of this Section 3
(other than the Regulatory Allocations), the Management Committee shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's
Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory
Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 3.1, 3.2, 3.3(h), 3.3(i) and 3.3(j). In exercising its discretion under this Section 3.4, the Management Committee shall take into account future Regulatory
Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 3.3(e) and 3.3(f).

       3.5    Loss Limitation.

       The Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be so allocated without causing
(or increasing the amount of) any Exclusive Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation
Year. All Losses in excess of such limitation shall be allocated to the Partners who are not Exclusive Limited Partners in proportion to their Percentage Interests.


       3.6    Other Allocation Rules.

            (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by a Required Majority Vote of the Management Committee using any permissible method under Code Section 706 and the Regulations thereunder.

            (b) The Partners are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Partnership income and loss for income tax purposes.

            (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Section 1.752-3(a)(3) of the Regulations, the Partners' interests in Partnership profits are in proportion to their Percentage Interests.

            (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Management Committee shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital
Account Deficit for any Exclusive Limited Partner.

       3.7    Tax Allocations:  Code Section 704(c).

       In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial
Gross Asset Value using the traditional method with curative allocations as described in Section 1.704-3 of the Regulations, applied as necessary in any reasonable manner not expressly precluded by Section 1.704-3 of the Regulations. In making such allocations,
Section 704(c) shall be applied as if the Partnership's proportionate share of the assets owned by any partnership, interests in which (other than indirect interests owned through TCG Inc.) are contributed to the Partnership ("Subsidiary Partnership"), were owned directly by the Partnership and were contributed by the Partners who contributed the Subsidiary Partnership interests.

       In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross
Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

       Any elections or other decisions relating to such allocations shall be made by the Management Committee in any manner that reasonably reflects the purpose and intention of this Agreement.
Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.


                                  4    .  DISTRIBUTIONS

       4.1    Available Cash.

            From time to time the Management Committee by a Required
Majority Vote may determine Available Cash. Except as otherwise provided in Section 15.2, Available Cash, if any, shall be distributed in such amounts and at such times as the Management
Committee shall determine by Required Majority Vote in the following order and priority:

            (a) First, one hundred percent (100%) to the Partners holding the Preferred Interests in proportion to, and to the extent of, the then-current balances of the Preferred Return Accounts attributable to their respective Preferred Interests, which distribution shall be applied first to the current quarter's accrual of the Preferred
Return, provided that distributions pursuant to this Section 4.1(a) during each of the first two (2) years after the First Closing Date shall not exceed in the aggregate an amount equal to the product of
(i) the Excess Value times (ii) 150% of the highest "Applicable
Federal Rate" (as such term is defined in the Code) in effect on such date;

            (b) Second, one hundred percent (100%) to the Partners holding the Preferred Interests in proportion to, and to the extent of, the then-current balances of the Excess Value Accounts attributable to their respective Preferred Interests, provided that no distributions shall be made pursuant to this Section 4.1(b) during the first two (2) years after the First Closing Date; and

            (c)    Third, among the Partners in proportion to their respective
Percentage Interests. Prior to making any cash distributions to the Partners pursuant to this Section 4.1(c), (i) the Partnership shall have paid in full all Partner Loans (in accordance with the order of payment contemplated by Section 15.2(b)) and (ii) the balances of the Excess Value Accounts and the Preferred Return Accounts attributable to the Preferred Interests shall each have been reduced to zero.


       4.2    Tax Distributions.

            (a) Subject to Section 4.2(b), Available Cash shall be distributed to the Partners in proportion to their Percentage
Interests within one hundred thirty-five (135) days after the end of each Fiscal Year of the Partnership in an aggregate amount equal to the Hypothetical Federal Income Tax Amount for such Fiscal Year.

            (b) Prior to making any cash distributions to the Partners pursuant to Section 4.2(a), (i) the Partnership shall have paid in full all Partner Loans (in accordance with the order of payment contemplated by Section 15.2(b)) and (ii) the balances of the Excess Value Accounts and the Preferred Return Accounts attributable to the Preferred Interests shall each have been reduced to zero.

       4.3    Amounts Withheld.

       All amounts withheld pursuant to the Code or any provision of any state or local tax law from any payment or distribution to a Partner shall be treated as amounts paid or distributed to such Partner pursuant to this Section 4 for all purposes under this Agreement. The Partnership is authorized to withhold from payments and distributions to any Partner and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law.


                                  5    .  MANAGEMENT

       5.1    Authority of the Management Committee.

            (a) General Authority. Subject to the limitations and restrictions set forth in this Agreement, the General Partners shall conduct the business and affairs of the Partnership, and all powers of the Partnership, except those specifically reserved to the Partners by the Act or this Agreement, are hereby granted to and vested in the General
Partners, which shall conduct such business and exercise such powers through their Representatives on the Management Committee.

            (b) Delegation. The Management Committee shall have the power to delegate authority to such officers, employees, agents and representatives of the Partnership as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Management
Committee to approve such action directly.

            (c) Number and Term of Office. The Management Committee initially shall have six voting members, one of which shall be designated by each Cable Partner and three of which shall be designated by Sprint.
Each General Partner shall give written


notice to the other General Partners on or prior to the date hereof of the Person(s) selected to be its initial Representative(s). The Chief Executive
Officer shall be a non-voting member of the Management Committee. During the term of this Agreement, except as otherwise provided below, each General
Partner shall be entitled to designate one Representative to the Management Committee, provided that (i) for so long as Sprint is entitled to representation on the Management Committee (except as otherwise provided below), Sprint shall be entitled to designate three
Representatives to the Management Committee; provided, however, that at any time any other Partner holds a greater Voting Percentage
Interest than Sprint (except as otherwise provided below), Sprint shall be entitled to designate only two Representatives to the Management Committee; and provided, further, that at any time any other Partner holds a greater Voting Percentage Interest than Sprint and Sprint's Percentage Interest is less than twenty percent (20%), Sprint shall be entitled to designate only one Representative to the Management Committee, and (ii) those Partners, if any, that are Controlled Affiliates of the same Parent (a "Related Group") shall collectively be entitled to designate only the largest number of Representatives as is entitled to be designated by any single member of the Related Group, which Representative(s) shall be designated by the Partner that has the largest Percentage Interest of the Partners in the Related Group. Any Partner whose Percentage Interest, together with the Percentage Interest(s) of each other Partner, if any, that is a member of the same Related Group, is, in the aggregate, less than the Minimum Ownership Requirement shall, for so long as its Percentage
Interest or the aggregate Percentage Interest of its Related Group, as applicable, is less than the Minimum Ownership Requirement, not be entitled to designate a Representative to the Management Committee, and the Representative of such Partner or Related Group, as applicable, shall immediately cease to be a member of the Management
Committee, without any further act by the affected Partner.

       Any Partner who becomes an Adverse Partner shall immediately forfeit the right to designate a member of the Management Committee, and the Representative(s) of the affected Partner shall immediately cease to be a member of the Management Committee, without any further act by the affected Partner; provided that if a Partner becomes an Adverse Partner as the result of the occurrence of an Adverse Act described in clause (iii), (iv), (vi) or (vii) of the definition of such term in Section 1.10, such Partner will regain (or its transferee will be entitled to, as applicable) the right to designate a Representative on the Management Committee (if otherwise so entitled thereto under this Agreement) if (i) in the case of a Partner that is an Adverse Partner other than as a result of the occurrence of an Adverse Act described in clause (iii) of the definition of such term in Section 1.10, such Partner Transfers its Interest in compliance with Section 13 to a Person that is not an Adverse Partner and does not become an Adverse Partner as a result of such Transfer,
(ii) in the case of a Partner that is an Adverse Partner as a consequence of the occurrence of an Adverse Act described in clause
(iii) of the definition of such term in Section 1.10, there is a Final
Determination that such Partner's actions or failure to act did not constitute such an Adverse Act, (iii) in the case of a Partner that is an Adverse Partner as a consequence of Bankruptcy, such Partner ceases to be in a state of Bankruptcy, (iv) in the case of a Partner that is an Adverse Partner as a consequence of the occurrence of any IXC Transaction, such Partner ceases to have the relationship with the IXC which caused such IXC Transaction to occur, or (v) in the case of a Partner that is an Adverse Partner as a consequence of the occurrence of an event described in clause (vii) of the definition of the term "Adverse Act" in Section 1.10, such Partner takes actions that eliminate the circumstances that constituted such an Adverse Act within the meaning of such clause (vii). The membership of the Management Committee shall be increased or decreased from time to time in accordance with the foregoing provisions of this Section 5.1(c).

            Each Representative shall hold office at the pleasure of the Partner that designated such Representative. Any Partner may at any time, and from time to time, by written notice to the other
Partners remove any or all of the Representatives designated by such Partner, with or without cause, and appoint substitute
Representatives to serve in their stead. Each Partner shall be entitled to name one or more alternate Representatives to serve in the place of any Representative appointed by such Partner should any such Representative not be able to attend a meeting or meetings or any portion thereof, including in the case of a Representative of Comcast not being able to attend a meeting to the extent required in order to comply with the provisions of Section 9.15. Each such alternate shall be deemed to be a Representative hereunder with respect to any action taken at such meeting or meetings or any portion thereof. Each Partner shall bear the costs incurred by each Representative or alternate designated by it to serve on the Management Committee, and no Representative or alternate shall be entitled to compensation from the Partnership for serving in such capacity.

            The written notice of a Partner's appointment of a Representative or alternate shall in each case set forth such Representative's or alternate's business and residence addresses and business telephone number. Each Partner shall promptly give written notice to the other Partners of any change in the business or residence address or business telephone number of any of its Representatives. Each Partner shall cause its Representatives on the Management Committee to comply with the terms of this Agreement. In the absence of prior written notice to the contrary, any action taken by a Representative of a Partner shall be deemed to have been duly authorized by the Partner that appointed such Representative.


            (d) Vacancy. In the event any Representative dies or is unwilling or unable to serve as such or is removed from office by the Partner that designated him or her, such Partner shall promptly designate a successor to such Representative.

            (e)    Place of Meeting/Action by Written Consent.  The Management
Committee may hold its meetings at such place or places within or outside the State of Delaware as the Management Committee may from time to time determine or as may be designated in the notice calling the meeting. If a meeting place is not so designated, the meeting shall be held at the Partnership's principal office. Notwithstanding anything to the contrary in this Section 5.1, the Management Committee may take without a meeting any action contemplated to be taken by the Management Committee under this Agreement if such action is approved by the unanimous written consent of a Representative of each of the Partners (which may be executed in counterparts). The initial meeting of the Management Committee shall take place on such date and at such time and place as the Partners shall agree. The Management Committee may meet in person or by means of conference telephone or similar communications equipment. Each Representative shall have the right to participate in any meeting by means of conference telephone or similar communications equipment.

            (f) Regular Meetings. The Management Committee shall hold regular meetings no less frequently than quarterly and shall establish meeting times, dates and places and requisite notice requirements and adopt rules or procedures consistent with the terms of this Agreement. At such meetings the members of the Management Committee shall transact such business as may properly be brought before the meeting.

            (g)    Special Meetings.  Special meetings of the Management
Committee may be called by any Representative. Notice of each such meeting shall be given to each member of the Management Committee by telephone, telecopy, telegram or similar method (in which case notice shall be given at least twenty-four (24) hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least five (5) days before the meeting), unless a longer notice period is established by the Management Committee. Each such notice shall state (i) the time, date, place (which shall be at the principal office of the Partnership unless otherwise agreed to by all Representatives) or other means of conducting such meeting and
(ii) the purpose of the meeting to be so held. Any Representative may waive notice of any meeting in writing before, at or after such meeting. The attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except when a Representative attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.


            (h) Voting. The Representative(s) of each General Partner or of the General Partners in a Related Group shall together have voting power equal to the Voting Percentage Interest held by such General
Partner or the aggregate Voting Percentage Interest of the General
Partners in such Related Group, as applicable, as in effect from time to time. If a General Partner or a Related Group designates only one
Representative, such Representative shall be entitled to vote the entire voting power held by such General Partner or the General
Partners in such Related Group, as applicable. If a General Partner or Related Group designates more than one Representative, such Representatives shall vote the entire voting power of such General
Partner or the General Partners in such Related Group as a single unit. None of the Partners (other than the Partners in a Related
Group) shall enter into any agreements with any other Partner or such other Partner's Controlled Affiliates regarding the voting of their Interests or such other Partner's Representatives on the Management
Committee.

            (i) Simple Majority Vote. No action may be taken by the Partnership in connection with any of the matters listed on
Schedule 5.1(i) without the prior approval of the Management
Committee, at a duly called meeting, of Representatives with voting power of more than fifty percent (50%) of the Voting Percentage
Interests of all Partners whose Representatives are not required by
Section 9.7 or any other express provision of this Agreement to abstain from such vote (a "Simple Majority Vote").

            (j)    Required Majority Vote.  Except as provided in Section
5.1(i) or 5.1(k) or as otherwise expressly provided in this Agreement, all actions required or permitted to be taken by the Management Committee
(including the matters listed on Schedule 5.1(j)) must be approved by the affirmative vote, at a duly called meeting, of Representatives with voting power of seventy-five percent (75%) or more of the Voting
Percentage Interests of all Partners whose Representatives are not required by Section 9.7 or any other express provision of this Agreement to abstain from such vote (a "Required Majority Vote").

            (k) Unanimous Vote (Management Committee). No action may be taken by the Partnership in connection with any of the matters listed on
Schedule 5.1(k) without the prior approval of the Management Committee by the unanimous vote of all of the Representatives who are not required to abstain from the vote with respect to the particular matter as provided for in Section 9.7 of this Agreement or any other express provision of this Agreement, whether or not present at a Management Committee meeting (a "Unanimous Vote").

            (l)    Unanimous Decisions (Partners).

                   (i) No action may be taken by the Partnership in connection with any of the matters listed on Schedule 5.1(l) without the prior consent of all of the Partners (including


       Exclusive Limited Partners) other than any Partner required to abstain from the vote with respect to a particular matter by Section 9.7 or any other express provision of this Agreement (a "Unanimous Partner Vote").

                   (ii) If any matter listed on Schedule 5.1(l) or otherwise required by this Agreement to be approved by the unanimous consent of the Partners is not approved solely as a result of the failure of one or more Exclusive Limited Partners to consent to such action (each, a "Blocking Limited Partner"), the remaining Partners (other than any
       Exclusive Limited Partner) may purchase all but not less than all of the respective Interests (and Preferred Interests, if applicable) of the Blocking Limited Partner(s) pursuant to this Section 5.1(l)(ii) if the Management Committee elects to initiate the procedures in this Section. For a period ending at 11:59 p.m. (local time at the Partnership's principal office) on the thirtieth (30th) day following the date on which such Blocking Limited Partner failed to consent to such matter, the Management Committee may elect to cause the Net
       Equity of the Blocking Limited Partner's Interest (and Preferred
       Interest, if applicable) to be determined in accordance with Section
       12.3. For purposes of such determination of Net Equity, the Management Committee shall designate the First Appraiser as required by Section 12.4 and the Blocking Limited Partner shall designate the Second Appraiser within ten (10) days of receiving notice of the First
       Appraiser. For a period ending at 11:59 p.m. (local time at the Partnership's principal office) on the thirtieth (30th) day following the date on which notice of the Net Equity of the Blocking Limited
       Partner's Interest (and Preferred Interest, if applicable) is given pursuant to Section 12.3 (the "Section 5.1 Election Period"), except as otherwise provided in Section 12.2(b), each of the Partners (other than any Exclusive Limited Partner) may elect to purchase all or any portion of the Interest (and Preferred Interest, if applicable) of the Blocking Limited Partner. Such elections shall be made, and the purchase of the Blocking Limited Partner's Interest (and Preferred
       Interest, if applicable) shall occur, in the manner and pursuant to the procedures set forth in Section 12.2 as if the Blocking Limited
       Partner were an Adverse Partner and the Election Period referred to in
       Section 12.2 was the Section 5.1 Election Period; provided that the
       Buy-Sell Price of the Blocking Limited Partner's Interest (and
       Preferred Interest, if applicable) shall be equal to the Net Equity thereof. Notwithstanding the foregoing, the Blocking Limited Partner will not be subject to the buy-out provisions of this Section
       5.1(l)(ii) if the matter to which the Blocking Limited Partner refused to consent would, if approved, have adversely affected the rights and obligations under this Agreement of such Blocking Limited Partner or the Exclusive Limited Partners (taken as a group) in a manner different from the other Partners.

            (m)    Preferred Interest Class Vote.  Any amendment to this
Agreement that will adversely affect the powers, preferences or special rights of the holder of a Preferred Interest under this Agreement must be approved by the prior consent of the Partner holding such Preferred Interest. The holders of Preferred Interests shall have no other voting or approval rights in their capacity as such with respect to actions to be taken by the Partnership and its Subsidiaries.

            (n) Proxies; Minutes. Each Representative entitled to vote at a meeting of the Management Committee may authorize another Person to act for him by proxy; provided that such proxy must be signed by the Representative and shall be revocable by such Representative any time prior to such meeting. Minutes of each meeting of the Management
Committee shall be prepared by the Chief Executive Officer or his or her designee and circulated to the Representatives. Written consents to any action taken by the Management Committee shall be filed with the minutes.

       5.2    Business Plan and Annual Budget.

            (a) As soon as practicable, but in no event later than the earlier to occur of (i) September 1, 1995, and (ii) forty-five (45) days following the completion of the PCS Auction relating to frequency blocks "A" through "F" (the "Determination Date"), the General
Partners shall, and shall cause their respective Representatives to, use all commercially reasonable efforts and cooperate in good faith to adopt a business plan ("Business Plan") of the Partnership and its Subsidiaries covering the balance of the Fiscal Year ending
December 31, 1995 and the succeeding Fiscal Years through the Fiscal
Year ending December 31, 1999 (such initial Business Plan, if approved, being referred to herein as the "Initial Business Plan").
The Initial Business Plan will include (among other things) (i) capital expenditure and operating budgets for each Fiscal Year covered thereby, (ii) a schedule of Additional Capital Contributions (other than Additional Capital Contributions of Property and Equalizing
Contributions pursuant to Section 2.3(a)) anticipated to be requested of the Partners during each Fiscal Year covered thereby, including the Planned Capital Amount for each Fiscal Year during the Initial
Three-Year Period, based on the assumptions (or varying sets of assumptions) upon which the Initial Business Plan was prepared (which shall be stated therein) and depending, if applicable, on the achievement of any milestones specified therein, (iii) the projected results to be achieved by NewTelco on or prior to each of September 30, 1996, 1997, 1998 and 1999 with respect to
(A) residential penetration rates and (B) monthly revenue per residential subscriber (collectively, the "Benchmarks"), (iv) the Initial Markets, (v) the Initial Master Roll-Out Schedule (including the Scheduled Serving Areas (which shall be selected on the basis of the location of cable television systems owned by Cable Subsidiaries in markets (A) that overlap or otherwise correlate with markets in which WirelessCo holds a PCS license or is affiliated with a license holder, (B) that have a favorable regulatory environment for alternative telephony providers, (C) in which the cable television systems owned by Cable Subsidiaries serve a majority of the Households Passed and (D) that can efficiently be clustered with other markets included within the


Scheduled Serving Areas) and the Committed Serving
Areas; provided that a Cable Partner shall be entitled to substitute cable television systems in which its Parent directly or indirectly owns an interest (other than a Cable Subsidiary) for a cable television system included in the Committed Serving Areas if (x) the Local Operator of any such substitute cable television system executes and delivers a Local Operator Agreement in the form of the Local
Operator Agreement then being executed and delivered by Cable
Subsidiaries (for which purposes such Local Operator shall be deemed to be a "Cable Subsidiary" so long as a Cable Partner's Parent owns any equity interest in such Local Operator) and (y) such substitute cable television system is the equivalent of the cable television system for which it is substituted in terms of priority of roll-out in the then current Master Roll-Out Schedule of the respective markets in which such systems are located and in terms of the numbers of Households Passed by such systems; provided further that no such substitution shall be permitted if it would result in the Committed
Serving Areas containing fewer than 10,000,000 Households Passed),
(vi) the Specifications and Standards (if not previously adopted by a Unanimous Partner Vote), and (vii) the final form of Local Operator
Agreement (if not previously adopted by a Unanimous Partner Vote). In adopting the Initial Business Plan, the Partners shall endeavor to agree upon procedures pursuant to which a Cable Partner will be permitted to substitute cable television systems owned by its Cable
Subsidiaries for cable television systems that are included in the Scheduled Serving Areas identified in the Initial Business Plan. The
Initial Business Plan shall contemplate the Partnership's achieving a capital structure with approximately equal proportions of debt and equity (including Partner Loans) and will set forth the means by which the Partnership proposes to achieve such capital structure.

            (b)    In connection with the adoption of the Initial Business
Plan, each Cable Partner shall represent and warrant to each other Partner and to the Partnership that none of the cable television systems in the Committed Serving Areas are owned by a Cable Subsidiary of such Cable Partner that, because of applicable legal and fiduciary obligations, such Cable Partner would not be able to unilaterally cause to enter into a Local Operator Agreement. In addition, each Cable Partner agrees that it will not take any action between the date of the adoption of the Initial Business Plan and the execution of a Local Operator Agreement by a Cable Subsidiary of such Cable Partner with respect to any Committed Serving Areas that gives rise to any fiduciary or legal restriction on the ability of such Cable Partner to cause such Cable Subsidiary to enter into a Local Operator Agreement.

            (c) The adoption of the Initial Business Plan shall require a Unanimous Partner Vote. Pending the adoption of the Initial Business
Plan, the General Partners will, and shall cause their respective
Representatives to, use all commercially reasonable efforts to adopt interim operating plans and procedures to permit the Partnership and its Subsidiaries to commence the provision of Wireline Exclusive Services and Wireless Exclusive Services
At the earliest possible date, including the identification of certain markets for the initial roll-out of Wireline Exclusive Services. The adoption of such interim operating plans and procedures shall require a Unanimous Partner Vote.

            (d) The Approved Business Plan covering Fiscal Year 1998 and the four succeeding Fiscal Years shall also set forth projected results to be achieved by NewTelco by September 30, 2002 with respect to (i) residential penetration rates and (ii) monthly revenue per residential subscriber (collectively, the "Additional Benchmarks"). The
Additional Benchmarks shall be determined on a basis consistent with that used in determining the Benchmarks and taking into account the Partnership's results of operations through the date of approval of such Approved Business Plan. If there is no Approved Business Plan for such period, the Additional Benchmarks shall be determined by projecting to September 30, 2002 the Benchmarks for the last Fiscal
Year in which Benchmarks were established, based upon the annual rate of change in the Benchmarks for the period from September 30 of the year prior to such last Fiscal Year through September 30 of such last
Fiscal Year.

            (e) The Chief Executive Officer shall submit annually to the Management Committee at least ninety (90) days prior to the start of each Fiscal Year after the Fiscal Year ending December 31, 1995, (i) a proposed capital expenditure and operating budget (the "Proposed
Budget") for the forthcoming Fiscal Year including an income statement prepared on an accrual basis which shall show in reasonable detail the revenues and expenses projected for the business of the Partnership and its Subsidiaries for the forthcoming Fiscal Year and a cash flow statement which shall show in reasonable detail the receipts and disbursements projected for the business of the Partnership and its Subsidiaries for the forthcoming Fiscal Year and the amount of any corresponding cash deficiency or surplus, and the required Additional
Capital Contributions, if any, and any contemplated borrowings of the Partnership and its Subsidiaries and (ii) a proposed revised Business
Plan ("Proposed Business Plan") for the Fiscal Year covered by the
Proposed Budget and the succeeding four Fiscal Years in substantially the same or greater detail as the Initial Business Plan and containing such additional categories of information as may be appropriate to reflect the progress of the development of the business of the Partnership and its Subsidiaries. Such Proposed Budget and Proposed
Business Plan shall be prepared on a basis consistent with the Partnership's audited financial statements. If such Proposed Budget or such Proposed Business Plan is approved by the Management
Committee, then such Proposed Budget or such Proposed Business Plan, as the case may be, shall be considered approved and shall constitute the "Annual Budget" or the "Approved Business Plan," as the case may be, for all purposes of this Agreement and shall supersede any previously approved Annual Budget or Approved Business Plan, as the case may be. Except as provided on Schedule 5.1(k), the approval of each Proposed Budget and Proposed Business Plan and action by the Partnership or any of its Subsidiaries constituting any material deviation from any Annual Budget or Approved Business Plan shall require the Required Majority Vote of the Management Committee. No
Approved Business Plan or Annual Budget shall be inconsistent with the provisions of this Agreement, nor shall this Agreement be deemed amended by any provision of an Approved Business Plan or Annual
Budget. If a Proposed Budget or Proposed Business Plan is not approved by the Required Majority Vote of the Management Committee, then the General Partners shall cause their Representatives to cooperate in good faith and confer with the Chief Executive Officer and other senior officers of the Partnership for the purpose of attempting to arrive at a Proposed Budget or Proposed Business Plan, as the case may be, that can secure the approval of the Management
Committee.

            (f) If, notwithstanding the foregoing procedures, on January 1 of any Fiscal Year no Proposed Budget has been approved by the Management
Committee for such Fiscal Year, then the Annual Budget for the prior
Fiscal Year, adjusted (without duplication) to reflect increases or decreases resulting from the following events, shall govern until such time as the Management Committee approves a new Proposed Budget:

                  (i) the operation of escalation or de-escalation provisions in contracts in effect at the time of approval of the prior
       Fiscal Year's Annual Budget solely as a result of the passage of time or the occurrence of events beyond the control of the Partnership to the extent such contracts are still in effect;

                  (ii) elections made in any prior Fiscal Year under contracts contemplated by the Annual Budget for the prior Fiscal Year regardless of which party to such contracts made such elections;

                  (iii) increases or decreases in expenses attributable to the annualized effect of employee additions or reductions during the prior Fiscal Year contemplated by the Annual Budget for the prior Fiscal
       Year;

                  (iv) changes in interest expense attributable to any loans made to or retired by the Partnership or its Subsidiaries (including
       Partner Loans);

                  (v) increases in overhead expenses in an amount equal to the total of overhead expenses reflected in the Annual Budget for the prior Fiscal Year multiplied by the increase in the Consumer Price
       Index for the prior year, but in no event more than five percent (5%);


                  (vi)   the anticipated incurrence of costs during such Fiscal
       Year for any legal, accounting and other professional fees or disbursements in connection with events or changes not contemplated at the time of preparation of the Proposed Budget for the prior Fiscal
       Year;

                  (vii) the continuation of the effects of a decision made by the Management Committee or the Partners in the prior Fiscal
       Year with respect to any of the matters referred to on Schedules 5.1(j), 5.1(k) or 5.1(l) that are not reflected in the Annual Budget for the prior Fiscal Year; and

                  (viii)      decreases in expense attributable to
       non-recurring items reflected in the prior Fiscal Year's Annual Budget.

       Any budget established pursuant to this Section 5.2(f) is herein referred to as a "Default Budget."

            (g) If a Proposed Business Plan is submitted for approval pursuant to this Section 5.2 and is not approved by the requisite vote of the Management Committee, the Business Plan most recently approved by the Management Committee pursuant to Section 5.2(e) shall remain in effect as the Approved Business Plan; provided, that, if a Proposed Budget is approved pursuant to Section 5.2(e) (and the corresponding Proposed
Business Plan is not so approved), the Approved Business Plan then in effect shall be deemed to be amended so that the Fiscal Year therein corresponding to the Fiscal Year for which such Annual Budget has been approved shall be consistent with such Annual Budget.

            (h) The day-to-day business and operations of the Partnership and its Subsidiaries shall be conducted in accordance with the Approved
Business Plan and the Annual Budget (or Default Budget) then in effect and the policies, strategies and standards established by the Management Committee. The Management Committee and the officers and employees of the Partnership and its Subsidiaries shall implement the Annual Budget and Approved Business Plan.

       5.3   Employees.

       The Management Committee will appoint the senior management of the Partnership and its Subsidiaries and will establish policies and guidelines for the hiring of employees by the Partnership and its Subsidiaries. The Management Committee may adopt appropriate management incentive plans and employee benefit plans.

       5.4    Limitation of Agency.

       The Partners agree not to exercise any authority to act for or to assume any obligation or responsibility on behalf of the Partnership or any of its Subsidiaries except (i) as approved by the Management Committee by Required Majority Vote, (ii) as approved by written agreement among the General Partners and (iii) as expressly provided herein. No Partner shall have any authority to act for or to assume any obligations or responsibility on behalf of another
Partner under this Agreement except (i) as approved by written agreement among the Partners and (ii) as expressly provided herein. Subject to Section 5.6, in addition to the other remedies specified herein, each Partner agrees to indemnify and hold the Partnership and the other Partners harmless from and against any claim, demand, loss, damage, liability or expense (including reasonable attorneys' fees and disbursements and amounts paid in settlement, but excluding any indirect, special or consequential damages) incurred by or against such other Partners or the Partnership and arising out of or resulting from any action taken by the indemnifying Partner in violation of this Section 5.4.

       5.5  Liability of Partners, Representatives and Partnership Employees.

       No Partner, former Partner or Representative or former
Representative, no Affiliate of any thereof, no partner, shareholder, director, officer, employee or agent of any of the foregoing, nor any officer or employee of the Partnership, shall be liable in damages for any act or failure to act in such Person's capacity as a Partner or Representative or otherwise on behalf of the Partnership or any of its Subsidiaries unless such act or omission constituted bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership or a Subsidiary thereof. Subject to
Section 5.6, each Partner, former Partner, Representative and former
Representative, each Affiliate of any thereof, each partner, shareholder, director, officer, employee and agent of any of the foregoing, and each officer and employee of the Partnership, shall be indemnified and held harmless by the Partnership, its receiver or trustee from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such Person's acts or omissions in such Person's capacity as a Partner or Representative or (except as provided in Section 5.4) otherwise involving such Person's activities on behalf of the Partnership or any of its Subsidiaries, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of such Person or a violation by such Person of this Agreement or an agreement between such Person and the Partnership or any of its Subsidiaries. Any indemnity by the Partnership, its receiver or trustee under this Section 5.5 shall be provided out of and to the extent of Partnership Property only.


       5.6    Indemnification.

       Any Person asserting a right to indemnification under Section
5.4 or 5.5 shall so notify the Partnership or the other Partners, as the case may be, in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnified Person shall give such notice promptly (but the failure to so notify shall not relieve the indemnifying Person from any liability which it otherwise may have to such indemnified Person hereunder except to the extent the indemnifying Person is actually prejudiced by such failure to notify). The indemnifying Person shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Person, with counsel satisfactory to the indemnified
Person, if it notifies the indemnified Person in writing of its intention to do so within twenty (20) days of its receipt of such notice, without prejudice, however, to the right of the indemnified
Person to participate therein through counsel of its own choosing, which participation shall be at the indemnified Person's expense unless (i) the indemnified Person shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Person and the indemnified Person would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified
Person which is different from or additional to those available to the indemnifying Person), in which case the indemnifying Person shall not have the right to direct the defense of such action on behalf of the indemnified Person, or (ii) the indemnifying Person shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Person chooses to defend or prosecute such claim, the Partners shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Person may not control the defense of any claim or demand that involves any material risk of the sale, forfeiture or loss of, or the creation of any lien
(other than a judgment lien) on, any material property of the indemnified Person or could entail a risk of criminal liability to the indemnified Person, without the consent of such indemnified
Person.


       The indemnified Person shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying
Person (which shall not be unreasonably withheld), unless the indemnifying Person shall have been entitled to assume the defense thereof pursuant to this Section but failed to do so after the notice and in the manner provided in the preceding paragraph.

       The indemnifying Person may not without the consent of the indemnified Person agree to any settlement (i) that requires such indemnified Person to make any payment that is not indemnified hereunder, (ii) does not grant a general release to such indemnified
Person with respect to the matters underlying such claim or action, or (iii) that involves the sale, forfeiture or loss of, or the creation of any lien on, any material property of such indemnified
Person. Nothing contained in this Section 5.6 is intended to authorize the indemnifying Person, in connection with any defense or settlement as to which it has assumed control, to take or refrain from taking, without the consent of the indemnified Person, any action which would reasonably be expected to materially impair the indemnification of such indemnified Person hereunder or would require such indemnified Person to take or refrain from taking any action or to make any public statement, which such indemnified Person reasonably considers to materially adversely affect its interests.

       Upon the request of any indemnified Person, the indemnifying
Person shall use reasonable efforts to keep such indemnified Person reasonably apprised of the status of those aspects of such defense controlled by the indemnifying Person and shall provide such information with respect thereto as such indemnified Person may reasonably request. If the defense is controlled by the indemnified
Person, such indemnified Person, upon the request of the indemnifying
Person, shall use reasonable efforts to keep the indemnifying Person reasonably apprised of the status of those aspects of such defense controlled by such indemnified Person and shall provide such information with respect thereto as the indemnifying Person may reasonably request.

       5.7    Temporary Investments.

       All Property in the form of cash not otherwise invested shall be deposited for the benefit of the Partnership in one or more accounts of the Partnership, NewTelco, WirelessCo or any other
Subsidiary of the Partnership in which the Partnership and MinorCo own, in the aggregate, directly or indirectly, one hundred percent
(100%) of the outstanding equity interests, maintained in such financial institutions as the Management Committee shall determine, or shall be invested in accordance with the guidelines set forth in
Schedule 5.7 hereto (which guidelines may be modified from time to time by the Management Committee), or shall be left in escrow, and withdrawals shall be made only for Partnership purposes on such signature or signatures as the Management Committee may determine from time to time.

       5.8    Deadlocks.

            (a)    Escalation Procedures.  Upon the occurrence of a Deadlock
Event, the General Partners shall first use their good faith efforts to resolve such matter in a mutually satisfactory manner. If, after such efforts have continued for twenty (20)


days, no mutually satisfactory solution has been reached, the General
Partners shall resolve the Deadlock Event as provided herein:

                   (i) The General Partners shall (at the insistence of any of them) refer the matter to the chief executive officers of their respective Parents for resolution.

                   (ii) Should the chief executive officers of the Parents fail to resolve the matter within ten (10) days after it is referred to them, each General Partner (or any group of General Partners electing to act together) shall prepare a brief (a "Brief"), which includes a summary of the issue, its proposed resolution of the issue and considerations in support of such proposed resolution, not later than ten (10) days following the failure of the chief executive officers to resolve such dispute, and such Briefs shall be submitted to such reputable and experienced mediation service as is selected by the Management Committee by Required Majority Vote or, failing such selection, by the Chief Executive Officer (the "Mediator"). During a period of twenty (20) days, the Mediator and the General Partners shall attempt to reach a resolution of the Deadlock Event.

                   (iii) In the event that after such twenty (20) day period (or such longer period as the Management Committee may approve by Required Majority Vote (or, in the case of a Deadlock Event under Section 5.8(b)(iv) or 5.8(b)(v), by Unanimous Vote)), the General
       Partners are still unable to reach resolution of the Deadlock Event
       (such resolution to be evidenced by the requisite vote of the Management Committee with respect to the underlying matters), the Deadlock Event shall constitute a Liquidating Event as provided in
       Section 15.1(a)(iii) unless the Management Committee determines by Required Majority Vote (or, in the case of a Deadlock Event under Section 5.8(b)(iv) or 5.8(b)(v), by Unanimous Vote) not to dissolve.

            (b) Deadlock Event. A "Deadlock Event" shall be deemed to have occurred if (i) after failing to approve a Proposed Budget or Proposed
Business Plan for one Fiscal Year, the Management Committee has failed to approve a Proposed Budget or Proposed Business Plan for the next succeeding Fiscal Year prior to the commencement of such succeeding
Fiscal Year, (ii) the position of Chief Executive Officer is vacant for a period of more than sixty (60) days after at least two Partners with an aggregate of at least thirty-three percent (33%) of the Voting
Percentage Interests have proposed a candidate to fill such vacancy,
(iii) as of September 30 of any Fiscal Year covered by the Initial
Business Plan (excluding the Fiscal Year ending December 31, 1995) (A)
NewTelco has failed to achieve at least eighty-five percent (85%) of either of the Benchmarks specified to be achieved as of such date in the Initial Business Plan (or such amended Benchmarks as may be approved by the requisite vote of the Management Committee pursuant to
Section 5.1(j) or (k)) and (B) the Proposed Budget and Proposed
Business Plan for the immediately succeeding Fiscal Year have not been approved by a Required Majority Vote of the


Management Committee by January 1 of such succeeding Fiscal Year,
(iv) as of September 30 of any Fiscal Year covered by the Initial Business
Plan (excluding the Fiscal Year ending December 31, 1995) (A) NewTelco has failed to achieve at least seventy-five percent (75%) of either of the Benchmarks specified to be achieved as of such date in the Initial
Business Plan (or such amended Benchmarks as may be approved by the requisite vote of the Management Committee pursuant to Section 5.1(j) or (k)) and (B) the Proposed Budget and Proposed Business Plan for the immediately succeeding Fiscal Year have not been approved by a Unanimous Vote of the Management Committee by January 1 of such succeeding Fiscal Year, or (v) as of September 30, 2002, (A) NewTelco has failed to achieve at least fifty percent (50%) of either of the Additional Benchmarks adopted pursuant to Section 5.2(d) (or such amended Additional Benchmarks as may be approved by the Unanimous Vote of the Management Committee) and (B) the Proposed Budget and Proposed
Business Plan for the Fiscal Year ending December 31, 2003 have not been approved by a Unanimous Vote of the Management Committee by January 1, 2003.

            (c)    Failure to Satisfy Benchmarks.  On or prior to October 31,
1996, 1997, 1998, 1999 and 2002, the chief financial officer of the Partnership shall deliver to each Partner a certificate signed by the chief financial officer indicating the Partnership's performance relative to the Benchmarks or the Additional Benchmarks (as applicable) as of September 30 of such year. The determination of the chief financial officer as to the Partnership's performance with respect to the Benchmarks and the Additional Benchmarks shall be final and binding on the Partners unless a Partner delivers written notice to the other Partners and the Partnership within fifteen (15) days following its receipt of the chief financial officer's certificate indicating that such Partner objects to the determinations of the chief financial officer. In such event, the Partnership shall request the Accountants to determine whether the Benchmarks or the Additional
Benchmarks have been achieved. The Accountants shall be instructed to deliver written notice of their determination to each of the Partners and the Partnership no later than December 15 of such year, and the Partnership shall bear the costs and expenses of the Accountants in making such determination. The determination of the Accountants shall be final and binding on the Partners and the Partnership.

       5.9    Conversion to Corporate Form.

            (a) Procedures. In the event that the Management Committee shall determine by Required Majority Vote (or such other vote as may be required by Item B. of Schedule 5.1(j)) that it is desirable or helpful for the business of the Partnership to be conducted in a corporate rather than in a partnership form (for the purposes of conducting a public offering or otherwise), the Management Committee shall have the power to incorporate the Partnership in Delaware. In connection with any such incorporation of the Partnership, the Partners shall receive, in exchange for their Interests and any Preferred Interest, shares of capital stock of such corporation having the same relative economic interests and other rights as such Partners hold in the Partnership as set forth in this Agreement, subject in each case to (i) any modifications required solely as a result of the conversion to corporate form and (ii) modifications to the provisions of Section 5.1 to conform to the provisions relating to actions of stockholders and a board of directors set forth in the Delaware
General Corporation Law; provided, that the relative number of representatives on the board of directors and relative voting power of the outstanding equity interests of such corporation of each General
Partner shall be as nearly as practicable in proportion to the relative Voting Percentage Interests of the General Partners immediately prior to such incorporation. For purposes of the preceding sentence, each Partner's relative economic interest in the Partnership shall equal such Partner's Net Equity as compared to the Net Equity of all of the Partners, as determined in accordance with
Section 12.3 except that the Management Committee shall by Required
Majority Vote select a single Appraiser to determine Gross Appraised
Value. At the time of such conversion, the Partners shall enter into a stockholders' agreement providing for (i) rights of first refusal and other restrictions on Transfer equivalent to those set forth in Sections 13.1 through 13.4; provided that such restrictions shall not apply, following the initial Public Offering by the corporate successor to the Partnership, to sales in broadly disseminated Public
Offerings or sales in accordance with Rule 144 under the Securities
Act of 1933 (the "1933 Act"), including the manner of sale required by Rule 144 (whether or not applicable to such sale) and (ii) an agreement to vote all shares of capital stock held by them with respect to the election of directors of the corporation so as to duplicate as closely as possible the management structure of the Partnership as set forth in Section 5.1, modified as contemplated by the second sentence of this Section 5.9(a).

            (b) Registration Rights. Upon conversion to corporate form, the corporate successor to the Partnership shall grant to each of the Partners certain rights to require such successor to register under the 1933 Act the shares of capital stock received by the Partners in exchange for their Interests and Preferred Interest. Such rights shall be as approved by the Required Majority Vote of the Management
Committee, provided that the registration rights of each Partner shall be identical on a proportionate basis.

            (c) Preemptive Rights. Each Partner shall have preemptive rights, exercisable in accordance with procedures to be established by the Management Committee in connection with and following the conversion of the Partnership to corporate form, to purchase equity securities proposed to be issued from time to time by a corporate successor to the Partnership or its successor; provided, however, that no Partner shall have any such preemptive right with respect to any equity securities which, by a vote of the board of directors of such corporate successor that is equivalent to a Required Majority Vote, have been approved for issuance by such corporate successor in connection with (i) a Public Offering or (ii) any acquisition (including by way of merger or consolidation) by the corporate successor of the equity interests or assets of another entity that is not a Partner or its Affiliate in a transaction pursuant to which the purchase price is paid by delivery of such equity securities to the seller. A "Public Offering" means an offering by the corporate successor pursuant to a registration statement on a form applicable to the sale of securities to the general public.


                                  6. PARTNERSHIP OPPORTUNITIES; CONFIDENTIALITY

       6.1    Competitive Activities.

            (a) In General. For so long as any Person is a Partner, neither such Person nor any of its Controlled Affiliates shall engage in any Competitive Activity in the United States of America (including its territories and possessions other than Puerto Rico) except (i) through the Partnership and its Subsidiaries, (ii) pursuant to a Local
Operator Agreement or as contemplated or permitted thereby, (iii) following the expiration of the term of a Local Operator Agreement with respect to a Serving Area or during any renewal term that is non-exclusive with respect to a Serving Area, the provision of Wireline Exclusive Services in such Serving Area or, following the termination of a Local Operator Agreement, the provision of Wireline
Exclusive Services in all Serving Areas covered by such Local Operator
Agreement, (iv) subject to Section 6.1(d), as provided in Section
6.1(b) or 6.1(c), or (v) as permitted by Section 6.1(f), 6.3, 6.4, 6.5 or 9.1(b), or under Exhibit 2 to the Joint Venture Formation
Agreement. The term "Competitive Activity" means to bid on, acquire or, directly or indirectly, own, manage, operate, join, control or finance, or participate in the management, operation, control or financing of, or be connected as a principal, agent, representative, consultant, beneficial owner of an interest in any Person, or otherwise with, or use or permit its name to be used in connection with, any business or enterprise which (i) engages in the bidding for or acquisition of any Wireless Business license or engages in any Wireless Business or Wireline Business, or (ii) provides, offers, promotes or brands services that are within the Exclusive Services.

            (b) Bidding for Wireless Business Licenses. Except as permitted by Section 6.4, no Partner nor any of its Controlled Affiliates shall bid in the PCS Auction for any Wireless Business licenses unless (i) the Management Committee consents to such bid following consultation by such Partner with the Representatives of the other
Partners; or (ii) (A) WirelessCo has entered a bid or bids for such license, but a third-party bid has been entered which equals or exceeds the maximum amount that WirelessCo has determined to bid for such license, (B) if a vote was taken, such


Partner's Representative(s) voted in favor of WirelessCo's increasing the amount it would bid for such license, and (C) WirelessCo has determined not to increase its bid in response to such third party bid. The purchase price of a license purchased by or on behalf of a Partner pursuant to this
Section 6.1(b) shall be in addition to (and not credited against) such Partner's Auction Commitment. This Section 6.1(b) will not permit a
Partner or its Affiliate to bid for or acquire a Wireless Business license if the bidding for or acquisition of such license by a Partner or its Affiliate would otherwise violate (or cause the Partnership or any of the other Partners or their respective Affiliates to be in violation
of) the FCC's rules or orders relating to Wireless Business license cross-ownership, license attribution standards, and/or spectrum attribution or aggregation requirements, including Sections 20.6,
24.204 and 24.229(c) of the FCC's rules to be codified at 47 C.F.R.
20.6, 24.204 and 24.229(c).

            (c) Engaging in Competitive Wireless Activities. If any Partner or any of its Controlled Affiliates proposes to engage in any Competitive
Activity involving Wireless Exclusive Services other than as permitted by Section 6.1(b) (or through a Wireless Business license acquired as permitted by Section 6.1(b)), 6.3, 6.4, 6.5 or 9.1(b), then such
Partner shall first offer to the Partnership the opportunity for the Partnership or any of its Subsidiaries to engage, in lieu of such Partner and its Affiliates, in such Competitive Activity (whether by acquiring such interest itself or itself offering, promoting or branding such services) (the "Offer"), which Offer shall be made in writing and shall set forth in reasonable detail the nature and scope of the activity proposed to be engaged in, including all material terms of any proposed acquisition. The Partnership, for itself or any of its Subsidiaries (by Required Majority Vote of the Management
Committee pursuant to Section 9.7), shall have thirty (30) days from receipt of the Offer to accept or reject it. If the Partnership does not accept (for itself or any of its Subsidiaries), the Offer within such thirty (30) day period, it shall be deemed to have rejected the Offer, and the offering Partner or its Controlled Affiliate shall be permitted to engage in such Competitive Activity on terms no more favorable to such Partner or its Affiliate than those described in the Offer. If the Partnership, for itself or any of its Subsidiaries, accepts the Offer, the offering Partner and its Controlled Affiliates shall not pursue such opportunity to engage in such Competitive
Activity; provided, however, that if the Partnership or such Subsidiary, as applicable, does not within a commercially reasonable period of time after such acceptance take reasonable steps to pursue such opportunity, other than as a result of a violation of this Agreement or wrongful acts or bad faith on the part of the offering Partner or its Controlled Affiliates, then the offering Partner or its Controlled Affiliate shall be permitted to pursue such opportunity on terms no more favorable to the offering Partner than those terms described in the Offer. If the offering Partner or its Controlled Affiliate does not take reasonable steps to pursue such opportunity contemplated by the Offer within a reasonable period of time after acquiring the right to do so in accordance with the foregoing provisions of this Section 6.1(c)
(including, in the case of an acquisition, by entering into a definitive agreement (subject solely to obtaining the requisite regulatory approvals and other customary closing conditions) with respect to such acquisition within one hundred twenty (120) days thereafter), then it shall lose its right to pursue such opportunity and thereafter be required to reoffer the opportunity to do so to the Partnership in accordance with, and shall otherwise comply with, this Section 6.1(c). Notwithstanding the foregoing, a Partner shall not be permitted to present an Offer to the Partnership (or otherwise engage in any Competitive Activity involving
Wireless Exclusive Services in reliance on this Section 6.1(c)) (i) involving any Wireless Business other than PCS until one year following the completion of the PCS Auction (the "Lock-out Period"), or (ii) in any license area in which the Partnership or any of its Subsidiaries is otherwise engaged in the Wireless Business (including pursuant to an Affiliation Agreement), in any such case without a Unanimous Vote of the Management Committee pursuant to Section 9.7.

            (d) Wireless Business Affiliation Agreements. (i) Any Partner or Controlled Affiliate thereof that acquires or owns a Wireless Business license, or directly engages in a Wireless Business, as permitted by the exceptions provided by Sections 6.1(b), 6.1(c), 6.3(e), 6.3(h) and 9.1(b) to the prohibitions on Competitive Activities contained in
Section 6.1(a), shall, subject to applicable law, as a condition to the availability of such exceptions, offer to enter into an affiliation agreement with respect to such Wireless Business with WirelessCo on terms and conditions comparable to those which WirelessCo offers to other affiliated Wireless Businesses in similar situations (or if no such agreement then exists, such terms and conditions shall include a provision for competitive pricing), under which such Wireless Business will provide its services to the public as an affiliate of WirelessCo's business (as entered into with a Partner or its Controlled Affiliate or any other Person, an "Affiliation Agreement"). The Management Committee may waive compliance with all or any part of this Section 6.1(d) with respect to any transaction by Required Majority Vote of the Management Committee pursuant to Section 9.7.

                   (ii) Each Partner and its Controlled Affiliates shall also use all commercially reasonable efforts to cause any Affiliate of such Partner which acquires or owns a Wireless Business license, or otherwise engages in any Wireless Business, and provides services within the Exclusive Services, to (if WirelessCo so desires) enter into an Affiliation Agreement with WirelessCo.

            (e) Geographic Restrictions on Wireless Business. Unless approved by a Unanimous Partner Vote, the Partnership and its Subsidiaries will not engage in any Competitive Activities involving the Wireless Business or any Wireless Exclusive Services in the Philadelphia, Charlotte, Cleveland, El Paso, Jacksonville,


Knoxville, Omaha or Richmond MTAs, including bidding for or acquiring any PCS licenses therein; provided that, to the extent permitted by law, the Partnership and its Subsidiaries may (or, as provided in Sections
6.3(e) and 9.1(b), shall) enter into Affiliation Agreements with Persons engaged in Competitive Activities in such MTAs.

            (f) Unrestricted Activities. Nothing in this Section 6 shall prevent any Person from (i) providing any Non-Exclusive Services or engaging in any Excluded Business or (ii) complying with any applicable laws, rules or regulations, including those requiring that any facilities be made available to any other Person.

       6.2    Enforceability and Enforcement.

            (a) The Partners acknowledge and agree that the time, scope, geographic area and other provisions of Section 6.1 have been specifically negotiated by sophisticated parties and agree that such time, scope, geographic area, and other provisions are reasonable under the circumstances. If, despite this express agreement of the Partners, a court should hold any portion of Section 6.1 to be unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held to be unenforceable.

            (b) The Partnership shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages or posting any bond or other security, to prevent any breach of Section
6.1, which rights shall be cumulative and in addition to any other rights or remedies to which the Partnership may be entitled.

       6.3    General Exceptions to Section 6.1.

       The restrictions set forth in Section 6.1 on Competitive
Activities shall not be construed to prohibit any of the following actions by a Partner and its Controlled Affiliates except to the extent any such action would (i) cause the Partnership (including the ownership of its assets and the conduct of its business) to be in violation of any law or regulation or otherwise result in any restriction or other limitation on the Partnership's and its Subsidiaries' ownership of their respective assets or conduct of their respective businesses or (ii) in any way impair, prevent or delay the ability of WirelessCo to bid for or acquire or invest in (or enter into an Affiliation Agreement with) a Person holding a Wireless Business license during the Lock-out Period in any license area in which WirelessCo plans to engage in a Competitive Activity pursuant to or as set forth in the Wireless Strategic Plan:


            (a) The acquisition or ownership of any debt or equity securities of a Publicly Held Person, provided that such securities (i) were not acquired from the issuer thereof in a private placement or similar transaction, (ii) do not represent more than five percent (5%) of the aggregate voting power of the outstanding capital stock of any Person that engages in a Competitive Activity (assuming the conversion, exercise or exchange of all such securities held by such Partner or its Controlled Affiliates that are convertible, exercisable or exchangeable into or for voting stock) and (iii) in the case of debt securities, entitle the holder to receive only interest or other returns that are fixed, or vary by reference to an index or formula that is not based on the value or results of operations of such Person;

            (b) The acquisition (through merger, consolidation, purchase of stock or assets, or otherwise) of a Person or an interest in a Person, which engages (directly or indirectly through an Affiliate that is controlled by such Person) in any Competitive Activity if either
(i) such acquisition results from a foreclosure or equivalent action with respect to debt securities permitted to be held under Section
6.3(a) or (ii) the Competitive Activity does not constitute the principal activity, in terms of revenues or fair market value, of the businesses acquired in such acquisition or conducted by the Person in which such interest is acquired, provided, in each case, that such Partner or Controlled Affiliate divests itself of the Competitive
Activity or interest therein as soon as is practicable, but in no event later than twenty-four (24) months, after the acquisition unless the Management Committee approves the entering into of an Affiliation
Agreement with respect to such Competitive Activity pursuant to
Section 9.7;

            (c) The continued holding of an equity interest in a Person that commences a Competitive Activity following the acquisition of such equity interest if neither the Partner nor its Controlled Affiliate has any responsibility or control over the conduct of such Competitive
Activity, does not permit its name to be used in connection with such Competitive Activity and uses all commercially reasonable efforts, including voting its equity interest, to cause such Person either (i) to cease such Competitive Activity or (ii) to offer to enter into an Affiliation Agreement with the Partnership and its Subsidiaries;

            (d) The conduct of any Competitive Activity that is a necessary component of or an incidental part of the conduct of any Excluded
Business by a Partner or its Controlled Affiliates or the entering into of an arrangement with an independent third party for the provision of any services included in the Exclusive Services which is a necessary component of or an incidental part of the conduct of such Excluded Business, so long as, in each case, such Partner or Controlled Affiliate shall first use all commercially reasonable efforts to negotiate agreements with the Partnership or one of its Subsidiaries, which are reasonable in the independent judgment of both parties, pursuant to which the Partnership or such Subsidiary would provide such services included in the Exclusive Services on terms no less favorable to the Partner or such Controlled Affiliate than such Partner or Controlled Affiliate could obtain from an independent third party or could provide itself;

            (e) The ownership and operation by (i) a partnership of Sprint, TCI and Cox and/or their respective Affiliates of a PCS license and an associated Wireless Business in the Philadelphia MTA ("PhillieCo") and
(ii) any of Cox, Comcast and TCI or their Affiliates (acting singly or jointly through a partnership or other entity) of a PCS License and an associated Wireless Business in any of the Charlotte, Cleveland, El
Paso, Jacksonville, Knoxville, Omaha and Richmond MTAs, provided in each case that, subject to applicable law, such owners or entities holding the licenses enter into Affiliation Agreements with the Partnership and its Subsidiaries;

            (f) The conduct of any Competitive Activity involving the Wireless Business or any Wireless Exclusive Services involving the provision of any product or service that is an ancillary value-added addition to a Wireless Business and which does not itself require an FCC license
(including operator services, location services and weather, sports and other information services);

            (g)    The ownership and operation by Sprint's Controlled
Affiliates of their cellular businesses within the Sprint Cellular Service
Area;

            (h) The ownership and operation by Cox or its Affiliate of PioneerCo, so long as PioneerCo, subject to applicable law, enters into an Affiliation Agreement with the Partnership;

            (i) The continuing ownership by an Affiliate of Sprint of its current ownership interest in Iridium or the provision of any services by Iridium so long as Iridium is not an Affiliate of Sprint;

            (j) The ownership by a Controlled Affiliate of Comcast of any ownership interest in Nextel and the provision of any services by Nextel, subject to Section 6.4(f) of this Agreement;

            (k) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in American Mobile Systems
("AMS") or any ownership interest in Nextel into which TCI's AMS interest may be converted or exchanged or the provision of any services by AMS or by Nextel so long as Nextel is not an Affiliate of TCI; provided, however, that if AMS is an Affiliate of TCI at any time more than one year following the end of any fiscal year of AMS in which (i) AMS's revenue derived from Exclusive Services exceeds
$15,000,000 or (ii) AMS engages in the business of providing any Exclusive Service other than SMR or ESMR (as such terms are defined in Schedule 1.10(b)), then TCI will automatically (without any action required to be taken by the Partnership or any Partner) become an Exclusive Limited Partner; provided further if TCI becomes an Exclusive Limited Partner pursuant to this Section 6.3(k),
TCI will automatically (without any action required by the Partnership or any Partner) be returned to the status of General Partner if AMS ceases to be an Affiliate of TCI;

            (l) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in MTS Limited Partnership
("MTS") or the provision of any services by MTS so long as MTS is not an Affiliate of TCI;

            (m) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in General Communication
Inc. ("GCI") or the provision of any services by GCI so long as GCI is not an Affiliate of TCI;

            (n) The continuing ownership by a Controlled Affiliate of TCI of its current ownership interest in Western
Tele-Communications, Inc. ("WTCI") or the conduct by WTCI of its current business;

            (o)  Subject to the terms of the Teleport Contribution
Agreement, the continuing ownership by the Cable Partners or their respective Controlled Affiliates of the Comcast Teleport Assets, Cox
Teleport Assets and TCI Teleport Assets or the provision by any of TCG Inc., TCG Partners or the "Local Joint Ventures" (as defined in the Teleport Contribution Agreement) of Wireline Exclusive Services in the areas where such entities currently operate or commence operations after the date hereof as permitted by the Teleport
Contribution Agreement, provided that neither TCG Inc. or TCG
Partners, nor their respective Subsidiaries or the Local Joint
Ventures is offering or providing Wireline Exclusive Services to residential customers while such ownership continues, except in connection with certain trials of the provision of Wireline Exclusive
Services to residential customers conducted in conjunction with the Partnership or NewTelco;

            (p)  The provision and transport of Wireline Exclusive
Services by LEC properties owned by Controlled Affiliates of Sprint in the Current Sprint LEC Territory or in areas serviced by LEC properties subsequently acquired by Controlled Affiliates of Sprint in compliance with Section 6.5(f);

            (q)  The provision by Sprint's Controlled Affiliates of
"dial around" calling (e.g., dial 10333) calls; provided that in the case of a "dial around" 0+ or 1+ call originated on a NewTelco-subscribed line that is not a 75 Mile Plus Call, Sprint or its Controlled Affiliate shall bill the call and forward to NewTelco revenue equal to the lesser of (i) the amount that NewTelco would have charged for such call if it had been carried over NewTelco's facilities or (ii) the amount charged by Sprint for such call, in each case reduced by Sprint's costs of providing and billing such call;

            (r) The provision by Sprint's Controlled Affiliates of any calls that are not 75 Mile Plus Calls and are originated by a non-NewTelco customer;

            (s) The choice by Sprint's Controlled Affiliates of the method of termination for 75 Mile Plus Calls terminated to a non-NewTelco customer;

            (t)  The provision and transport by Sprint's Controlled
Affiliates of intra-LATA calls that are not 75 Mile Plus Calls if (but only for so long as) the calls cannot be carried over facilities owned by NewTelco or provided by Local Operators to NewTelco or leased by NewTelco from others (including Affiliates of Sprint) or if NewTelco chooses not to provide or transport such calls;

            (u)  The provision by any Controlled Affiliate of a Cable
Partner of Wireline Exclusive Services through a cable television system of such Controlled Affiliate so long as the revenues attributable to the provision of such Wireline Exclusive Services using the facilities of such cable television system do not constitute in any Fiscal Year more than one percent (1%) of the total revenues of such cable television system for such Fiscal Year;
provided that at such time as NewTelco commences providing Wireline
Exclusive Services within the territory served by such cable television system, the Partner whose Controlled Affiliate is providing such Wireline Exclusive Services pursuant to this Section
6.3(u) shall cause such Controlled Affiliate, promptly following the receipt of written notice from NewTelco, to offer to Transfer to NewTelco such Controlled Affiliate's business of providing Wireline
Exclusive Services in such territory, and to Transfer, lease or otherwise make available (at the election of such Controlled
Affiliate) to NewTelco the assets of such Controlled Affiliate that are utilized in the provision of Wireline Exclusive Services in such territory, such offer in each case to be on commercially reasonable terms. If NewTelco has not accepted such offer and NewTelco and such Controlled Affiliate have not agreed on alternative terms within sixty (60) days following NewTelco's receipt of such offer, such Controlled Affiliate shall be entitled to continue to conduct its business of providing Wireline Exclusive Services in such territory, subject to the limitation on revenues set forth in the first sentence of this Section 6.3(u); and

            (v)  Subject to the terms of any applicable Other CAP
Business Contribution Agreement, the continuing ownership by a Cable
Partner or its Controlled Affiliates of an Other CAP Business or the provision by any of such Other CAP Businesses of Wireline Exclusive
Services in the areas where such entities currently operate or commence operations after the date hereof as permitted by the applicable Other CAP Business Contribution Agreement, which areas, in the case of the Other CAP Businesses owned by Controlled
Affiliates of Comcast, shall consist of the following: (A) in the case of Comcast CAP of Philadelphia, Inc. and its majority-owned subsidiary
Eastern TeleLogic Corporation, the areas within the scope of Exhibit B (a copy of which previously has been provided to the Partners) to the Stockholders' Agreement for Eastern TeleLogic
Corporation dated November 5, 1992, and (B) in the case of M H
Lightnet, Inc. ("MHL"), to the extent of the areas located in Essex, Hudson, Middlesex, Morris, Somerset and Union Counties, New Jersey, that are south of US Interstate 80.

Notwithstanding anything to the contrary in this Section 6, any investment fund in which a Partner or any of its Affiliates has an investment (including pension funds) that invests funds on behalf of and has a fiduciary duty to third party investors shall be permitted to engage in or invest in entities engaged in any activity whatsoever; provided that, neither such Partner nor any of its Controlled Affiliates, directly or indirectly, exercises any management or operational control whatsoever in any such entity engaging in a Wireless Business or Wireline Business.

       6.4    Comcast Exceptions.

            The restrictions set forth in Section 6.1 shall not apply with respect to the following:

            (a) Subject to the limitations set forth in this Section 6.4, Comcast and its Controlled Affiliates may engage in any Competitive
Activities with respect to any Wireless Business in the Comcast Area.

            (b) Comcast and its Controlled Affiliates may participate in a bid for and/or acquire any interest in a 10 MHz PCS license only in any of the BTAs in the Philadelphia MTA or the Allentown, Pennsylvania BTA.
Comcast and its Controlled Affiliates may acquire any interest in a 10
MHz PCS license in any of the following cellular license areas in New
Jersey:  Hunterdon County, Middlesex County, Monmouth County and Ocean
County; provided, that at the time of such acquisition Comcast and its Controlled Affiliates own a controlling interest in a cellular license for such area and further provided, that the license area of such 10
MHz license shall not extend beyond such area in other than an immaterial manner. In the event Comcast and its Controlled Affiliates own a controlling interest in any such 10 MHz PCS license, then
Comcast and its Controlled Affiliates will, to the extent permitted by applicable law, provide for their customers receiving services under any such 10 MHz PCS license to receive roaming services from any of WirelessCo's or its Affiliate's businesses providing services under any PCS license (the "Partnership's Businesses"), subject to the conditions that (i) such roaming is technically feasible, (ii) such roaming is at competitive rates and on other terms and conditions reasonably acceptable to Comcast and its Controlled Affiliates, (iii) the Partnership's
Businesses support the features and services provided by Comcast and its Controlled Affiliates to their customers and (iv) subject to the same conditions, the Partnership's Businesses will provide for their customers to receive reciprocal roaming services from Comcast and its Controlled
Affiliates in the areas described above at such times as neither PhillieCo nor WirelessCo owns or has an affiliation with respect to a Wireless
Business license for such areas. Notwithstanding the foregoing, if the ownership by Comcast or any of its Controlled Affiliates of any 10 MHz
PCS license outside of the Philadelphia MTA (A) causes WirelessCo
(including the ownership of its assets and the conduct of its business) to be in violation of any law or regulation or otherwise results in any restriction or other limitation on WirelessCo's ownership of its assets or conduct of its business or (B) in any way impairs, prevents or delays the ability of WirelessCo to bid for or acquire a Wireless
Business license in any license area in which WirelessCo plans to engage in a Competitive Activity pursuant to or as set forth in the Wireless Strategic Plan or its then-current Approved Business Plan,
Comcast and its Controlled Affiliates will be prohibited from making such acquisition or, if such acquisition has already occurred, will cure the circumstances described above (including, if required, by divesting its ownership of the 10 MHz PCS license) within a commercially reasonable period of time after its receipt of notice from WirelessCo of the existence of such circumstances; provided that, in the event of such divestiture, Comcast and its Controlled
Affiliates will have the right to resell service in such area provided such resale shall occur using WirelessCo's facilities if they are available and it is technically feasible to do so.

            (c) Comcast and its Controlled Affiliates may engage in any Competitive Activities utilizing its currently held SMR assets within the territory covered by its current SMR licenses.

            (d) Comcast and its Controlled Affiliates may engage in any Competitive Activities with respect to any Wireless Business in the Kankakee, Illinois RSA cellular license area as well as the cellular license area served by Indiana Cellular Holdings, Inc., Harrisburg
Cellular Telephone Company, Aurora/Elgin Cellular Telephone Company,
Inc. and Joliet Cellular Telephone Company, Inc.; provided that such
Competitive Activities are confined to the geographic territories of the cellular licenses currently held by such businesses.

            (e) Comcast and its Controlled Affiliates may participate in regional marketing activities within the Comcast Area for the purpose of: (i) selling to its "In-Territory Customers" (as defined below) wireless services within the Washington, D.C., New York and Philadelphia MTAs;
and (ii) obtaining distribution from its "In-Territory Distributors" (as defined below) of wireless services within the Washington, D.C., New York and Philadelphia MTAs; provided that (A) Comcast and its


Controlled Affiliates do not maintain or deploy any sales personnel, sales office or other direct sales presence, or otherwise advertise or promote the Comcast brand or any other brand, in either the New York MTA or the Washington, D.C. MTA outside of the Comcast Area, (B) Comcast and its
Controlled Affiliates do not own or lease any wireless transmission facilities outside of the Comcast Area in connection therewith and (C) in obtaining the distribution contemplated by Section 6.4(e)(ii), Comcast and its Controlled Affiliates subcontract the provision of wireless services outside the Comcast Area to a third party provider only if such services cannot be subcontracted to WirelessCo without material adverse consequences for Comcast's and its Controlled Affiliates' ability to participate in such regional marketing activities. For the purposes hereof, an "In-Territory Customer" is a customer that has a business location in the Comcast Area and places the order for the services described above through Comcast and its Controlled Affiliates in the Comcast Area. For the purposes hereof, an "In-Territory
Distributor" is a distributor that has a business location in the Comcast Area and requires a regional contract be entered into by Comcast and its Controlled Affiliates in the Comcast Area. For purposes of this Section 6.4(e), the term "Comcast Area" shall include any area in which Comcast and its Controlled Affiliates at such time own a controlling interest in a PCS license which was permitted to be acquired under Section 6.4(b).

            (f) Comcast and its Controlled Affiliates may hold an interest in Nextel Communications, Inc. ("Nextel"), provided that (i) none of Comcast's or its Controlled Affiliates' Agents participate in or are present at any discussions, or receive any information, regarding
Nextel's PCS bidding strategies; and (ii) at the election of Comcast, no later than October 24, 1995, either (A) Comcast and its Controlled
Affiliates shall own securities representing less than 5.4% of the voting power and equity of all of the outstanding capital stock of Nextel, (B) no Agent of Comcast or any of its Controlled Affiliates shall be a director or officer of Nextel, and no director of Nextel shall be an appointee of Comcast or its Controlled Affiliates pursuant to any contractual right of Comcast and its Controlled Affiliates to appoint any director of Nextel, or (C) Comcast shall elect to become an Exclusive Limited Partner as of such date by giving written notice of such election to the Partnership; provided, however, that if Comcast and its Controlled Affiliates (x) fail to satisfy either of clauses (A) or (B) above at any time after October 24, 1995 or (y) acquire any additional common stock or other voting securities (or securities convertible into or exchangeable for common stock or voting securities) of Nextel (as to (y) only, other than as a result of (I) the exercise of its existing stock option to acquire 25,000,000 shares and warrants to acquire 230,000 shares (in each case as in effect as of October 24, 1994) and (II) the consummation of its required purchase obligation in the original amount of $50,000,000 under that certain Stock Purchase Agreement dated as of September 14, 1992, among
Comcast Parent, Comcast FCI, Inc. and Fleet Call, Inc., as


amended by that certain Amendment to Stock Purchase Agreement dated as of January 31, 1995 among Comcast Parent, Comcast FCI, Inc. and Nextel
(as the successor to Fleet Call, Inc.) (the "Nextel Purchase
Agreement")) then Comcast will automatically (without any action required to be taken by the Partnership or any Partner) become an Exclusive Limited Partner. Notwithstanding the preceding sentence, if
(1) such acquisition is the result of the exercise by Comcast and its Controlled Affiliates of preemptive rights granted under the Nextel
Purchase Agreement, (2) Comcast and its Controlled Affiliates exercise any available registration rights within ten (10) days following such exercise of preemptive rights or (if no registration rights are available) otherwise seek to Transfer such common stock as soon as practicable, and (3) all of the Nextel common stock so acquired is Transferred to a non-Affiliate of Comcast and its Controlled
Affiliates within two hundred forty (240) days of the date of acquisition thereof, then Comcast will automatically (without any action required by the Partnership or any Partner) be returned to the status of General Partner if it satisfies either of clauses (A) or (B) above and is not otherwise required to be an Exclusive Limited Partner under this Section 6.4(f). If Comcast has become an Exclusive Limited
Partner pursuant to this Section 6.4(f) and has on or before October 24, 1995, presented the Partnership in writing with a plan providing for the disposition of an ownership interest in Nextel such that following such disposition Comcast and its Controlled Affiliates will satisfy the requirements of clause (A) above, then Comcast will automatically (without any action required by the Partnership or any Partner) be returned to the status of General Partner at such time as such plan (or a substantially similar plan) is consummated if such consummation occurs prior to October 24, 1996 and if Comcast is not otherwise required to be an Exclusive Limited Partner under this
Section 6.4(f). If at any time following the date hereof Comcast and its Controlled Affiliates own more than 31% of the common stock of Nextel on a fully diluted basis (provided that at such time Nextel has a total market capitalization of at least $2,000,000,000), or own 50% or more of the common stock of Nextel on a fully-diluted basis
(regardless of Nextel's total market capitalization), Comcast shall provide written notice to the Partnership and to each other Partner of the acquisition of such ownership interest (or the occurrence of any event causing Comcast and its Controlled Affiliates to exceed such ownership threshold) within five (5) days of such acquisition (or the occurrence of such event). The other Partners will have the option, exercisable within ninety (90) days of the date of such notice, to purchase the Interest of Comcast at its Net Equity Value for cash at a closing to be held no later than ninety (90) days from the date such option is exercised. Such purchase shall occur in accordance with the procedures set forth in Section 12 as if Comcast is an "Adverse
Partner" and each of the other Partners is a "Purchasing Partner."

            (g) The term "Comcast Area" means (i) the following cellular license areas (or portions thereof) in New Jersey: Hunterdon NJ1 RSA,
New Brunswick MSA, Long Branch MSA, Trenton


MSA, Allentown, PA MSA, Philadelphia MSA, Ocean NJ2 RSA, Atlantic
City MSA, Vineland-Millville MSA, and Wilmington, DE MSA; (ii) Delaware;
(iii) Maryland RSA2; (iv) counties in Pennsylvania in which Comcast and its Controlled Affiliates engaged in the cellular business as of October 24, 1994, and all counties in Pennsylvania contiguous thereto; (v) the Philadelphia MTA; and (vi) minor overlaps into any territory adjoining any of the areas included in (i) - (v) required to efficiently provide services in such area.

            (h) The obligations under Section 6.1(d) shall not apply to Comcast and its Controlled Affiliates with respect to any Competitive
Activities permitted pursuant to this Section 6.4.

            (i) Comcast and its Controlled Affiliates may co-brand or package any Wireless Exclusive Services permitted to be provided pursuant to this Section 6.4 together with their cable television offerings;
provided that in such event the only brand name(s) which may be used for any such Wireless Exclusive Services are any of the following, any combination thereof or any variants thereof substantially similar thereto: Comcast, Comcast Cellular, Comcast Metrophone, Metrophone,
Comcast Cellular One and Cellular One, which Comcast represents are currently utilized by its cellular business in the Comcast Area as of the date hereof; provided further, however, that Comcast may request that the Partnership approve the use by Comcast and its Controlled
Affiliates of another brand name (other than that of an inter-exchange carrier), in which case the Partnership's consent to the use thereof will not be unreasonably withheld.

            (j) Comcast and its Controlled Affiliates may perform their respective obligations under the Facilities Lease Agreement between Metropolitan Fiber Systems of New Jersey, Inc. ("MFS") and
MHL dated June 30, 1993 (the "MFS Lease"), and under the terms of any agreement with MFS pursuant to which Comcast and its Controlled
Affiliates obtain the right to Transfer, lease or otherwise make available to NewTelco (pursuant to an Other CAP Business Contribution
Agreement) the assets or the use of the assets of the Other CAP
Business of MHL now subject to the MFS Lease; provided that any such agreement shall not expand the obligations of Comcast and its Controlled Affiliates as they now exist under the MFS Lease unless approved by the Management Committee.

       6.5    Overlaps.

            (a)  General.  That portion of any Current Sprint LEC
Territory that is overlapped by an Incumbent Cable Partner Cable
System as of October 24, 1994 is referred to herein as an "Existing
Overlap Territory". Schedule 6.5(a) (which is not intended to be binding or to alter in any way the determination of the actual
Existing Overlap Territory) provides an illustration of the Existing
Overlap Territories. The Partners will attempt to resolve such overlaps as provided in this Section 6.5.


            (b) Key Market. Sprint will use its commercially reasonable efforts to attempt to resolve the overlap in a key market that has been agreed upon by the Partners by effecting or causing its Controlled Affiliates to effect a swap of the LEC properties of Sprint and its Controlled Affiliates in such market for LEC properties in markets that are not serviced by Incumbent Cable
Partner Systems or by taking other commercially reasonable actions.

            (c) Other Markets. Sprint and the Cable Partners will discuss in good faith the resolution of conflicts in Existing Overlap
Territories in other markets. Actions to be considered by Sprint and the affected Cable Partner shall include (i) swapping conflicted LEC properties for LEC properties in markets that are not serviced by Incumbent Cable Partner Cable Systems, (ii) swapping conflicted cable television systems for cable television systems in markets that are outside the Current Sprint LEC Territories and (iii) taking other commercially reasonable actions to remove the conflict. In addition, to the extent permitted by law, Sprint and the affected Cable Partner will consider jointly providing through their respective Controlled
Affiliates a broadband network for cable television and wireline telephone systems in conflicted territories.

            (d)  OverlapCo.  Unless and until Sprint and the Cable
Partners are able to resolve by mutual agreement any conflicts in an Existing Overlap Territory, NewTelco will not be permitted to provide any Wireline Exclusive Services or Non-Exclusive Services to end users in such Existing Overlap Territory. If such conflict has not been resolved to the mutual satisfaction of Sprint and the affected
Cable Partner within one hundred eighty (180) days following the execution of this Agreement with respect to any Existing Overlap
Territory, one or more of the Cable Partners may (directly or through one or more partnerships consisting only of Cable Partners and their Controlled Affiliates), at any time thereafter commence the provision of Wireline Exclusive Services in such Existing Overlap Territory and accept the rights and benefits contemplated by this Section 6.5(d)
(each such business providing such services that has notified
NewTelco of its acceptance of such rights and benefits being hereinafter referred to as "OverlapCo" unless and until it thereafter notifies NewTelco that it has ceased accepting such rights and benefits). Any Partner or Partners establishing OverlapCo shall within five (5) days following the formation of OverlapCo give notice thereof to the Management Committee and the other Partners. Each
OverlapCo will provide services only within the Existing Overlap
Territory for which it is formed and such adjacent non-overlap territories as Sprint and the Cable Partners agree are necessary on a market-by-market basis so that the service area of OverlapCo is of sufficient size for commercial operation.

            OverlapCo will be permitted to contract with the operator of the Incumbent Cable Partner System in the Existing Overlap
Territory to develop Local Operator Facilities and to


provide the types of services within the Existing Overlap Territory that are contemplated to be provided by Local Operators under the Local
Operator Agreements. OverlapCo will operate under a brand (other than the Sprint Brand) that it may develop or acquire. The Incumbent
Sprint LEC will operate under the Sprint Brand in the Existing
Overlap Territory.

            At the request of OverlapCo, NewTelco will enter into a support agreement with OverlapCo pursuant to which OverlapCo will have the right to acquire from NewTelco any or all of the products and services offered by NewTelco and otherwise receive support from NewTelco on the terms provided in such support agreement (which in any event shall be no less favorable to OverlapCo than the terms on which the Incumbent Sprint LEC is acquiring products and services, if any, from NewTelco). If any such support agreement is entered into with OverlapCo, the Incumbent Sprint LEC in the Existing Overlap
Territory shall have the right, with respect to products and services that it is acquiring or may in the future acquire from NewTelco, to acquire such products and services on a contract basis on terms no less favorable than the terms on which such products and services are provided to OverlapCo. The Partners will cooperate in good faith to ensure that, to the maximum extent possible in compliance with applicable law and regulation, NewTelco may provide products and services to OverlapCo and the Incumbent Sprint LEC as contemplated hereby.

            OverlapCo and the Incumbent Sprint LEC each will act as a nonexclusive distribution agent for products and services of WirelessCo. The terms of each such distribution agency agreement shall be substantially similar, except that OverlapCo may provide
WirelessCo products and services under the Sprint Brand as well as under any other brand that OverlapCo may develop or acquire.
WirelessCo may distribute its products and services directly in the Existing Overlap Territories.

            (e)  Non-Cable Partner Markets.  The Incumbent Sprint
LECs may continue to operate free of the restrictions of this Agreement in those portions of the Current Sprint LEC Territory that are not Existing Overlap Territories (the "Non-Overlap Areas").
NewTelco will not provide any Wireline Exclusive Services or Non-Exclusive Services to end users in the Non-Overlap Areas.
WirelessCo may distribute its services and products in the Non-Overlap Areas, and the Incumbent Sprint LECs will be nonexclusive agents for the distribution of WirelessCo products and services in the Non-Overlap Areas.

            If the Incumbent Sprint LEC determines to replace its existing plant in the Non-Overlap Areas with a broadband network and to offer cable television programming, the Cable Partners will provide strategic and technical advice and other consulting services to Sprint on terms reasonably satisfactory to each party, with the intent of permitting the Incumbent Sprint LEC to compete as effectively as possible in the cable television business. The service fee to be paid for such services will be negotiated in good faith by Sprint and the Cable Partners taking into account all relevant costs to the Cable Partners of providing such services.

            The Incumbent Sprint LECs operating in the Non-Overlap
Areas will have the right to acquire any or all of the products and services offered by NewTelco on a contract basis at arms'-length rates.

            (f)  Acquisition of Additional LECs.  Sprint and its
Controlled Affiliates will not acquire (and, since October 24, 1994, have not acquired) additional LEC properties (including by way of expansion of the Current Sprint LEC Territories) other than (i) LEC properties that service Households located entirely within the MSAs identified on Schedule 6.5(f) and (ii) LEC properties that service
Households located entirely in any non-MSA area; provided in each case that such acquisitions will be permitted only if the acquired
LEC properties do not overlap a territory (x) in which NewTelco is then operating or which is subject to a Local Operator Agreement between NewTelco and the operator of the cable television system in such territory (whether or not operations have commenced) or (y) in which a Cable Partner or its Affiliates owns a cable television system if such Cable Partner or Affiliate is scheduled, in accordance with the then-current Master Roll-Out Schedule, to enter into a Local
Operator Agreement with NewTelco, or with respect to which such Cable
Partner or Affiliate has requested an accelerated roll-out in accordance with Exhibit 2 to the Joint Venture Formation Agreement.
If Sprint or its Controlled Affiliates acquire additional LEC properties in accordance with this Section 6.5(f), the Cable Partners and their Controlled Affiliates may provide Wireline Exclusive
Services through OverlapCo or pursuant to Section 6.5(h) in the territories served by such LEC properties.

            (g) Acquisition of Additional Cable Properties. Unless they comply with the provisions of this Section 6.5(g), neither the Cable Partners nor any of their Controlled Affiliates will (i) prior to October 24, 1997, acquire any cable television system that serves more than five percent (5%) of the Households in any of the Cincinnati, Ohio, Rochester, New York, or Lincoln, Nebraska MSAs or
(ii) acquire any cable television system (other than an Incumbent
Cable Partner Cable System) the Households Passed by which on the date of such acquisition would cause (together with the Households
Passed by all other cable television systems then owned by such Cable
Partner and its Controlled Affiliates in such state, other than Households
Passed located in the Existing Overlap Territories and in the Affiliate
Territories) an overlap of more than five percent (5%) of the Households serviced (as calculated by Sprint as of the end of each calendar year in accordance with the requirements of Form M (or any successor form) required to be filed by Tier 1 LECs pursuant to 47 C.F.R. Part 43, which calculation shall be set forth in a written notice delivered to each Cable
Partner within five (5) Business Days of the date that the Sprint LECs file Form M with the FCC) in any state by an


Incumbent Sprint LEC (or group of Incumbent Sprint LECs in states where multiple Sprint LECs provide service) then owned by Sprint and its Controlled Affiliates or by any LEC (or LECs) then owned by Sprint and its Controlled Affiliates that was acquired by Sprint and its Controlled Affiliates prior to such time in compliance with Section 6.5(f). In the case of any acquisition not otherwise permitted by this Section 6.5(g), the Cable Partner making or whose Controlled Affiliate is making such acquisition will use all commercially reasonable efforts to divest or cause such Controlled
Affiliate to divest as promptly as practicable that portion of the acquired cable properties that exceeds the "five percent (5%)" limit in the applicable of clause (i) or (ii) of the first sentence of this
Section 6.5(g). Such divestiture may be delayed to the extent necessary to comply with applicable laws and regulations or to avoid materially adverse tax consequences; provided that the Cable Partner must use all commercially reasonable efforts to obtain promptly any consents and approvals necessary for such divestiture to comply with applicable laws and regulations; and provided further, any delay attributable to the avoidance of materially adverse tax consequences shall not continue for longer than the earlier to occur of (i) the expiration of such time period as is necessary to avoid such material adverse tax consequences and (ii) the first Business Day following the fifth anniversary of the Cable Partner's acquisition of such property.

            If an overlap is created by the acquisition of cable properties by a Cable Partner or its Controlled Affiliates in a territory referred to in the first sentence of this Section 6.5(g), but the applicable cable properties are not required by the immediately preceding paragraph to be divested, if a governmental agency or court requires divestiture by Sprint or its Controlled
Affiliate or by the Cable Partner or its Controlled Affiliate of one of the properties giving rise to such overlap, the Cable Partner making the acquisition will be responsible for taking actions necessary to satisfy the requirements of such governmental agency or court, including (if necessary) divesting the conflicted cable television system.

            If an overlap is created by the acquisition of cable properties by a Cable Partner in a territory referred to in the first sentence of this Section 6.5(g), and the Cable Partner is not required to divest such cable properties pursuant to the first paragraph of this Section 6.5(g), (i) the provisions of
Section 6.5(e) (including the rights accorded to the Incumbent Sprint
LEC) shall apply to such conflicted areas to the same extent as if it were a Non-Overlap Area, and (ii) no Cable Partner nor any of its Controlled Affiliates will be permitted to provide Exclusive Wireline
Services or Non-Exclusive Services through OverlapCo or NewTelco in the conflicted area.

       The acquisition by a Cable Partner or its Controlled
Affiliates after October 24, 1994 of additional equity interests in a Local Operator in which it owned an equity interest as of October 24, 1994, shall not be construed for purposes of this


Section 6.5(g) to be an acquisition of a cable television system; provided, however, that if such an acquisition causes such Local Operator to become a Controlled Affiliate of such Cable Partner, (i) such acquisition shall be deemed for purposes of this Section 6.5(g) to be an acquisition of a cable television system to the extent of any expansion by acquisition of additional cable television systems of the geographic area serviced by the cable television system(s) owned by such Local Operator beyond the geographic area serviced by such cable television system(s) as of October 24, 1994 (the "Affiliate
Territories"), and (ii) thereafter, any acquisition of a cable television system by such Local Operator shall be subject to the limitations set forth in this Section 6.5(g).

            (h) Non-OverlapCo Markets. If a conflict with respect to an Existing Overlap Territory has not been resolved by mutual agreement of Sprint and the Cable Partners in accordance with Section
6.5(d), and Wireline Exclusive Services are not then being provided in such Existing Overlap Territory by an OverlapCo, the Cable Partner or its Affiliate that operates the Incumbent Cable Partner Cable
System in such Existing Overlap Territory may provide Wireline
Exclusive Services in such Existing Overlap Territory free of the restrictions of this Agreement, but shall not be entitled to any of the rights or benefits available to OverlapCo under this Agreement.

       6.6    Freedom of Action.

       Except as set forth in this Section 6, no Partner or Affiliate shall have any obligation not to (i) engage in the same or similar activities or lines of business as the Partnership or its Subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Partnership or its Subsidiaries, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Partnership or its Subsidiaries, (iii) do business with any client or customer of the Partnership or its Subsidiaries, or (iv) employ or otherwise engage a former officer or employee of the Partnership or its Subsidiaries.

       6.7    Confidentiality.

            (a) Maintenance of Confidentiality. Each Partner and its Controlled Affiliates and the Partnership (each a "Restricted
Party"), shall cause their respective officers and directors (in their capacity as such) to, and shall take all reasonable measures to cause their respective employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to, keep secret and maintain in confidence all confidential and proprietary information and data of the Partnership and the other


Partners or their Affiliates disclosed to it (in each case, a "Receiving
Party") in connection with the formation of the Partnership and the conduct of the Partnership's business and in connection with the transactions contemplated by the Joint Venture Formation Agreement
(the "Confidential Information") and shall not, shall cause their respective officers and directors not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose Confidential Information to any Person other than the Partners, their Controlled Affiliates and their respective Agents that need to know such Confidential Information, or the Partnership.
Each Partner further agrees that it shall not use the Confidential
Information for any purpose other than monitoring and evaluating its investment, determining and performing its obligations and exercising its rights under this Agreement. The Partnership and each Partner shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Affiliates or any of their respective
Agents.  The measures taken by a Restricted Party to protect
Confidential Information shall not be deemed unreasonable if the measures taken are at least as strong as the measures taken by the disclosing party to protect such Confidential Information.

            (b) Permitted Disclosures. Nothing herein shall prevent any Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives in the course of the business of the Partnership which:

                   (i) has been published or is in the public domain, or which subsequently comes into the public domain, through no fault of the Receiving Party;

                   (ii)   prior to receipt hereunder (or under that certain
       Agreement for Use and Non-Disclosure of Proprietary Information, dated as of May 4, 1994, among Affiliates of the Partners) was properly within the legitimate possession of the Receiving Party or, subsequent to receipt hereunder (or under such agreement), is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further disclosure;

                   (iii)       is independently developed by the Receiving
       Party through Persons who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

                   (iv) is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such Confidential Information shall cease to be confidential and proprietary information covered by this Agreement only to the extent of the disclosure so consented to;

                   (v) subject to the Receiving Party's compliance with paragraph (d) below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential Information to the extent covered by a protective order or its equivalent shall otherwise continue to be Confidential Information required to be held confidential for purposes of this Agreement; or

                   (vi) subject to the Receiving Party's compliance with paragraph (d) below, is required to be disclosed by applicable law or a stock exchange or association on which such Receiving Party's securities (or those of its Affiliate) are listed.

            (c) Notwithstanding this Section 6.7, any Partner may provide Confidential Information (i) to other Persons considering the acquisition (whether directly or indirectly) of all or a portion of such Partner's Interest in the Partnership pursuant to Section 13 of this Agreement, (ii) to other Persons considering the consummation of a Permitted Transaction with respect to such Person or (iii) to any financial institution in connection with borrowings from such financial institution by such Partner or any of its Controlled
Affiliates, so long as prior to any such disclosure such other Person or financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the Partners and the Partnership in this Section 6.7.

            (d) In the event that any Receiving Party (i) must disclose Confidential Information in order to comply with applicable law or the requirements of a stock exchange or association on which such Receiving Party's securities or those of its Affiliates are listed or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations, or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the case of clause (ii), (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the Receiving Party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense, and (B) failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving
Party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

            (e) Any press release concerning the formation and operation of the Partnership shall be approved in advance by a Required Majority Vote of the Management Committee.

            (f) The obligations under this Section 6.7 shall survive for a period of two (2) years from (i) as to all Partners and their respective Controlled Affiliates, the termination of the Partnership and (ii) as to any Partner and its Controlled Affiliates, such Partner's withdrawal therefrom (or otherwise ceasing to be a Partner); provided that such obligations shall continue indefinitely with respect to any trade secret or similar information which is proprietary to the Partnership and provides the Partnership with an advantage over its competitors.

            (g) All references in this Section 6.7 to the Partnership shall, unless the context otherwise requires, be deemed to refer also to each Subsidiary of the Partnership.


                                  7    .  LOCAL OPERATOR AGREEMENT

       Promptly following the adoption of the form of Local Operator
Agreement to be entered into by Cable Subsidiaries in accordance with
Section 5.2(a), the Partners will amend this Section 7 to set forth the obligations of the Partners with respect to certain matters addressed in Exhibit 2 to the Joint Venture Formation Agreement, including (i) the obligations of Cable Subsidiaries to enter into Local Operator Agreements, (ii) the right of first opportunity to be accorded to Local Operators to develop facilities for use by NewTelco, (iii) the servicing of large business customers and (iv) the right of the Cable Partners to accelerate the provision of Wireline Exclusive Services in certain geographic areas.


                                  8    .  ROLE OF EXCLUSIVE LIMITED PARTNERS

       8.1    Rights or Powers.

       The Exclusive Limited Partners shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way.


       8.2    Voting Rights.

       The Exclusive Limited Partners shall have the right to vote only on the matters specifically reserved for the vote or approval of Partners (including the Exclusive Limited Partners) set forth in this Agreement, including those matters listed on Schedule 5.1(l) hereto.


                                9. TRANSACTIONS WITH PARTNERS; OTHER AGREEMENTS

       9.1    Sprint Cellular.

            (a) The Partners shall negotiate in good faith terms pursuant to which Sprint will make available or Transfer to WirelessCo certain assets, expertise and services relating to its cellular operations, including certain senior level management and technical expertise from its cellular headquarters and regional operations, as well as other core employees and capabilities such as administrative services and intellectual property.

            (b) In the event (i) WirelessCo is the winning bidder in the PCS Auction for a PCS license with respect to a license area and Sprint and its Controlled Affiliates have an ownership interest in a cellular business or businesses (a "Sprint Cellular Business") having a service area which is included within such license area in whole or in part (an "Overlap Cellular Area") or (ii) WirelessCo has decided, within thirty (30) months from the date of this Agreement, to acquire a PCS license in a license area which includes an Overlap Cellular
Area; and as a result of Sprint's ownership interest in a Sprint
Cellular Business WirelessCo would not be awarded on an unconditional basis (in the event of clause (i) above) or be permitted to acquire
(in the event of clause (ii) above) such PCS license under FCC rules and regulations relating to CMRS spectrum cap limitations, then
Sprint agrees that it will divest such portion of such Sprint
Cellular Business, within the time period provided by FCC rules in the event of clause (i) above, and as soon as commercially reasonable
(e.g., to avoid "fire sale" prices) in the event of clause (ii) above, or take any other action as is necessary, so that WirelessCo will not be impaired from holding or acquiring such PCS license.
Nothing herein prevents one or more Partners from acquiring such PCS license if Sprint is unable to divest the overlap property in a timely manner, provided that, subject to applicable law, such Partner or Partners enter into an Affiliation Agreement with the Partnership and its Subsidiaries. This Section 9.1(b) shall not require Sprint to divest, or take any other action with respect to, any of the Sprint Cellular Businesses in the Charlotte, Cleveland, El Paso,
Jacksonville, Knoxville, Omaha or Richmond MTAs.


       9.2    Sprint Brand Licensing Agreement.

            (a) Simultaneously with the execution of this Agreement, the Partnership and Sprint have entered into an assignment and acceptance agreement in the form attached as Exhibit 9.2(a)(i), pursuant to which the Partnership and its Subsidiaries will assume the rights and obligations of Sprint under the trademark license agreement between Sprint Communications and Sprint, a copy of which is attached hereto as Exhibit 9.2(a)(ii) (the "Trademark License").
Pursuant to such assignment and acceptance agreement, the Partnership and its Subsidiaries will be provided with a national brand license to market their respective national Wireline and Wireless Businesses
(excluding Wireline Businesses relating to the Comcast Teleport
Assets, Cox Teleport Assets and TCI Teleport Assets).

            (b)  On the First Closing Date, the Partnership and
Sprint will enter into an assignment and acceptance agreement in form attached as Exhibit 9.2(a)(i), pursuant to which the Partnership and its Subsidiaries will assume the rights and obligations of Sprint under the trademark license agreement between Sprint Communications and a Controlled Affiliate of Sprint, the terms of which are set forth on Exhibit 9.2(b) (the "Teleport Trademark License"). Pursuant to such assignment and acceptance agreement, the Partnership and its Subsidiaries will be provided with a national brand license to market their Wireline Businesses relating to the Comcast Teleport Assets,
Cox Teleport Assets and TCI Teleport Assets.

       9.3    Joint Marketing Agreement.

       Following the execution of this Agreement, each Partner agrees to (i) negotiate in good faith regarding the definitive terms of a joint marketing agreement among the Partnership, WirelessCo, NewTelco, each of the Partners and certain of their Affiliates reflecting the principles set forth on Exhibit 9.3, with such modifications and additions as the Partners shall negotiate in good faith and (ii) subject to the agreement of the Partners as to such definitive documentation, use all commercially reasonable efforts to cause such agreement to be executed and delivered as promptly as practicable following the execution of this Agreement.

       9.4    Services Agreement.

       Following the execution of this Agreement, each Partner agrees to (i) negotiate in good faith regarding the definitive terms of a services agreement to be entered into between the Partnership and Sprint Parent and its Controlled Affiliates (which services agreement shall provide for, among other things, the provision by Sprint Parent and its Controlled
Affiliates of certain network services to the Partnership and its Subsidiaries and for the purchase by Sprint Parent and its Controlled Affiliates
(excluding United Telephone Long Distance ("UTLD")


travel card calls, UTLD third party billed calls, UTLD collect calls and UTLD 800 service) of certain local access requirements from NewTelco) reflecting the principles set forth on Exhibit 9.4, with such modifications and additions as the Partners shall negotiate in good faith and (ii) subject to the agreement of the Partners as to such definitive documentation, use all commercially reasonable efforts to cause such agreement to be executed and delivered as promptly as practicable following the execution of this Agreement.

       9.5    Preferred Provider.

       The Partnership and its Subsidiaries shall contract with each Partner, its Affiliates and third parties, as appropriate, on a negotiated arms-length basis, for services they may require, which may include billing and information systems and marketing and sales services. The Partnership and its Subsidiaries may in the normal course of their respective businesses enter into transactions with the Partners and their respective Affiliates, provided that the Management Committee by the requisite vote pursuant to Section 9.7 has determined that the price and other terms of such transactions are fair to the Partnership and its Subsidiaries and that the price and other terms of such transaction are not less favorable to the Partnership and its Subsidiaries than those generally prevailing with respect to comparable transactions involving non-Affiliates of Partners. Subject to the foregoing, the Management Committee, acting in accordance with Section 9.7, may in its discretion elect from time to time to provide rights of first opportunity to various Partners or their Affiliates to provide services to the Partnership and its Subsidiaries; provided that the Management Committee shall have adopted, by Unanimous Vote, procedures (including conflict avoidance procedures) relating generally to such right of first opportunity arrangements, and the provision of such rights and all matters related to the exercise thereof shall be subject to and effected in a manner consistent with such procedures. The Partnership and its Subsidiaries are expressly authorized to enter into the agreements expressly referred to in this Section 9.

       9.6    MFJ

       Each Partner agrees that neither it nor any of its Controlled
Affiliates shall take any action which (i) causes such Partner or the Partnership to become a BOC or (ii) which causes the Partnership to become a BOC Affiliated Enterprise or an entity subject to any restriction or limitation under Section II of the MFJ if, in the case of an event specified in clause (ii) above, such event would have a material adverse effect on the business, assets, liabilities, results or operations, financial condition or prospects of the Partnership and its Subsidiaries.


       9.7    Interested Party Transactions.

       Any contract, agreement, relationship or transaction between the Partnership or any of its Subsidiaries, on the one hand, and any Partner or any Person in which a Partner (or any of its Controlled
Affiliates) has a direct or indirect material financial interest
(other than the Partnership, MinorCo, PhillieCo and their respective
Subsidiaries) or which has a direct or indirect material financial interest in such Partner (provided that a Person shall not be deemed to have such an interest solely as a result of its ownership of less than 10% (by value) of the outstanding economic interests in a Publicly Held Parent of a Partner (or a Publicly Held Intermediate
Subsidiary of such Parent)) (each, an "Interested Person") on the other hand, shall be approved and all decisions with respect thereto
(including a decision to accept or reject an Offer pursuant to Section 6.1(c), the determination to amend, terminate or abandon any such contract or agreement, whether there has been a breach thereof and whether to exercise, waive or release any rights of the Partnership with respect thereto) shall be made (after full disclosure by the interested Partner of all material facts relating to such matter) by the Management Committee (with the Representatives of the interested Partner(s) absent from the deliberations and abstaining from the vote with respect thereto) by the requisite affirmative vote of the Representatives of the disinterested General
Partners. Each of the Cable Partners shall be deemed to be an interested Partner with respect to any action to be taken by the Partnership or NewTelco under the Teleport Contribution Agreement, including any election, decision or other action by the Partnership or NewTelco relating to the exercise of its rights under Article XI thereof. For purposes of the foregoing, a disinterested General
Partner is a General Partner that is not a party to, and does not have an Interested Person that is a party to, the contract, agreement, relationship or transaction in question; provided that Sprint shall for all purposes be deemed a disinterested General
Partner with respect to any election, decision or other action by the Partnership or NewTelco under the Teleport Contribution Agreement.

       9.8  Access to Technical Information

       Subject to the provisions of Sections 6 and 11.4 of this Agreement and to applicable confidentiality restrictions, the Partnership and its Subsidiaries shall grant to each Partner and its Controlled Affiliates access to Technical Information. Such access shall be granted at such reasonable times and locations and on such other reasonable terms as the Management Committee may approve by Required Majority Vote pursuant to Section 9.7. Subject to Section
6, the Partnership and its Subsidiaries shall grant to any such Partner or its Controlled Affiliate a license to use any Technical Information Rights to which it is granted access pursuant to this Section 9.8, which license shall provide for royalties and fees and other terms and conditions that are generally prevailing with respect to comparable transactions involving unrelated third parties and are at least as favorable to such Partner or its Controlled Affiliate as those generally prevailing with respect to comparable licenses (if any) granted to non-Affiliates of Partners.

       9.9    Parent Undertaking.

       Simultaneously with the execution of this Agreement, each Parent has executed and delivered to the Partnership and the other
Partners a Parent Undertaking.

       9.10   Certain Additional Covenants.

            (a) Each Cable Partner agrees that for so long prior to October 24, 1999, as it is a Partner, neither it nor any of its Controlled Affiliates will engage in any transaction or series of related transactions, other than a Permitted Transaction, in which cable television system assets owned directly or indirectly by the Parent of such Partner are Transferred if, after giving effect to such transaction or the last transaction in such series of related transactions, the number of basic subscribers served by the cable television systems in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of such Partner, directly and indirectly through its Controlled Affiliates, is equal to twenty-five percent (25%) or less of the number of basic subscribers served by the cable television systems in the United States of America (including its territories and possessions other than Puerto Rico) owned by the Parent of such Partner, directly and indirectly through its Controlled Affiliates, before giving effect to such transaction or the first transaction in such series of related transactions.

            (b) Sprint agrees that for so long prior to October 24, 1999, as it is a Partner, neither it nor any of its Controlled
Affiliates will engage in any transaction or series of related transactions, other than a Permitted Transaction, in which long distance telecommunications business assets owned directly or indirectly by Sprint Parent are Transferred if, after giving effect to such transaction or the last transaction in such series of related transactions, the number of customers served by the long distance telecommunications business in the United States of America
(including its territories and possessions other than Puerto Rico) owned by Sprint Parent, directly and indirectly through its Controlled Affiliates, is equal to twenty-five percent (25%) or less of the number of customers served by the long distance telecommunications business in the United States of America
(including its territories and possessions other than Puerto Rico) owned by Sprint Parent, directly and indirectly through its Controlled Affiliates, before giving effect to such transaction or the first transaction in such series of related transactions.


       9.11   PioneerCo Preemptive Rights.

       The PioneerCo Partnership Agreement will provide that an Affiliate of Cox and the Partnership (or a Subsidiary of the Partnership) will have certain put and call rights that may result in the acquisition by the Partnership of such Cox Affiliate's interest in PioneerCo in exchange for an additional Interest in the Partnership. At the time of such exchange, each of the Partners
(other than Cox) will be permitted to make Additional Capital
Contributions in cash up to the amount necessary to permit such Partner to avoid any reduction in its Percentage Interest as a consequence of such exchange (assuming that all such other Partners were to exercise such right).

       9.12   Foreign Ownership.

            (a)    Certain Definitions and Concepts.  For purposes of this
Section 9.12:

                   (i) "Foreign Ownership Restriction" means any federal law or regulation restricting the amount of ownership or voting control that may be held by non-citizens of the United States in holders of licenses or other authorizations issued by the FCC or in Persons controlling such holders (including 47 U.S.C. 310(b) and the rules and regulations promulgated thereunder by the FCC).

                   (ii) "Covered Licensee" means any of the Partnership or any Subsidiary thereof that holds any license or other authorization issued by the FCC or that controls the holder of any license or other authorization for purposes of any Foreign Ownership Restriction.

                   (iii) "Foreign Ownership Threshold" means, with respect to any Covered Licensee, the maximum amount of foreign ownership or foreign voting control of such Covered Licensee that is permitted by any Foreign Ownership Restriction applicable to such Covered Licensee, less the amount of foreign ownership or foreign voting control of such Covered Licensee that is attributable from any Person other than a Partner.

                   (iv) "Foreign Ownership Safe Harbor" means, with respect to any Covered Licensee, ninety percent (90%) of the Foreign Ownership
       Threshold of such Covered Licensee.

                   (v)    Except as provided in clause (vi) of this Section
       9.12(a), a Partner's "Attribution Cap" equals, with respect to the Foreign Ownership Threshold of any Covered Licensee:

                           (A)  in the case of Sprint, the product of
            the Percentage Interest of Sprint times twenty-eight percent (28%), and


                           (B)  in the case of any Cable Partner, the
            product of (x) the Foreign Ownership Threshold of such Covered Licensee minus Sprint's Attribution Cap times (y) the Percentage Interest of such Cable Partner divided by the aggregate Percentage Interests of all Cable Partners.

                 (vi)   Notwithstanding clause (v) of this Section 9.12(a), if
       (A) the proposed transaction among Deutsche Telekom, France Telecom and Sprint Parent providing for the purchase by Deutsche Telekom and France
       Telecom of certain shares of stock of Sprint Parent is abandoned without the consummation of all of the stock purchases contemplated thereby and (B) definitive agreements with respect to a similar alternative transaction with a non-citizen of the United States have not been entered into by Sprint Parent prior to the second anniversary hereof or such transaction has not been consummated prior to the third anniversary hereof, then, with respect to any Covered Licensee, each Partner's Attribution Cap shall equal the product of the Percentage
       Interest of such Partner times the Foreign Ownership Threshold of such Covered Licensee.

            (b)    Covenant Regarding Foreign Ownership.  Subject to Section
9.12(c), no Partner shall cause or permit the amount of foreign ownership or foreign voting control attributable to any Covered
Licensee from such Partner and its Controlled Affiliates (determined in accordance with the method of attribution prescribed in the applicable Foreign Ownership Restrictions) to exceed the Attribution
Cap of such Partner applicable to such Covered Licensee, increased by any portion of any other Partner's applicable Attribution Cap that such other Partner has authorized such Partner to use for purposes of determining compliance with this Section 9.12(b), and decreased by any portion of such Partner's applicable Attribution Cap that such Partner has authorized any other Partner to use for purposes of determining compliance with this Section 9.12(b).

            (c) Right to Cure Potential Violations. So long as a Partner and its Controlled Affiliates are using their respective commercially reasonable efforts to cause the amount of foreign ownership and foreign voting control attributable to each Covered Licensee from such Partner and its Controlled Affiliates to be reduced below the maximum amount permitted by Section 9.12(b) (without regard to this Section
9.12(c)), such Partner shall not be deemed to be in violation of its covenant in Section 9.12(b) until the earlier of:

                   (i) such time as the aggregate amount of foreign ownership or foreign voting control attributable to any Covered Licensee
       (including the foreign ownership and foreign voting control attributable from such Partner and its Controlled Affiliates) exceeds the Foreign
       Ownership Safe Harbor, or


                   (ii) thirty (30) days after such Partner receives written notice from any other Partner that such other Partner or any of its Controlled Affiliates desires to engage in any transaction permitted by section 9.12(b) that, if consummated, would cause the aggregate amount of foreign ownership or foreign voting control attributable to any Covered Licensee to exceed the Foreign Ownership Safe Harbor if the foreign ownership attributable to such Covered Licensee from such Partner and its Controlled Affiliates continued to exceed the maximum amount permitted by Section 9.12(b).

            (d)    Authorization to Use the Attribution Cap of Another Partner.
Any authorization by one Partner to another Partner of the right to use any portion of the authorizing Partner's applicable Attribution
Cap for purposes of determining compliance with Section 9.12(b) shall be evidenced by a written instrument delivered by the authorizing
Partner to the Partnership and each other Partner.

       9.13   Advertising Fund.

            (a)    As and when reasonably determined by the Chief Executive
Officer following the adoption of the Initial Business Plan (or as authorized by a Unanimous Vote of the Management Committee prior to such time), the Partnership and its Subsidiaries will purchase from the Cable Partners and their respective Cable Subsidiaries advertising availability on the cable television systems of such Cable
Subsidiaries having an aggregate value of $12,500,000. To the extent reasonably practicable, such purchases will be made from each Cable
Partner and its Cable Subsidiaries in the same ratio as the initial
Percentage Interest of such Cable Partner bears to the aggregate initial Percentage Interests of all of the Cable Partners. Following the completion of the purchases of advertising availability pursuant to Section 9.13(a), each of the Cable Partners shall make available to the Partnership and its Subsidiaries (from time to time as may be reasonably requested by the Chief Executive Officer and subject to availability) at no charge advertising availability on the cable television systems of the Cable Partners and their Cable Subsidiaries having an aggregate value of $12,500,000, with the aggregate value of the advertising availability provided by each Cable Partner and its Cable Subsidiaries to equal the aggregate value of the advertising availability purchased from the Cable Subsidiaries of such Cable
Partner pursuant to this Section 9.13(a). The advertising availability obtained by the Partnership and its Subsidiaries under this Section 9.13(a) shall be utilized for the advertisement of Sprint-branded products and services offered by the Partnership and its Subsidiaries.

            (b) As and when reasonably determined by Sprint Parent following the date hereof, the Partnership and its Subsidiaries will purchase from the Cable Partners and their respective Cable Subsidiaries advertising availability on the cable television systems of such Cable Subsidiaries having an aggregate value of $12,500,000. To the extent reasonably practicable, such purchases will be made from each Cable Partner and its Cable Subsidiaries in the same ratio as the initial Percentage Interest of such Cable Partner bears to the aggregate initial Percentage Interests of all of the Cable
Partners. Following the completion of the purchases of advertising availability pursuant to this Section 9.13(b), each of the Cable Partners shall make available to the Partnership and its Subsidiaries (from time to time as may be reasonably determined by Sprint Parent and subject to availability) at no charge advertising availability on the cable television systems of the Cable Partners and their Cable Subsidiaries having an aggregate value of $12,500,000, with the aggregate value of the advertising availability provided by each Cable Partner and its Cable Subsidiaries to equal the aggregate value of the advertising availability purchased from the Cable Subsidiaries of such Cable
Partner pursuant to this Section 9.13(b). The advertising availability obtained by the Partnership and its Subsidiaries under this Section 9.13(b) shall be utilized as and when directed by Sprint
Parent in its reasonable discretion, subject to availability for the advertisement of long distance telecommunications services offered by Sprint and its Controlled Affiliates, and Sprint Parent shall determine the content of such advertising.

            (c) The value of the advertising availability purchased by and contributed to the Partnership under this Section 9.13 shall be determined based on the rates generally made available by the Cable
Subsidiaries to advertisers purchasing similar advertising volumes in the time slots and markets made available to the Partnership and Sprint Parent. The Partners agree that the purchases and contributions of advertising availability shall be completed prior to December 31, 1999.

            (d)    The contribution by the Cable Partners and the Cable
Subsidiaries of advertising availability under this Section 9.13 (i) shall not be treated as a Capital Contribution and shall not affect the Capital Accounts of the Cable Partners and (ii) shall be in addition to (and shall not be applied against or reduce) the Cable
Partners' Capital Commitment, Mandatory Contribution or any other obligation of the Cable Partners to make Additional Capital
Contributions pursuant to Sections 2.3(a) and (b).

            (e) If the Teleport Contribution Agreement is terminated pursuant to Article X thereof, (i) the obligation of the Partnership and its Subsidiaries to purchase any additional advertising availability from the Cable Partners and their respective Cable Subsidiaries and the obligation of the Cable Partners and the Cable Subsidiaries to make available any additional advertising availability at no charge, in each case pursuant to Section 9.13(b), shall terminate and (ii) within thirty (30) days following such termination, Sprint shall pay to each of the Cable Partners an amount in cash equal to the sum of (A) the value of the advertising availability previously made available by such Cable Partner to the Partnership at no charge pursuant to Section 9.13(b) and (B) a percentage equal to such Cable Partner's
Percentage Interest of the value of the advertising availability previously purchased by the Partnership and its Subsidiaries pursuant to Section
9.13(b).

       9.14   Provision of Services.

       To the extent permitted by applicable law, each Partner agrees that it and its Controlled Affiliates shall use all commercially reasonable efforts to cause its local cable television and/or telephone operations to provide appropriate services to WirelessCo in all its owned and operated markets as well as markets operating under an Affiliation Agreement with WirelessCo, including any Affiliation
Agreement with PioneerCo. Such services may include antenna sites and/or strand mounting of RF and transmission equipment owned by WirelessCo or any Affiliate thereof and transmission facilities between cell sites and designated switching locations. Services may also include provision of primary power, standby power and maintenance. Pricing of the foregoing services will be negotiated at a local level and is expected to reflect all relevant costs plus a reasonable return. Notwithstanding the foregoing, Comcast will not be required to provide any services to WirelessCo under this Section
9.14 in any territories in which Comcast or its Controlled Affiliates operate Wireless Businesses in the Comcast Area.

       9.15   Comcast Representative.

       Notwithstanding any other provision of this Agreement, for such time (the "Restricted Time") as Comcast or any of its Controlled
Affiliates engages in any Competitive Activity in any portion of the Comcast Area, Comcast agrees to cause any Representative of Comcast who participates in Designated Matters (as defined below) not to (i) be involved in any Competitive Activities engaged in by Comcast or its Controlled Affiliates in the Restricted Area (as defined below) and (ii) disclose or discuss the Designated Matters with any Agent of Comcast that is involved in Competitive Activities in the Restricted
Area. During the Restricted Time, each Partner (other than Comcast) and its Controlled Affiliates and the Partnership and its Subsidiaries shall not, shall cause their respective officers and directors (in their capacity as such) not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose any information (including any financial projections, budgets or other operating or business plans) regarding the provision, by the Partnership and its Subsidiaries or by any Third
Party Provider (as defined below) of Wireless Exclusive Services in any portion of the Comcast Area, to Comcast or any of its Controlled
Affiliates or Agents other than such Representative of Comcast. As used herein, "Designated Matters" means the participation in any discussions regarding, the obtaining of any information or the casting of any votes, in each case with respect to any matter concerning the provision by the Partnership or its Subsidiaries of


Wireless Exclusive Services in a portion (the "Restricted Area") of the Comcast Area (including the terms of any Affiliation Agreement with any Person providing such Wireless Exclusive Services (a "Third
Party Provider")).

       9.16   Purchasing.

       The Partners and their respective Controlled Affiliates will cooperate with each other in a commercially reasonable manner to structure arrangements whereby the Partners, their respective
Controlled Affiliates, and the Partnership and its Subsidiaries would, to the extent permitted by applicable law and regulation, coordinate their respective buying efforts from third party vendors in a manner such that the benefits of such coordinated efforts would be available to the Partnership and its Subsidiaries, each Partner and each Partner's respective Controlled Affiliates in making such purchases of equipment and materials as may be required for (i) the accomplishment of the purposes of the Partnership and its Subsidiaries, including equipment and materials that a Partner or its Controlled Affiliates may require in order to upgrade its facilities for the transport of Wireline Exclusive Services by NewTelco as contemplated by the Local Operator Agreements, and (ii) the operations of the permitted businesses of any Partner or its Controlled Affiliates.


                                  10   .  REPRESENTATIONS AND WARRANTIES

       10.1   Representations and Warranties by Partners.

       Each Partner hereby represents and warrants that as of the date hereof:

            (a)  Due Incorporation or Formation; Authorization of
Agreement. Such Partner is a corporation duly organized or a partnership duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and, if applicable, in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Partner has the corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or partnership action. Assuming the due execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Partner enforceable against such


Partner in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

            (b) No Conflict with Restrictions; No Default. Neither the execution, delivery and performance of this Agreement nor the consummation by such Partner of the transactions contemplated hereby
(i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such Partner or any of its Controlled Affiliates, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws or partnership agreement of such Partner or any of its Controlled
Affiliates or of any material agreement or instrument to which such Partner or any of its Controlled Affiliates is a party or by which such Partner or any of its Controlled Affiliates is or may be bound or to which any of its material properties or assets is subject
(other than any such conflict, violation, breach or default that has been validly and unconditionally waived), (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such Partner or any of its Controlled Affiliates is a party or by which such Partner or any of its Controlled Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Partner or any of its Controlled Affiliates, which in any such case could reasonably be expected to have a material adverse effect on the Partnership or to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner or its Parent.

            (c) Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required to be obtained by such Partner in connection with the valid execution, delivery, acceptance and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been or will be completed, made or obtained, except for any FCC or other regulatory approvals, licenses, permits or other authorizations required to be obtained by the Partnership in connection with the acquisition and ownership of Wireless Business licenses relating to PCS, and except for required consents, approvals, licenses, permits or other authorizations contemplated by the Teleport Contribution Agreement and Other CAP Business
Contribution Agreements.

            (d) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of such Partner or its Parent, threatened against or affecting such Partner or any of its Controlled Affiliates or any of their properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could), reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner or its Parent; and such Partner or any of its Controlled Affiliates has not received any currently effective notice of any default, and such Partner or any of its Controlled Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, which default could reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Partner or its Parent.

            (e)  MFJ.  Such Partner is not a BOC, a BOC Affiliated
Enterprise or an entity subject to any restrictions under Section II of the MFJ.

            (f) Subsidiaries. Such Partner is a direct or indirect wholly owned Subsidiary of its Parent.

       10.2   Representation and Warranty of Sprint.

       Sprint hereby represents and warrants that as of the date hereof Sprint Communications is the primary entity through which Sprint Parent conducts its long distance telecommunications business in the United States of America (including its territories and possessions other than Puerto Rico).


                                  11   .  ACCOUNTING, BOOKS AND RECORDS

       11.1   Accounting, Books and Records.

       The Partnership shall maintain at its principal office separate books of account for the Partnership which (i) shall fully and accurately reflect all transactions of the Partnership, all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Partnership and the operation of its business in accordance with GAAP or, to the extent inconsistent therewith, in accordance with this Agreement and (ii) shall include all documents and other materials with respect to the Partnership's business as are usually entered and maintained by persons engaged in similar businesses.
The Partnership and its Subsidiaries shall use the accrual method of accounting in preparation of their annual reports and for tax purposes and shall keep their books and records accordingly. Subject to Section 11.4, any Partner or its designated representative shall have the right, at any reasonable time and for any lawful purpose related to the affairs of the Partnership and its Subsidiaries or the investment in the Partnership and its Subsidiaries by such Partner,
(i) to have access to and to inspect and copy the contents of such books or records, (ii) to visit the facilities of the Partnership and its Subsidiaries and (iii) to discuss the affairs of the Partnership and its Subsidiaries with their respective officers, employees, attorneys, accountants, customers and suppliers. Neither the Partnership nor its Subsidiaries shall charge such Partner for such examination and each Partner shall bear its own expenses in connection with any examination made for any such Partner's account.

       11.2   Reports.

            (a) In General. The chief financial officer of the Partnership shall be responsible for the preparation of financial reports of the Partnership and the coordination of financial matters of the Partnership with the Accountants.

            (b) Periodic and Other Reports. The Partnership shall cause to be delivered to each Partner the financial statements listed in clauses (i) through (iii) below, prepared, in each case, in accordance with GAAP (and, if required by any Partner for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X), and such other reports as any Partner may reasonably request from time to time, provided that, if the Management Committee so determines within thirty (30) days thereof, such other reports shall be provided at such requesting Partner's sole cost and expense. Such financial statements shall be accompanied by an analysis, in reasonable detail, of the variance between the financial condition and results of operations reported therein and the corresponding amounts for the applicable period or periods in the Approved Business
Plan. The monthly and quarterly financial statements referred to in clauses (ii) and (iii) below may be subject to normal year-end audit adjustments.

                (i) As soon as practicable following the end of each Fiscal Year (and in any event not later than seventy-five (75) days after the end of such Fiscal
       Year) and at such time as distributions are made to the Partners pursuant to Section 15.2 following the occurrence of a Liquidating Event, a consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations, Partners' Capital Accounts and changes therein, and cash flows for such Fiscal
       Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Accountants, and in each case, to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the immediately preceding
       Fiscal Year (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

               (ii) As soon as practicable following the end of each of the first three calendar quarters of each Fiscal Year (and in any event not later than forty
       (40) days after the end of each such calendar quarter), a consolidated balance sheet of the Partnership as of the end of such calendar quarter and the related consolidated statements of operations, Partners'
       Capital Accounts and changes therein, and cash flows for such calendar quarter and for the Fiscal Year to date, in each case, to the extent the Partnership was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year's calendar quarter and interim period corresponding to the calendar quarter and interim period just completed.

              (iii) As soon as practicable following the end of each of the first two calendar months of each calendar quarter (and in any event not later than thirty (30) days after the end of such calendar month), a consolidated balance sheet as of the end of such month and consolidated statements of operations for the interim period through such month and the monthly period then ended, setting forth in comparative form the corresponding figures from the Business Plan for such month and the interim period through such month.

               (iv)   At such times and in such detail as may
       be determined by the Management Committee or if required by any Partner in order for such Partner and its Parent to comply with their reporting obligations under the Securities Exchange Act of 1934 or under any other applicable law, separate financial statements for WirelessCo and NewTelco, including information reflecting NewTelco's performance with respect to the Benchmarks and the Additional Benchmarks.

       The quarterly or monthly statements described in clauses (ii) and (iii) above shall be accompanied by a written certification of the chief financial officer of the Partnership that such statements have been prepared in accordance with GAAP or this Agreement, as the case may be.


       11.3   Tax Returns and Information.

            (a) Sprint, acting in its capacity as a General Partner, shall act as the "Tax Matters Partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code (and in any similar capacity under applicable state or local law) (the "Tax Matters
Partner"). If Sprint shall cease to be a General Partner, then the Partner with the greatest Voting Percentage Interest, acting in its capacity as a General Partner, shall thereafter act as the Tax
Matters Partner. The Tax Matters Partner shall take reasonable action to cause each other Partner to be treated as a "notice partner" within the meaning of Section 6231(a)(9) of the Code. All reasonable expenses incurred by a Partner while acting in its capacity as Tax Matters Partner shall be paid or reimbursed by the Partnership. Each Partner shall be given at least five (5) Business
Days advance notice from the Tax Matters Partner of the time and place of, and shall have the right to participate (and the Partnership and the Tax Matters Partner shall take such action as may be necessary to cause the tax matters partner of any Subsidiary to extend to the Partners the right to participate) in (i) any material aspect of any administrative proceeding relating to the determination of partnership items at the Partnership level (or at the level of any Subsidiary thereof) and (ii) any material discussions with the Internal Revenue Service relating to the allocations pursuant to
Section 3 of this Agreement or pursuant to the partnership agreement of any Subsidiary. The Tax Matters Partner shall not, and the Partnership shall not permit the tax matters partner of any Subsidiary to, initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6232 of the Code that would legally bind any other Partner, the Partnership or any Subsidiary without approval of the Management Committee by a Required Majority Vote. The Tax
Matters Partner shall from time to time upon request of any other
Partner confer, and cause the Partnership's and any Subsidiary's tax attorneys and Accountants to confer, with such other Partner and its attorneys and accountants on any matters relating to a Partnership or Subsidiary tax return or any tax election.

            (b) The Tax Matters Partner shall cause all federal, state, local and other tax returns and reports (including amended returns) required to be filed by the Partnership or any Subsidiary thereof to be prepared and timely filed with the appropriate authorities and shall cause all income or franchise tax returns or reports required to be filed by the Partnership or any Subsidiary thereof to be sent to each Partner for review at least fifteen
(15) Business Days prior to filing. Unless otherwise determined by the Management Committee, all such income or franchise tax returns of the Partnership shall be prepared by the Accountants.
The cost of preparation of any returns by the Accountants or other outside preparers shall be borne by the Partnership or the applicable Subsidiary, as the case may be. In the event of a Transfer of all or part of an Interest, the Tax Matters Partner shall at the request of the transferee cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's property (and the Partnership shall cause the tax matters partner of any Subsidiary to make a corresponding Section 754 election with respect to such Subsidiary's property); provided, however, that such transferee shall reimburse the Partnership and any Subsidiary promptly for all costs associated with such basis adjustment, including bookkeeping, appraisal and other similar costs. Except as otherwise expressly provided herein, all other elections required or permitted to be made by the Partnership or any Subsidiary under the Code (or applicable state or local tax law) shall be made in such manner as may be determined by the Management Committee to be in the best interests of the Partners as a group.

            (c) The Tax Matters Partner shall cause to be provided to each Partner as soon as possible after the close of each Fiscal
Year (and, in any event, no later than one hundred thirty-five
(135) days after the end of each Fiscal Year), a schedule setting forth such Partner's distributive share of the Partnership's income, gain, loss, deduction and credit as determined for federal income tax purposes and any other information relating to the Partnership that is reasonably required by such Partner to prepare its own federal, state, local and other tax returns. At any time after such schedule and information have been provided, upon at least two (2) Business
Days' notice from a Partner, the Tax Matters Partner shall also provide each Partner with a reasonable opportunity during ordinary business hours to review and make copies of all work papers related to such schedule and information or to any return prepared under paragraph (b) above. The Tax Matters Partner shall also cause to be provided to each Partner, at the time that the quarterly financial statements are required to be delivered pursuant to
Section 11.2(b)(ii) above, an estimate of each Partner's share of all items of income, gain, loss, deduction and credit of the Partnership for the calendar quarter just completed and for the Fiscal Year to date for federal income tax purposes.

       11.4   Proprietary Information.

       Notwithstanding anything to the contrary in this Section 11, an Exclusive Limited Partner shall only have access to such information regarding the Partnership as is required by applicable law and shall not have access for such time as the Management
Committee deems reasonable to such information relating to the Partnership's business which the Management Committee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Management Committee in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential.


                                  12   .  ADVERSE ACT

       12.1   Remedies.

            (a) If an Adverse Act has occurred with respect to any Partner, (x) in the case of an Adverse Act specified in clause
(vii) of the definition of such term in Section 1.10, any General
Partner may elect or (y) in the case of any other Adverse Act, the Management Committee (with the Representatives of the affected
Partner abstaining) may elect:

              (i) to cause the Partnership to commence the procedures specified in Section 12.2 for the purchase of the Adverse Partner's Interest (and such Adverse
       Partner's Preferred Interest, if applicable); or

              (ii)    to cause the Partnership to seek to
       enjoin such Adverse Act or to obtain specific performance of the Adverse Partner's obligations or Damages (as defined and subject to the limitations specified below) in respect of such Adverse Act.

Notwithstanding anything to the contrary contained in this Section
12, (x) none of the remedies specified above (nor any other provision of this Section 12) shall apply to an Adverse Act specified in clause
(vi) of the definition of such term in Section 1.10, (y) the remedies specified in clause (ii) shall not be available to the Partners with respect to an Adverse Act specified in clause (vii) of such definition unless the circumstances under which such event arose also constituted a breach by the Adverse Partner of the covenant contained in Section 9.6 of this Agreement, and (z) the remedy specified in clause (i) above and the right to seek Damages under clause
(ii) above may not be pursued and Section 12.1(b) will not apply to an Adverse Act specified in clause (iii) of the definition of such term until such time as there is a Final Determination that the Partner's actions or failure to act constituted an Adverse Act, if the affected Partner timely delivered a Contest Notice.

       In the event of an Adverse Act specified in any clause of the definition of such term in Section 1.10 other than clause (vii), the vote of the Management Committee required to elect to exercise a remedy specified in clause (i) or (ii) of the first sentence of this
Section 12.1(a) shall be the Required Majority Vote of
Representatives of the Partners that are not actual or alleged
Adverse Partners (the "Non-Adverse Partners"), provided that in the event more than one (1) Partner is alleged to be an Adverse Partner, such vote shall be taken separately with respect to each alleged
Adverse Partner excluding from such vote only the Partner(s) that is alleged to be an Adverse Partner as a result of the specific facts or circumstances with respect to which such vote is being taken. The election to pursue a remedy specified in clause (i) or (ii) of the first sentence of this Section 12.1(a) with respect to an Adverse
Act for which such remedy is available may be exercised by notice given to the Adverse Partner (x) in the case of an Adverse Act specified in clause (i) or (ix) of the definition of the term "Adverse Act" in Section 1.10, within ninety (90) days after the occurrence of such Adverse Act or (y) in the case of any other Adverse Act, within ninety (90) days after the Management
Committee or the Partner making such election, as the case may be, obtains actual knowledge of the occurrence of such Adverse Act, including, if applicable, that any cure period has expired; provided that, if an election pursuant to clause (ii) of the first sentence of this Section
12.1(a) is made to seek an injunction, specific performance or other equitable relief, an action seeking such relief is commenced promptly thereafter and a final judgment in such action is rendered denying such equitable remedy and no election was made pursuant to clause (i) of the first sentence of this Section 12.1(a), then, by notice given within ten
(10) days after such final judgment is rendered, the Management
Committee may elect to pursue the remedy specified in clause (i) of the first sentence of this Section 12.1(a) unless (x) prior to the giving of such notice, the Adverse Partner has cured in full (or caused to be cured in full) the Adverse Act in question (other than an Adverse Act specified in clause (i) or (ix) of the definition of such term in Section 1.10, which may only be cured with the Unanimous
Vote of, and on the terms prescribed by, the Management Committee) and no other Adverse Act with respect to such Partner has occurred and is continuing or (y) the final judgment denying equitable relief specifically held that there was no Adverse Act.

       The foregoing remedies shall not be deemed to be mutually exclusive, and, subject to the requirements of this Section 12.1(a) regarding the timing of the election of such remedies, selection or resort to any thereof shall not preclude selection or resort to the others. The resort to any remedy pursuant to this Section 12.1(a) shall not for any purpose be deemed to be a waiver of any other available remedy. Except as provided in Section 12.1(b), the failure to elect to pursue a remedy within the time periods provided in the preceding paragraph shall be conclusively presumed to be a waiver of the remedies provided in this Section 12 with respect to the subject
Adverse Act.

       Unless resort to such remedy has been waived as set forth in the immediately preceding paragraph, the Partnership shall be entitled to recover from the Adverse Partner in an appropriate proceeding any and all damages, losses and expenses (including reasonable attorneys' fees and disbursements) (collectively, "Damages") suffered or incurred by the Partnership as a result of such Adverse Act; provided that the Partnership shall not have or assert any claim against the Adverse Partner for punitive Damages or for indirect, special or consequential Damages suffered or incurred by the Partnership as a result of an Adverse Act; and provided further, that if an election is made pursuant to clause (i) of the first sentence of this Section 12.1(a), the amount the Partnership may recover in any action for Damages shall be reduced by an amount equal to the difference, if any, between the Net


Equity of the Adverse Partner's Interest (and its Preferred Interest, if applicable) determined in accordance with Section 12.2(a) and the applicable Buy-Sell Price.

            (b)  If the Partnership is dissolved pursuant to
Section 15.1(a) at any time as a result of a Liquidating Event that occurs prior to a remedy having been elected pursuant to Section
12.1(a) with respect to any Adverse Partner, the time periods for such election shall thereupon expire and the Management Committee shall deduct from any amounts to be paid to such Adverse Partner that amount which it reasonably estimates to be sufficient to compensate the Non-Adverse Partners for Damages incurred by them as a result of the Adverse Act (subject to the limitations of Section 12.1(a)) and shall pay the same to the Non-Adverse Partners.

       12.2   Adverse Act Purchase.

            (a)  Determination of Net Equity of Adverse Partner's
Interest. If the Management Committee or any General Partner makes an election pursuant to Section 12.1(a)(i) to commence the purchase procedures set forth in this Section 12.2, the Net Equity of the Adverse Partner's Interest (and its Preferred Interest, if applicable) shall be determined in accordance with this Section 12 as of the last day of the calendar quarter immediately preceding the calendar quarter in which notice of such election (the "Election
Notice") was given to the Adverse Partner, and the Adverse Partner shall be obligated to sell to the Purchasing Partners, if any, all but not less than all of the Adverse Partner's Interest (and
Preferred Interest, if applicable) in accordance with this Section
12.2 at a purchase price (the "Buy-Sell Price") equal to (A) in the case of any Adverse Act (other than (1) an Adverse Act identified in clause (i) of the definition of such term that occurs prior to the Cut-Off Time, (2) an Adverse Act identified in clause (iv) of the definition of such term or (3) unless such Adverse Act occurred in connection with any breach by such Partner of its obligations under
Section 9.6, an Adverse Act identified in clause (vii) of the definition of such term), ninety percent (90%) of the Net Equity thereof as so determined, (B) in the case of an Adverse Act specified in clause (iv) or, unless such Adverse Act occurred in connection with any breach by such Partner of its obligations under Section 9.6, clause (vii) of the definition of such term in Section 1.10, the Net
Equity thereof and (C) in the case of an Adverse Act specified in clause (i) of the definition of such term in Section 1.10 that occurred prior to the Cut-Off Time, the lesser of (A) ninety percent
(90%) of the Net Equity thereof as so determined or (B) eighty percent (80%) of the remainder of (1) the sum of such Adverse
Partner's Original Capital Contribution and aggregate Additional
Capital Contributions minus (2) the cumulative distributions made to such Partner pursuant to Section 4 ("Unreturned Capital"), with the amount of such Unreturned Capital determined as of the date on which the Adverse Partner's Interest (and Preferred Interest, if applicable) is purchased. Such Election Notice shall designate the First Appraiser as required by Section 12.4 and the Adverse Partner shall appoint the Second Appraiser within ten (10) Business Days of receiving such notice designating the First Appraiser.

            (b)  Election to Purchase Interest of Adverse Partner.
For a period ending at 11:59 p.m. (local time at the Partnership's principal office) on the thirtieth (30th) day following the day on which notice of the Adverse Partner's Net Equity is given pursuant to
Section 12.3 (the "Election Period"), except as otherwise provided in
Section 12.2(b)(i), each of the Partners (other than the Adverse
Partner and any Exclusive Limited Partner) may elect, by notice to the Adverse Partner and each other Partner (the "Purchase Notice"), to purchase all or any portion of the Adverse Partner's Interest (and a proportionate share of such Adverse Partner's Preferred Interest, if applicable), which notice shall state the maximum Percentage
Interest that such Partner (a "Purchasing Partner") is willing to purchase (each a "purchase commitment"). If the aggregate purchase commitments made by the Purchasing Partners are equal to at least one hundred percent (100%) of the Adverse Partner's Interest, then subject to the following sentence, each Purchasing Partner shall be obligated to purchase, and the Adverse Partner shall be obligated to sell to such Purchasing Partner, that portion of the Adverse
Partner's Interest (and Preferred Interest, if applicable) that corresponds to the ratio of the Percentage Interest of such Purchasing Partner to the aggregate Percentage Interests of the Purchasing Partners, provided that, if any Purchasing Partner's purchase commitment was for an amount less than its proportionate share of the Adverse Partner's Interest (and Preferred Interest, if applicable) as so determined, then the portion of the Adverse
Partner's Interest (and Preferred Interest, if applicable) not so committed to be purchased shall continue to be allocated proportionally in the manner provided above in this sentence among the other Purchasing Partners until each has been allocated, by such process of apportionment, a percentage of the Adverse Partner's
Interest (and Preferred Interest, if applicable) equal to the maximum percentage such Purchasing Partner committed to purchase or until the Adverse Partner's entire Interest (and Preferred Interest, if applicable) has been allocated among the Purchasing Partners. In the event that the other Partners do not elect to purchase the entire
Interest of the Adverse Partner, the Adverse Partner shall be under no obligation to sell any portion of its Interest (or Preferred
Interest, if applicable) to any Partner.

                (i)   Except as otherwise provided in Section
       12.2(b)(ii), if an Adverse Partner is a Cable Partner and no Cable Partner's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, is equal to or greater than Sprint's Percentage
       Interest when added to the Percentage Interests of all Controlled Affiliates of Sprint, then the Adverse Partner's
       Interest (and Preferred Interest, if applicable) shall be allocated first among those of the Purchasing Partners that are Cable Partners as though Sprint were not a


       Purchasing Partner and if and to the extent that the aggregate purchase commitments made by such Cable Partners are less than one hundred percent (100%) of the Adverse Partner's Interest, the balance of the Adverse Partner's Interest (and Preferred
       Interest, if applicable) up to Sprint's purchase commitment shall be allocated to Sprint.

               (ii)   The Adverse Partner's Interest (and Preferred
       Interest, if applicable) shall be allocated among the Cable
       Partners in the manner set forth in Section 12.2(b)(i) until any Cable Partner would have a Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, equal to Sprint's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, calculated in each case after giving effect to the adjustments to the Percentage Interests to be made in connection with the purchases of the Adverse Partner's
       Interest by the Cable Partners in accordance with Section
       12.2(b)(i) assuming that such purchases were made up to the amount that would yield such result (as to each Partner, its "Adjusted Percentage Interest"). Any portion of the Adverse
       Partner's Interest (and Preferred Interest, if applicable) not yet allocated shall continue to be allocated proportionately among all Purchasing Partners (including Sprint, if applicable) in the manner set forth in this Section 12.2(b) without regard to Section 12.2(b)(i), but substituting the Adjusted Percentage Interests of the Purchasing Partners for the Percentage Interests that would otherwise be used to determine such allocation until each has been allocated an amount equal to its purchase commitment or until the Adverse
       Partner's entire Interest (and Preferred Interest, if applicable) has been allocated among the Purchasing Partners.

            (c)  Terms of Purchase; Closing.  Unless the Purchasing
Partners and the Adverse Partner otherwise agree, the closing of the purchase and sale of the Adverse Partner's Interest (and Preferred
Interest, if applicable), MinorCo Interest (as required by
Section 13.3(d)) and Partner Loans (as required by Section 13.3(c)) shall occur at the principal office of the Partnership at 10:00 a.m.
(local time at the place of the closing) on the first Business Day occurring on or after the thirtieth (30th) day following the last day of the Election Period (subject to Section 12.5). At the closing, each Purchasing Partner shall pay to the Adverse Partner, by cash or other immediately available funds, that portion of the purchase price for the Adverse Partner's Interest (and Preferred Interest, if applicable), MinorCo Interest and Partner Loans for which such Purchasing Partner is liable (determined in the case of the MinorCo
Interest and Partner Loans in accordance with Section 13.3) and the Adverse Partner shall deliver to each Purchasing Partner good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the portion of the Adverse Partner's Interest (and Preferred Interest, if applicable), MinorCo Interest and Partner Loans thus purchased. Each
Purchasing Partner shall be liable to the Adverse Partner


only for its individual portion of the purchase price for the Adverse
Partner's Interest (and Preferred Interest, if applicable), MinorCo
Interest and Partner Loans.

       At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Adverse Partner's Interest (and Preferred Interest, if applicable), MinorCo Interest and Partner Loans to the Purchasing
Partner and the assumption by each Purchasing Partner of the Adverse
Partner's obligations with respect to the portion of the Adverse
Partner's Interest (and Preferred Interest, if applicable)
Transferred to such Purchasing Partner.  The Partnership and each
Partner shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The cost of determining
Net Equity shall be borne one-half by the Adverse Partner and one-half by the Partnership and the amount borne by the Partnership shall be treated as an expense of the Partnership for purposes of such determination.

       In the event that any Purchasing Partner shall fail to perform its obligation to purchase hereunder on the scheduled closing date, and no other Purchasing Partner elects to purchase the portion of the Adverse Partner's Interest (and Preferred Interest, if applicable),
MinorCo Interest and Partner Loans thus not purchased (such election to be made by notice given to the Adverse Partner within five (5)
Business Days thereafter), the Adverse Partner will not be obligated to sell any portion of its Interest (or Preferred Interest, if applicable), MinorCo Interest or Partner Loans to any Purchasing
Partner. If one or more of the other Purchasing Partners timely elects to purchase such portion of the Adverse Partner's Interest
(and Preferred Interest, if applicable), MinorCo Interest and Partner
Loans, such Purchasing Partner(s) shall be provided an additional fifteen (15) days from the previously scheduled closing date in which to tender payment therefor.

       12.3   Net Equity.

       The "Net Equity" of a Partner's Interest (and its Preferred
Interest, if applicable), as of any day, shall be the amount that would be distributed to such Partner in liquidation of the Partnership pursuant to Section 15 if (i) all of the Partnership's business and assets (including its partnership interests in NewTelco and WirelessCo) were sold substantially as an entirety for Gross
Appraised Value, (ii) the Partnership paid its accrued, but unpaid, liabilities and established reserves pursuant to Section 15.2 for the payment of reasonably anticipated contingent or unknown liabilities and (iii) the Partnership distributed the remaining proceeds to the Partners in liquidation, all as of such day, provided that in determining such Net Equity, no reserve for contingent or unknown liabilities shall be taken into account if such Partner (or its successor in interest) (other than a Partner that is an Adverse
Partner as a result of Bankruptcy) agrees to


indemnify the Partnership and all other Partners for that portion of any such reserve as would be treated as having been withheld pursuant to
Section 15.3 from the distribution such Partner would have received pursuant to Section 15.2 if no such reserve were established.

       The Net Equity of a Partner's Interest (and its Preferred
Interest, if applicable) shall be determined, without audit or certification, from the books and records of the Partnership by the Accountants. The Net Equity of a Partner's Interest (and its
Preferred Interest, if applicable) shall be determined within thirty
(30) days of the day upon which the Accountants are apprised in writing of the Gross Appraised Value, and the amount of such Net
Equity shall be disclosed to the Partnership and each of the Partners by written notice ("Net Equity Notice"). The Net Equity determination of the Accountants shall be final and binding in the absence of a showing of manifest error.

       12.4   Gross Appraised Value.

       "Gross Appraised Value," as of any day, means the price at which a willing seller would sell, and a willing buyer would buy, the business and assets of the Partnership (including the Partnership interests in NewTelco and WirelessCo), free and clear of all liens and encumbrances, substantially as an entirety and as a going concern in a single arm's-length transaction for cash, without time constraints and without being under any compulsion to buy or sell.

       Each provision of this Agreement that requires a determination of Gross Appraised Value also provides the manner and time for the appointment of two (2) appraisers (the "First Appraiser" and the "Second Appraiser"). If the Second Appraiser is not timely designated, the determination of the Gross Appraised Value shall be made by the First Appraiser. The First Appraiser, or each of the First Appraiser and the Second Appraiser if the Second Appraiser is timely designated, shall submit its determination of the Gross
Appraised Value to the Partnership, the Partners and the Accountants within forty-five (45) days of the date of its selection (or the selection of the Second Appraiser, as applicable). If there are two
(2) Appraisers and their respective determinations of the Gross
Appraised Value vary by less than ten percent (10%) of the higher determination, the Gross Appraised Value shall be the average of the two determinations. If such determinations vary by ten percent (10%) or more of the higher determination, the two Appraisers shall promptly designate a third appraiser (the "Third Appraiser").
Neither the Partnership nor any Partner shall provide, and the First
Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence such Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of the Gross Appraised Value to the Partnership, the Partners and the Accountants within forty-five (45) days of the date of its selection. The Gross


Appraised Value shall be equal to the average of the two closest of the three determinations, provided that, if the difference between the highest and middle determinations is no more than one hundred and five percent (105%) and no less than ninety-five percent (95%) of the difference between the middle and lowest determinations, then the Gross Appraised Value shall be equal to the middle determination.
The determination of the Gross Appraised Value in accordance with the foregoing procedure shall be final and binding on the Partnership and each Partner. If any Appraiser is only able to provide a range in which Gross Appraised Value would exist, the average of the highest and lowest value in such range shall be deemed to be such Appraiser's determination of the Gross Appraised Value. Each Appraiser selected pursuant to the provisions of this Section 12.4 shall be an investment banking firm or other qualified Person with prior experience in appraising businesses comparable to the business of the Partnership and that is not an Interested Person with respect to any Partner.

       12.5   Extension of Time.

       If any Transfer of a Partner's Interest or Preferred Interest in accordance with this Section 12 or Sections 5.1(l)(ii), 13 or 15.7 requires the consent, approval, waiver, or authorization of any government department, board, bureau, commission, agency or instrumentality as a condition to the lawful and valid Transfer of such Partner's Interest or Preferred Interest to the proposed transferee thereof, then each of the time periods provided in this
Section 12 or Sections 5.1(l)(ii), 13 or 15.7, as applicable, for the closing of such Transfer shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being diligently pursued; provided, however, that in no event shall the suspension of any time period pursuant to this Section 12.5 extend for more than three hundred sixty-five (365) days other than in the case of a purchase of an Adverse Partner's Interest (and
Preferred Interest, if applicable). Each Partner agrees to use its diligent efforts to obtain, or to assist the affected Partner or the Management Committee in obtaining, any such consent, approval, waiver, or authorization and shall cooperate and use its diligent efforts to respond as promptly as practicable to all inquiries received by it, by the affected Partner or by the Management
Committee from any government department, board, bureau, commission, agency or instrumentality for initial or additional information or documentation in connection therewith.


                                  13   .  DISPOSITIONS OF INTERESTS

       13.1   Restriction on Dispositions.

       Except as otherwise permitted by this Agreement, no Partner shall Dispose of all or any portion of its Interest or Preferred
Interest.


       13.2   Permitted Transfers.

       Subject to the conditions and restrictions set forth in
Section 13.3, a Partner may at any time Transfer all or any portion of its Interest or Preferred Interest (a) to any Controlled Affiliate of such Partner, (b) in connection with a Permitted Transaction involving such Partner, (c) to the administrator or trustee of such Partner to whom such Interest or Preferred Interest is Transferred in an Involuntary Bankruptcy, (d) pursuant to and in compliance with
Section 5.1(l)(ii), 6.4(f), 12.2, 13.4, 13.5, 13.6 or 15.7 or
(e) with the prior written consent of the other Partners (each a "Permitted Transfer").

       After any Permitted Transfer, the Transferred Interest or
Preferred Interest shall continue to be subject to all the provisions of this Agreement, including the provisions of this Section 13 with respect to the Disposition of Interests and Preferred Interests.
Except in the case of a Transfer of a Partner's entire Interest (and
Preferred Interest, if applicable) made in compliance herewith, no Partner shall withdraw from the Partnership, except upon the Unanimous Vote of the Management Committee. The withdrawal of a Partner, whether or not permitted, shall not relieve the withdrawing
Partner of its obligations under Section 5.4 or 6.7 and shall not relieve such Partner or any of its Affiliates of its obligations under, or result in a termination of or otherwise affect, any agreement between the Partnership and such Partner or Affiliate then in effect, except to the extent provided therein.

       13.3   Conditions to Permitted Transfers.

       A Transfer shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

            (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer. In the case of a Transfer of an Interest or Preferred
Interest involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Partnership of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer (including reasonable attorneys' fees and expenses, but excluding the portion of the costs of determining Net Equity that are to be borne by the Partnership as provided in Section 12.2(b));

            (b) Except in the case of a Transfer involuntarily by operation of law, the transferee of an Interest or Preferred Interest
(other than, with respect to clauses (A) and (B) below, a transferee that was a Partner prior to the Transfer) shall, by written instrument in form and substance reasonably satisfactory to the Management Committee (and, in the case of clause (C) below, the transferor Partner), (A) make representations and warranties to the nontransferring Partners equivalent to those set forth in
Section 10.1, (B) accept and adopt the terms and provisions of this Agreement, including this Section 13, and (C) assume the obligations of the transferor Partner under this Agreement with respect to the Transferred Interest or Preferred Interest, as applicable. The transferor Partner shall be released from all such assumed obligations except (x) as otherwise provided in Section 6 in the case of a Transfer to a Controlled Affiliate, (y) those obligations or liabilities of the transferor Partner arising out of a breach of this Agreement or pursuant to Section 5.4 or 6.7 and (z) in the case of a Transfer to any Person other than a Partner or any of its Controlled
Affiliates, those obligations or liabilities of the transferor
Partner based on events occurring, arising or maturing prior to the date of Transfer;

            (c) Except in the case of a Transfer involuntarily by operation of law, the transferor of any Interest and its Affiliates will be obligated to sell to the transferee, and the transferee will be obligated to buy from the transferor and its Affiliates, a percentage of the Partner Loans (if any) held directly or indirectly by the transferor or an Affiliate thereof equal to the percentage of the transferor's Interest being Transferred to the transferee. If the transferee is a Partner or a Controlled Affiliate thereof, the terms of such purchase will be as provided in Section 2.7. In connection with any such purchase of Partner Loans, the transferee shall surrender to the Partnership the promissory note or notes evidencing such Partner Loans in exchange for the issuance by the Partnership of a new promissory note made payable to the order of the transferee in a principal amount equal to the outstanding balance of such Partner Loans and otherwise having the same terms as the promissory note surrendered therefor;

            (d) Except in the case of a Transfer involuntarily by operation of law, the transferor of an Interest will be obligated to sell to the transferee, and the transferee will be obligated to buy from the transferor, a portion of the MinorCo Interest owned by the transferor representing the same percentage of the transferor's
MinorCo Interest as the percentage of the transferor's Interest being Transferred to the transferee. Election by a Partner to purchase all or any portion of another Partner's Interest pursuant to Section
5.1(l)(ii), 6.4(f) 12, 13.4, 13.5 or 15.7 shall also constitute an election to purchase an equivalent portion of the transferor's
MinorCo Interest, and each purchasing Partner shall be obligated to purchase a portion of such MinorCo Interest equal to the percentage of the transferor's Interest such purchasing Partner is obligated to purchase for a price equal to the "Net Equity" of the transferor's
MinorCo Interest (determined as provided in Section 12.3 as if all references therein and in any defined term used therein to the Partnership were deemed references to MinorCo and all references to Section 15 contained therein were deemed references to the corresponding provisions of the Agreement of Limited Partnership of MinorCo dated as of the date hereof) (except in the case of a Transfer pursuant to Section 13.4, in which case the terms of the Purchase Offer shall apply);

            (e) Except in the case of a Transfer involuntarily by operation of law, if required by the Management Committee, the transferee shall deliver to the Partnership an opinion, satisfactory in form and substance to the Management Committee, of counsel reasonably satisfactory to the Management Committee to the effect that the Transfer of the Interest or Preferred Interest is in compliance with applicable state and Federal securities laws;

            (f) Except in the case of a Transfer involuntarily by operation of law, if required by the Management Committee, the transferee (other than a transferee that was a Partner prior to the Transfer) shall deliver to the Partnership evidence of the authority of such Person to become a Partner and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Management Committee reasonably deems necessary or appropriate to effect, and as a condition to, such Transfer, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental agency;

            (g)  Unless otherwise approved by the Management
Committee (with the Representatives of the transferor General Partner abstaining), no Transfer of an Interest or Preferred Interest shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Management Committee and the transferor Partner, result in the termination of the Partnership within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Partnership. If the immediate
Transfer of such Interest or Preferred Interest would, in the opinion of such counsel, cause a termination within the meaning of Section
708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Partner shall be entitled (or required, as the case may be) (i) immediately to Transfer only that portion of its Interest or Preferred Interest as may, in the opinion of counsel to the Partnership, be Transferred without causing such a termination and
(ii) to enter into an agreement to Transfer the remainder of its Interest or Preferred Interest, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Interest or Preferred Interest shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Interest or Preferred
Interest being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer.  In the case of a Transfer by one
Partner to another Partner, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Partner and the transferee Partner(s). In determining whether a particular proposed
Transfer will result in a termination of the Partnership, counsel to the Partnership shall take into account the existence of prior written commitments to Transfer made pursuant to this Agreement and such commitments shall always be given precedence over subsequent proposed Transfers;

            (h) The transferor or transferee shall furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interest or Preferred Interest Transferred, and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interest or Preferred Interest until it has received such information;

            (i) Except in the case of a Transfer of an Interest or Preferred Interest involuntarily by operation of law, if the transferor is a General Partner, the transferor and transferee shall provide the Partnership with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the other Partners, to the effect that such Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes; and

            (j) If the Parent of a transferee is not the same Person as the Parent of the transferring Partner, then the Parent of the transferee (other than a transferee Partner) shall execute and deliver to the Partnership and the other Parents a Parents'
Undertaking. If a Partner ceases to be a Controlled Affiliate of its former Parent as a result of a Permitted Transaction, then the new
Parent of such Partner shall execute and deliver a Parents'
Undertaking to the Partnership and the other Parents.

       Upon completion of any Permitted Transfer and compliance with the provisions of this Section 13.3, the transferee of the Interest or Preferred Interest (if not already a Partner) shall be admitted as a Partner without any further action.

       13.4   Right of First Refusal.

       After March 1, 2000, a Partner may Transfer all or any portion of its Interest (the "Offered Interest") if (i) such Partner (the
"Seller") first offers to sell the Offered Interest pursuant to the terms of this Section 13.4, and (ii) the Transfer of the Offered Interest to the Purchaser (as defined below) would not cause an Adverse Act under clause (vii) of the definition thereof.

            (a) Limitation on Transfers. No Transfer may be made under this Section 13.4 unless the Seller has received a bona fide written offer (the "Purchase Offer") from a Person (including another
Partner) who is not a Controlled Affiliate of such Partner (the
"Purchaser") to purchase the Offered Interest for a purchase price
(the "Offer Price") denominated and payable in United States dollars at closing, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Offer Period, as hereinafter defined.

            (b)  Offer Notice.  Prior to accepting the Purchase
Offer, the Seller shall give to the Partnership and each other
Partner other than any Exclusive Limited Partner written notice (the
"Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Firm Offer") to sell the Offered Interest to the other
Partners (the "Offerees") for the Offer Price, payable according to the same terms as (or on more favorable terms than) those contained in the Purchase Offer, provided that the Firm Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing. If the Person making the Purchase Offer is not an entity that is subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Seller shall also provide any information concerning the ownership of the Person making the Purchase Offer that may be reasonably requested by any other Partner, to the extent such information is available to the Seller.

            (c) Offer Period. The Firm Offer shall be irrevocable for a period (the "Offer Period") ending at 11:59 P.M., local time at the Partnership's principal place of business, on the sixtieth (60th) day following the day of the Offer Notice.

            (d) Acceptance of Firm Offer. At any time during the Offer Period, any Offeree may accept the Firm Offer as to all or any portion of the Offered Interest, by giving written notice of such acceptance to the Seller and each other Offeree, which notice shall indicate the maximum Percentage Interest that such Offeree is willing to purchase (the "purchase commitment"). If the aggregate purchase commitments made by Offerees accepting the Firm Offer ("Accepting
Offerees") are equal to at least one hundred percent (100%) of the Offered Interest, then, except as otherwise provided in Section
13.4(d)(i), each Accepting Offeree shall be obligated to purchase, and the Seller shall be obligated to sell to such Accepting Offeree that portion of the Offered Interest that corresponds to the ratio of the Percentage Interest of such Accepting Offeree to the aggregate
Percentage Interests of the Accepting Offerees, provided that if any Accepting Offeree's purchase commitment was for an amount less than its proportionate share of the Offered Interest as so determined, then the portion of the Offered Interest not so committed to be purchased shall continue to be allocated proportionally in the manner provided above in this sentence among the other Accepting Offerees until each has been allocated, by such process of apportionment, a percentage of the Offered Interest equal to the maximum percentage such Accepting
Offeree committed to purchase or until the entire Offered Interest has been allocated among the Accepting Offerees. If Offerees do not accept the Firm Offer as to all of the Offered Interest during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

                   (i) Except as otherwise provided in Section 13.4(d)(ii), if a Seller is a Cable Partner and no Cable Partner's Percentage
       Interest, when added to the Percentage Interests of all Controlled
       Affiliates of such Partner, is equal to or greater than Sprint's
       Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, then the Offered Interest shall be allocated first among those of the Accepting Offerees that are Cable
       Partners as though Sprint were not an Accepting Offeree and if and to the extent that the aggregate purchase commitments made by such Cable
       Partners are less than one hundred percent (100%) of the Offered
       Interest, the balance of the Offered Interest up to Sprint's purchase commitment shall be allocated to Sprint.

                   (ii) The Offered Interest shall be allocated among the Cable Partners in the manner set forth in Section 13.4(d)(i) until any Cable Partner would have a Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of such Partner, that is equal to Sprint's Percentage Interest, when added to the Percentage
       Interests of all Controlled Affiliates of Sprint, calculated in each case after giving effect to the adjustments to Percentage Interests to be made in connection with the purchase of the Offered Interest by the Cable Partners in accordance with Section 13.4(d)(i) assuming that such purchase was made up to the amount that would yield such result
       (as to each Partner, its "Adjusted Percentage Interest"). Any portion of the Offered Interest not yet allocated shall continue to be allocated proportionately among all Accepting Offerees (including
       Sprint, if applicable) in the manner set forth in this Section 13.4(d) without regard to Section 13.4(d)(i), but substituting the Adjusted
       Percentage Interests of the Offerees for the Percentage Interests that would otherwise be used to determine such allocation, until each has been allocated an amount equal to its purchase commitment or until the entire Offered Interest has been allocated among the Accepting
       Offerees.

            (e) Closing of Purchase Pursuant to Firm Offer. If all of the Offered Interest has been subscribed for in accordance with the terms of Section 13.4(d), the Seller shall give notice to such effect (the "Sale Notice") to all Offerees within five days after the end of the Offer Period. Unless the Accepting Offerees and the Seller otherwise agree, the closing of any purchase pursuant to this
Section 13.4 shall be held at the principal office of the


Seller at 10:00 a.m. (local time at the place of closing) on the first Business
Day on or after the thirtieth (30th) day following the date on which the Sale Notice is given (subject to Section 12.5). At the closing, each Accepting Offeree shall pay to the Seller, by cash or other immediately available funds, that portion of the purchase price for the Offered Interest, MinorCo Interest and Partner Loans of the
Seller for which such Accepting Offeree is liable, and the Seller shall deliver to each Accepting Offeree good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the portion of the Offered Interest, MinorCo Interest and Partner Loans thus purchased. Each Accepting
Offeree shall be liable to the Seller only for its individual portion of the purchase price for the Offered Interest, MinorCo Interest and Partner Loans.

       At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Offered Interest, MinorCo Interest and Partner Loans of the Seller to the Accepting Offerees and the assumption by each Accepting Offeree of the Seller's obligations with respect to the portion of the Seller's Interest and MinorCo Interest Transferred to such Accepting Offerees. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees.

            (f)  Sale Pursuant to Purchase Offer If Firm Offer
Rejected. If the Firm Offer is not accepted in the manner hereinabove provided, or the Accepting Offerees fail to close the purchase on the closing date, then in either such event, but subject to the last sentence of this Section 13.4(f) and subject to Section
13.3, the Seller shall be free for the period described below (the
"Free to Sell Period") to sell the Offered Interest to the Purchaser upon terms and conditions that are the same as, or more favorable to the Seller than, those contained in the Purchase Offer (including at the same or greater price). The Free to Sell Period shall be the applicable of (i) if the Firm Offer is not accepted, sixty (60) days after the last day of the Offer Period (subject to Section 12.5) or
(ii) if the Firm Offer is accepted but the purchase is not closed, sixty (60) days (subject to Section 12.5) after the scheduled closing date, provided that if the last sentence of this Section 13.4(f) becomes applicable, then such sixty (60) day period shall be measured from the fifth (5th) Business Day after the previously scheduled closing date or, if applicable, from the subsequently scheduled closing date contemplated by such sentence (assuming the required purchase elections are made). If the Offered Interest is not so sold within the Free to Sell Period, the Seller's right to Transfer its Interest shall again be subject to the foregoing restrictions.
Notwithstanding the foregoing, if more than one Offeree elected to purchase the Offered Interest and at least one Accepting Offeree tendered its proportionate share of the purchase price therefor at the closing but any other Accepting Offeree failed to make such tender, then any tendering Accepting Offeree may elect, by notice given to the Seller within five (5) Business Days thereafter, to purchase the portion of the Offered Interest for which payment was not tendered (provided that, after giving effect to such election, the entire Offered Interest is being purchased) and shall be provided an additional fifteen (15) days from the previously scheduled closing date in which to tender payment therefor.

            (g) Restrictions on Notice. No notice initiating the procedures contemplated by this Section 13.4 may be given by any Partner while any notice, purchase or Transfer is pending under
Section 12 or this Section 13.4 or after a Liquidating Event has occurred. No notice initiating the procedures contemplated by this
Section 13.4 may be given by an Adverse Partner nor any Delinquent
Partner prior to the applicable Cure Date unless such Partner has cured the underlying Payment Default, and no Seller shall be required to offer any portion of its Interest to an Adverse Partner during the period that the Partnership is pursuing any remedy specified in
Section 12.1 with respect to such Adverse Partner. No Partner may accept a Purchase Offer during any period that, as provided above, such Partner may not give the notice initiating the procedures contemplated by this Section 13.4 or thereafter until it has given such notice and otherwise complied with the provisions of this
Section 13.4.

       13.5   Tagalong Rights.

            (a) Direct Transfers. In the event that (i) a Partner proposes to Transfer its Interest (as part of a single transaction or any series of related transactions) to any Person other than a Controlled Affiliate of such Partner after March 1, 2000, and such
Transfer would cause the proposed transferee (a "Tagalong Purchaser") and its Controlled Affiliates to own more than fifty-five percent
(55%) of the Percentage Interests (a "Tagalong Transaction") and
(ii) the Firm Offer is not accepted in the manner provided in Section
13.4, the Tagalong Transaction shall not be permitted hereunder unless the Tagalong Purchaser offers to purchase the entire Interest of any other Partner that desires to sell its Interest to the Tagalong Purchaser at the same price per each one percent (1%)
Percentage Interest and on the same terms and conditions as the Tagalong Purchaser has offered to the Partner proposing to make such Transfer (the "Transferring Partner"). If such Transfer occurs as part of a series of related transactions, the price and terms shall be the price and terms most favorable to the Transferring Partner for which any portion of the Interest of the Transferring Partner is Transferred as part of such series of transactions. Prior to effecting any Tagalong Transaction, the Transferring Partner shall deliver to each other Partner a binding, irrevocable offer (the
"Tagalong Offer") by the Tagalong Purchaser to purchase the entire
Interest of the other Partners at the same price per each one percent
(1%) Percentage Interest and on the same terms and conditions as the Tagalong Purchaser has offered to the Transferring Partner


(the "Tagalong Notice"). The "Tagalong Offer" shall be irrevocable for a period (the "Tagalong Period") ending at 11:59 p.m., local time at the Partnership's principal place of business, (x) with respect to a Tagalong Purchaser that is an existing Partner or a Controlled
Affiliate of an existing Partner, on the one hundred eightieth
(180th) day following the date of the Tagalong Notice and (y) with respect to any other Tagalong Purchaser, on the first anniversary of the date of the Tagalong Notice. At any time during the Tagalong
Period, any Partner may accept the Tagalong Offer as to the entire amount of its Interest by giving written notice of such acceptance to the Tagalong Purchaser.

            (b)  Indirect Transfers.  Within five (5) days of the
Parent of any Partner (such Partner, a "Controlling Partner") acquiring, indirectly, Interests in the Partnership (other than through such Controlling Partner's acquisition of additional
Interests), causing such Parent to own, directly and indirectly through its Controlled Affiliates, more than fifty-five percent (55%) of the Percentage Interests, such Controlling Partner shall give to each other Partner written notice of such acquisition (a "Control
Notice"), which shall include an offer (the "Control Offer") by the Controlling Partner to purchase the entire Interest of each other
Partner at a price equal to the Net Equity thereof (as determined pursuant to Section 12.3) and shall designate a First Appraiser (as required by Section 12.4). The Representatives of the other General
Partners shall by Required Majority Vote pursuant to Section 9.7 appoint the Second Appraiser within ten (10) Business Days following the date the Control Notice was given. The Control Offer shall be irrevocable for a period (the "Control Offer Period") ending at 11:59 p.m., local time at the Partnership's principal place of business, on the one hundred eightieth (180th) day following the date of the Net
Equity Notice.  At any time during the Control Offer Period, any
Partner may accept the Control Offer as to the entire amount of its Interest by giving written notice of such acceptance to the Controlling Partner. The costs of determining the Net Equity shall be borne one-half by the Controlling Partner and one-half by the Partners that accept the Control Offer (pro rata based on their respective Percentage Interests) or, if no Partner accepts the Control Offer, then such costs shall be borne entirely by the Partnership.

            (c)  Limitations on Acceptance of Offers.  No Adverse
Partner may accept a Tagalong Offer or a Control Offer during any period that an election may be made to pursue the remedies specified in 12.1(a) against such Partner and, if an election pursuant to clause (i) of the first sentence thereof to purchase the Adverse
Partner's Interest is made, pending the closing of the purchase thereof, unless, in any such case, such Adverse Partner agrees that the purchase price for its Interest under this Section 13.5 will not be greater than the price at which its Interest could then be purchased under Section 12.


            (d) Closing Matters. Unless the Tagalong Purchaser or the Controlling Partner, as the case may be, on the one hand, and the Partners accepting the Tagalong Offer or the Control Offer, as the case may be, on the other hand, otherwise agree, the closing of the purchase and sale of Interests pursuant to this Section 13.5 shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the sixtieth (60th) day following the expiration of the Tagalong Period or the Control Offer Period, as applicable, subject to Section 12.5. At the closing, the Tagalong Purchaser or Controlling Partner shall pay to the Partners who have accepted the applicable offer, by cash or other immediately available funds, the purchase price for the Interests, MinorCo Interests and Partner Loans being Transferred, and the Partners selling their Interests, MinorCo
Interests and Partner Loans shall deliver to the Tagalong Purchaser or Controlling Partner, as applicable, good title, free and clear of any liens, claims, encumbrances, security interest or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the Interest, MinorCo Interest and Partner Loans thus purchased.

       At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Interests, MinorCo Interests and Partner Loans to the
Tagalong Purchaser or Controlling Partner, as applicable, and the assumption by the Tagalong Purchaser or Controlling Partner, as applicable, of the obligations with respect to the Interests and MinorCo Interests so Transferred. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees.

       13.6   Partner Put Rights.

            (a)  Determination of Net Equity of Partners' Interests.
If the Initial Business Plan has not been agreed upon by the Partners by the Determination Date, any Partner may cause the Net Equity of each Partner's Interest to be determined as of the Determination Date in accordance with Section 12.3 by giving notice to the Management
Committee and each other Partner of its desire to have Net Equity so determined. In such event, the initiating Partner shall appoint the First Appraiser and the Representatives of the other Partners shall appoint the Second Appraiser by Required Majority Vote pursuant to
Section 9.7.

            (b)  Put Procedure.

                (i)   Within thirty (30) days of delivery of the Net
       Equity Notice, any Partner may elect to put its entire
       Interest to all other Partners not electing to put their Interests pursuant to this Section 13.6(b) by giving written notice of its election


       (a "Put Notice") to each other Partner and the Management
       Committee; provided that a Put Notice may not be given after the Initial Business Plan has been adopted by a Unanimous Partner Vote.

               (ii) Within fifteen (15) days of the expiration of the deadline for delivering a Put Notice pursuant to Section
       13.6(b)(i), each Partner who did not deliver a Put Notice pursuant to Section 13.6(b)(i) may elect to put its entire
       Interest to all other Partners who do not elect to put their Interests pursuant to this Section 13.6(b) by delivering a Put
       Notice to each other Partner and the Management Committee.

              (iii) The procedure set forth in Section 13.6(b)(ii) shall be repeated until either (A) all Partners have delivered a Put Notice, in which case a Liquidating Event will occur pursuant to Section 15.1(a)(iv), or (B) a period during which one or more Partners may deliver a Put Notice expires without any Partner delivering a Put Notice, in which case each Partner that has not delivered a Put Notice will be obligated to purchase the Interest of each Partner that has delivered a Put Notice pursuant to the procedures set forth in Section
       13.6(c). An election by a Partner to put its Interest by delivery of a Put Notice is binding and irrevocable.

            (c)  Purchase of Put Interests.

                (i)   Except as otherwise provided in Section
       13.6(c)(ii), each General Partner not electing to put its Interest pursuant to Section 13.6(b) (a "Buying Partner") shall purchase a pro rata share (based on the relative
       Percentage Interests of the Buying Partners) of the aggregate
       Interests of the Partners that delivered Put Notices pursuant to Section 13.6(b) (the "Selling Partners"). The purchase price of each Selling Partner's Interest purchased pursuant to this Section 13.6(c) shall be equal to the lesser of (i) the Net Equity of such Interest or (ii) the sum of the Agreed
       Values of the Original Capital Contribution, Additional
       Capital Contributions and (if applicable) License Contribution made by the Selling Partner.

               (ii)   Except as otherwise provided in Section
       13.6(c)(iii), if any Selling Partner is a Cable Partner,
       Sprint is a Buying Partner, and no Cable Partner that is a Buying Partner has a Percentage Interest that, when added to the Percentage Interests of all Controlled Affiliates of such Partner, is equal to or greater than Sprint's Percentage
       Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, then each Cable Partner that is a Buying Partner (a "Cable Buying Partner") may elect by written notice to all other Partners to purchase all or any portion of the Selling Partners' Interests that would, without regard to this Section 13.6(c)(ii), have been purchased by Sprint (the "Sprint Obligation"), which notice shall state the maximum share of the Sprint Obligation that such Cable Buying
       Partner is willing to purchase (each an "Additional Purchase
       Commitment").  If the aggregate Additional Purchase
       Commitments are equal to at least one hundred percent (100%) of the Sprint Obligation, each Cable Buying Partner shall, except as otherwise provided in Section 13.6(c)(iii), be obligated to purchase that portion of the Sprint Obligation that corresponds to the ratio of the Percentage Interest of such Cable Buying Partner to the aggregate Percentage
       Interests of the Cable Buying Partners, provided that, if any Cable Buying Partner's Additional Purchase Commitment was for an amount less than its proportionate share of the Sprint
       Obligation as so determined, then the portion of the Sprint
       Obligation not so committed to be purchased shall continue to be allocated proportionally in the manner provided above in this sentence among the other Cable Buying Partners until each has been allocated, by such process of apportionment, a percentage of the Sprint Obligation equal to the maximum percentage such Cable Buying Partner committed to purchase or until the entire Sprint Obligation has been allocated among the Cable Buying Partners. If and to the extent that the aggregate amount of the Additional Purchase Commitments are less than one hundred percent (100%) of the Sprint Obligation, the balance of the Sprint Obligation shall be allocated to Sprint.

              (iii) The Sprint Obligation shall be allocated among the Cable Buying Partners in the manner set forth in Section
       13.6(c)(ii), if applicable, until any Cable Buying Partner would have a Percentage Interest, when added to the Percentage
       Interests of all Controlled Affiliates of such Partner, that is equal to Sprint's Percentage Interest, when added to the Percentage Interests of all Controlled Affiliates of Sprint, calculated in each case after giving effect to the adjustments to the Percentage Interests to be made in connection with the purchases of the Selling Partners' Interests in accordance with the foregoing provisions of this Section 13.6(c) assuming that the purchases to be made pursuant to the Sprint
       Obligation by the Cable Buying Partners and Sprint were made up to the aggregate amount that would yield such result (as to each Partner, its "Adjusted Percentage Interest"). Any portion of the Sprint Obligation that would not be allocated to the Cable Buying Partners in accordance with the preceding sentence shall be allocated proportionately among all Buying
       Partners (including Sprint, if applicable) in the manner set forth in Section 13.6(c)(i) without regard to Section
       13.6(c)(ii), but substituting the Adjusted Percentage
       Interests of the Buying Partners for the Percentage Interests that would otherwise be used to determine such allocation until the entire amount of the Sprint Obligation has been allocated among the Buying Partners.

            (d)  Terms of Purchase; Closing.  Unless the Buying
Partners and the Selling Partners otherwise agree, the closing of the purchase and sale of each Selling Partner's Interest, MinorCo
Interest and Partner Loans shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the ninetieth (90th) day following the date of the final Put Notice (subject to Section 12.5) or such earlier date as the Buying and Selling Partners may agree.
At the closing, each Buying Partner


shall pay to each Selling Partner, by cash or other immediately available funds, that portion of the purchase price of such Selling Partner's Interest, MinorCo Interest and Partner Loans for which such Buying Partner is liable, and each Selling Partner shall deliver to each Buying Partner good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the portion of such Selling Partner's Interest, MinorCo Interest and Partner
Loans thus purchased. Each Buying Partner shall be liable to such Selling Partner only for its individual portion of the purchase price for such Selling Partner's Interest, MinorCo Interest and Partner
Loans.

       At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Interest, MinorCo Interest and Partner Loans of the
Selling Partners to the Buying Partners and the assumption by such Buying Partner of each Selling Partner's obligations with respect to the portion of such Selling Partner's Interest and MinorCo Interest
Transferred to such Buying Partner. Each Partner and the Partnership shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The costs of determining Net Equity shall be borne by the Partnership, if no Partner or all Partners deliver a Put Notice, and otherwise one-half by the Selling Partners and one-half by the Buying Partners (in each case pro rata among the members of each group based on their respective Percentage
Interests).

       13.7   Put/Call of Preferred Interests.

       The Partnership shall have the right to redeem all or any part of the Preferred Interests (and in the case of a partial redemption of Preferred Interests held by more than one Person, such redemption shall be made pro rata in accordance with the relative interests of such holders in the aggregate Preferred Interests outstanding at the time of such redemption, except as otherwise agreed to by the holders of the Preferred Interests), and each holder of a Preferred Interest shall have the right to require the Partnership to redeem all or any part of the Preferred Interest held by such holder, at any time after March 1, 2000, at a price equal to the sum of the outstanding balance of (i) the Excess Value Account and (ii) the Preferred Return Account as of the date of redemption, attributable to the portion of the Preferred Interests being redeemed. Such right may be exercised by the Partnership or any holder by giving notice (the "Preferred Buyout
Notice") to the other and to the Management Committee at any time following such date, which notice shall specify the portion of the Preferred Interests to be redeemed by the Partnership. The
Partnership's purchase of the Preferred Interests shall occur at the principal office of the Partnership on a date designated by the Partnership within thirty (30) days following the giving of the Preferred Buyout Notice. At the closing, the Partnership shall pay to each holder, by cash or other immediately available funds, an amount equal to the sum of the outstanding balance of (i) the Excess Value Account and (ii) the Preferred Return Account attributable to the portion of such holder's
Preferred Interest being redeemed, and each holder shall deliver to the Partnership good title, free and clear of any liens, claims, encumbrances, security interests or options, to such Preferred Interest.
Any Preferred Interest that has been redeemed by the Partnership pursuant to this Section 13.7 shall, after such redemption, be cancelled by the Partnership and shall not be available for reissuance.

       13.8   Prohibited Dispositions.

       Any purported Disposition of all or any part of an Interest or Preferred Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Partnership is required to recognize a Disposition that is not a Permitted Transfer (or if the Management Committee, in its sole discretion, elects to recognize a Disposition that is not a Permitted
Transfer), the Interest or Preferred Interest Disposed of shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interest or Preferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest or Preferred Interest may have to the Partnership.

       13.9   Representations Regarding Transfers.

       Each Partner hereby represents and warrants to the Partnership and the other Partners that such Partner's acquisition of Interests or Preferred Interests hereunder is made as principal for such Partner's own account and not for resale or distribution of such Interests or Preferred Interests.

       13.10       Distributions and Allocations in Respect of
              Transferred Interests.

       If any Interest or Preferred Interest is Transferred during any Fiscal Year in compliance with the provisions of this Section 13, Profits, Losses, each item thereof, and all other items attributable to the Transferred Interest or Preferred Interest for such Fiscal
Year shall be divided and allocated between the transferor and the transferee by taking into account, with respect to a Transferred
Interest, their varying Percentage Interests and, with respect to a Transferred Preferred Interest, their varying interests in the aggregate Preferred Interests, during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Management Committee. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Partnership is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Partnership shall recognize such Transfer as of the date of such Transfer, and provided further that if the Partnership does not receive a notice stating the date such Interest or Preferred Interest was Transferred and such other information as the Management Committee may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, was the owner of the Interest or Preferred Interest on the last day of such Fiscal
Year. Neither the Partnership nor the Management Committee shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 13.9, whether or not the Management Committee or the Partnership has knowledge of any Transfer of ownership of any Interest or Preferred Interest.


                                  14   .  CONVERSION OF INTERESTS

       14.1   Termination of Status as General Partner.

            (a)  A General Partner shall cease to be a General
Partner upon the first to occur of (i) the Transfer of such Partner's entire Interest as a Partner in a Permitted Transfer (in which event the transferee of such Interest shall be admitted as a successor
General Partner and a Limited Partner upon compliance with
Section 13.3), (ii) the Unanimous Vote of the Management Committee to approve a request by such General Partner to withdraw, (iii) any Adverse Act with respect to such Partner, (iv) such Partner's failure to satisfy the Minimum Ownership Requirement or (v) in the case of Comcast only, the occurrence of any of the events described in
Section 6.4(f) that cause Comcast to become an Exclusive Limited
Partner. In the event a Person ceases to be a General Partner pursuant to clauses (ii), (iii), (iv) or (v), the Interest of such Person as a General Partner shall automatically and without any further action by the Partners be converted into an Interest solely as a Limited Partner, and such Partner shall thereafter be an Exclusive Limited Partner.

            (b) The Partners intend that the Partnership not dissolve as a result of the cessation of any Person's status as a General Partner; provided, however, that if it is determined by a court of competent jurisdiction that the Partnership has dissolved, the provisions of Section 15.1 shall govern.


       14.2   Restoration of Status as General Partner.

       An Exclusive Limited Partner whose rights to representation on the Management Committee have been restored as provided in Section
5.1(c) shall be restored to the status of a General Partner and its Interest shall thereafter be deemed held in part as a General Partner and in part as a Limited Partner as provided in Section 2.1. If
Comcast becomes an Exclusive Limited Partner pursuant to Section
6.4(f), it shall not be entitled to be restored to the status of General Partner except as expressly provided in such Section.


                                  15   .  DISSOLUTION AND WINDING UP

       15.1   Liquidating Events.

            (a)  In General.  Subject to Section 15.1(b), the
Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating
Events"):

                (i) The sale of all or substantially all of the Property;

               (ii) A Unanimous Vote of the Management Committee to dissolve, wind up, and liquidate the Partnership in accordance with Section 5.1;

              (iii) The failure of the General Partners to resolve a Deadlock Event as provided in Section 5.8(a)(iii) unless the Management Committee determines by Required Majority Vote or
       Unanimous Vote (as required by Section 5.8(a)(iii)) not to dissolve; and

               (iv) The withdrawal of a General Partner, the assignment by a General Partner of its entire Interest or any other event that causes a General Partner to cease to be a general partner under the Act, provided that any such event shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 15.1.

The Partners hereby agree that, notwithstanding any provision of the Act or the Delaware Uniform Partnership Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of any event set forth in Section 15.1(a)(iv), the Partnership shall not be dissolved or required to be wound up if (x) at the time of such event there is at least one remaining General
Partner and that General Partner carries on the business of the Partnership (any such remaining General Partner being hereby authorized to carry on the business of the Partnership), or (y) within ninety (90) days after such event all remaining


Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

            (b)  Special Rules.  The events described in
Sections 15.1(a)(ii), 15.1(a)(iii) or 15.1(a)(iv) shall not constitute Liquidating Events until such time as the Partnership is otherwise required to dissolve, and commence winding up and liquidating, in accordance with Section 15.7.

       15.2   Winding Up.

            (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners and neither the Management
Committee nor any Partner shall take any action that is inconsistent with, or not appropriate for, the winding up of the Partnership's business and affairs. To the extent not inconsistent with the foregoing, this Agreement shall continue in full force and effect until such time as the Partnership's Property has been distributed pursuant to this Section 15.2 and the Certificate has been cancelled in accordance with the Act. The Management Committee shall be responsible for overseeing the winding up and dissolution of the Partnership, shall take full account of the Partnership's liabilities and Property, shall cause the Partnership's Property to be liquidated as promptly as is consistent with obtaining the fair value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the following order:

                 (i)  First, to the payment of all of the
Partnership's debts and liabilities (other than Partner Loans) to creditors other than the Partners and to the payment of the expenses of liquidation;

                 (ii) Second, to the payment of all Partner Loans and all of the Partnership's debts and liabilities to the Partners in the following order and priority:

                      (A)  first, to the payment of all debts and
            liabilities owed to any Partner other than in respect of Partner Loans;

                      (B) second, to the payment of all accrued and unpaid interest on Partner Loans, such interest to be paid to each Partner and its Affiliates (considered as a group) pro rata in proportion to the interest owed to each such group; and

                      (C)  third, to the payment of the unpaid
            principal amount of all Partner Loans, such principal to be paid to each Partner and its Affiliates (considered as a group) pro rata in proportion to the outstanding principal owed to each such group; and


                 (iii)  The balance, if any, to the Partners in
       accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

            (b) In the discretion of the Management Committee, a portion of the distributions that would otherwise be made to the Partners pursuant to this Section 15.2 may be:

                (i) distributed to a trust established for the benefit of the Partners for the purposes of liquidating
       Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Management Committee in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 15.2; or

               (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

Each Partner and each of its Affiliates (as to Partner Loans only) agrees that by accepting the provisions of this Section 15.2 setting forth the priority of the distribution of the assets of the Partnership to be made upon its liquidation, such Partner or Affiliate expressly waives any right which it, as a creditor of the Partnership, might otherwise have under the Act to receive distributions of assets pari passu with the other creditors of the Partnership in connection with a distribution of assets of the Partnership in satisfaction of any liability of the Partnership, and hereby subordinates to said creditors any such right.

       15.3 Compliance With Certain Requirements of Regulations;
            Deficit Capital Accounts.

       In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 15 to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2), and (b) if any
Partner's Capital Account has any deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3);
provided, however, that the obligation of an Exclusive Limited Partner to contribute capital pursuant to this sentence shall be limited to the amount of the deficit balance, if any, that existed in such Exclusive Limited Partner's Capital Account at the time it became an Exclusive Limited Partner (taking into account for this purpose any revaluation of Partnership assets pursuant to subparagraph (ii)(D) of the definition of Gross Asset Value made as a result of such Partner's becoming an Exclusive Limited Partner).

       15.4   Deemed Distribution and Recontribution.

       Notwithstanding any other provision of this Section 15, in the event the Partnership is liquidated within the meaning of Section
1.704-1(b)(2)(ii)(g) of the Regulations but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have distributed the Property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts and, if any Partner's Capital
Account has a deficit balance that such Partner would be required to restore pursuant to Section 15.3 (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the Partners shall be deemed to have recontributed the Property to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

       15.5   Rights of Partners.

       Except as otherwise provided in this Agreement, (a) each Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership, and (b) no Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations. If, after the Partnership ceases to exist as a legal entity, a Partner is required to make a payment to any Person on account of any activity carried on by the Partnership, such paying
Partner shall be entitled to reimbursement from each other Partner consistent with the manner in which the economic detriment of such payment would have been borne had the amount been paid by the Partnership immediately prior to its cessation.


       15.6   Notice of Dissolution.

       In the event a Liquidating Event occurs or an event described in Section 15.1(a)(iv) occurs that would, but for provisions of
Section 15.1, result in a dissolution of the Partnership, the Management Committee shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

       15.7   Buy/Sell Arrangements.

            (a) As soon as practicable after the occurrence of an event described in Section 15.1(a)(ii), 15.1(a)(iii) or, subject to the proviso contained therein, Section 15.1(a)(iv), the Net Equity of the Interests (and Preferred Interests, if applicable) shall be determined in accordance with Section 12.3 and notice of such determination shall be delivered to each Partner. For purposes of such determination of Net Equity pursuant to this Section 15.7(a), the General Partner that (together with its Controlled Affiliates) holds the largest Voting Percentage Interest shall designate the First Appraiser as required by Section 12.4 within thirty (30) days after an occurrence of the applicable Liquidating Event, and the General Partner that (together with its Controlled Affiliates) holds the smallest Voting Percentage Interest shall appoint the Second
Appraiser within ten (10) Business Days of receiving notice of the appointment of the First Appraiser.

            (b) Prior to 5:00 p.m. (local time at the principal office of the Partnership) on the first Business Day on or after the thirtieth (30th) day following its receipt of notice of the determination of Net Equity pursuant to Section 15.7(a), each General
Partner (individually or together with one or more other General
Partners) must submit sealed statements (the "Offer Statement") to the Chief Executive Officer notifying the Chief Executive Officer in writing either (i) that such General Partner or group of General
Partners offers to sell all of its Interest(s) (and Preferred
Interest(s), if applicable), or (ii) that such General Partner or group of General Partners offers to buy all of the other Partners'
Interests (and Preferred Interests, if applicable). Except as provided in Section 15.7(g), each Exclusive Limited Partner shall be automatically deemed to have offered to sell its Interest (and
Preferred Interest, if applicable) hereunder and shall for all purposes under this Section 15.7 be treated as a General Partner that has offered to sell its Interest (and Preferred Interest, if applicable). The Chief Executive Officer shall provide a copy of each Offer Statement to each of the Partners within five (5) days following the last day for submission of the Offer Statements.

            (c)  If the Offer Statements indicate that one General
Partner or group of General Partners wishes to buy and all of the other Partners wish to sell, the Net Equity of the Interests (and


Preferred Interests, if applicable) shall thereupon be the price at which the Interests (and Preferred Interests, if applicable) will be sold.

            (d) If the Offer Statements indicate that all Partners wish to sell their Interests, the Partnership shall dissolve, and commence winding up and liquidating in accordance with Section 15.2.

            (e)  If the Offer Statements indicate that more than one
General Partner or group of General Partners wishes to purchase the other Partners' Interests (and Preferred Interests, if applicable), then the General Partners or groups of General Partners wishing to purchase (each General Partner or group of Partners, a "Bidding
Partner") shall begin the bidding process described below and the highest bidder (determined as the amount bid per each one percent
(1%) Percentage Interest in the Partnership) shall buy all the other
Partners' Interests (and Preferred Interests, if applicable). Each of the Bidding Partners may make an initial offer (an "Initial
Offer") to purchase the Interests of the other Partners, which offer may not be less than the Net Equity of the Interests to be purchased and shall be made within fifteen (15) days of the last day for submission of the Offer Statements. If no Bidding Partner makes an Initial Offer by 5:00 p.m. (local time at the principal office of the Partnership) on the last day of such fifteen (15) day period, the Partnership shall dissolve, and commence winding up and liquidating in accordance with Section 15.2. If only one Bidding Partner timely makes an Initial Offer, such offer shall thereupon be the price at which all other Partners' Interests shall be sold to such Bidding
Partner.  If more than one Bidding Partner timely makes an Initial
Offer, each such Bidding Partner must respond within fifteen (15) days of the last day of the 15-day period for submitting such Initial
Offers either by accepting the highest of such Initial Offers or delivering a counteroffer to purchase the Interests of the other
Partners. A counteroffer must be at least one percent (1%) higher than the prior offer of which the Bidding Partner has received notice. The bidding process shall continue until all Bidding
Partners have either responded by accepting the highest immediate prior offer or failed to make a timely response, in which case the highest immediate prior offer shall be deemed accepted. An acceptance of an offer shall, if the bidding process thereafter continues, be deemed to be an acceptance of the highest succeeding counteroffer. For purposes of this Section 15.7, all offers, acceptances and counteroffers must be in writing, in a form which is firm and binding and delivered to the Chief Executive
Officer at the principal office of the Partnership (who shall promptly notify each other Partner of the identity of the bidder and the amount of such bid); all offers must be responded to within fifteen
(15) days of the last day of the immediately preceding 15-day period for submitting offers. If no response to an offer or counteroffer is received by 5:00 p.m. (local time at the principal office of the Partnership) on the last day of such fifteen (15) day period, the highest immediate prior offer shall be deemed to be accepted.  The purchase price for any Preferred
Interest required to be purchased by the Bidding Partner submitting the highest offer pursuant to this Section 15.7(e) shall be equal to the Net Equity of such Preferred Interest.

            (f)  The closing of the purchase and sale of each selling
Partner's Interest (and Preferred Interest, if applicable), MinorCo
Interest and Partner Loans shall occur at the principal office of the Partnership at 10:00 a.m. (local time at the place of the closing) on the first Business Day occurring on or after the thirtieth (30th) day following the date of the final determination of the purchase price pursuant to Section 15.7(e) (subject to Section 12.5). At the closing, the purchasing Partner(s) shall pay to each selling Partner, by cash or other immediately available funds, the purchase price for such selling Partners' Interest (and Preferred Interest, if applicable), MinorCo Interest and Partner Loans, and the selling
Partner shall deliver to the purchasing Partner(s) good title, free and clear of any liens, claims, encumbrances, security interests or options (other than those created by this Agreement and those securing financing obtained by the Partnership), to the selling
Partner's Interest (and Preferred Interest, if applicable), MinorCo
Interest and Partner Loans thus purchased.

       At the closing, the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including the Transfer of the Interests (and Preferred Interests, if applicable),
MinorCo Interests and Partner Loans of the selling Partner(s) to the purchasing Partner(s) and the assumption by each purchasing Partner of the selling Partner's obligations with respect to the selling
Partner's Interest (and Preferred Interest, if applicable)
Transferred to the purchasing Partner(s). Each Partner shall bear its own costs of such Transfer and closing, including attorneys' fees and filing fees. The costs of determining Net Equity shall be borne by the Partners (pro rata based on their respective Percentage
Interests as of the occurrence of the Liquidating Event).

            (g) Solely for the purposes of this Section 15.7, Comcast will have the same rights and obligations as a General
Partner hereunder even if it has become an Exclusive Limited Partner under Section 6.4(f) so long as Comcast would not otherwise then be an Exclusive Limited Partner under Section 14.1(a).


                                  16   .  MISCELLANEOUS

       16.1   Notices.

       Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as follows, or to such other address or number as such Person may from time to time specify by notice to the Partners:

            (a) If to the Partnership, to the address or number set forth on Schedule 2.2;

            (b) If to a Partner or its designated Representative(s), to the address or number set forth in Schedule 2.2; and

            (c) If to the Management Committee, to the Partnership and to each General Partner and its designated Representative(s).

Any Person may from time to time specify a different address by notice to the Partnership and the Partners. All notices and other communications given to a Person in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1)
Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

       16.2   Binding Effect.

       Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

       16.3   Construction.

       This Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

       16.4   Time.

       Time is of the essence with respect to this Agreement.

       16.5   Table of Contents; Headings.

       The table of contents and section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.


       16.6   Severability.

       Every provision of this Agreement is intended to be severable.
If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Partners, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Partners, the Partners will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

       16.7   Incorporation by Reference.

       Every exhibit and other appendix (other than schedules) attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

       16.8   Further Action.

       Each Partner, upon the reasonable request of the Management
Committee, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

       16.9   Governing Law.

       The internal laws of the State of Delaware (without regard to principles of conflict of law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners.

       16.10     Waiver of Action for Partition; No Bill For Partnership
                 Accounting.

       Each Partner irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property; provided that the foregoing shall not be construed to apply to any action by a Partner for the enforcement of its rights under this Agreement. Each Partner waives its right to seek a court decree of dissolution (other than a dissolution in accordance with Section 15) or to seek appointment of a court receiver for the Partnership as now or hereafter permitted under applicable law. To the fullest extent permitted by law, each Partner covenants that it will not (except with the consent of the Management Committee) file a bill for Partnership accounting.


       16.11       Counterpart Execution.

       This Agreement may be executed in any number of counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

       16.12       Sole and Absolute Discretion.

       Except as otherwise provided in this Agreement, all actions which the Management Committee may take and all determinations which the Management Committee may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of the Management
Committee.

       16.13       Specific Performance.

       Each Partner agrees with the other Partners that the other
Partners would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching Partners may be entitled, at law or in equity, the nonbreaching Partners shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

       16.14       Entire Agreement.

       The provisions of this Agreement set forth the entire agreement and understanding between the Partners as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the Partners relating to the subject matter hereof.

       16.15       Limitation on Rights of Others.

       Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the Partners any legal or equitable right, remedy or claim under or in respect of this Agreement.

       16.16       Waivers; Remedies.

       The observance of any term of this Agreement may be waived
(either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any Partner in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

       16.17       Jurisdiction; Consent to Service of Process.

            (a) Each Partner hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New
York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to the Partnership or this Agreement, or for recognition or enforcement of any judgment, and each Partner hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York
State court or, to the extent permitted by law, in such Federal court.

            (b) Each Partner hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Partnership or this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern
District of New York. Each Partner hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Partner.

            (c) Each Partner irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided that such service shall be deemed to have been given only when actually received by such Partner. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

       16.18       Waiver of Jury Trial.

       Each Partner waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to the Partnership or this Agreement.

       16.19       No Right of Set-Off.

       No Partner shall be entitled to offset against any of its financial obligations to the Partnership under this Agreement, any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.


       IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership of MajorCo, L.P. as of the date first above set forth.

                                               SPRINT SPECTRUM, L.P.


                                          By:  US Telecom, Inc.,
                                                 Its General Partner


                                                    By:__________________

                                                      Title:________________



                                          TCI NETWORK SERVICES


                                          By:  TCI Network, Inc.,
                                                    Its General Partner


                                                    By:__________________

                                                      Title:________________



                                          COMCAST TELEPHONY SERVICES

                                                    By:  Comcast Telephony
                                                    Services, Inc.,
                                        Its General Partner


                                                    By:________________

                                                      Title:_______________










            THIS IS A SIGNATURE PAGE TO THE AGREEMENT OF
                LIMITED PARTNERSHIP OF MAJORCO, L.P.



                                          COX TELEPHONY PARTNERSHIP


                                     By:  Cox Communications Wireless, Inc.,
                                            Its Managing General Partner


                                               By:________________________

                                                    Title:____________________





            THIS IS A SIGNATURE PAGE TO THE AGREEMENT OF
                LIMITED PARTNERSHIP OF MAJORCO, L.P.







                                                 Exhibit (10)(b)


              CONTINGENCY EMPLOYMENT AGREEMENT


                           between

                     SPRINT CORPORATION


                             and


              [                              ]




        Amended and Restated as of February 18, 1995


     1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through March 31, 1998; provided, however, that commencing on April
1, 1997, and each third April 1 thereafter, the term of this Agreement shall automatically be extended for three additional years unless, not later than April 1 of that year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, if "a change in control of the Company" (as defined in Section
15(i)) shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such change in control occurred; provided, further, this Agreement shall terminate on the earliest of the date you reach age 65, the date you actually retire, or the Agreement otherwise lapses as set forth in this paragraph. The obligations of the Company to make payments hereunder shall survive the expiration of the term of this Agreement.

     2. Duties during Employment. You agree that while you are employed by Sprint Corporation (the "Company"), you shall devote your full time and best efforts exclusively to the business and affairs of the Company and do your utmost to promote its interests. All references in this Agreement to employment with the Company shall be deemed to include employment with Sprint/United Management Company (the
"Management Company") or any other affiliate of the Company
(the "Employer Company"). Related references to the Company or Employer Company shall be deemed to include the Management Company or other employer affiliate of the Company as the context requires, and such interpretation shall not be construed to limit the obligations of the Company under this Agreement. It is understood that you will receive no benefits under this Agreement unless and until there is a change in control of the Company and your employment is terminated thereafter (other than by reason of your death or retirement at age 65) by you for Good Reason
(as defined in Section 15(iv)) or by the Company without Cause (as defined in Section 15(iii)).

     3.   Rights Accrued through Date of Termination.  This
Agreement shall not reduce, impede or hinder any rights which you accrue as a result of your performance of services as an employee of the Employer Company. If your employment is terminated following a change in control of the Company, the Company shall pay you your salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts and benefits to which you are entitled under the Company's disability, retirement, insurance and all other benefit and compensation programs then in effect in accordance with the terms of such programs. "Date of Termination" shall mean the 30th day after Notice of Termination (as defined in Section 11) is given.

     4. Benefit Package. Within three years following a change in control of the Company if your employment by the Employer Company shall be terminated (in circumstances other than normal retirement or death) (a) by the Company other than for Cause, or (b) by you for Good Reason, then you shall be entitled to the following payments and benefits
(all as provided in Section 15(v)):



     (A) 35 months' salary payments at highest monthly base salary;

     (B) 3 payments based on annual short-term and long-term incentive payments;

     (C) (1) Deferred Compensation: interest rate of 3% plus Moody's Index rate

          (2)  Benefits under Key Management Benefit Plan

          (3)  Savings Plan, Nonvested Company Contribution

     (D)  Retirement Benefits:

          (1)  3 years' service credit based on the Company
               Pension Plan

          (2) Post-retirement benefits if you are age 55 or have 10 years' service

          (3)  Maximum benefits under any individual Pension
               Supplemental Agreements

          (4)  No Early Retirement Reduction based on the
               Company Pension Plan

     (E) Continuation of medical, dental, life insurance and disability coverages for 35 months, or until you are reemployed

     (F) Payment of attorney fees and expenses connected with enforcing this Agreement

     (G)  Payment of Outplacement fees

     5.   [Deleted]

     6. (i) Time of Payments. The payments provided for in Section 15(v), (A) and (B), shall be made commencing not later than the fifth day following the Date of Termination, provided, however, that if the amount of payments to be made on the first payment date cannot be calculated on or before such day, the Company shall pay to you on such day an estimate, as calculated in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments due on such date (together with interest at the rate provided in Section 280G(d)(4) of the Code) as soon as the amount thereof can be calculated but in no event later than the sixtieth day after the Date of Termination.

          (ii) Excess Payments Constitute Loan. In the event that any estimated payment is determined to be in excess of the amount due, such excess shall constitute a loan by the Company to you, payable on the 90th day after demand by the Company (together with interest at the rate provided in Section 280G(d)(4) of the Code).

     7. Lump Sum Election. You shall have the right to elect to have all or a portion of the payments to be made pursuant to paragraph (A) or (B) of Section 15(v) paid in a lump sum. If you make this election, the amount paid to you shall equal the present value of the payments or portion thereof, as calculated by the Company's independent auditors using the discount rate specified in Section 280G(d)(4) of the Code.

     8. No Mitigation or Offsets. You shall not be required to mitigate the amount of any payment by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise, except as specifically provided in this Agreement.

     9. Successor Assumption of Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement as of the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms hereunder as if you had terminated your employment for Good Reason following a change in control of the Company, provided you give Notice of Termination within 90 days after the effective date of such succession. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     10.  Benefits to Personal Representatives.  This
Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. All benefits hereunder shall be subject to your beneficiary designations in effect under the appropriate benefit plan with reference to which you have elected to receive benefits; such designations are incorporated by reference as if fully set forth in this Agreement. If you should die, all amounts payable to you hereunder shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

     11. Notice. Any purported termination of this Agreement or of your employment by the Employer Company or by you shall be communicated by written Notice of Termination to the other party hereto. "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated.
Notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     12.  [Deleted]

     13. Resolution of Controversies. You shall be entitled to seek specific performance of your right to be paid to the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. All other disputes, claims or controversies arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in the greater
Kansas City area in accordance with the rules of the American Arbitration Association then in effect; provided, however, that three arbitrators shall be appointed, one by the Company, one by you and the third of whom shall be appointed by the first two arbitrators.

     14.  Miscellaneous.

          (i)  No provisions of this Agreement may be
               modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing.

          (ii) No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (iii)     No agreements or representations, oral
               or  otherwise, express or implied, with
               respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          (iv) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Kansas.

          (v)  All references to sections of the Securities
               Exchange Act of 1934 ("Exchange Act") or the
               Internal Revenue Code ("Code") shall be
               deemed also to refer to any successor
               provisions to such sections. All references to provisions of the Company's Pension Plan and all other Company benefit plans shall be deemed also to refer to amended provisions of such plans and to
               provisions of successor or substitute plans.

          (vi) Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

          (vii) Captions are intended for reference only and shall not constitute a part of this Agreement.

          (viii)    The invalidity or unenforceability of
               any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          (ix) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (x) The Company shall take every reasonable step necessary to maximize the payments and benefits received or to be received by you in connection with a change in control of the Company (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, with any person whose actions result in a change in control or with any person affiliated with the Company or such person) (collectively
               "Total Payments").

     15.  Definitions and Detailed Provisions.

          (i)(a)    Change in Control of the Company.  For
     purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company
     (the "Board") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) of this Subsection) whose election by the Board or nomination for election by the


     Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          (i)(b)  Potential Change in Control of the
     Company. For purposes of this Agreement, a "potential change in control of the Company" shall be deemed to have occurred if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company,
     (B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company; (C) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof;
     or (D) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential change in control of the Company has occurred.

          (ii) Retirement. Termination of your employment based on "Retirement" shall mean termination in accordance with the Company's Pension Plan or in accordance with any retirement arrangement established with your written consent with respect to you.

          (iii)     Cause.  Termination by the Employer
     Company of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Employer Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason) after a written demand for substantial performance is delivered to you, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.
     Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clauses


     (A) or (B) of the first sentence of this subsection and specifying the particulars thereof in detail. Delivery of such Resolution shall constitute Notice of Termination for cause by the Company.

          (iv) Good Reason. You shall be entitled to terminate your employment for Good Reason, except that you shall not be entitled to give Notice of Termination during any period in which you are unable to substantially perform your duties with the Employer
     Company due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (A)  Change in Duties, Reporting, Status

          the assignment to you of any duties inconsistent with your status as an officer of the Company or a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to the change in control of the Company or any downgrading of your position from that in effect immediately prior to the change in control of the Company;

               (B)  Reduction in Salary Base

          a reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all officers of the Company and all officers of any business entity or entities in control of the Company;

               (C)  Failure to Pay You Currently

          the failure by the Company or Employer Company, without your consent, to pay to you any portion of your current compensation within seven (7) days of the date such compensation is due except pursuant to an across-the-board compensation deferral similarly affecting all officers of the Company and all officers of any business entity or entities in control of the Company;

               (D)  Relocation, Substantial Change in Travel
          Obligations


                    (1)  the relocation of the Company's
          principal executive offices to a location outside the metropolitan area in which such offices are located immediately prior to the change in control of the Company; or

                    (2)  the Company's requiring you to be
          based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations; or

                    (3)  the Company's requiring you to
          travel to an extent substantially inconsistent with your present business travel obligations;

               (E)  Substantial Change in Physical Working
          Conditions

          a substantial adverse alteration in the physical conditions under or in which you are expected to perform your duties other than an alteration similarly affecting all officers of the Company and all officers of any person in control of the Company;

               (F)  Noncontinuation of Compensation Plans

          the failure by the Company to continue in effect any compensation plan in which you participate immediately prior to the change in control of the Company which is material to your total compensation, including but not limited to the Company's Short-term and Long-term Incentive Plans or any substitute plans adopted prior to the change in control, unless an equitable arrangement
          (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the change in control;

               (G)  Noncontinuation of Benefit Plans

          the failure by the Company to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Company's plans, including but not limited to the Company's Pension
          Plan, Stock Option Plan, Savings Plan,
          Supplemental Employee Retirement Agreement, Key
          Management Benefit Plan, Executive Deferred
          Compensation Plan, life insurance, medical, health and accident, or disability plans in which you were participating at the time of the change in control of the Company; the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control of the Company;


          or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the change in control of the Company; unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such benefits;

               (H)  Non-Assumption by Successor

          the failure of the Company to obtain a
          satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 9 hereof; or

               (I)  Attempted Termination

          any attempted termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
          Sections 11 and 15(iii) above; for purposes of this Agreement, no such attempted termination shall be effective.

          (v)   Benefit Package.

               (A)  Payments in Lieu of Salary

          In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you monthly (for a period of 35 months or until the month in which you reach 65 years of age, whichever first occurs) a monthly payment equal to your highest monthly base salary
          (including any deferred amounts) paid during the 36-month period prior to the Date of Termination.

               (B)  Payments in Lieu of Incentive
          Compensation.

          In lieu of any payments under, and notwithstanding any provisions of the long-term and short-term incentive plans, the Company shall pay to you in three equal installments on the first day of the 13th, 25th and 35th months following the Date of Termination an amount equal to the sum of (i) the highest short-term incentive payment and (ii) the highest long-term incentive payment received by you during the 36-month period prior to the Date of Termination under the long-term and short-term incentive plans.

               (C)(1)  Deferred Compensation Interest Rate

          For purposes of the Executive Deferred
          Compensation Plan, notwithstanding any provision to the contrary in such plan, the rate at which interest will be credited to your Deferred
          Compensation Account A (as defined in such plan) will be equal to the Moody's Index plus 3% (as defined in such plan) or the maximum interest rate allowed under such Plan if and as amended.

               (C)(2)  Key Management Benefit Plan Benefits

          For purposes of the Key Management Benefit Plan, even if you are not 60 years of age on the Date of Termination, you shall be deemed to have remained a Key Executive (as defined in such plan) until age 60.

               (C)(3)  Savings Plan, Nonvested Company
     Contribution

          Notwithstanding anything in the Company Savings
          Plan, you shall be entitled to receive the nonvested portion of your Company Contribution
          Account as of the Date of Termination.

               (D)  Retirement Benefits

          In addition to the retirement benefits to which you are entitled under the Company's Pension Plan or any successor plans thereto:

                    (1)  you will be credited with three
               years of additional service at your highest annual compensation rate during the term of this Agreement for purposes of determining the amount of your pension;

                    (2)  if you are at least 55 years of age
               or have 10 years of credited pension service at the Date of Termination, you will, at the time of your retirement, receive the life and medical post-retirement benefits that would be due to a retiree under the Company's
               Pension Plan;

                    (3)  for purposes of any Supplemental
               Employee Retirement Agreement, if applicable, you shall be credited as of the Date of Termination with the maximum number of years of service at your highest annual compensation rate during the term of this Agreement potentially available to you under such agreement; and

                    (4)  if you take early retirement, the
               Company shall supplement your pension so that you are, notwithstanding the Company's
               Pension Plan early retirement provisions, not subject to any early retirement pension reduction.


          (E)   Medical, Dental, Insurance, Disability
     Insurance

     For a thirty-five (35) month period after Termination, the Company shall arrange to provide you with or reimburse you for life, disability, medical and dental insurance coverages substantially similar and at the same cost to you as those which active employees at the same grade level receive during such period, provided, however, such coverages shall cease immediately if you obtain subsequent employment.

          (F)  Attorney Fees and Expenses

     The Company also shall pay to you all reasonable legal fees and expenses incurred by you in seeking to obtain or enforce any right or benefit provided by this Agreement. Such payments shall be made within five (5) days after your request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          (G)  Outplacement Fees

     The Company shall also pay to you all fees and expenses incurred by you for the services of a recognized outplacement firm of your selection. Such payments shall be made within five (5) days after your request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          (H) Tax Reimbursement:

     If the benefits provided under this Agreement, either alone or together with other benefits you receive from the Company, would constitute an "excess parachute payment", as defined in Section 280G of the Code, the Company shall pay you an additional amount such that the net amount retained by you after payment of any excise tax that would be imposed by Section 4999 of the Code (Excise Tax) and any federal, state and local income tax, FICA tax and Excise Tax payable with respect to the payment provided for in this subsection
     15(v)(H), shall be equal to the benefits provided for under this Agreement. For the purpose of determining the amount of the payment provided for in this subsection, you shall be deemed to pay federal, state and local income taxes at the highest marginal rates in effect as of the Date of Termination and the calculation of federal income tax shall take into account the deduction of any state and local income taxes.

If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.


                              Sincerely,

                              SPRINT CORPORATION


                              By____________________________
                                   [Authorized Officer]




Agreed to this _____ day
of _____________, 199__.


______________________________
[Employee]



                          Exhibit A


                      LUMP SUM ELECTION


     I hereby elect to take the following portion of any Severance Payments to be made to me pursuant to paragraph
(A) or (B) of Sections 4 and 15(v) of this Agreement in a lump sum in accordance with Section 7: ______ % of payments under paragraph (A); ______ % of payments under paragraph
(B). The remainder of such payments shall be paid pro rata in accordance with Section 15(v)(A) or 15(v)(B), respectively.





                              _______________________________
                              [Employee]





                      Table of Contents


 1.  Term of Agreement                                      p. 1

 2.  Duties during Employment                               p. 1

 3.  Rights Accrued through Date of
     Termination; "Date of Termination" Defined             p. 1

 4.  Benefit Package                                        p. 1

 5.  Limitation of Total Payments                           p. 2

 6.  Time of Payments                                       p. 2

 7.  Lump Sum Election                                      p. 3

 8.  No Mitigation or Offsets                               p. 3

 9.  Successor Assumption of Agreement                      p. 3

10.  Benefits to Personal Representatives                   p. 3

11.  Notice                                                 p. 3

12.  Valuation and Election of Benefits after
       Notice or Resolution; Date of Termination            p. 4

13.  Resolution of Controversies                            p. 4

14.  Miscellaneous                                          p. 4

15.  Definitions and Provisions                             p. 5
       (i)(a)  Change in Control of the Company             p. 5
           (b)  Potential Change in Control of the Company  p. 6
       (ii)      Retirement                                 p. 6
       (iii)     Cause                                      p. 6
       (iv)     Good Reason                                 p. 7
       (v)      Benefit Package                             p. 9

Exhibit A - Lump Sum Election Form





                                                Exhibit (10)(c)


                   1978 STOCK OPTION PLAN
       (as amended on April 27, 1982, April 23, 1985,
     February 7, 1987, August 11, 1987, April 12, 1988,
   December 12, 1989, April 16, 1991, August 13, 1991,
           February 18, 1995 and April 18, 1995)



Section 1.  Establishment.

     United Telecommunications, Inc., a Kansas corporation
("Company"), hereby establishes a stock option plan to be named the United Telecommunications, Inc. 1978 Stock Option
Plan ("Plan"), for officers and key employees of the Company and its Subsidiaries.

Section 2.  Purpose.

     The purpose of the Plan is to induce officers and key employees of the Company and its subsidiaries, who are in a position to contribute materially to the prosperity thereof, to remain with the Company or its subsidiaries, to offer them incentives and reward in recognition of their share in the Company's progress, and to encourage them to continue to promote the best interest of the Company and its subsidiaries. The Plan will also aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to help insure their continued development.

     All options granted pursuant to the Plan prior to April
27, 1982, and outstanding as of such date shall be nonstatutory stock options.

     Options granted to an optionee shall be either
Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options, provided that no Incentive Stock
Options shall be granted which would permit options first exercisable in any calendar year to exceed the limitations set forth in Section 5A(a) hereof. Options which become first exercisable in any calendar year in excess of said limitations shall be nonstatutory stock options. Options designated "Nonqualified" or "Nonstatutory" Stock Options shall not be restricted by the limitations of said Section
5(A)(a) and shall not be treated as Incentive Stock Options.

Section 3.  Administration.

     The Plan shall be administered by a Stock Option
Committee (the "Committee") consisting of three or more persons who shall be members of the Board of Directors of the Company. The Committee shall be elected by the Board of Directors of the Company which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman, and shall hold its meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee.
The Company shall grant options and related stock appreciation rights under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. Members of the Committee shall be disinterested persons as defined in regulations issued under
Section 16 of the Securities Exchange Act of 1934.  The
Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Section 4.  Total Number of Shares to be Optioned.

     The maximum number of shares of common stock ($2.50 par value) of the Company which may be issued upon exercise of options under the Plan shall not exceed 800,000<FN-1> (subject to adjustment as provided in Section 10 hereof). The shares sold under the Plan may be either issued shares reacquired by the Company at any time or authorized but unissued shares, as the Board of Directors from time to time may determine.

     In the event that any outstanding options under the Plan for any reason expire or are terminated, the shares of common stock of the Company allocable to the unexercised portion of all of such options may again be subject to an option under the Plan.

Section 5.  Eligibility.

     Options shall be granted only to officers and key employees of the Company or its subsidiaries. The Committee will, in its discretion, determine the officers and key employees to be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are Incentive Stock Options or nonstatutory stock options, and the manner in which options may be exercised. In making such determination, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors which the Committee may deem relevant in accomplishing the purpose of the Plan.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

     An individual may be granted more than one option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for such individual by the Committee.

Section 5A.  Limitation on Incentive Stock Options.

     (a)  General Rule.  For options granted after December
31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by the optionee under all plans of the Company and its subsidiaries shall not exceed
$100,000.

     (b) Fair Market Value. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the Incentive
Stock Option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock; provided, however, that fair market value in the case of Incentive
Stock Options granted prior to April 23, 1985, shall be deemed to be the closing price of the common stock of the Company on the New York Stock Exchange on the date the Incentive Stock Option was granted.

Section 6.  Terms and Conditions of Options.

     Each option granted on or after April 27, 1982, under the Plan shall be evidenced by a Stock Option Agreement in such form not inconsistent with the Plan as the Committee shall determine, provided that such Stock Option Agreement clearly and separately identifies nonstatutory stock options and Incentive Stock Options and that the substance of the following terms and conditions be included therein:

     (a) Option Price. The price at which each share of common stock covered by such option may be purchased shall be determined by the Committee and shall be no less than one hundred percent (100%) of the fair market value of the stock on the date the option is granted. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock; provided, however, that fair market value in the case of options granted prior to April
23, 1985, was deemed to be the closing price of the common stock of the Company on the New York Stock Exchange on the date the option was granted.

     (b) Nontransferable. The option and any related SAR shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Committee, an optionee may, in the manner established by the Committee, designate a beneficiary to exercise:

     (i) any incentive stock option granted on or after the effective date of the Committee's approval of applicable procedures; and

     (ii) any nonqualified options or SAR

upon the death of the optionee. During the optionee's lifetime, the option and any related SAR may be exercised only by the optionee or, if permissible under applicable law, by the guardian or representative of the optionee.

     (c) Exercise of Option. The option and any right related thereto, if exercised by the optionee, may be exercised (subject, however, to the provisions of Section
8, and if applicable, Section 9) only if the optionee has been an employee of the Company or of any subsidiary thereof at all times during the period beginning with the date of the granting of the option and ending on the day three (3) months before the date of such exercise; provided, however, that in the case of an optionee who is a retiree of the Company or of any subsidiary thereof or who becomes permanently and totally disabled, the three (3) months shall be extended to five (5) years for options designated
"Nonqualified" or "Nonstatutory" options. (For this purpose, a retiree is a person who is entitled to receive pension benefits in accordance with the United System
Employee Retirement Plan immediately upon termination of employment.) Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company or of a subsidiary. Only those options exercisable at the date the optionee's employment is terminated may be exercised during the period following such termination, whether such termination is by retirement or otherwise.

     (d) Term of Option. The option and any right related thereto shall not be exercisable after the expiration of ten
(10) years from the date the option was granted.

     (e) Death of Optionee. In the event of the death of an optionee during the period in which an option is exercisable (as set forth in Subsection (c) above), the option theretofore granted to such person and any related
SAR shall be exercisable only within the twelve (12) months next succeeding such death, and then only (i) by the executor or administrator of the optionee's estate, by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or the laws of descent and distribution, or, if a beneficiary has been designated in accordance with Subsection (b) above, by the beneficiary, and (ii) if and to the extent that the optionee was entitled to exercise the option at the date of the optionee's death, provided that in no event shall the option be exercisable more than ten (10) years after the date it was granted.

     (f)  Sequential Exercise of Incentive Stock Options.
No Incentive Stock Option granted prior to January 1, 1987, shall be exercisable while there is outstanding any other
Incentive Stock Option which was granted to the optionee at an earlier time to purchase stock in the Company or in any corporation which (at the time of the granting of such Incentive Stock Option) is a subsidiary of the Company, or in any predecessor of any of such corporations. For the purpose of this Section 6(f), an Incentive Stock Option which has not been exercised in full is outstanding until the expiration of the period during which, under its initial terms, it could have been exercised. The cancellation of an earlier Incentive Stock Option will not enable a subsequent
Incentive Stock Option to be exercised any sooner.

Section 7.  Consideration for Options.

     Each optionee shall, as consideration for the grant of the option, agree in writing to remain in the employ of the Company or of one of its subsidiaries, at the pleasure of the Company or of such subsidiary, for at least one (1) year from the date of the granting of such option or until earlier termination of the optionee's employment effected or approved by the Company or by such subsidiary. In the event of a violation by the optionee of such agreement, any options still held by such person at the time of such violation shall automatically terminate. The Committee may waive this requirement in the case of any optionee. Nothing contained in the Plan, or in any option granted pursuant to the Plan, nor in any agreement made pursuant to the provisions of this Section 7, shall confer upon any optionee any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the optionee's employment or change the optionee's compensation at any time.


Section 8.  Exercise of Options - Purchase of Shares.

     Unless otherwise determined by the Committee, 25% of the total number of shares subject to an option granted under the Plan shall become exercisable one year from date of grant and 25% on each of the three succeeding anniversaries. An optionee's right to purchase shares with respect to shares which become exercisable shall be cumulative during the term of the option. An option shall be exercisable by purchase of shares only upon payment to the Company of the full purchase price of the shares with respect to which the option is exercised; provided, however, that the Company shall not be required to issue or deliver any certificates for shares of common stock purchased upon the exercise of an option prior to (i) if requested by the Company, the filing with the Company by the optionee or purchaser acting under Section 6(e) hereof of a representation in writing that at the time of such exercise it is the optionee's then present intention to acquire the shares being purchased for investment and not for resale, or
(ii) the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable.

     Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing like common stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such option is exercised multiplied by the option price per share; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to the payment for shares by the surrender of stock certificates representing like common stock of the Company. The fair market value of common stock on the date of exercise of an option shall be determined in the same manner as the fair market value of common stock on the date of grant of such option was determined pursuant to Section
6(a). Such payment shall be accompanied by a written request for the shares purchased. An option shall be deemed exercised on the date such payment and written request are received by the Secretary of the Company.

     In addition, for all nonqualified options outstanding on February 17, 1995, or issued thereafter, certain optionees, as determined by the Committee, may elect to receive restricted shares upon payment for the exercise of an option in the form of unrestricted common stock. The optionee will receive the same number of unrestricted shares as the number of shares surrendered to pay the exercise price, while the shares received in excess of the number surrendered to pay the exercise price may be restricted. Such optionees may also elect to deliver restricted shares of the Company's common stock in payment of the exercise price notwithstanding restrictions on transferability to which such shares are subject. The Company shall be authorized to issue restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

     (a) The optionee shall elect a vesting period for the restricted common stock to be received upon exercise of the option of between six (6) months and ten (10) years, but in no event may an optionee elect a vesting period shorter than the period provided in paragraph (c) hereof.

     (b) Restricted common stock issued upon an exercise shall include the right to have stock withheld for taxes on the lapse of the restrictions. Notwithstanding any other provisions to the contrary in the Plan, no reload option shall be granted for shares withheld or delivered in payment of taxes upon the lapse of restrictions.

     (c) Restricted common stock received in such an exercise or from an election to receive a Long-Term
Incentive Plan payout in restricted stock, or any Restricted
Stock Award granted pursuant to the Long-Term Stock
Incentive Program, shall be eligible for use in payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment. Any such restricted common stock so delivered in payment of the exercise price shall have an aggregate fair market value (determined as of the date of exercise and in the same manner as the fair market value of unrestricted common stock of the Company on the date of exercise of an option is determined pursuant to
Section 6(a)) equal to the number of shares with respect to which such option is exercised, multiplied by the exercise price per share.

     (d) Shares of restricted common stock received in an exercise of a stock option that continue to be restricted shall be forfeited in the event that vesting conditions are not satisfied, subject to the discretion of the Committee, except in the case of death, disability, normal retirement, or involuntary termination for reasons other than cause, in which case all restrictions lapse; provided, however, that in no event shall restrictions lapse if the restrictions on shares used to pay for the exercise would not have lapsed under the same conditions.

     (e) The optionee who receives restricted stock may not sell, transfer, assign, pledge or otherwise encumber or dispose of shares of restricted stock until such time as all restrictions on such stock have lapsed except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan; or (ii) to a trust of which the optionee, the optionee's spouse, or descendants of the optionee are the primary beneficiaries and which is a grantor trust treated as owned by the optionee under Subchapter J of the Internal
Revenue Code, upon the following terms:

     (A) the Company receives, prior to such transfer, an opinion from optionee's counsel (1) that the trust will be treated as a grantor trust and will be treated as being owned by the optionee at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant, (2) with respect to any trust structured as a grantor retained annuity trust, that the annuity period ends after the last date on which restrictions on such stock can lapse, (3) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the optionee or to the Company,
     (4) that the trustee of such trust may not, prior to the lapsing of restrictions on such stock, sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock except to the Company or to the optionee, subject to the restrictions provided for in this Plan, and (5) that the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust;
     and

     (B) the optionee and the trustee of the trust shall execute stock powers in blank to be held in the custody of the Company; and

     (C) the Corporate Secretary of the Company may, in his discretion, enforce the foregoing transfer restrictions by maintaining physical custody of the certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the optionee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     (f) The optionee will have all the rights of a stockholder with respect to shares of restricted stock received upon the exercise of an option, including the right to vote the shares of stock and the right to dividends on the stock. Unless the Corporate Secretary establishes alternative procedures, the shares of restricted stock will be registered in the name of the optionee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by the Company. The optionee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the optionee promptly after the restrictions lapse on any restricted shares.

     (g) The Corporate Secretary shall have the discretion and authority to establish any and all procedures, including the requirement of election forms, which he deems necessary or desirable for the orderly administration of such exercises.

     No optionee or optionee's executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or them under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section
10 hereof.


     In the event that any optionee shall be dismissed from the employ of the Company or any of its subsidiaries for any reason which in the opinion of the Committee shall constitute good cause for dismissal, any option still held by such person at such time shall automatically terminate.
The decision of the Committee as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

Section 9.  Exercise of Options - Stock Appreciation Rights.

     In addition to providing for the exercise of an option as set forth in Section 8, at the time of grant of such option the Committee may by separate agreement, in conjunction with all or part of any option granted under the Plan, permit an optionee to exercise the option in an alternative manner based on the appreciated value of the common stock subject to option ("Stock Appreciation Right");
provided, however, that no Stock Appreciation Right granted to an optionee who is an officer of the Company shall be exercisable during the six-month period following the date of grant, except that such limitation shall not apply in the event of death or physical disability of such optionee occurring prior to the expiration of such six-month period.
Stock Appreciation Rights may be exercised by an optionee by surrendering the related option or applicable portion thereof. Upon such exercise and surrender, the optionee shall be entitled to receive the value of such Stock
Appreciation Rights determined in the manner prescribed in this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable.

     Each agreement evidencing Stock Appreciation Rights granted on or after April 27, 1982, shall clearly and separately identify the nonstatutory stock options and Incentive Stock Options to which it relates and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee, which shall include the following:

     (a) Stock Appreciation Rights shall expire no later than the expiration of the related option.

     (b) Stock Appreciation Rights shall be transferable only when and to the extent that the related option is transferable.

     (c) Stock Appreciation Rights shall be exercisable at such time or times and only to the extent that the related option is exercisable.

     (d) Stock Appreciation Rights shall be exercisable only when there is a positive spread, that is, when the market price of the stock subject to the related option exceeds the exercise price of such option.

     (e) Upon the exercise of Stock Appreciation Rights, an optionee shall be entitled to receive the value thereof, which value shall be equal to the excess of the fair market value on the date of exercise of one share of common stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The fair market value of common stock on the date of exercise of Stock Appreciation Rights shall be determined in the same manner as the fair market value of common stock on the date of grant of the related option was determined pursuant to Section 6(a).

     (f) Upon an exercise of Stock Appreciation Rights, the optionee shall notify the Company of the form in which payment of the value thereof will be made (i.e., cash, common stock, or any combination thereof); provided, however, in the case of optionees who are officers of the Company or other persons subject to Section 16(b) of the Securities Exchange Act of 1934, (i) payment of the value of Stock Appreciation Rights related to Incentive Stock Options may be elected in common stock only insofar as the issuance of such common stock to the optionee would be subject to the Internal Revenue Code of 1954, Section 83 Income Inclusion
Rule, as in effect on the date of exercise of the Stock
Appreciation Rights, and (ii) the Committee may at any time impose any other limitations upon the exercise of Stock
Appreciation Rights which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

     Upon the exercise of Stock Appreciation Rights, the option or part thereof to which such Stock Appreciation
Rights is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of common stock to be issued under the Plan as set forth in
Section 4 and the requirement of sequential exercise of Incentive Stock Options as set forth in Section 6(f). Stock
Appreciation Rights shall be deemed exercised on the date written notice of exercise is received by the Secretary of the Company.

Section 10.  Change in Stock, Adjustments, Etc.

     In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted under the Plan including the maximum number that may be granted to any one person. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment and outstanding options shall be made without change of the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share;
provided, however, that each such adjustment in the number and kind of shares subject to outstanding options, including any adjustment in the option price, shall be made in such manner as not to constitute a modification as defined in
Section 425 of the Internal Revenue Code of 1986, as amended. Any such adjustment made by the Committee shall be conclusive.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Section 11.  Duration, Amendment and Termination.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the stockholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any option shall theretofore have been granted, affect or impair the rights of such individual under such option, and provided further, that unless the stockholders of the Company shall have first approved thereof, no amendment of this Plan shall be made whereby (a) the total number of shares which may be optioned under the Plan to all individuals, or any of them, shall be increased, except by operation of the adjustment provisions of Section
10 hereof, (b) the authority to administer the Plan by a committee consisting of directors of the Company not eligible to receive options granted under the Plan shall be withdrawn, (c) the term of the options shall be extended,
(d) the minimum option price shall be decreased, or (e) the class of employees to whom options may be granted shall be changed.

     No Incentive Stock Option shall be granted under the Plan after December 31, 1987, but Incentive Stock Options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

Section 12.  Effectiveness of Plan.

     This Plan shall not become effective unless and until the following conditions shall have been met:

     (a)  The Plan shall have been adopted by the
affirmative vote of a majority of the outstanding shares of the Company at a meeting of the stockholders within one (1) year of its approval by the Board of Directors.

     (b) The Committee shall have been advised by counsel that all other applicable legal requirements incident to the establishment and operation of the Plan have been complied with.

Section 13.  Date of Granting of Options.

     The granting of an option pursuant to the Plan shall take place on the date the Committee decides to grant the option. Within thirty (30) days of the granting of the option, the Company shall notify the optionee of the grant of the option, and submit to the optionee a Stock Option
Agreement and, if applicable, an agreement respecting Stock
Appreciation Rights, duly executed by and on behalf of the Company, with the request that the optionee execute the agreement or agreements within thirty (30) days after the mailing by the Company of the notice to the optionee. If the optionee shall fail to execute the written option agreement and, if applicable, the agreement respecting Stock
Appreciation Rights within said 30-day period, such person's option shall be automatically terminated.

Section 14.  Application of Funds.

     The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes as the Board of Directors shall determine.

Section 15.  No Obligation to Exercise Option.

     Granting of an option shall impose no obligation on the optionee to exercise such option.

Section 16.  Stock Withholding Election.



     When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price, or an exercise of an SAR for stock, or upon the lapse of restrictions on restricted stock received upon the exercise of an option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for the withholding of federal, state and local taxes, excluding Social Security and Medicare taxes, up to the optionee's marginal tax rate, by one or both of the following methods:

      (i) delivering part or all of the payment in previously-owned shares (which shall be valued at fair market, as defined herein, on the Tax Date) held for at least six months, whether or not received through the prior exercise of a stock option or SAR for stock; or

     (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option, upon exercise of an SAR for stock, or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise is limited to the minimum amount of taxes, excluding Social
          Security and Medicare taxes, required to be withheld under federal, state and local law.

Such election is irrevocable. Any Social Security and Medicare taxes, any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     Optionees who are subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders") making an election pursuant to (i) or (ii) of the immediately preceding paragraph must do so: (a) at least six months after the date of grant of the option or SAR; and (b) within a "window period" as defined in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934 or at least six months in advance of the Tax Date. An election by an Insider to orhave stock withheld to satisfy tax obligations is subject to the approval of the Committee and to such rules as the Committee may from time to time adopt.

<FN-1>The initial number of shares authorized was doubled due to the December 1989 two-for-one stock split.





                                                Exhibit (10)(d)


                   1981 STOCK OPTION PLAN
       (as amended on April 27, 1982, April 23, 1985,
     February 7, 1987, August 11, 1987, April 12, 1988,
   December 12, 1989, April 16, 1991, August 13, 1991,
            February 18, 1995 and April 18, 1995)



Section 1.  Establishment.

     United Telecommunications, Inc., a Kansas corporation ("Company"), hereby establishes a stock option plan to be named the United Telecommunications, Inc. 1981 Stock Option Plan ("Plan"), for officers and key employees of the Company and its subsidiaries.

Section 2.  Purpose.

     The purpose of the Plan is to induce officers and key employees of the Company and its subsidiaries, who are in a position to contribute materially to the prosperity thereof, to remain with the Company or its subsidiaries, to offer them incentives and reward in recognition of their share in the Company's progress, and to encourage them to continue to promote the best interest of the Company and its subsidiaries. The Plan will also aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to help insure their continued development.

     All options granted pursuant to the Plan prior to April
27, 1982, and outstanding as of such date shall be nonstatutory stock options.

     Options granted to an optionee shall be either Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options, provided that no Incentive Stock Options shall be granted which would permit options first exercisable in any calendar year to exceed the limitations set forth in Section 5A(a) hereof. Options which become first exercisable in any calendar year in excess of said limitations shall be nonstatutory stock options. Options designated "Nonqualified" or "Nonstatutory" Stock Options shall not be restricted by the limitations of said Section 5(A)(a) and shall not be treated as Incentive Stock Options.

Section 3.  Administration.

     The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of three or more persons who shall be members of the Board of Directors of the Company. The Committee shall be elected by the Board of Directors of the Company which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman, and shall hold its meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. The Company shall grant options and related stock appreciation rights under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. Members of the Committee shall be disinterested persons as defined in regulations issued under
Section 16 of the Securities Exchange Act of 1934. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Section 4.  Total Number of Shares to be Optioned.

     The maximum number of shares of common stock ($2.50 par value) of the Company which may be issued upon exercise of options under the Plan shall not exceed 1,400,000<FN-1> (subject to adjustment as provided in Section 10 hereof). The shares sold under the Plan may be either issued shares reacquired by the Company at any time or authorized but unissued shares, as the Board of Directors from time to time may determine.

     In the event that any outstanding options under the Plan for any reason expire or are terminated, the shares of common stock of the Company allocable to the unexercised portion of all of such options may again be subject to an option under the Plan.

Section 5.  Eligibility.

     Options shall be granted only to officers and key employees of the Company or its subsidiaries. The Committee will, in its discretion, determine the officers and key employees to be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are Incentive Stock Options or nonstatutory stock options, and the manner in which options may be exercised. In making such determination, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors which the Committee may deem relevant in accomplishing the purpose of the Plan.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

     An individual may be granted more than one option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for such individual by the Committee.

Section 5A.  Limitation on Incentive Stock Options.

     (a) General Rule. For options granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by the optionee under all plans of the Company and its subsidiaries shall not exceed $100,000.

     (b) Fair Market Value. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the Incentive
Stock Option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock; provided, however, that fair market value in the case of Incentive
Stock Options granted prior to April 23, 1985, shall be deemed to be the closing price of the common stock of the Company on the New York Stock Exchange on the date the Incentive Stock Option was granted.

Section 6.  Terms and Conditions of Options.

     Each option granted on or after April 27, 1982, under the Plan shall be evidenced by a Stock Option Agreement in such form not inconsistent with the Plan as the Committee shall determine, provided that such Stock Option Agreement clearly and separately identifies nonstatutory stock options and Incentive Stock Options and that the substance of the following terms and conditions be included therein:

     (a) Option Price. The price at which each share of common stock covered by such option may be purchased shall be determined by the Committee and shall be no less than one hundred percent (100%) of the fair market value of the stock on the date the option is granted. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock; provided, however, that fair market value in the case of options granted prior to April 23, 1985, was deemed to be the closing price of the common stock of the Company on the New York Stock Exchange on the date the option was granted.

     (b) Nontransferable. The option and any related SAR shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Committee, an optionee may, in the manner established by the Committee, designate a beneficiary to exercise:

     (i) any incentive stock option granted on or after the effective date of the Committee's approval of applicable procedures; and

     (ii) any nonqualified options or SAR

upon the death of the optionee. During the optionee's lifetime, the option and any related SAR may be exercised only by the optionee or, if permissible under applicable law, by the guardian or representative of the optionee.

     (c) Exercise of Option. The option and any right related thereto, if exercised by the optionee, may be exercised (subject, however, to the provisions of Section 8, and if applicable, Section 9) only if the optionee has been an employee of the Company or of any subsidiary thereof at all times during the period beginning with the date of the granting of the option and ending on the day three (3) months before the date of such exercise; provided, however, that in the case of an optionee who is a retiree of the Company or of any subsidiary thereof or who becomes permanently and totally disabled, the three (3) months shall be extended to five (5) years for options designated "Nonqualified" or "Nonstatutory" options. (For this purpose, a retiree is a person who is entitled to receive pension benefits in accordance with the United System Employee Retirement Plan immediately upon termination of employment.) Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company or of a subsidiary. Only those options exercisable at the date the optionee's employment is terminated may be exercised during the period following such termination, whether such termination is by retirement or otherwise.

     (d) Term of Option. The option and any right related thereto shall not be exercisable after the expiration of ten
(10) years from the date the option was granted.

     (e) Death of Optionee. In the event of the death of an optionee during the period in which an option is exercisable (as set forth in Subsection (c) above), the option theretofore granted to such person and any related SAR shall be exercisable only within the twelve (12) months next succeeding such death, and then only (i) by the executor or administrator of the optionee's estate, by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or the laws of descent and distribution, or, if a beneficiary has been designated in accordance with Subsection (b) above, by the beneficiary, and (ii) if and to the extent that the optionee was entitled to exercise the option at the date of the optionee's death, provided that in no event shall the option be exercisable more than ten (10) years after the date it was granted.

     (f)  Sequential Exercise of Incentive Stock Options.
No Incentive Stock Option granted prior to January 1, 1987, shall be exercisable while there is outstanding any other Incentive Stock Option which was granted to the optionee at an earlier time to purchase stock in the Company or in any corporation which (at the time of the granting of such Incentive Stock Option) is a subsidiary of the Company, or in any predecessor of any of such corporations. For the purpose of this Section 6(f), an Incentive Stock Option which has not been exercised in full is outstanding until the expiration of the period during which, under its initial terms, it could have been exercised. The cancellation of an earlier Incentive Stock Option will not enable a subsequent Incentive Stock Option to be exercised any sooner.

Section 7.  Consideration for Options.

     Each optionee shall, as consideration for the grant of the option, agree in writing to remain in the employ of the Company or of one of its subsidiaries, at the pleasure of the Company or of such subsidiary, for at least one (1) year from the date of the granting of such option or until earlier termination of the optionee's employment effected or approved by the Company or by such subsidiary. In the event of a violation by the optionee of such agreement, any options still held by such person at the time of such violation shall automatically terminate. The Committee may waive this requirement in the case of any optionee. Nothing contained in the Plan, or in any option granted pursuant to the Plan, nor in any agreement made pursuant to the provisions of this Section 7, shall confer upon any optionee any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the optionee's employment or change the optionee's compensation at any time.

Section 8.  Exercise of Options - Purchase of Shares.

     Unless otherwise determined by the Committee, 25% of the total number of shares subject to an option granted under the Plan shall become exercisable one year from date of grant and 25% on each of the three succeeding anniversaries. An optionee's right to purchase shares with respect to shares which become exercisable shall be cumulative during the term of the option. An option shall be exercisable by purchase of shares only upon payment to the Company of the full purchase price of the shares with respect to which the option is exercised; provided, however, that the Company shall not be required to issue or deliver any certificates for shares of common stock purchased upon the exercise of an option prior to (i) if requested by the Company, the filing with the Company by the optionee or purchaser acting under Section 6(e) hereof of a representation in writing that at the time of such exercise it is the optionee's then present intention to acquire the shares being purchased for investment and not for resale, or
(ii) the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable.

     Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing like common stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such option is exercised multiplied by the option price per share; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to the payment for shares by the surrender of stock certificates representing like common stock of the Company. The fair market value of common stock on the date of exercise of an option shall be determined in the same manner as the fair market value of common stock on the date of grant of such option was determined pursuant to Section 6(a). Such payment shall be accompanied by a written request for the shares purchased. An option shall be deemed exercised on the date such payment and written request are received by the Secretary of the Company.

     In addition, for all nonqualified options outstanding on February 17, 1995, or issued thereafter, certain optionees, as determined by the Committee, may elect to receive restricted shares upon payment for the exercise of an option in the form of unrestricted common stock. The optionee will receive the same number of unrestricted shares as the number of shares surrendered to pay the exercise price, while the shares received in excess of the number surrendered to pay the exercise price may be restricted. Such optionees may also elect to deliver restricted shares of the Company's common stock in payment of the exercise price notwithstanding restrictions on transferability to which such shares are subject. The Company shall be authorized to issue restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

     (a) The optionee shall elect a vesting period for the restricted common stock to be received upon exercise of the option of between six (6) months and ten (10) years, but in no event may an optionee elect a vesting period shorter than the period provided in paragraph (c) hereof.

     (b) Restricted common stock issued upon an exercise shall include the right to have stock withheld for taxes on the lapse of the restrictions. Notwithstanding any other provisions to the contrary in the Plan, no reload option shall be granted for shares withheld or delivered in payment of taxes upon the lapse of restrictions.

     (c) Restricted common stock received in such an exercise or from an election to receive a Long-Term Incentive Plan payout in restricted stock, or any Restricted Stock Award granted pursuant to the Long-Term Stock Incentive Program, shall be eligible for use in payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment. Any such restricted common stock so delivered in payment of the exercise price shall have an aggregate fair market value (determined as of the date of exercise and in the same manner as the fair market value of unrestricted common stock of the Company on the date of exercise of an option is determined pursuant to
Section 6(a)) equal to the number of shares with respect to which such option is exercised, multiplied by the exercise price per share.

     (d) Shares of restricted common stock received in an exercise of a stock option shall be forfeited in the event that vesting conditions are not satisfied, subject to the discretion of the Committee, except in the case of death, disability, normal retirement, or involuntary termination for reasons other than cause, in which case all restrictions lapse; provided, however, that in no event shall restrictions lapse if the restrictions on shares used to pay for the exercise would not have lapsed under the same conditions.

     (e) The optionee who receives restricted stock may not sell, transfer, assign, pledge or otherwise encumber or dispose of shares of restricted stock until such time as all restrictions on such stock have lapsed except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan; or (ii) to a trust of which the optionee, the optionee's spouse, or descendants of the optionee are the primary beneficiaries and which is a grantor trust treated as owned by the optionee under Subchapter J of the Internal Revenue Code, upon the following terms:

     (A) the Company receives, prior to such transfer, an opinion from optionee's counsel (1) that the trust will be treated as a grantor trust and will be treated as being owned by the optionee at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant, (2) with respect to any trust structured as a grantor retained annuity trust, that the annuity period ends after the last date on which restrictions on such stock can lapse, (3) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the optionee or to the Company,
     (4) that the trustee of such trust may not, prior to the lapsing of restrictions on such stock, sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock except to the Company or to the optionee, subject to the restrictions provided for in this Plan, and (5) that the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust; and

     (B) the optionee and the trustee of the trust shall execute stock powers in blank to be held in the custody of the Company; and

     (C) the Corporate Secretary of the Company may, in his discretion, enforce the foregoing transfer restrictions by maintaining physical custody of the certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the optionee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     (f) The optionee will have all the rights of a stockholder with respect to shares of restricted stock received upon the exercise of an option, including the right to vote the shares of stock and the right to dividends on the stock. Unless the Corporate Secretary establishes alternative procedures, the shares of restricted stock will be registered in the name of the optionee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by the Company. The optionee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the optionee promptly after the restrictions lapse on any restricted shares.

     (g) The Corporate Secretary shall have the discretion and authority to establish any and all procedures, including the requirement of election forms, which he deems necessary or desirable for the orderly administration of such exercises.

     No optionee or optionee's executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or them under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section
10 hereof.

     In the event that any optionee shall be dismissed from the employ of the Company or any of its subsidiaries for any reason which in the opinion of the Committee shall constitute good cause for dismissal, any option still held by such person at such time shall automatically terminate. The decision of the Committee as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

Section 9.  Exercise of Options - Stock Appreciation Rights.

     In addition to providing for the exercise of an option as set forth in Section 8, at the time of grant of such option the Committee may by separate agreement, in conjunction with all or part of any option granted under the Plan, permit an optionee to exercise the option in an alternative manner based on the appreciated value of the common stock subject to option ("Stock Appreciation Right"); provided, however, that no Stock Appreciation Right granted to an optionee who is an officer of the Company shall be exercisable during the six-month period following the date of grant, except that such limitation shall not apply in the event of death or physical disability of such optionee occurring prior to the expiration of such six-month period. Stock Appreciation Rights may be exercised by an optionee by surrendering the related option or applicable portion thereof. Upon such exercise and surrender, the optionee shall be entitled to receive the value of such Stock Appreciation Rights determined in the manner prescribed in this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable.

     Each agreement evidencing Stock Appreciation Rights granted on or after April 27, 1982, shall clearly and separately identify the nonstatutory stock options and Incentive Stock Options to which it relates and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee, which shall include the following:

     (a) Stock Appreciation Rights shall expire no later than the expiration of the related option.

     (b) Stock Appreciation Rights shall be transferable only when and to the extent that the related option is transferable.

     (c) Stock Appreciation Rights shall be exercisable at such time or times and only to the extent that the related option is exercisable.

     (d) Stock Appreciation Rights shall be exercisable only when there is a positive spread, that is, when the market price of the stock subject to the related option exceeds the exercise price of such option.

     (e) Upon the exercise of Stock Appreciation Rights, an optionee shall be entitled to receive the value thereof, which value shall be equal to the excess of the fair market value on the date of exercise of one share of common stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The fair market value of common stock on the date of exercise of Stock Appreciation Rights shall be determined in the same manner as the fair market value of common stock on the date of grant of the related option was determined pursuant to Section 6(a).

     (f) Upon an exercise of Stock Appreciation Rights, the optionee shall notify the Company of the form in which payment of the value thereof will be made (i.e., cash, common stock, or any combination thereof); provided, however, in the case of optionees who are officers of the Company or other persons subject to Section 16(b) of the Securities Exchange Act of 1934, (i) payment of the value of Stock Appreciation Rights related to Incentive Stock Options may be elected in common stock only insofar as the issuance of such common stock to the optionee would be subject to the Internal Revenue Code of 1954, Section 83 Income Inclusion Rule, as in effect on the date of exercise of the Stock Appreciation Rights, and (ii) the Committee may at any time impose any other limitations upon the exercise of Stock Appreciation Rights which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

     Upon the exercise of Stock Appreciation Rights, the option or part thereof to which such Stock Appreciation Rights is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of common stock to be issued under the Plan as set forth in
Section 4 and the requirement of sequential exercise of Incentive Stock Options as set forth in Section 6(f). Stock Appreciation Rights shall be deemed exercised on the date written notice of exercise is received by the Secretary of the Company.

Section 10.  Change in Stock, Adjustments, Etc.

     In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted under the Plan including the maximum number that may be granted to any one person. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment and outstanding options shall be made without change of the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share; provided, however, that each such adjustment in the number and kind of shares subject to outstanding options, including any adjustment in the option price, shall be made in such manner as not to constitute a modification as defined in
Section 425 of the Internal Revenue Code of 1986, as amended. Any such adjustment made by the Committee shall be conclusive.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Section 11.  Duration, Amendment and Termination.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the stockholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any option shall theretofore have been granted, affect or impair the rights of such individual under such option, and provided further, that unless the stockholders of the Company shall have first approved thereof, no amendment of this Plan shall be made whereby (a) the total number of shares which may be optioned under the Plan to all individuals, or any of them, shall be increased, except by operation of the adjustment provisions of Section 10 hereof, (b) the authority to administer the Plan by a committee consisting of directors of the Company not eligible to receive options granted under the Plan shall be withdrawn, (c) the term of the options shall be extended,
(d) the minimum option price shall be decreased, or (e) the class of employees to whom options may be granted shall be changed.

     No Incentive Stock Option shall be granted under the Plan after September 30, 1990, but Incentive Stock Options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

Section 12.  Effectiveness of Plan.

     This Plan shall not become effective unless and until the following conditions shall have been met:

     (a)  The Plan shall have been adopted by the
affirmative vote of a majority of the outstanding shares of the Company at a meeting of the stockholders within one (1) year of its approval by the Board of Directors.

     (b) The Committee shall have been advised by counsel that all other applicable legal requirements incident to the establishment and operation of the Plan have been complied with.

Section 13.  Date of Granting of Options.

     The granting of an option pursuant to the Plan shall take place on the date the Committee decides to grant the option. Within thirty (30) days of the granting of the option, the Company shall notify the optionee of the grant of the option, and submit to the optionee a Stock Option Agreement and, if applicable, an agreement respecting Stock Appreciation Rights, duly executed by and on behalf of the Company, with the request that the optionee execute the agreement or agreements within thirty (30) days after the mailing by the Company of the notice to the optionee. If the optionee shall fail to execute the written option agreement and, if applicable, the agreement respecting Stock Appreciation Rights within said 30-day period, such person's option shall be automatically terminated.

Section 14.  Application of Funds.

     The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes as the Board of Directors shall determine.

Section 15.  No Obligation to Exercise Option.

     Granting of an option shall impose no obligation on the optionee to exercise such option.

Section 16.  Stock Withholding Election.


     When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price, or an exercise of an SAR for stock, or upon the lapse of restrictions on restricted stock received upon the exercise of an option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for the withholding of federal, state and local taxes, excluding Social Security and Medicare taxes, up to the optionee's marginal tax rate, by one or both of the following methods:

      (i) delivering part or all of the payment in previously-owned shares (which shall be valued at fair market, as defined herein, on the Tax Date) held for at least six months, whether or not received through the prior exercise of a stock option or SAR for stock; or

     (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option, upon exercise of an SAR for stock, or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise is limited to the minimum amount of taxes, excluding Social
          Security and Medicare taxes, required to be withheld under federal, state and local law.

Such election is irrevocable. Any Social Security and Medicare taxes, any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     Optionees who are subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders") making an election pursuant to (i) or (ii) of the immediately preceding paragraph must do so: (a) at least six months after the date of grant of the option or SAR; and (b) within a "window period" as defined in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934 or at least six months in advance of the Tax Date. An election by an Insider to have stock withheld to satisfy tax obligations is subject to the approval of the Committee and to such rules as the Committee may from time to time adopt.


<FN-1>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.





                                                Exhibit (10)(e)
                   1985 STOCK OPTION PLAN
      (as amended on February 7, 1987, August 11, 1987,
      April 12, 1988, December 12, 1989, April 16, 1991,
             August 13, 1991 and April 18, 1995)


         Section 1.  Establishment.

     United Telecommunications, Inc., a Kansas corporation ("Company"), hereby establishes a stock option plan to be named the United Telecommunications, Inc. 1985 Stock Option Plan ("Plan"), for officers and key employees of the Company and its subsidiaries.

Section 2.  Purpose.

     The purpose of the Plan is to induce officers and key employees of the Company and its subsidiaries, who are in a position to contribute materially to the prosperity thereof, to remain with the Company or its subsidiaries, to offer them incentives and reward in recognition of their share in the Company's progress, and to encourage them to continue to promote the best interests of the Company and its subsidiaries. The Plan will also aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to help insure their continued development.

     Options granted to an optionee shall be either Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options, provided that no Incentive Stock Options shall be granted which would permit options first exercisable in any calendar year to exceed the limitations set forth in Section 6(a) hereof. Options which become first exercisable in any calendar year in excess of said limitations shall be nonstatutory stock options. Options designated "Nonqualified" or "Nonstatutory" Stock Options shall not be restricted by the limitations of said Section 6(a) and shall not be treated as Incentive Stock Options.

Section 3.  Administration.

     The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of three or more persons who shall be members of the Board of Directors of the Company. The Committee shall be elected by the Board of Directors of the Company which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. The Company shall grant options and related stock appreciation rights under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. Members of the Committee shall be disinterested persons as defined in regulations issued under
Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"). The Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Section 4.  Total Number of Shares to be Optioned.

     The maximum number of shares of common stock ($2.50 par value) of the Company which may be issued upon exercise of options under the Plan shall not exceed 3,000,000<FN-1> (subject to adjustment as provided in Section 11 hereof). The shares sold under the Plan may be either issued shares reacquired by the Company at any time or authorized but unissued shares, as the Board of Directors from time to time may determine.

     In the event that any outstanding options under the Plan for any reason expire or are terminated, the shares of common stock of the Company allocable to the unexercised portion of all of such options may again be subject to an option under the Plan.

Section 5.  Eligibility.

     Options shall be granted only to officers and key employees of the Company or its subsidiaries. The Committee will, in its discretion, determine the officers and key employees to be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are Incentive Stock Options or nonstatutory stock options, and the manner in which options may be exercised. In making such determination, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors which the Committee may deem relevant in accomplishing the purpose of the Plan.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

     An individual may be granted more than one option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for such individual by the Committee.

Section 6.  Limitation on Incentive Stock Options.

     (a) General Rule. For options granted after December 31, 1986, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by the optionee under all plans of the Company and its subsidiaries shall not exceed $100,000.

     (b) Fair Market Value. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the Incentive
Stock Option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

Section 7.  Terms and Conditions of Options.

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement in such form not inconsistent with the Plan as the Committee shall determine, provided that such Stock Option Agreement clearly and separately identifies nonstatutory stock options and Incentive Stock
Options and that the substance of the following terms and conditions be included therein:

     (a) Option Price. The price at which each share of common stock covered by such option may be purchased shall be determined by the Committee and shall be no less than one hundred percent (100%) of the fair market value of the stock on the date the option is granted. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

     (b) Nontransferable. The option and any related SAR shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Committee, an optionee may, in the manner established by the Committee, designate a beneficiary to exercise:

     (i) any incentive stock option granted on or after the effective date of the Committee's approval of applicable procedures; and

     (ii) any nonqualified options or SAR

upon the death of the optionee. During the optionee's lifetime, the option and any related SAR may be exercised only by the optionee or, if permissible under applicable law, by the guardian or representative of the optionee.

     (c) Exercise of Option. The option and any right related thereto, if exercised by the optionee, may be exercised (subject, however, to the provisions of Section 9, and if applicable, Section 10) only if the optionee has been an employee of the Company or of any subsidiary thereof at all times during the period beginning with the date of the granting of the option and ending on the day three (3) months before the date of such exercise; provided, however, that in the case of an optionee who is a retiree of the Company or of any subsidiary thereof or who becomes permanently and totally disabled, the three (3) months shall be extended to twelve (12) months for options designated "Incentive Stock Options" and to five (5) years for options designated "Nonqualified" or "Nonstatutory" options. (For this purpose, a retiree is a person who is entitled to receive pension benefits in accordance with the United System Employee Retirement Plan immediately upon termination of employment.) Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company or of a subsidiary. Only those options exercisable at the date the optionee's employment is terminated may be exercised during the period following such termination, whether such termination is by retirement or otherwise.

     (d) Term of Option. The option and any right related thereto shall not be exercisable after the expiration of ten
(10) years from the date the option was granted.

     (e) Death of Optionee. In the event of the death of an optionee during the period in which an option is exercisable (as set forth in Subsection (c) above), the option theretofore granted to such person and any related SAR shall be exercisable only within the twelve (12) months next succeeding such death, and then only (i) by the executor or administrator of the optionee's estate, by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or the laws of descent and distribution, or, if a beneficiary has been designated in accordance with Subsection (b) above, by the beneficiary, and (ii) if and to the extent that the optionee was entitled to exercise the option at the date of the optionee's death, provided that in no event shall the option be exercisable more than ten (10) years after the date it was granted.

     (f)  Sequential Exercise of Incentive Stock Options.
No Incentive Stock Option granted prior to January 1, 1987, shall be exercisable while there is outstanding any other Incentive Stock Option which was granted to the optionee at an earlier time to purchase stock in the Company or in any corporation which (at the time of the granting of such Incentive Stock Option) is a subsidiary of the Company, or in any predecessor of any of such corporations. For the purpose of this Section 7(f), an Incentive Stock Option which has not been exercised in full is outstanding until the expiration of the period during which, under its initial terms, it could have been exercised. The cancellation of an earlier Incentive Stock Option will not enable a subsequent Incentive Stock Option to be exercised any sooner.

Section 8.  Consideration for Options.

     Each optionee shall, as consideration for the grant of the option, agree in writing to remain in the employ of the Company or of one of its subsidiaries, at the pleasure of the Company or of such subsidiary, for at least (1) year from the date of the granting of such option or until earlier termination of the optionee's employment effected or approved by the Company or by such subsidiary. In the event of a violation by the optionee of such agreement, any options still held by such person at the time of such violation shall automatically terminate. The Committee may waive this requirement in the case of any optionee. Nothing contained in the Plan, or in any option granted pursuant to the Plan, nor in any agreement made pursuant to the provisions of this Section 8, shall confer upon any optionee any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the optionee's employment or change the optionee's compensation at any time.

Section 9.  Exercise of Options - Purchase of Shares.

     Unless otherwise determined by the Committee, 25% of the total number of shares subject to an option granted under the Plan shall become exercisable one year from date of grant and 25% on each of the three succeeding anniversaries. An optionee's right to purchase shares with respect to shares which become exercisable shall be cumulative during the term of the option. An option shall be exercisable by purchase of shares only upon payment to the Company of the full purchase price of the shares with respect to which the option is exercised; provided, however, that the Company shall not be required to issue or deliver any certificates for shares of common stock purchased upon the exercise of an option prior to (i) if requested by the Company, the filing with the Company by the optionee or purchaser acting under Section 7(e) hereof of a representation in writing that at the time of such exercise it is the optionee's or purchaser's then present intention to acquire the shares being purchased for investment and not for resale, or (ii) the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable.

     Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing like common stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such option is exercised multiplied by the option price per share; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to the payment for shares by the surrender of stock certificates representing like common stock of the Company. The fair market value of common stock on the date of exercise of an option shall be determined in the same manner as the fair market value of common stock on the date of grant of an option is determined pursuant to Section 7(a). Such payment shall be accompanied by a written request for the shares purchased. An option shall be deemed exercised on the date such payment and written request are received by the Secretary of the Company.

     In addition, for all nonqualified options outstanding on February 17, 1995, or issued thereafter, certain optionees, as determined by the Committee, may elect to receive restricted shares upon payment for the exercise of an option in the form of unrestricted common stock. The optionee will receive the same number of unrestricted shares as the number of shares surrendered to pay the exercise price, while the shares received in excess of the number surrendered to pay the exercise price may be restricted. Such optionees may also elect to deliver restricted shares of the Company's common stock in payment of the exercise price notwithstanding restrictions on transferability to which such shares are subject. The Company shall be authorized to issue restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

     (a) The optionee shall elect a vesting period for the restricted common stock to be received upon exercise of the option of between six (6) months and ten (10) years, but in no event may an optionee elect a vesting period shorter than the period provided in paragraph (c) hereof.

     (b) Restricted common stock issued upon an exercise shall include the right to have stock withheld for taxes on the lapse of the restrictions. Notwithstanding any other provisions to the contrary in the Plan, no reload option shall be granted for shares withheld or delivered in payment of taxes upon the lapse of restrictions.

     (c) Restricted common stock received in such an exercise or from an election to receive a Long-Term Incentive Plan payout in restricted stock, or any Restricted Stock Award granted pursuant to the Long-Term Stock Incentive Program, shall be eligible for use in payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment. Any such restricted common stock so delivered in payment of the exercise price shall have an aggregate fair market value (determined as of the date of exercise and in the same manner as the fair market value of unrestricted common stock of the Company on the date of exercise of an option is determined pursuant to
Section 7(a)) equal to the number of shares with respect to which such option is exercised, multiplied by the exercise price per share.

     (d) Shares of restricted common stock received in an exercise of a stock option that continue to be restricted shall be forfeited in the event that vesting conditions are not satisfied, subject to the discretion of the Committee, except in the case of death, disability, normal retirement, or involuntary termination for reasons other than cause, in which case all restrictions lapse; provided, however, that in no event shall restrictions lapse if the restrictions on shares used to pay for the exercise would not have lapsed under the same conditions.

     (e) The optionee who receives restricted stock may not sell, transfer, assign, pledge or otherwise encumber or dispose of shares of restricted stock until such time as all restrictions on such stock have lapsed except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan; or (ii) to a trust of which the optionee, the optionee's spouse, or descendants of the optionee are the primary beneficiaries and which is a grantor trust treated as owned by the optionee under Subchapter J of the Internal Revenue Code, upon the following terms:

     (A) the Company receives, prior to such transfer, an opinion from optionee's counsel (1) that the trust will be treated as a grantor trust and will be treated as being owned by the optionee at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant, (2) with respect to any trust structured as a grantor retained annuity trust, that the annuity period ends after the last date on which restrictions on such stock can lapse, (3) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the optionee or to the Company,
     (4) that the trustee of such trust may not, prior to the lapsing of restrictions on such stock, sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock except to the Company or to the optionee, subject to the restrictions provided for in this Plan, and (5) that the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust; and

     (B) the optionee and the trustee of the trust shall execute stock powers in blank to be held in the custody of the Company; and

     (C) the Corporate Secretary of the Company may, in his discretion, enforce the foregoing transfer restrictions by maintaining physical custody of the certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the optionee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     (f) The optionee will have all the rights of a stockholder with respect to shares of restricted stock received upon the exercise of an option, including the right to vote the shares of stock and the right to dividends on the stock. Unless the Corporate Secretary establishes alternative procedures, the shares of restricted stock will be registered in the name of the optionee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by the Company. The optionee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the optionee promptly after the restrictions lapse on any restricted shares.

     (g) The Corporate Secretary shall have the discretion and authority to establish any and all procedures, including the requirement of election forms, which he deems necessary or desirable for the orderly administration of such exercises.

     No optionee or optionee's executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or them under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section
11 hereof.

     In the event that any optionee shall be dismissed from the employ of the Company or any of its subsidiaries for any reason which in the opinion of the Committee shall constitute good cause for dismissal, any option still held by such person at such time shall automatically terminate. The decision of the Committee as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

Section 10.  Exercise of Options - Stock Appreciation
Rights.

     In addition to providing for the exercise of an option as set forth in Section 9, at the time of grant of such option the Committee may by separate agreement, in conjunction with all or part of any option granted under the Plan, permit an optionee to exercise the option in an alternative manner based on the appreciated value of the common stock subject to option ("Stock Appreciation Right"); provided, however, that no Stock Appreciation Right granted to an optionee who is an officer of the Company or who is otherwise subject to Section 16(b) of the Exchange Act shall be exercisable during the six-month period following the date of grant, except that such limitation shall not apply in the event of death or physical disability of such optionee occurring prior to the expiration of such six-month period. Stock Appreciation Rights may be exercised by an optionee by surrendering the related option or applicable portion thereof. Upon such exercise and surrender, the optionee shall be entitled to receive the value of such Stock Appreciation Rights determined in the manner prescribed in this Section 10. Options which have been so surrendered, in whole or in part, shall no longer be exercisable.

     Each agreement evidencing Stock Appreciation Rights shall clearly and separately identify the nonstatutory stock options and Incentive Stock Options to which it relates and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee, which shall include the following:

     (a) Stock Appreciation Rights shall expire no later than the expiration of the related option.

     (b) Stock Appreciation Rights shall be transferable only when and to the extent that the related option is transferable.

     (c) Stock Appreciation Rights shall be exercisable at such time or times and only to the extent that the related option is exercisable.

     (d) Stock Appreciation Rights shall be exercisable only when there is a positive spread, that is, when the market price of the stock subject to the related option exceeds the exercise price of such option.

     (e) Upon the exercise of Stock Appreciation Rights, an optionee shall be entitled to receive the value thereof, which value shall be equal to the excess of the fair market value on the date of exercise of one share of common stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Rights shall have been exercised. The fair market value of common stock on the date of exercise of Stock Appreciation Rights shall be determined in the same manner as the fair market value of common stock on the date of grant of an option is determined pursuant to Section 7(a).

     (f) Upon an exercise of Stock Appreciation Rights, the optionee shall notify the Company of the form in which payment of the value thereof will be made (i.e., cash, common stock, or any combination thereof); provided, however, in the case of optionees who are officers of the Company or other persons subject to Section 16(b) of the Exchange Act, (i) payment of the value of Stock Appreciation Rights related to Incentive Stock Options may be elected in common stock only insofar as the issuance of such common stock to the optionee would be subject to the Internal Revenue Code of 1954, Section 83 Income Inclusion Rule, as in effect on the date of exercise of the Stock Appreciation Rights, and (ii) the Committee may at any time impose any other limitations upon the exercise of Stock Appreciation Rights which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

     Upon the exercise of Stock Appreciation Rights, the option or part thereof to which such Stock Appreciation Rights is related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of common stock to be issued under the Plan as set forth in
Section 4 and the requirement of sequential exercise of Incentive Stock Options as set forth in Section 7(f). Stock Appreciation Rights shall be deemed exercised on the date written notice of exercise is received by the Secretary of the Company.

Section 11.  Change in Stock, Adjustments, Etc.

     In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted under the Plan including the maximum number that may be granted to any one person. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding options shall be made without change of the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share; provided, however, that each such adjustment in the number and kind of shares subject to outstanding options, including any adjustment in the option price, shall be made in such manner as not to constitute a modification as defined in Section 425 of the Internal Revenue Code of 1986, as amended. Any such adjustment made by the Committee shall be conclusive.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Section 12.  Duration, Amendment and Termination.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the stockholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any option shall theretofore have been granted, affect or impair the rights of such individual under such option, and provided further, that unless the stockholders of the Company shall have first approved thereof, no amendment of this Plan shall be made whereby (a) the total number of shares which may be optioned under the Plan to all individuals, or any of them, shall be increased, except by operation of the adjustment provisions of Section 11 hereof, (b) the authority to administer the Plan by a committee consisting of directors of the Company not eligible to receive options granted under the Plan shall be withdrawn, (c) the term of the options shall be extended,
(d) the minimum option price shall be decreased, or (e) the class of employees to whom options may be granted shall be changed.

     No Incentive Stock Option shall be granted under the Plan after November 30, 1994, but Incentive Stock Options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

Section 13.  Effectiveness of Plan.

     This Plan shall not become effective unless and until the following conditions shall have been met:

     (a)  The Plan shall have been adopted by the
affirmative vote of a majority of the outstanding shares of the Company present and entitled to vote at a meeting of the stockholders at which a quorum is present within one (1) year of its approval by the Board of Directors.

     (b) The Committee shall have been advised by counsel that all other applicable legal requirements incident to the establishment and operation of the Plan have been complied with.

Section 14.  Date of Granting of Options.

     The granting of an option pursuant to the Plan shall take place on the date the Committee decides to grant the option. Within thirty (30) days of the granting of the option, the Company shall notify the optionee of the grant of the option, and submit to the optionee a Stock Option Agreement and, if applicable, an agreement respecting Stock Appreciation Rights, duly executed by and on behalf of the Company, with the request that the optionee execute the agreement or agreements within thirty (30) days after the mailing by the Company of the notice to the optionee. If the optionee shall fail to execute the written option agreement and, if applicable, the agreement respecting Stock Appreciation Rights within said 30-day period, such person's option shall be automatically terminated.

Section 15.  Application of Funds.

     The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes as the Board of Directors shall determine.

Section 16.  No Obligation to Exercise Option.

     Granting of an option shall impose no obligation on the optionee to exercise such option.

Section 17.  Stock Withholding Election.

     When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price, or an exercise of an SAR for stock, or upon the lapse of restrictions on restricted stock received upon the exercise of an option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for the withholding of federal, state and local taxes, excluding Social Security and Medicare taxes, up to the optionee's marginal tax rate, by one or both of the following methods:

      (i) delivering part or all of the payment in previously-owned shares (which shall be valued at fair market, as defined herein, on the Tax Date) held for at least six months, whether or not received through the prior exercise of a stock option or SAR for stock; or

     (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option, upon exercise of an SAR for stock, or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise is limited to the minimum amount of taxes, excluding Social
          Security and Medicare taxes, required to be withheld under federal, state and local law.

Such election is irrevocable. Any Social Security and Medicare taxes, any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     Optionees who are subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders") making an election pursuant to (i) or (ii) of the immediately preceding paragraph must do so: (a) at least six months after the date of grant of the option or SAR; and (b) within a "window period" as defined in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934 or at least six months in advance of the Tax Date. An election by an Insider to have stock withheld to satisfy tax obligations is subject to the approval of the Committee and to such rules as the Committee may from time to time adopt.

<FN-1>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.





                                                Exhibit (10)(f)

                   1990 STOCK OPTION PLAN
       (As Amended February 16, 1991, April 16, 1991,
  August 13, 1991, December 8, 1992, February 18, 1995
                    and April 18, 1995)

Section 1.   Establishment.

     Pursuant to the Sprint Corporation Long-Term Stock
Incentive Program (the "Program"), Sprint Corporation, a
Kansas corporation (the "Company"), hereby establishes a stock option plan to be named the 1990 Stock Option Plan
(the "Plan"), for officers and key employees of the Company and its subsidiaries.

Section 2.   Purpose.

     The purpose of the Plan is to induce officers and key employees of the Company and its subsidiaries, who are in a position to contribute materially to the prosperity thereof, to remain with the Company or its subsidiaries, to offer them incentives and reward in recognition of their share in the Company's progress, and to encourage them to continue to promote the best interests of the Company and its affiliates. The Plan will also aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to help insure their continued development.

     Options granted to an optionee shall be either Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or Nonstatutory Stock Options, provided that no Incentive Stock Options shall be granted which would permit options first exercisable in any calendar year to exceed the limitations set forth in Section 6(a) hereof. Options which become first exercisable in any calendar year in excess of said limitations shall be Nonstatutory Stock Options. Options designated "Nonstatutory Stock Options" shall not be restricted by the limitations of said Section 6(a) and shall not be treated as Incentive Stock Options.

Section 3.   Administration.

     The Plan shall be administered by the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Company. Members of the Committee shall be Disinterested Persons as defined in the Program. The Committee shall hold its meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. The Company shall grant options and related Stock Appreciation Rights ("SARs") under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan and the Program. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan and the Program, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Section 4.  Total Number of Shares to be Optioned.

     The maximum number of shares of common stock ($2.50 par value) of the Company which may be issued upon exercise of options under the Plan shall not exceed 17,000,000 (subject to adjustment as provided in Section 11 hereof). The shares sold under the Plan may be either treasury shares or authorized but unissued shares, as the Board of Directors from time to time may determine. The maximum number of shares of common stock which may be issued upon exercise of options granted in any calendar year, together with shares of common stock subject to other awards under the Program, shall not exceed the limits set forth in Section 4(a) of the Program.

     In the event that any outstanding options under the Plan for any reason expire or are terminated, the shares of common stock of the Company allocable to the unexercised portion of all of such options may again be subject to an option under the Plan.

Section 5.  Eligibility.

     Options shall be granted only to officers and key employees of the Company or its subsidiaries. The Committee will, in its discretion, determine the officers and key employees to be granted options, the time or times at which options shall be granted, the number of shares subject to each option, whether the options are Incentive Stock Options or Nonstatutory Stock Options, any conditions on the exercise of the options, and the manner in which options may be exercised. In making such determination, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its affiliates and such other factors which the Committee may deem relevant in accomplishing the purpose of the Plan.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

     An individual may be granted more than one option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for such individual by the Committee.

Section 6.  Limitation on Incentive Stock Options.

     (a) General Rule. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by the optionee under all plans of the Company and its subsidiaries shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under
Section 422A of the Internal Revenue Code of 1986, as amended, or any successor provision, and any regulations promulgated thereunder.

     (b) Fair Market Value. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the Incentive
Stock Option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

Section 7.  Terms and Conditions of Options.

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement in such form not inconsistent with the Plan as the Committee shall determine, provided that such Stock Option Agreement clearly and separately identifies Nonstatutory Stock Options and Incentive Stock
Options and that the substance of the following terms and conditions be included therein:

     (a) Option Price. The price at which each share of common stock covered by such option may be purchased shall be determined by the Committee and shall be no less than one hundred percent (100%) of the fair market value of the stock on the date the option is granted. Fair market value shall be deemed to be the average of the high and low prices of the common stock of the Company for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

     (b) Nontransferable. The option and any related SAR shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Committee, an optionee may, in the manner established by the Committee, designate a beneficiary to exercise the option and any related SAR upon the death of the optionee. During the optionee's lifetime, the option and any related SAR may be exercised only by the optionee or, if permissible under applicable law, by the guardian or representative of the optionee.

     (c) Exercise of Option. The option and any related SAR, if exercised by the optionee, may be exercised (subject, however, to the provisions of Section 9, and if applicable, Section 10) only if the optionee has been an employee of the Company or of any subsidiary thereof at all times during the period beginning with the date of the granting of the option and ending on the day three (3) months before the date of such exercise; provided, however, that in the case of an optionee who is a retiree of the Company or of any subsidiary thereof or who becomes permanently and totally disabled, the three (3) months shall be extended to twelve (12) months for options designated "Incentive Stock Options" and to five (5) years for options designated "Non-statutory" Stock Options" (for this purpose, a retiree is a person who is entitled to receive pension benefits in accordance with the Sprint Retirement Pension Plan immediately upon termination of employment). Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company or of a subsidiary. Only those options exercisable at the date the optionee's employment is terminated may be exercised during the period following such termination, whether such termination is by retirement or otherwise.

     (d) Term of Option. The option and any related SAR shall not be exercisable after the expiration of ten (10) years from the date the option was granted.

     (e) Death of Optionee. In the event of the death of an optionee during the period in which an option is exercisable (as set forth in Section 7(c) above), the option theretofore granted to such person and any related SAR shall be exercisable only within the twelve (12) months next succeeding such death, and then only (i) by the executor or administrator of the optionee's estate, by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or the laws of descent and distribution, or, if a beneficiary has been designated in accordance with Section 7(b) above, by the beneficiary, and
(ii) if and to the extent that the optionee was entitled (or deemed to be entitled by the Committee) to exercise the option at the date of the optionee's death, provided that in no event shall the option be exercisable more than ten (10) years after the date it was granted.

Section 7A.  Reload Options.

     In connection with non-qualified options (including newly-granted options or outstanding options granted under the Plan or any other stock option plan of the Company or of US Sprint Communications Company Limited Partnership), the Committee may provide that an optionee has the right to a reload option, which shall be subject to the following terms and conditions:

     (a) Grant of the Reload Option; Number of Shares, Price. Subject to subsections (b) and (c) of this Section 7A and to the availability of shares to be optioned under the Plan, if an optionee has an option (the "original option") with reload rights and pays for the exercise of the original option by surrendering common stock of the Company, the optionee shall receive a new option ("reload option") for the number of shares so surrendered at an option price equal to the fair market value of the stock on the date of the exercise of the original option.

     (b) Minimum Purchase Required. A reload option will be granted only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the shares remaining under the original option if less than 25% of the shares remain to be exercised).

     (c) Other Requirements. A reload option will not be granted: (1) if the market value of the common stock of the Company on the date of exercise of the original option is less than the exercise price of the original option; (2) if the optionee is no longer an employee of Sprint or a Sprint subsidiary; or (3) if the original option is exercised less than one year prior to the expiration of the original option.

     (d) Term of Option. The reload option shall expire on the same date as the original option.

     (e) Type of Option. The reload option shall be a non-qualified option.

     (f) No Additional Reload Options. The reload options shall not include any right to a second reload option.

     (g) Date of Grant, Vesting. The date of grant of the reload option shall be the date of the exercise of the original option. The reload options shall be exercisable in full beginning one year from date of grant; provided, however, that all shares purchased upon the exercise of the original option (except for any shares withheld for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option. In no event shall a reload option be exercised after the original option expires as provided in subsection (d) of this Section 7A.

     (h) Stock Withholding; Grants of Reload Options. If the other requirements of this Section 7A are satisfied, and if shares are withheld or shares surrendered for tax withholding pursuant to Section 17, a reload option will be granted for the number of shares surrendered as payment for the exercise of the original option plus the number of shares surrendered or withheld to satisfy tax withholding. In connection with reload options for officers who are subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders"), the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

     (i) Other Terms and Conditions. Except as otherwise provided in this Section 7A, all the provisions of the 1990
Stock Option Plan shall apply to reload options granted pursuant to this Section 7A.

Section 8.   Consideration for Options.

     Each optionee shall, as consideration for the grant of the option, agree in writing to remain in the employ of the Company or of one of its subsidiaries, at the pleasure of the Company or of such subsidiary, for at least (1) year from the date of the granting of such option or until earlier termination of the optionee's employment effected or approved by the Company or by such subsidiary. In the event of a violation by the optionee of such agreement, any options still held by such person at the time of such violation shall automatically terminate. The Committee may waive this requirement in the case of any optionee. Nothing contained in the Plan, or in any option granted pursuant to the Plan, nor in any agreement made pursuant to the provisions of this Section 8, shall confer upon any optionee any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the optionee's employment or change the optionee's compensation at any time.

Section 9.  Exercise of Options - Purchase of Shares.

     Options and related SARs shall be exercisable at such time or times, and upon the satisfaction of such conditions, as determined by the Committee; provided, however, that unless otherwise determined by the Committee, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option. An optionee's right to purchase shares with respect to shares which become exercisable shall be cumulative during the term of the option. An option shall be exercisable by purchase of shares only upon payment to the Company of the full purchase price of the shares with respect to which the option is exercised; provided, however, that the Company shall not be required to issue or deliver any certificates for shares of common stock purchased upon the exercise of an option prior to (i) if requested by the Company, the filing with the Company by the optionee or purchaser acting under Section 7(e) hereof of a representation in writing that at the time of such exercise it is the optionee's or purchaser's then present intention to acquire the shares being purchased for investment and not for resale, or (ii) the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable.

     Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing like common stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such option is exercised multiplied by the option price per share; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to the payment for shares by the surrender of stock certificates representing like common stock of the Company. The fair market value of common stock on the date of exercise of an option shall be determined in the same manner as the fair market value of common stock on the date of grant of an option is determined pursuant to Section 7(a). Such payment shall be accompanied by a written request for the shares purchased. An option shall be deemed exercised on the date such payment and written request are received by the Secretary of the Company.

     In addition, for all nonqualified options outstanding on February 17, 1995, or issued thereafter, certain optionees, as determined by the Committee, may elect to deliver restricted shares of the Company's common stock in payment of the exercise price notwithstanding restrictions on transferability to which such shares are subject, and the Company shall be authorized to issue restricted shares of common stock upon the exercise of such stock options, subject to the following conditions:

      (a) The optionee shall elect a vesting period for the restricted common stock to be received upon exercise of the option of between six (6) months and ten (10) years, but in no event may an optionee elect a vesting period shorter than the period provided in paragraph (c) hereof.

      (b) Restricted common stock issued upon an exercise shall include the right to have stock withheld for taxes on the lapse of the restrictions. Notwithstanding any other provisions to the contrary in the Plan, no reload option shall be granted for shares withheld or delivered in payment of taxes upon the lapse of restrictions.

      (c) Restricted common stock received in such an exercise or from an election to receive a Long-Term Incentive Plan payout in restricted stock, or any Restricted Stock Award granted pursuant to the Long-Term Stock Incentive Program, shall be eligible for use in payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment. Any such restricted common stock so delivered in payment of the exercise price shall have an aggregate fair market value (determined as of the date of exercise and in the same manner as the fair market value of unrestricted common stock of the Company on the date of exercise of an option is determined pursuant to
Section 7(a)) equal to the number of shares with respect to which such option is exercised, multiplied by the exercise price per share.

     (d) Restricted common stock received in an exercise of a stock option shall be forfeited in the event that vesting conditions are not satisfied, subject to the discretion of the Committee, except in the case of death, disability, normal retirement, or involuntary termination for reasons other than cause, in which case all restrictions lapse; provided, however, that in no event shall restrictions lapse if the restrictions on shares used to pay for the exercise would not have lapsed under the same conditions.

     (e) The optionee who receives restricted stock may not sell, transfer, assign, pledge or otherwise encumber or dispose of shares of restricted stock until such time as all restrictions on such stock have lapsed except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan; or (ii) to a trust of which the optionee, the optionee's spouse, or descendants of the optionee are the primary beneficiaries and which is a grantor trust treated as owned by the optionee under Subchapter J of the Internal Revenue Code, upon the following terms:

     (A) the Company receives, prior to such transfer, an opinion from optionee's counsel (1) that the trust will be treated as a grantor trust and will be treated as being owned by the optionee at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant, (2) with respect to any trust structured as a grantor retained annuity trust, that the annuity period ends after the last date on which restrictions on such stock can lapse, (3) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the optionee or to the Company,
     (4) that the trustee of such trust may not, prior to the lapsing of restrictions on such stock, sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock except to the Company or to the optionee, subject to the restrictions provided for in this Plan, and (5) that the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust; and

     (B) the optionee and the trustee of the trust shall execute stock powers in blank to be held in the custody of the Company; and

     (C) the Corporate Secretary of the Company may, in his discretion, enforce the foregoing transfer restrictions by maintaining physical custody of the certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the optionee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

      (f) In the case of early retirement, the lapse of restrictions may be accelerated at the discretion of the Committee, provided, however, that in no event shall restrictions lapse if the restrictions on shares used to pay for the exercise would not have lapsed under the same conditions.

      (g) The Corporate Secretary shall have the discretion and authority to establish any and all procedures, including the requirement of election forms, which he deems necessary or desirable for the orderly administration of such exercises.

     No optionee or optionee's beneficiary, executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or them under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Section 11 hereof.

     In the event that any optionee shall be dismissed from the employ of the Company or any of its subsidiaries for any reason which in the opinion of the Committee shall constitute good cause for dismissal, any option still held by such person at such time shall automatically terminate. The decision of the Committee as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

     In the event that any optionee, without the consent of the Committee, while employed by the Company or any affiliate of the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee, any option still held by such person at such time shall automatically terminate. The decision of the Committee on any such matters shall be final and binding upon all concerned.

Section 10.  Exercise of Options - Stock Appreciation
Rights.

     In addition to providing for the exercise of an option as set forth in Section 9, at the time of grant of such option the Committee may by separate agreement, in conjunction with all or part of any option granted under the Plan, permit an optionee to exercise the option in an alternative manner based on the appreciated value of the common stock subject to option; provided, however, that no SAR granted to an optionee who is subject to Section 16(b) of the Exchange Act (an "Insider") shall be exercisable during the six-month period following the date of grant, except that such limitation shall not apply in the event of death or physical disability of such optionee occurring prior to the expiration of such six-month period. SARs may be exercised by an optionee by surrendering the related option or applicable portion thereof. Upon such exercise and surrender, the optionee shall be entitled to receive the value of such SARs determined in the manner prescribed in this Section 10. Options which have been so surrendered, in whole or in part, shall no longer be exercisable.

     Each agreement evidencing SARs shall clearly and separately identify the Nonstatutory Stock Options and Incentive Stock Options to which it relates and shall contain such terms and conditions not inconsistent with other provisions of the Plan and the Program as shall be determined from time to time by the Committee, which shall include the following:

     (a) SARs shall expire no later than the expiration of the related option.

     (b) SARs shall be transferable only when and to the extent that the related option is transferable.

     (c) SARs shall be exercisable at such time or times and only to the extent that the related option is exercisable. The SAR shall terminate and no longer be exercisable upon the termination or exercise of the related option, except that SARs granted with respect to less than the full number of shares covered by a related option shall not be reduced until the exercise or termination of the related option exceeds the number of shares not covered by the SARs.

     (d) SARs shall be exercisable only when there is a positive spread, that is, when the market price of the stock subject to the related option exceeds the exercise price of such option.

     (e) Upon the exercise of SARs, an optionee shall be entitled to receive the value thereof, which value shall be equal to the excess of the fair market value on the date of exercise of one share of common stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the SARs shall have been exercised. The fair market value of common stock on the date of exercise of SARs shall be determined in the same manner as the fair market value of common stock on the date of grant of an option is determined pursuant to Section 7(a).

     (f) Upon an exercise of SARs, the optionee shall notify the Company of the form in which payment of the value thereof will be made (i.e., cash, common stock, or any combination thereof); provided, however, in the case of Insiders, (i) payment of the value of SARs related to Incentive Stock Options may be elected in common stock only insofar as the issuance of such common stock to the optionee would be subject to the Internal Revenue Code of 1986,
Section 83 Income Inclusion Rule, as in effect on the date of exercise of the SARs, and (ii) the Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

     Upon the exercise of SARs, the option or part thereof to which such SARs are related shall be deemed to have been exercised for the purpose of the limitation of the number of shares of common stock to be issued under the Plan as set forth in Section 4 and the limitation of the number of shares of common stock to be issued under the Program as set forth in Section 4(a) of the Program. SARs shall be deemed exercised on the date written notice of exercise is received by the Secretary of the Company.

Section 11.  Change in Stock, Adjustments, Etc.

     In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted under the Plan including the maximum number that may be granted to any one person. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding options shall be made without change of the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share; provided, however, that each such adjustment in the number and kind of shares subject to outstanding options, including any adjustment in the option price, shall be made in such manner as not to constitute a modification as defined in Section 425 of the Internal Revenue Code of 1986, as amended. If any outstanding options are subject to any conditions, the Committee shall also make appropriate adjustments to such conditions. Any such adjustment made by the Committee shall be conclusive.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

Section 12.  Duration, Amendment and Termination.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any option shall theretofore have been granted, affect or impair the rights of such individual under such option;
and provided further, that any such amendment shall be consistent with the provisions of the Program, as it may be amended from time to time.

     No stock option shall be granted under the Plan after April 18, 1999, but stock options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

Section 13.  Effectiveness of Plan.

     This Plan shall be effective as of February 17, 1990.

Section 14.  Date of Granting of Options.

     The date of grant of a reload option shall be determined in accordance with Section 7A(g). The date of grant of all other options shall be the date designated by the Committee as the date of grant, provided that in no event shall the date of grant be earlier than the date on which the Committee approved the grant. Within sixty (60) days of the granting of the option, the Company shall notify the optionee of the grant of the option, and submit to the optionee a Stock Option Agreement and, if applicable, an agreement respecting SARs, duly executed by and on behalf of the Company, with the request that the optionee execute the agreement or agreements within sixty (60) days after the mailing by the Company of the notice to the optionee. The optionee shall execute the written option agreement and, if applicable, the agreement respecting SARs, within said 60-day period.

Section 15.  Application of Funds.

     The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

Section 16.  No Obligation to Exercise Option.

     Granting of an option shall impose no obligation on the optionee to exercise such option.

Section 17.  Stock Withholding Election.

     When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price, or an SAR for stock, or upon the lapse of restrictions on restricted stock received upon the exercise of an option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for the withholding of federal, state and local taxes, excluding Social Security and Medicare taxes, up to the optionee's marginal tax rates, by one or both of the following methods:

      (i) delivering part or all of the payment in previously-owned shares (which shall be valued at fair market, as defined herein, on the Tax Date) held for at least six months, whether or not received through the prior exercise of a stock option or SAR for stock; or

     (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option, upon exercise of an SAR for stock, or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise is limited to the minimum amount of taxes, excluding Social
          Security and Medicare taxes, required to be withheld under federal, state and local law.

Such election is irrevocable. Any Social Security and Medicare taxes, any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     Optionees who are subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders") making an election pursuant to (i) or (ii) of the immediately preceding paragraph must do so: (a) at least six months after the date of grant of the option or SAR; and (b) within a "window period" as defined in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934 or at least six months in advance of the Tax Date. An election by an Insider to deliver stock or have stock retained to satisfy tax obligations is subject to the approval of the Committee and to such rules as the Committee may from time to time adopt.





                                                   Exhibit (10)(g)


                    1990 RESTRICTED STOCK PLAN
 (as amended June 9, 1992, August 10, 1993, December 13, 1994,
 February 18, 1995 and April 18, 1995)


Section 1.  Establishment.

     Pursuant to the Sprint Long-Term Stock Incentive Program
(the "Program"), Sprint Corporation, a Kansas corporation (the
"Company"), hereby establishes a restricted stock plan to be named the 1990 Restricted Stock Plan (the "Plan").

Section 2.  Purpose.

     The purpose of the Plan is to aid the Company and its subsidiaries in competing with other enterprises for the services of new key personnel needed to help ensure their continued development. The Plan will also help the Company and its subsidiaries retain key personnel.

Section 3.  Administration.

     The Plan shall be administered by the Organization and Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company. Members of the Compensation Committee shall be Disinterested Persons as defined in the Program. The Compensation Committee shall hold its meetings at such times and places as it may determine. A majority of the Compensation Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Compensation Committee, shall be deemed the acts of the Compensation Committee. The Compensation Committee may delegate to the Chief Executive Officer of the Company (the "CEO") the right to grant awards of restricted stock to employees of the Company and its subsidiaries who are not officers or directors of the Company and to cancel or suspend such awards. The CEO may not make awards of restricted stock to any one individual in excess of 15,000 shares and may not make awards of restricted stock aggregating in excess of 50,000 shares between meetings of the Compensation Committee. The awards made by the CEO shall be reported to the Compensation Committee at each of its meetings.

     The Company shall issue shares of restricted stock under the Plan in accordance with determinations made by the Compensation Committee or the CEO pursuant to the provisions of the Plan and the Program. The Compensation Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan and the Program, as it shall deem proper. Except as set forth in Section 6(a) hereof, the Compensation Committee may accelerate the time or times at which restrictions lapse and may waive any forfeiture of restricted stock. The interpretation and construction of any provisions of the Plan by the Compensation Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant under it.

Section 4.  Total Number of Shares Subject to Grant.

     The maximum number of shares of common stock ($2.50 par value) of the Company which may be issued under the Plan shall not exceed 300,000 (subject to adjustment as provided in Section 7 hereof). The shares issued under the Plan may be either treasury shares or authorized but unissued shares, as the Board of Directors from time to time may determine. The maximum number of shares of common stock which may be issued in any calendar year, together with shares of common stock subject to other awards under the Program, shall not exceed the limits set forth in Section 4(a) of the Program.

     In the event that any outstanding shares of restricted stock under the Plan are forfeited for any reason, such shares of common stock may again be subject to grant under the Plan.

Section 5.  Eligibility.

     Restricted stock shall be granted only to key employees of the Company or its subsidiaries, including new hires. No grants shall be made by the CEO to any individual who is an officer or director of the Company or who will be proposed to be elected as an officer or director at the next meeting of the Board of Directors or Stockholders of the Company. The Compensation Committee or the CEO will, in its discretion, determine the key employees to be granted restricted stock, the time or times at which restricted stock shall be granted, the number of shares to be granted and the duration of restrictions on the shares granted. In making such determination, the Compensation Committee and the CEO may take into consideration the value of the services rendered or to be rendered by the respective individuals, their present and potential contributions to the success of the Company and its affiliates and such other factors which the Compensation Committee or the CEO may deem relevant in accomplishing the purposes of the Plan.

     No restricted stock may be granted to any individual who immediately after the grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. No person shall be eligible to receive a larger number of shares of restricted stock than is recommended for such individual by the Compensation Committee or the CEO.

Section 6.  Terms and Conditions of Grants.

     Each grant under the Plan shall be evidenced by an Agreement in such form not inconsistent with the Plan as the Compensation
Committee or the CEO shall determine; provided that the substance of the following terms and conditions be included therein:

     (a) Duration of Restrictions. The restrictions on restricted stock shall lapse at such time or times as determined by the Compensation Committee or the CEO; provided, however, that no restricted stock shall become free of restrictions prior to the first anniversary date of the granting of the restricted stock.

     (b)  Nontransferable.    The  employee   who   receives
          restricted stock (the "Grantee") may not sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock until such time as all restrictions on such stock have lapsed, except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan; or (ii) to a trust of which the Grantee, the Grantee's spouse, or descendants of the Grantee are the primary beneficiaries and that is a grantor trust treated as owned by the Grantee under Subchapter J of the Internal Revenue Code, upon the following terms:

          (A)    the   Company  receives,  prior  to   such
          transfer, an opinion from Grantee's counsel (1) that the trust will be treated as a grantor trust and will be treated as being owned by the Grantee at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant,
          (2) with respect to any trust structured as a grantor retained annuity trust, that the annuity period ends after the last date on which restrictions on such stock can lapse (3) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the Grantee or to the Company, (4) that the trustee of such trust may not, prior to the lapsing of restrictions on such stock, sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock except to the Grantee, subject to the restrictions provided for in this Plan, or the Company, and (5) that the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust; and

          (B) the Grantee and the trustee of the trust shall be required to execute stock powers in blank to be held in the custody of the Company; and

          (C) the Corporate Secretary of the Company may, in his discretion, enforce the foregoing transfer restrictions by maintaining physical custody of the certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the Grantee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     (c) Termination of Employment. If, before the restrictions on shares of restricted stock lapse, the Grantee ceases to be employed by the Company or a subsidiary of the Company for any reason (including death or disability), the shares of restricted stock that continue to be restricted shall be forfeited and the Grantee or his representative shall sign any document and take any other action required to assign said restricted shares back to the Company.

     (d) Consideration. Each Grantee shall, as consideration for the grant of restricted stock, agree in writing to remain in the employ of the Company or of one of its subsidiaries, at the pleasure of the Company or of such subsidiary, for the period of time until the restrictions on the restricted stock lapse. Nothing contained in the Plan or in any Agreement shall confer upon any Grantee any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the Grantee's employment or change the Grantee's compensation at any time.

     (e) Interest in Competitor. In the event that any Grantee, without the consent of the Compensation Committee, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Compensation Committee) any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Compensation Committee, any restricted stock shall automatically be forfeited. The decision of the Compensation Committee on any such matters shall be final and binding upon all concerned.

     (f) Rights as Stockholder. Except as set forth in the Plan, a Grantee will have all rights of a stockholder with respect to shares of restricted stock, including the right to vote the shares of stock and the right to dividends on the stock. The shares of restricted stock will be registered in the name of the Grantee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by the Company. The Grantee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the Grantee promptly after the restrictions lapse on any restricted shares.

     (g) A Grantee subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") who recognizes income under the federal income tax by reason of the lapsing of restrictions on shares of restricted stock without having filed an election under
          Section 83(b) of the Internal Revenue Code with respect to such shares may elect (i) to have withheld from such shares on the date such income is recognized (the "Tax Date") in payment of withholding for federal, state, and local income taxes a number of shares equal to the greatest whole number of shares having a fair market value for federal income tax purposes on the Tax Date less than or equal to the Minimum Withholding Amount, as defined herein, and (ii) to deliver to the Company shares of the Company's Common Stock (which, if acquired from the Company shall have been held for a period of at least six months on the Tax Date) on or before the Tax Date in payment of such withholding taxes a number of shares equal to the greatest whole number of shares having a fair market value for federal income tax purposes on the Tax Date less than or equal to the Withholding Amount, as defined herein, minus the amount, if any, withheld pursuant to clause (i) preceding. The Grantee must pay to the Company in cash the excess, if any, of (1) the amount the Company is required by law to withhold over (2) the fair market value on the Tax Date for federal income tax purposes of the shares withheld or delivered pursuant to this subsection.

          For purposes of this subsection 6(g):

              "Minimum Withholding Amount" means the
              product of (1) the amount includible in the Grantee's income for federal income tax purposes by reason of the lapsing of such restrictions and (2) the sum of the minimum required withholding tax rates for federal, state, and local income taxes.

              "Withholding Amount" means the product of (1) the amount includible in the Grantee's income for federal income tax purposes by reason of the lapsing of such restrictions and (2) a rate, specified by the Grantee, not exceeding the sum of the Grantee's marginal tax rates for federal, state, and local income taxes.

          An election pursuant to this subsection must be irrevocable and made in writing (1) at least six months before the Tax Date or (2) on or before the Tax Date and within a "window period" as described in Rule 16b-
          3(e)(iii) under the Exchange Act.

          An election pursuant to this subsection is subject to the approval of the Compensation Committee in accordance with such rules as the Compensation Committee may from time to time adopt. An election pursuant to this subsection shall not be effective unless the Tax Date occurs on or after the later of (1) the date six months after the date the shares were granted, (2) the date six months after the effective date of this provision, and (3) the date six months after the Grantee became subject to section 16 of the Exchange Act.

Section 7.  Change in Stock, Adjustments, Etc.

     In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or a dividend payable in capital stock, outstanding shares of restricted stock shall be treated the same as other outstanding shares of common stock and appropriate adjustment shall be made by the Compensation Committee in the number and kind of shares that may be granted under the Plan and that may be granted by the CEO under the Plan.

     The grant of restricted stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

Section 8.  Duration, Amendment and Termination.

     The Board of Directors of the Company may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any restricted stock shall theretofore have been granted, affect or impair the rights of such individual with respect to such restricted stock; and provided further, that any such amendment shall be consistent with the provisions of the Program, as it may be amended from time to time.

     No restricted stock shall be granted under the Plan after April 18, 1999.

Section 9.  Effectiveness of Plan.

     This Plan shall be effective as of February 17, 1990.

Section 10.  Date of Granting of Restricted Stock.

     The granting of restricted stock pursuant to the Plan shall take place on the date the Compensation Committee or the CEO decides to grant the restricted stock. As soon as practicable but no later than twenty (20) days after the granting of the restricted stock, the Company shall notify the employee of the grant and, within sixty (60) days of the granting of the restricted stock, the Company shall submit to the employee an Agreement duly executed by and on behalf of the Company, and a stock power or powers with respect to the restricted stock, with the request that the employee execute the Agreement and stock powers within sixty (60) days after the mailing by the Company of the notice to the employee. The employee shall execute the written Agreement and stock powers within said 60-day period.






                                                 Exhibit (10)(h)

           MANAGEMENT INCENTIVE STOCK OPTION PLAN
                 (as Amended April 18, 1995)

1. Establishment and Purpose. Sprint Corporation, a Kansas corporation (the "Company"), hereby establishes a stock option plan to be named the Management Incentive Stock Option Plan (the "Plan") The purpose of the Plan is to permit employees of the Company and its subsidiaries who are eligible to receive annual incentive compensation to receive nonqualified stock options in lieu of a portion of the target incentive under the Company's management incentive plans ("MIPs"), thereby encouraging the employees to focus on the growth and profitability of the Company and the performance of its common stock. Subject to approval of the Company's stockholders, the Plan provides for options to be granted beginning March 15, 1995, and ending April 18, 2005. Stock options granted prior to or as of April 18, 2005, may extend beyond that date.

2. Administration. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"). The Company shall grant options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan, as it shall deem proper. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option or restricted shares of common stock granted or issued pursuant to the Plan, in the manner and to the extent it shall deem desirable to effect the terms of the Plan. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.
     The Corporate Secretary shall act as Plan Administrator carrying out the day-to-day administration of the Plan unless the Committee appoints another officer or employee of the Company as Plan Administrator.


3. Eligibility. Options shall be granted only to employees of the Company and subsidiaries who participate in the MIPs. The Committee will determine each year whether options will be granted in such year, whether participation will be elective or automatic and the amount of incentive compensation to be given up for each stock option. The Committee will, in its discretion, determine the employees who participate in the MIPs and, therefore, who will be eligible for options, the dates on which options shall be granted, and any conditions on the exercise of the options.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.


4. Common Stock Subject to the Plan. The shares of common stock of the Company, $2.50 par value, to be issued upon the exercise of a nonqualified option to purchase common stock granted in lieu of MIP payout may be made available from the authorized but unissued common stock of the Company, shares of common stock held in the treasury, or common stock purchased on the open market or otherwise.

     Approval of the Plan by the Stockholders of the Company shall constitute authorization to use such shares for the Plan subject to the discretion of the Board or as such discretion may be delegated to the Committee.

     Subject to the provisions of the following paragraph, the total number of shares for which options may be granted under the Plan each year shall be 0.9% of the total outstanding shares of common stock of the Company as of the first day of such year; provided, however, that such numbers shall be increased in any year by the number of shares available in previous years for which options have not been granted. If and when an option granted under the Plan is terminated without having been exercised in full, the unpurchased or forfeited shares shall become available for grant to other employees.

     The number of shares subject to the Plan may be appropriately adjusted by the Committee in the circumstances outlined in Section 5(k).

5. Stock Options; Terms and Conditions. Each option will represent the right to purchase a specific number of shares of common stock of the Company and shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     a. Consideration for and Number of Options. Each option shall be granted in lieu of a portion of the optionee's cash payout under the MIPs. The Committee shall determine the number of shares or the manner of calculating the number of shares available for each option each year, subject to the total number of shares available under the Plan for such year, and the amount or the method of determining the amount of annual incentive compensation to be given up by each participant in return for an option, taking into consideration appropriate factors in making such determinations, such as interest rates, volatility of the market price of common stock of the Company and the term of the option, provided, however that shares subject to options granted to any individual employee during any calendar year shall not exceed a total of 500,000 shares.


     b. Participation in the Plan. Participation in the Plan may be voluntary or automatic, as determined by the Committee. The rules and procedures for voluntary participation, when applicable, shall be established and implemented by the Plan Administrator.

     c. Exercise Price. The price at which each share covered by an option may be purchased shall be one hundred percent (100%) of the fair market value of the Company's common stock on the date the option is granted. Fair market value shall be deemed to be the average of the high and low prices of the Company's common stock for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's common stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

     d. Vesting. Unless the Committee determines otherwise, stock option grants shall provide that the total number of shares subject to an option shall become exercisable December 31 in the year of the date of grant.

     e. Term of Option. Options shall not be exercisable after the expiration of ten (10) years from the date of grant.

     f. Payment of Exercise Price. Options shall be exercisable only upon payment to the Company of the full purchase price of the shares with respect to which options are exercised. Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing like common stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such options are exercised multiplied by the exercise price per share. The fair market value of common stock on the date of exercise of options shall be determined in the same manner as the fair market value of common stock on the date of grant of options is determined. Certain optionees may use restricted stock as payment for the exercise price in accordance with Section 6 hereof. In that event, fair market value of the shares of restricted stock will be determined as if the shares were not restricted.

     g. Manner of Exercise. A completed exercise form and the exercise price, whether in the form of cash or stock, must be delivered to the Plan Administrator in order to exercise an option. An option shall be deemed exercised on the date such exercise form and payment are received by the Plan Administrator.

     h. Time for Exercise. Each option expires if it has not been exercised within its term. Once an option has expired for any reason, it can no longer be exercised. If employment with the Company or a subsidiary of the Company is terminated, the optionee may exercise options which are exercisable on the date of termination of employment until the earlier of (1) the date on which the option expires and (2) the end of the applicable time period below:

          (i) retirement: five years after retirement date.

          (ii) disability (qualifying for long-term disability benefits under the Company's Basic
               Long-Term Disability Plan): five years after qualification date.

          (iii)     death:  one year after death for the
               estate or designated beneficiary to exercise the decedent's options.

          (iv) involuntary termination other than for cause:
               the date on which the option expires.

          (v) voluntary termination: three months from the date of termination of employment.

          If an optionee's employment is terminated for a reason constituting good cause, any outstanding options granted under the Plan and held by such optionee at such time will automatically terminate. For this purpose, "good cause" shall mean conduct by the optionee which reflects adversely on his or her honesty, trustworthiness or fitness as an employee, or the optionee's willful engagement in conduct which is demonstrably and materially injurious to the Company.

               If an optionee becomes associated with,
          becomes employed by, renders services to, or owns any interest in (other than a nonsubstantial interest, as determined by the Committee) any business in competition with the Company, all outstanding options whether vested or unvested shall automatically terminate and shares of restricted stock received upon the exercise of an option pursuant to Section 6 hereof which continue to be restricted shall be forfeited.

     i. Restricted Stock. Certain optionees may elect to deliver restricted shares or receive restricted shares in connection with an exercise of an option, as provided in Section 6 hereof.

     j. Assignment of Benefits; Beneficiary Designations. Options may not be executed, levied, garnished, attached, pledged, assigned or transferred other than by will or by the laws of descent and distribution, except that an optionee may designate a beneficiary or beneficiaries to exercise unexpired options after the optionee's death. Designations must be made in writing on a form provided by the Plan Administrator. Designations shall become effective on the date that the form -- properly completed, signed and notarized -- is received by the Plan Administrator.

     k. Change in Stock, Adjustments. In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding options shall be made without change of the total price applicable to unexercised options and with a corresponding adjustment in the exercise price per share.

6. Restricted Stock. Certain optionees, as determined by the Committee, may elect to receive restricted shares upon payment for the exercise of an option in the form of unrestricted common stock. The optionee will receive the same number of unrestricted shares as the number of shares surrendered to pay the exercise price, while the shares received in excess of the number surrendered to pay the exercise price may be restricted. Such optionees may also elect to deliver restricted shares of the Company's common stock in payment of the exercise price notwithstanding restrictions on transferability to which such shares
     are subject.   The Company shall be authorized to issue
     restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

     a. The optionee shall elect a vesting period for the restricted common stock to be received upon exercise of the option of between six (6) months and ten (10) years, subject to rules and procedures established by the Plan Administrator, but in no event may an optionee elect a vesting period shorter than the period provided in paragraph (d) hereof.

     b. The optionee who receives restricted stock may not sell, transfer, assign, pledge or otherwise encumber or dispose of shares of restricted stock until such time as all restrictions on such stock have lapsed except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan; or
          (ii) to a trust of which the optionee, the optionee's spouse, or descendants of the optionee are the primary beneficiaries and which is a grantor trust treated as owned by the optionee under Subchapter J of the Internal Revenue Code, upon the following terms:

          (A) the Company receives, prior to such transfer, an opinion from optionee's counsel (1) that the trust will be treated as a grantor trust and will be treated as being owned by the optionee at all times until the restrictions on such stock lapse or the stock is forfeited under the terms of its grant, (2) with respect to any trust structured as a grantor retained annuity trust, that the annuity period ends after the last date on which restrictions on such stock can lapse, (3) that the terms of the trust provide that upon the forfeiture of the restricted stock under the terms of its grant or the earlier termination of the trust for whatever reason, ownership of the restricted stock shall revert to the optionee or to the Company,
          (4) that the trustee of such trust may not, prior to the lapsing of restrictions on such stock, sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock except to the Company or to the optionee, subject to the restrictions provided for in this Plan, and (5) that the trustee is not authorized to incur liabilities on behalf of the trust, other than to the beneficiaries of the trust; and

          (B) the optionee and the trustee of the trust shall execute stock powers in blank to be held in the custody of the Company; and

          (C) the Corporate Secretary of the Company may, in his discretion, enforce the foregoing transfer restrictions by maintaining physical custody of the certificate or certificates representing such shares of restricted stock, by placing a restrictive legend on such certificates, by requiring the optionee and the trustee to execute other documents as a pre-condition to such transfer, or otherwise.

     c. An optionee who elects to receive restricted common stock upon an exercise shall have the right to satisfy tax withholding obligations in the manner provided in Section 8 hereof.

     d. Restricted common stock received in such an exercise or from an election to receive a Long-Term Incentive Plan payout in restricted stock, or any Restricted Stock Award granted pursuant to the Long-Term Stock Incentive Program, shall be eligible for use in payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment.


     e. The shares of restricted common stock received in an exercise of a stock option that continue to be restricted shall be forfeited in the event that vesting conditions are not satisfied, subject to the discretion of the Committee, except in the case of death, disability, normal retirement, or involuntary termination for reasons other than cause, in which case all restrictions lapse; provided, however, that in no event shall restrictions lapse if the restrictions on shares used to pay for the exercise have not lapsed under the same conditions. If restricted shares are forfeited, the optionee or his representative shall sign any document and take any other action required to assign said restricted shares back to the Company.

     f. The optionee will have all the rights of a stockholder with respect to shares of restricted stock received upon the exercise of an option, including the right to vote the shares of stock and the right to dividends on the stock. Unless the Plan Administrator establishes alternative procedures, the shares of restricted stock will be registered in the name of the optionee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by the Company. The optionee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the optionee promptly after the restrictions lapse on any restricted shares.

     g. The Plan Administrator shall have the discretion and authority to establish any rules in connection with the use of restricted stock, including but not limited to regulating the timing of the lapse of restrictions within the six-month to ten-year period and prescribing election forms as the Plan Administrator deems necessary or desirable for the orderly administration of such exercises.

7. Reload Options. The Committee may provide that optionees have the right to a reload option, which shall be subject to the following terms and conditions:

     a. Grant of the Reload Option; Number of Shares, Price. Subject to subsections (b) and (c) of this
          Section 7 and to the availability of shares to be optioned under the Plan, if an optionee has an option (the "original option") with reload rights and pays for the exercise of the original option by surrendering common stock of the Company, the optionee shall receive a new option ("reload option") for the number of shares so surrendered (or, if applicable, the number of shares provided for in paragraph (h) of this


          Section 7) at an exercise price equal to the fair market value of the stock on the date of the exercise of the original option.

     b. Minimum Purchase Required. A reload option will be granted only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the shares remaining under the original option if less than 25% of the shares remain to be exercised).

     c. Other Requirements. A reload option will not be granted: (1) if the market value of the common stock of the Company on the date of exercise of the original option is less than the exercise price of the original option; (2) if the optionee is no longer an employee of the Company or its subsidiary; or (3) if the original option is exercised less than one year prior to the expiration of the original option.

     d. Term of Option. The reload option shall expire on the same date as the original option.

     e. Type of Option. The reload option shall be a nonqualified option.

     f. No Additional Reload Options. The reload options shall not include any right to a second reload option.

     g. Date of Grant, Vesting. The date of grant of the reload option shall be the date of the exercise of the original option. The reload options shall be exercisable in full beginning one year from date of grant; provided, however, that all shares purchased upon the exercise of the original option (except for any shares withheld for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option. In no event shall a reload option be exercised after the original option expires as provided in subsection
          (d) of this Section 7.

     h. Stock Withholding; Grants of Reload Options. If the other requirements of this Section 7 are satisfied, and if shares are withheld or shares surrendered for tax withholding, a reload option will be granted for the number of shares surrendered as payment for the exercise of the original option plus the number of shares surrendered or withheld to satisfy tax withholding. In connection with reload options for officers who are subject to Section 16 of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, or in order to obtain any exemption therefrom.


     i. Other Terms and Conditions. Except as otherwise provided in this Section 7, all the provisions of the Plan shall apply to reload options.


 8. Stock Withholding Election. When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price, or upon the lapse of restrictions on restricted stock received upon the exercise of an option (the date on which income is recognized in connection with any such exercise or lapse of such restrictions hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for the withholding of federal, state and local taxes, excluding Social Security and Medicare taxes, up to the optionee's marginal tax rates, by one or both of the following methods:

          (i) delivering part or all of the payment in previously-owned shares (which shall be valued at fair market, as defined herein, on the Tax Date) held for at least six months, whether or not received through the prior exercise of a stock option; or

          (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option, or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise or from the restricted stock received through the exercise of an option upon the lapse of restrictions is limited to the minimum amount of taxes, excluding Social Security and Medicare taxes, required to be withheld under federal, state and local law.

     Such election is irrevocable. Any Social Security and Medicare taxes, any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     Optionees who are subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders") making an election pursuant to (i) or (ii) of the immediately preceding paragraph must do so: (a) at least six months after the date of grant of the option; and (b) within a "window period" as defined in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934 or at least six months in advance of the Tax Date. An election by an Insider to deliver stock or have stock retained to satisfy tax obligations is subject to the approval of the Committee and to such rules as the Committee may from time to time adopt.

9.   Miscellaneous.

     a. Amendment. The Company reserves the right to amend the Plan at any time by action of the Board of Directors provided that no such amendment may materially and adversely affect any outstanding stock options without the consent of the respective participants, and provided that, without the approval of the stockholders, no such amendment may increase the total number of shares reserved for the purposes of the Plan or change the employees or class of employees eligible to participate in the Plan.

     b. Effectiveness of Plan. This Plan shall be effective as of February 18, 1995, subject to approval of Stockholders of the Company prior to February 18, 1996.

     c. Securities. All certificates for shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     d.   Rights in Securities.    No optionee or optionee's
          beneficiary, executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or persons under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(k) hereof.

     e. Date of Grant. The grant of an option shall be effective no earlier than the date the Committee decides to grant the option, except that grants of reload options shall be effective as provided in Section 7g hereof. .

     f. Application of Funds. The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

     g. No Obligation to Exercise Option. Granting of an option shall impose no obligation on the optionee to exercise such option.






                                                Exhibit (10)(i)

        THE SPRINT LONG-TERM STOCK INCENTIVE PROGRAM
        (as amended February 18, 1995 and April 18, 1995)


     Section 1. Purpose. The purposes of the Sprint Long-Term Stock Incentive Program (the "Plan") are to encourage directors of Sprint Corporation (the "Company") and officers and selected key employees of the Company and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

     Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

     (b)  "Award" shall mean any Option, Stock Appreciation
Right, Restricted Stock Award, Performance Share,
Performance Unit, Dividend Equivalent, Other Stock Unit
Award, or any other right, interest, or option relating to Shares granted pursuant to the provisions of the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant or by both the Company and an Outside Director.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e)  "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

     (f) "Committee" shall mean the Organization and Compensation Committee of the Board, composed of not less than three directors each of whom is a Disinterested Person.

     (g)  "Company" shall mean Sprint Corporation.

     (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

     (i) "Dividend Equivalent" shall mean any right granted pursuant to Section 14(h) hereof.

     (j) "Employee" shall mean any salaried employee of the Company or of any Affiliate.

     (k) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (l) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422A of the Code or any successor provision thereto.

     (m) "Nonstatutory Stock Option" shall mean an Option granted to a Participant under Section 6 hereof, and an Option granted to an Outside Director pursuant to Section 11 hereof, that is not intended to be an Incentive Stock
Option.

     (n) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
"Option" shall also mean the right granted to an Outside
Director under Section 11 hereof allowing such Outside
Director to purchase shares of the common stock of the Company on the terms set forth in Section 11.

     (o) "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to
Section 10 hereof.

     (p) "Outside Director" shall mean a member of the Board who is not an Employee of the Company or of any Affiliate.

     (q) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

     (r) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section
9 hereof.

     (s) "Performance Period" shall mean that period established by the Committee at the time any Performance
Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     (t) "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (u) "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     (v) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     (w) "Restricted Stock" shall mean any Share issued with restrictions on the holder's right to sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

     (x) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 8 hereof.

     (y) "Senior Officer" shall mean any employee of the Company holding the office of Vice President or higher.

     (z) "Shares" shall mean shares of the common stock of the Company, $2.50 par value, and such other securities of the Company as the Committee may from time to time determine.

     (aa) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant, which shall not be less than the Fair Market Value of one Share on such date. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

     (bb) "Stockholder Meeting" shall mean the annual meeting of stockholders of the Company in each year.

     Section 3. Administration. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; provided, however, that Shares subject to Options and Stock Appreciation Rights granted to any individual employee during any calendar year shall not exceed a total of 500,000 Shares; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan;
(viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate. Notwithstanding the above, the Committee shall not have any discretion with respect to the Options granted to Outside Directors pursuant to Section 11 hereof. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

     Section 4.  Shares Subject to the Plan.

     (a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan in each calendar year shall be three-fifths of one percent (0.6%) of the total outstanding Shares as of the first day of such year for which the Plan is in effect;
provided that such number shall be increased in any year by the number of Shares available for grant hereunder in previous years but not covered by Awards granted hereunder in such years; and provided further, that no more than four million (4,000,000)<FN-1> Shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

     (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, in the number, class and option price of Shares subject to outstanding Options granted under the Plan, and in the value of, or number or class of Shares subject to, Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number, and provided further, that the number and price of shares subject to outstanding Options granted to Outside Directors pursuant to Section 11 hereof and the number of shares subject to future Options to be granted pursuant to
Section 11 shall be subject to adjustment only as set forth in Section 11.

     Section 5. Eligibility. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.

     Section 6. Stock Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award
Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option.

     (b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted.

     (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

     (d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

     (e) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422A of the Code, or any successor provision, and any regulations promulgated thereunder.

     (f) Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

     Section 7. Stock Appreciation Rights.  Stock
Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

     Section 8.  Restricted Stock.

     (a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     (b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

     (c) Forfeiture. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant's retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee.

     Section 9. Performance Awards. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 12, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

     Section 10. Other Stock Unit Awards.

     (a) Stock and Administration. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. Subject to the provisions of this Plan and any applicable Award Agreement, Shares subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares as of the date such purchase right is awarded.

     Section 11.  Outside Directors' Options.

     (a) Grant of Options.  On the date of the 1989
Stockholders Meeting, each Outside Director shall automatically be granted an Option to purchase 5,000<FN-2> shares of the common stock of the Company, $2.50 par value; on the date of the 1990 Stockholders Meeting, each Outside Director who became an Outside Director after the 1989 Stockholders Meeting shall automatically be granted an Option to purchase 8,000<FN-3> shares of the common stock of the Company; on the date of the 1991 Stockholders Meeting, each Outside Director who became an Outside Director after the 1990 Stockholders Meeting shall automatically be granted an Option to purchase 6,000<FN-4> shares of the common stock of the Company; on the date of the 1992 Stockholders Meeting, each Outside Director who became an Outside Director after the 1991 Stockholders Meeting shall automatically be granted an Option to purchase 4,000<FN-5> shares of the common stock of the Company; on the date of the 1993 Stockholders Meeting, each Outside Director who became an Outside Director after the 1992 Stockholders Meeting shall automatically be granted an Option to purchase 2,000<FN-6> shares of the common stock of the Company; and on the date of each Stockholders Meeting after the 1993
Stockholders Meeting, each Outside Director shall automatically be granted an Option to purchase 2,000<FN-7> shares of the common stock of the Company. All such options shall be Nonstatutory Stock Options. The price at which each share of common stock covered by such Options may be purchased shall be one hundred percent (100%) of the fair market value of the stock on the date the Option is granted.
Fair market value for purposes of this Section 11 shall be deemed to be the average of the high and low prices of the common stock for composite transactions as published by major newspapers for the date the Option is granted or, if no sale of the common stock shall have been made on that day, the next preceding day on which there was a sale of the common stock.

     (b) Exercise of Options.  Except as set forth in this
Section 11, 25% of the total number of the shares subject to an Option granted to an Outside Director shall become exercisable on December 31 of the year in which the option is granted and 25% on December 31 of each of the three succeeding years. The right to purchase shares with respect to shares which have become exercisable shall be cumulative during the term of the Option. Any Option that has been outstanding for more than one (1) year shall immediately become exercisable in the event of a Change in Control, as hereinafter defined. The Option may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of five (5) years following retirement, provided that only those Options exercisable at the date of the Outside Director's retirement may be exercised during the period following retirement and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

     In the event of the death of an Outside Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution, and
(ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

     (c) Payment. An Option granted to an Outside Director shall be exercisable only upon payment to the Company of the full purchase price of the shares with respect to which the Option is being exercised. Payment for the shares shall be in United States dollars, payable in cash or by check.

     (d) Adjustment of Options. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the shares of common stock of the Company are changed into or become exchangeable for a larger or smaller number of shares, thereafter the number of shares subject to outstanding Options and the number of shares subject to Options to be granted to Outside Directors pursuant to the provisions of this Section 11 shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock of the Company by reason of such change in corporate structure, provided that the number of shares shall always be a whole number, and the purchase price per share of any outstanding Options shall, in the case of an increase in the number of shares, be proportionately reduced, and in the case of a decrease in the number of shares, shall be proportionately increased.

     Section 12.  Change in Control.

     (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award (except Options granted pursuant to Section 11), either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions:
(i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     (b) A "Change in Control" shall be deemed to have occurred if (i) any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     Section 13. Amendments and Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee's or Participant's consent, or that without the approval of the Stockholders would:

     (a) except as is provided in Section 4(b) of the Plan, increase the total number of shares reserved for the purposes of the Plan;

     (b) change the employees or class of employees eligible to participate in the Plan; or

     (c)  change in any way the Options provided for in
Section 11 of the Plan.

     The Committee may amend the terms of any Award theretofore granted (except Options granted pursuant to Section 11 hereof), prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee may also substitute new
Awards for Awards previously granted to Participants, including without limitation previously granted Options having higher option prices.

     Section 14.  General Provisions.

     (a) No Award shall be assignable or transferable by a Participant or an Outside Director otherwise than by will or by the laws of descent and distribution, except that Restricted Stock may be used in payment of the exercise price of a stock option issued by the Company and may be otherwise transferred in a manner that protects the interests of the Company as the Committee may determine; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.
Each Award shall be exercisable, during the lifetime of the Participant or the Outside Director, only by the Participant or the Outside Director or, if permissible under applicable law, by the guardian or legal representative of the Participant or Outside Director.

     (b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

     (c) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

     (e) The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, the Committee shall not have the right to make any adjustments in the terms or conditions of Options granted pursuant to
Section 11.

     (f) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award (other than an Option granted pursuant to Section 11) shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee or any one or more Senior Officers or committee of Senior Officers to whom the authority to make such determination is delegated by the Committee.

     (g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (h) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award, but excluding Options granted pursuant to Section 11) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

     (i) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (j)  The Committee may delegate to one or more Senior
Officers or a committee of Senior Officers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

     (k) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes (but not for social security and medicare taxes) up to the Participant's marginal tax rates.

     (l) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (m) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Kansas and applicable Federal law.

     (n) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     Section 15. Effective Date of Plan. The Plan shall be effective as of April 18, 1989.

     Section 16. Term of Plan. No Award shall be granted pursuant to the Plan after 10 years from the date of stockholder approval, but any Award theretofore granted may extend beyond that date.

<FN-1>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.
<FN-2>The number of shares under the options was increased to
10,000 due to the December, 1989 two-for-one stock split.
<FN-3>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.
<FN-4>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.
<FN-5>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.
<FN-6>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.
<FN-7>The initial number of shares authorized was doubled due to the December, 1989 two-for-one stock split.

